As filed with the Securities and Exchange Commission on May 15, 2018

Registration No. 333-224226

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cedar Fair, L.P.

(Exact name of registrant as specified in its charter)

Delaware	7990	34-1560655
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Canada’s Wonderland Company

(Exact name of registrant as specified in its charter)

Canada	7990	98-0524175
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Magnum Management Corporation

(Exact name of registrant as specified in its charter)

Ohio	7990	34-6525545
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Millennium Operations LLC

(Exact name of registrant as specified in its charter)

Delaware	7990	52-2068285
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

SEE TABLE OF ADDITIONAL REGISTRANTS

One Cedar Point Drive

Sandusky, Ohio 44870-5259

(419) 626-0830

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Duffield Milkie

Executive Vice President and General Counsel

Cedar Fair, L.P.

One Cedar Point Drive

Sandusky, Ohio 44870-5259

(419) 626-0830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telephone: (212) 455-2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Note	Proposed maximum aggregate offering price(1)	Amount of registration fee
5.375 % Senior Notes due 2027	$500,000,000	100%	$500,000,000	$62,250(2)
Guarantees of 5.375% Senior Notes due 2027(3)	N/A		N/A	N/A(4)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Previously paid.
(3)	See inside facing page for table of registrant guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number		Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Carowinds LLC	Delaware	52-2068285	*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Cedar Fair Southwest Inc.	Delaware	06-1346301		One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Cedar Point Park LLC	Delaware	52-2068285	*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Dorney Park LLC	Delaware	52-2068285	*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Geauga Lake LLC	Delaware	52-2068285	*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Kings Dominion LLC	Delaware	52-2068285	*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Kings Island Company	Delaware	31-1088699		One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Kings Island Park LLC	Delaware	31-1088699	*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Knott’s Berry Farm LLC	Delaware	52-2068285	*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Michigan’s Adventure, Inc.	Michigan	38-2173895		One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Michigan’s Adventure Park LLC	Delaware	52-2068285	*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Valleyfair LLC	Delaware	52-2068285	*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Wonderland Company Inc.	Delaware	13-3929556		One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

Worlds of Fun LLC	Delaware	52-2068285	*	One Cedar Point Drive Sandusky, Ohio 44870-5259 (419) 626-0830

*	Carowinds LLC, Cedar Point Park LLC, Dorney Park LLC, Geauga Lake LLC, Kings Dominion LLC, Kings Island Park LLC, Knott’s Berry Farm LLC, Michigan’s Adventure Park LLC, Valleyfair LLC and Worlds of Fun LLC are entities that are disregarded from their owners for U.S. federal income tax purposes. Therefore, we have listed the Employer Identification Number of such entities’ owners in the table above.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2018

PRELIMINARY PROSPECTUS

Cedar Fair, L.P. (“Cedar Fair”), Canada’s Wonderland Company (“Cedar Canada”), Magnum Management Corporation (“Magnum”), and Millennium Operations LLC (“Millennium” and, collectively with Cedar Fair, Cedar Canada and Magnum, the “Issuers”) offer to exchange all outstanding $500,000,000 aggregate principal amount of their 5.375% Senior Notes due 2027 (the “outstanding notes”) for an equal amount of 5.375% Senior Notes due 2027 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (such transaction, the “exchange offer”).

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the close of business, New York City time, on the last business day on which the exchange offer remains open.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2018, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•	The exchange notes are being offered in order to satisfy certain of our obligations under the registration rights agreement entered into in connection with the placement of the outstanding notes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

•	Each of Cedar Fair’s wholly owned subsidiaries (other than Cedar Canada, Magnum and Millennium) jointly and severally, irrevocably and fully and unconditionally guarantee, on a senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the outstanding notes, exchange notes and the indenture governing the notes.

Resales of Exchange Notes

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national securities exchange.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register resales of the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 19 of this prospectus for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

You should rely only on the information included in this prospectus. We have not authorized anyone to provide you with different information from that included in this prospectus. The prospectus may be used only for the purposes for which it has been published, and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

ENFORCEMENT OF CIVIL LIABILITIES

Cedar Canada is organized under the laws of the Province of Nova Scotia, Canada. Certain assets of Cedar Canada are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon Cedar Canada or to enforce against Cedar Canada judgments obtained in the U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States.

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THERE IS DOUBT WHETHER PROCEEDINGS CAN SUCCESSFULLY BE PURSUED IN CANADIAN COURTS BASED UPON VIOLATIONS OF U.S. FEDERAL OR STATE SECURITIES LAWS FOR WHICH NO EQUIVALENT OR SIMILAR CLAIMS ARE AVAILABLE IN CANADIAN LAW. MOREOVER, DEPENDING ON THE CIRCUMSTANCES AND NATURE OF RELIEF OBTAINED, THERE MAY ALSO BE DOUBT AS TO THE ENFORCEABILITY IN CANADIAN COURTS OF JUDGMENTS OF U.S. COURTS OBTAINED IN ACTIONS BASED UPON THE CIVIL LIABILITY PROVISIONS OF THE U.S. FEDERAL OR STATE SECURITIES LAWS OR OTHER LAWS OF THE UNITED STATES OR ANY STATE THEREOF OR THE EQUIVALENT LAWS OF OTHER JURISDICTIONS. THEREFORE, IT MAY NOT BE POSSIBLE TO SUCCESSFULLY ASSERT CERTAIN CLAIMS, OR ENFORCE JUDGMENTS OBTAINED IN CERTAIN UNITED STATES PROCEEDINGS, AGAINST CEDAR CANADA, ITS DIRECTORS AND OFFICERS NAMED IN THE PROSPECTUS.

MARKET AND INDUSTRY DATA

The market, industry and other similar data included in this prospectus are generally estimates and are based on management’s knowledge of our business and markets and independent industry publications or other published independent sources, including Amusement Today, an international publication that covers amusement and water park news. While we believe that these estimates are reasonable, such data are subject to change and cannot always be verified due to the limits on the availability and reliability of raw data and uncertainties inherent in any statistical survey. We have not independently verified any of the data from third party sources nor have we ascertained the underlying economic assumptions relied on therein. As a result, you should be aware that any such market, industry and other similar data may not be reliable. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” below. “PEANUTS” and “Snoopy” are registered trademarks of Peanuts Worldwide LLC. Other trademarks, service marks and trade names appearing in this prospectus and not mentioned as owned by us are the property of their respective owners.

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SUMMARY

This summary highlights information appearing elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before participating in the exchange offer. You should carefully read the entire prospectus, including the information presented under the heading “Risk Factors” and the more detailed information in the historical financial statements and related notes included in this prospectus, before making an investment decision. Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” and “the Company” refer to Cedar Fair and each of its consolidated subsidiaries and references to “the Issuers” refer to Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation and Millennium Operations LLC and not any of their subsidiaries.

Our company

We are one of the largest regional amusement park operators in the world, headquartered in Sandusky, Ohio. We own and operate 11 amusement parks, two separately gated outdoor water parks, one indoor water park and four hotels.

Our four largest parks by attendance are as follows:

•	Cedar Point. Cedar Point, located on a peninsula in Sandusky, Ohio bordered by Lake Erie between Cleveland and Detroit. Attractive to both families and thrill-seekers, the park features 18 roller coasters, including many record-breakers, and three children’s areas. Located adjacent to the park is Cedar Point Shores Water Park, a separately gated water park that features more than 15 water rides and attractions. Cedar Point also features three hotels, two marinas and an upscale campground.

•	Knott’s Berry Farm. Knott’s Berry Farm, located near Los Angeles in Buena Park, California, is a year-round theme park renowned for its seasonal events, including a special holiday event, Knott’s Merry Farm, and a Halloween event, Knott’s Scary Farm, which has been held for more than 40 years and is annually rated one of the best Halloween events in the industry by Amusement Today’s international survey. Adjacent to Knott’s Berry Farm is Knott’s Soak City, a separately gated seasonal water park that features multiple water rides and attractions. Knott’s Berry Farm also features Knott’s Berry Farm Hotel, a full-service hotel.

•	Canada’s Wonderland. Canada’s Wonderland is a combination amusement and water park located near Toronto, Canada. It contains numerous attractions, including 16 roller coasters, and is one of the most attended regional amusement parks in North America. Canada’s Wonderland is in a culturally diverse metropolitan market with large populations of different ethnicities and national origins. Each year the park showcases an extensive entertainment and special event line-up, which includes cultural festivals.

•	Kings Island. Kings Island is a combination amusement and water park located near Cincinnati, Ohio. Kings Island is one of the most attended regional amusement parks in North America. The park features a children’s area that has been consistently named the “Best Kids’ Area in the World” by Amusement Today.

Our other seven amusement parks are California’s Great America, located in Santa Clara, California; Carowinds, located in Charlotte, North Carolina; Dorney Park & Wildwater Kingdom (“Dorney Park”), located in Allentown, Pennsylvania; Kings Dominion, located near Richmond, Virginia; Michigan’s Adventure, located in Muskegon, Michigan; Valleyfair, located near Minneapolis/St. Paul, Minnesota; and Worlds of Fun, located in Kansas City, Missouri. Additionally, we have a management contract for Gilroy Gardens Family Theme Park, located in Gilroy, California.

We also own and operate two separately gated outdoor water parks located adjacent to Cedar Point and Knott’s Berry Farm, three hotels at Cedar Point (including the Castaway Bay Indoor Waterpark Resort in

Sandusky, Ohio) and one hotel at Knott’s Berry Farm as mentioned above. Additionally, we own the land on which Cedar Point Sports Center is located. The sports park opened in March 2017 and is operated by a third party.

All of our parks are family-oriented, with recreational facilities for people of all ages, and provide clean and attractive environments with exciting rides and entertainment. Our amusement parks generally offer a broad selection of state-of-the-art and traditional thrill rides, themed areas, concerts and shows, restaurants, game venues and merchandise outlets. Our water parks feature a wide variety of attractions, including water slides, wave pools, raft rides and children’s play areas. We hold a long-term license for theme park usage of the PEANUTS characters, including Snoopy, which we use to provide an enhanced family entertainment experience at the majority of our parks. With limited exceptions, all rides and attractions at the amusement and water parks are currently owned and operated by us.

We believe families are attracted by a combination of rides, live entertainment and the clean, wholesome atmosphere we provide in our parks. We believe young people are attracted by our action-packed thrill rides. During their operating seasons, our parks conduct active television, radio, newspaper and internet advertising campaigns geared toward these two demographic groups in nearby major markets. Each of our parks has strong regional name recognition and a leading market position in its geographical area based on attendance.

Our seasonal amusement parks are generally open during weekends beginning in April or May, and then daily from Memorial Day until Labor Day, after which they are open during weekends in September and, in most cases, October for Halloween events. The two separately gated outdoor water parks also operate seasonally, generally from Memorial Day to Labor Day, plus some additional weekends before and after this period. As a result, a substantial portion of our revenues from these parks are generated during an approximately 130- to 140-day operating season with the major portion concentrated in the third quarter during the peak vacation months of July and August. In 2017, California’s Great America, Carowinds, Worlds of Fun and Kings Island extended their operating seasons by approximately 20 to 25 days to include WinterFest, a holiday event operating during November and December showcasing holiday shows and festivities. In 2018, Kings Dominion will also extend its operating season by 20 to 25 days to include WinterFest. Knott’s Berry Farm continues to be open daily on a year-round basis. Castaway Bay is also generally open daily from Memorial Day to Labor Day, plus a limited daily schedule for the balance of the year. Each park charges a basic daily admission price, which allows unlimited use of most rides and attractions.

In 2017, more than 25 million people visited our amusement parks and outdoor water parks and the average in-park guest per capita spending was $47.30. For the twelve months ended December 31, 2017, we generated net revenues of $1,322 million, an operating income of $295 million, net income of $215 million and an Adjusted EBITDA of $479 million. For a reconciliation of net income to Adjusted EBITDA, see “Summary—Summary Historical Consolidated Financial and Other Operating Data” included elsewhere in this prospectus.

Competitive strengths

We believe we have the following competitive strengths:

High quality, well-maintained parks. We believe that we are a leading operator of regional amusement parks because we have historically made substantial investments in our park and resort facilities. This has enabled us to provide a wholesome, exciting, quality experience with broad family appeal and, as a result, increase attendance levels and generate higher average in-park guest per capita spending and higher revenue from guest accommodations.

To accomplish that goal, we invest in marketable attractions, including an industry leading portfolio of award-winning rollercoasters, that help drive attendance and have long operating lives and evergreen themes that incur minimal royalty payments and do not require costly re-theming or other reinvestment to keep pace with changing third party intellectual property. As a result of these capital investments, our parks have a variety of award-winning thrill rides, including 10 of the world’s top 25 steel roller coasters and five of the world’s top 25 wooden roller coasters according to international surveys conducted this past year by Amusement Today.

Each of our parks has also maintained broad family appeal, with designated areas for young children. According to Amusement Today’s 2017 survey, Kings Island has been consistently named the “Best Kids’ Area in the World.” We continue to pursue additional opportunities for growth at our parks with attractions that have a broad family appeal. We believe making our parks appealing to the whole family results in repeat visitation, higher attendance and greater per capita spending.

Favorable industry dynamics. Regional amusement parks provide an attractive and affordable alternative to large destination parks, particularly in a challenging economic environment. We believe that a leading position in the regional amusement park industry provides a distinct competitive advantage due to a price/value proposition that compares favorably to other local, out-of-home entertainment options.

Additionally, our regional amusement and water parks are primarily located near major cities with little or no direct competition from other theme parks within their core market area.

Significant barriers to entry. We believe there are significant barriers to entry in the amusement park industry that help our parks maintain their strong regional market positions:

•	Capital Costs. Construction of a quality regional theme park requires a substantial initial capital investment, and there is generally limited visibility on a newly-constructed park’s return on capital at inception.

•	Real Estate Requirements. Building a new theme park requires a significant plot of developable land, plus additional land for roads and local businesses, including lodging and restaurants, that will be complementary to the park.

•	Zoning Restrictions. Local governments often believe the negative impact of increased traffic and environmental effects will outweigh the promise of increased tax revenue and job creation, and as a result generally show reluctance to approve zoning for a new theme park.

•	Development Time. We estimate that it takes approximately three years to construct a regional amusement park, with the planning process taking approximately one year (including a feasibility analysis, public approval processes, design development and financing) and construction taking up to two years (including procurement and installation of rides, show facilities and other equipment).

Significant real estate holdings and other assets. We own approximately 4,700 acres of land, with only one park utilizing leased property, which is under a long-term ground lease that renews at our option through 2074. Our amusement parks comprise more than 4,000 acres of our owned land, including approximately 1,400 acres of developable land, and we also own approximately 640 acres of land near Cleveland, Ohio. Virtually all of the rides and attractions at our amusement and water parks are currently owned and operated by us. We also own and operate a number of other complementary assets adjacent to some of our parks:

•	We own and operate three hotel facilities at Cedar Point, including: Castaway Bay Indoor Waterpark Resort, which features tropical, Caribbean theme hotel rooms centered around an indoor water park; the park’s largest hotel, the historic Hotel Breakers, which features dining and lounge facilities, a mile-long beach, lake swimming, a conference/meeting center, an indoor pool and multiple outdoor pools and Cedar Point’s Express Hotel, a limited-service seasonal hotel.

•	We own and operate several other assets at Cedar Point that are complementary to the park’s operations, including: Cedar Point Marina, a full-service marina that provides dock facilities, including floating docks and full guest amenities; Castaway Bay Marina, a full-service marina; and Lighthouse Point, which features lake-front cottages, cabins and full-service RV campsites.

•	We own the land on which the Cedar Point Sports Center, an outdoor sports park consisting of various playing fields and training areas for soccer, baseball, softball and lacrosse tournaments and clinics in Sandusky, Ohio, is located. The sports park is operated by a third party.

•	We own the Cedar Point Causeway across Sandusky Bay, which is a major access route to Cedar Point.

•	We own and operate the Knott’s Berry Farm Hotel, a full-service hotel, which features a pool, fitness facilities and meeting/banquet facilities and is located adjacent to Knott’s Berry Farm.

•	We own upscale camping areas that offer overnight guest accommodations next to our parks at Carowinds, Kings Dominion and Worlds of Fun.

•	We own dormitory facilities that house seasonal and part-time employees near or adjacent to several of our parks, including: Cedar Point, where we housed 4,000 employees in 2017; Kings Dominion, where we housed 400 employees in 2017; and Valleyfair, where we housed 400 employees in 2017.

Stable and diversified cash flows. We have historically generated stable cash flow as a result of consistent attendance and long-term revenue trends. In addition to favorable industry dynamics historically driving organic attendance growth, we have opportunistically made acquisitions to further our diversity of revenue and market share. As a result, our park portfolio is broadly distributed across North America, establishing a geographic footprint that mitigates regional economic and weather risk, and our revenues and Adjusted EBITDA are diversified across our parks, so we are not dependent on any one park or region.

We have also used our highly successful holiday events to extend the operating season and generate additional revenue at our parks. In the last decade, Halloween events have been added to most of the Company’s parks and have become meaningful financial contributors. These Halloween events follow in the tradition of Knott’s Scary Farm, the original theme park Halloween event dating back to 1973 at Knott’s Berry Farm. Knott’s Scary Farm has consistently been named one of the “Best Halloween Events in the World” according to Amusement Today, and its immense popularity also paved the way for a holiday event, Knott’s Merry Farm. In 2016 and 2017, WinterFest, a recently added holiday event, extended the operating season into November and December for California’s Great America in 2016 and Carowinds, Worlds of Fun and Kings Island in 2017. Each WinterFest event featured 20-25 incremental operating days.

We believe our stable and diversified cash flow will continue to give us the opportunity to grow, reinvest in our business and service our indebtedness.

Industry-leading operating metrics. We believe we have some of the highest Adjusted EBITDA margins and cash conversion profiles in the theme park industry. We protect these margins by maintaining our pricing policies and abiding by strict cost controls. On the pricing side, we limit the use of complimentary and heavily-discounted tickets and focus on single-day ticket price integrity. On the cost side, we carefully manage seasonal staffing levels, minimize corporate overhead and require senior management approval for pricing decisions, permanent hiring and corporate travel. Additionally, our management has consistently demonstrated the ability to enhance the performance of acquired assets by enforcing strict cost controls, optimizing pricing policies for tickets and redirecting spending away from intellectual property and towards thrill rides and family attractions.

Our high operating margins are also aided by our lack of significant licensing fees, as compared to industry peers who incur licensing fees for certain entertainment-themed attractions. Our relatively low licensing fees allow us to redirect expenditures toward thrill rides that will increase attendance, such as Mystic Timbers at Kings Island in 2017 and Valravn at Cedar Point in 2016. We believe this is an important factor that has enabled us to outperform our peers in periods of economic uncertainty.

Experienced management team. The members of our senior management team have an average of more than 20 years of experience in the leisure and hospitality industries. The management team is led by Richard Zimmerman (President and Chief Executive Officer), Tim Fisher (Chief Operating Officer) and Brian Witherow (Executive Vice President and Chief Financial Officer). We believe our experienced management team is a key component of our success and will enable us to continue to produce attractive operating results.

Recent developments

2017 Credit Agreement and Term Loan Repricing. On April 13, 2017, Cedar Fair, Cedar Canada, Magnum, Millennium and the other parties party thereto entered into a Restatement Agreement (the “2017 Credit Agreement”) amending and restating our credit agreement dated as of March 6, 2013 among Cedar Fair, Cedar Canada, Magnum, the lenders from time to party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties party thereto. The senior secured credit facilities under the 2017 Credit Agreement consist of a $750.0 million seven-year senior secured term loan facility (the “Term Loan Facility”) and a $275.0 million five-year senior secured revolving credit facility (the “Revolving Facility”) of which up to $30.0 million is available for a U.S. letter of credit subfacility and $5.0 million is available for a Canadian letter of credit subfacility (collectively, the “Senior Secured Credit Facilities”). On March 14, 2018, Cedar Fair amended the 2017 Credit Agreement to, among other things, in respect of the U.S. term B loans thereunder, (i) reduce the applicable margin on base rate borrowings from 1.25% to 0.75% and (ii) reduce the applicable margin on eurodollar borrowings from 2.25% to 1.75%.

Leadership Succession. On October 4, 2017, we began a plan of leadership succession, which became effective on January 1, 2018. Under the plan, Richard Zimmerman, our former President and Chief Operating Officer, succeeded Matt Ouimet as Chief Executive Officer of Cedar Fair. Mr. Zimmerman now holds the titles of President and Chief Executive Officer and Mr. Ouimet became the executive chairman of Cedar Fair’s Board of Directors. We filled the position of Chief Operating Officer by hiring Tim Fisher, effective December 18, 2017. Mr. Fisher had previously served as Chief Executive Officer of Village Roadshow Theme Parks International, a theme park operator, since March 2017. Prior to this appointment with Village Roadshow Theme Parks International, Mr. Fisher had served as Chief Executive Officer of Village Roadshow Theme Parks since January 2009. During his time with Village Roadshow Theme Parks, Mr. Fisher was responsible for all of the theme park business operations in the United States and Australia, as well as development initiatives in Asia.

Corporate structure

The following diagram illustrates our corporate structure:

Corporate information

Our principal executive offices are located at One Cedar Point Drive, Sandusky, Ohio 44870-5259. Our telephone number is (419) 626-0830. The address of our internet site is www.cedarfair.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information in this internet address is included in this prospectus and no such information should be relied upon in connection with making any investment decision with respect to the exchange offer.

Cedar Fair, L.P. (DE) Co-issuer of the notes and the 2024 Senior Notes and borrower under our senior secured credit facilities Millennium operations LLC (DE) wholly owned subsidiary, Co-issuer of the notes, guarantor of the 2024 Senior Notes and borrower and guarantor under our senior secured credit facilities Magnum management corporation (OH) Wholly owned subsidiary, Co-issuer of the notes and the 2024 Senior Notes and borrower and guarantor under our senior secured credit facilities Subsidiaries All other wholly owned subsidiaries are guarantors of the notes and the 2024 senior notes and guarantors under our senior secured credit facilities Canada’s wonderland company (NSULC) Wholly owned subsidiary, Co-issuer of the notes and the 2024 Senior Notes and borrower and guarantor under our senior secured credit facilities

The exchange offer

On April 13, 2017, we completed the private offering of $500,000,000 aggregate principal amount of 5.375% senior notes due 2027 (the “outstanding notes”). In this prospectus, the term “exchange notes” refers to the 5.375% senior notes due 2027, as registered under the Securities Act. The term “notes” refers to both the outstanding notes and the exchange notes.

General	In connection with the private offering of the outstanding notes, the Issuers and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers, in which the Issuers and the guarantors agreed, among other things, to use their commercially reasonable efforts to complete the exchange offer for the outstanding notes within 450 days after the date of issuance of the outstanding notes.

You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement;

•	certain additional interest rate provisions are not applicable to the exchange notes; and

•	the initial interest payment date is different.

The Exchange Offer	We are offering to exchange up to $500,000,000 aggregate principal amount of 5.375% senior notes due 2027. You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale	Based on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver this prospectus, as required by law, in connection with any resale or other transfer of the exchange notes that you receive in the exchange offer. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2018, unless extended by the Issuers. The Issuers currently do not intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the close of business, New York City time, on , 2018. The Issuers will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which the Issuers may waive. See “The Exchange Offer—Conditions to the exchange offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, according to the instructions included in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company, or “DTC”, and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among things:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal and any other required documents, or you cannot comply with the DTC Automated Tender Offer Program for transfer of book-entry interests prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed delivery procedures.”

Effect on Holders of Outstanding Notes

As a result of the making of, and upon timely acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuers and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the applicable interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture governing the notes, except the Issuers and the guarantors of the notes will not have any further obligation to you to provide for the registration of untendered outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes that are not so tendered and accepted could be adversely affected.

Consequence of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuers and the guarantors of the notes do not currently anticipate that they will register resales of the outstanding notes under the Securities Act.

Certain United States Federal Income Tax Consequences	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Tax Consequences.”

Regulatory Approvals	Other than compliance with the Securities Act and qualification of the indenture governing the notes under the Trust Indenture Act, there are no federal or state regulatory requirements that must be complied with or approvals that must be obtained in connection with the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. The contact information for the exchange agent is set forth in the section captioned “The Exchange Offer—Exchange agent.”

The exchange notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuers	Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation and Millennium Operations LLC.

Securities Offered	$500,000,000 aggregate principal amount of 5.375% senior notes due 2027.

Maturity Date	April 15, 2027.

Interest Rate	Interest on the exchange notes will be payable in cash and will accrue from April 13, 2017 at a rate of 5.375% per annum.

Interest Payment Dates	April 15 and October 15 of each year, beginning on October 15, 2017.

Guarantees	The exchange notes will be jointly and severally, irrevocably and unconditionally guaranteed by each wholly owned subsidiary of Cedar Fair (other than Cedar Canada, Magnum or Millennium) that guarantees the Senior Secured Credit Facilities. Going forward, each of the Issuers’ new wholly owned domestic subsidiaries and each of the Issuers’ new wholly owned Canadian subsidiaries will be required to guarantee the exchange notes to the extent each such entity guarantees the Senior Secured Credit Facilities, provided that the guarantee would not result in adverse tax consequences to the Issuers.

Ranking	The exchange notes will be the joint and several senior unsecured obligations of the Issuers and will:

•	rank senior in right of payment to all existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes;

•	rank equally in right of payment to all of our existing and future senior unsecured debt and other obligations that are not, by their terms expressly subordinated in right of payment to the notes, including the 5.375% senior notes due 2024 issued by Cedar Fair, Cedar Canada and Magnum (the “2024 Senior Notes”);

•	be effectively subordinated to all of our existing and future secured debt (including obligations under the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange notes.

The guarantees will be the senior unsecured obligations of the guarantors and will:

•	rank senior in right of payment to all of the applicable guarantor’s existing and future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the notes;

•	rank equally in right of payment to all of the applicable guarantor’s other existing and future senior unsecured debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the notes (including obligations in respect of the 2024 Senior Notes);

•	be effectively subordinated to all of the applicable guarantor’s existing and future secured debt (including indebtedness secured by such guarantor’s assets, such as the Senior Secured Credit Facilities), to the extent of the value of the assets securing such debt; and

•	be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the notes.

As of March 25, 2018, the exchange notes and related guarantees would have ranked effectively junior to $775.0 million of senior secured indebtedness (excluding $15.9 million of outstanding letters of credit under the Revolving Facility and before reduction of debt issuance costs and original issue discount) and we had $219.1 million available to us for borrowing under the Revolving Facility. As of the date hereof, we have no non-guarantor subsidiaries.

In the event any subsidiary guarantor (other than Cedar Canada, Magnum or Millennium, which are co-issuers of the exchange notes offered hereby) is released from its obligations under the Senior Secured Credit Facilities, such subsidiary guarantor (other than Cedar Canada, Magnum or Millennium, which are co-issuers of the exchange notes offered hereby) will also be released from its obligations under the exchange notes. In the event Cedar Canada, Magnum or Millennium is released from its obligations as a borrower and/or guarantor under the Senior Secured Credit Facilities, the entity (but, for the avoidance of doubt, not any of the other entities) will also be released from its obligations as a co-issuer of the exchange notes.

Optional Redemption	We may redeem the exchange notes, in whole or part, at any time prior to April 15, 2022 at a price equal to 100% of the principal amount of the exchange notes redeemed plus a “make-whole” premium, together with accrued and unpaid interest and additional interest, if any, to the redemption date as described in “Description of Notes—Optional redemption.”

We may redeem the exchange notes, in whole or in part, on or after April 15, 2022, at the redemption prices set forth under “Description of Notes—Optional redemption” together with accrued and unpaid interest and additional interest, if any, to the redemption date.

Optional Redemption After Certain Equity Offerings	At any time (which may be more than once) before April 15, 2020, we may choose to redeem up to 35% of the aggregate principal amount of the exchange notes at a redemption price equal to 105.375% of the face amount thereof, plus accrued and unpaid interest and additional interest, if any, to the redemption date, with the net proceeds of one or more equity offerings to the extent such net cash proceeds are received by or contributed to us. We may make the redemption only if, after the redemption, at least 50% of the aggregate principal amount of the notes remains outstanding. See “Description of Notes—Optional redemption.”

Change of Control	If we experience a change of control (as defined in the indenture governing the notes), we will be required to make an offer to repurchase the exchange notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase. See “Description of Notes—Change of control.”

Certain Covenants	The indenture governing the notes contains covenants limiting our ability and the ability of certain of our restricted subsidiaries to:

•	incur additional debt or issue certain preferred equity;

•	pay distributions on or make distributions in respect of capital stock or units or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create restrictions on distributions from restricted subsidiaries;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

The covenants are subject to a number of important limitations and exceptions. See “Description of Notes.” Certain covenants will cease to apply to the notes in the event that and for so long as the notes have investment grade ratings from both Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”).

No Prior Market

The exchange notes will be freely transferable but will be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market that may develop. The initial purchasers in the private offering of the outstanding notes have informed us that they currently intend to make a market in the exchange notes; however, they are not obligated to do so, and they may discontinue any such market-making activities at any time without notice.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Risk Factors	Investing in the exchange notes involves substantial risks. See “Risk Factors” for a brief description of some of the risks you should consider before participating in the exchange offer.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER OPERATING DATA

The following table sets forth summary historical financial data for each of the years in the three-year period ended December 31, 2017 and for the three months ended March 25, 2018 and March 26, 2017, which have been prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

The consolidated statement of operations data for the years ended December 31, 2015, 2016 and 2017 and the consolidated balance sheet data as of December 31, 2016 and 2017 have been derived from, and should be read in conjunction with, our audited consolidated financial statements and the accompanying notes of Cedar Fair, L.P. and its subsidiaries for each of the three years ended December 31, 2017 and as of December 31, 2016 and 2017 (our “audited 2017 consolidated financial statements”), which are included elsewhere in this prospectus. The consolidated balance sheet data as of December 31, 2015 has been derived from, and should be read in conjunction with, our historical audited consolidated financial statements and the accompanying notes, which are not included in this prospectus. The consolidated statement of operations data for the quarters ended March 25, 2018 and March 26, 2017 (our “interim unaudited condensed consolidated financial statements”) have been derived from, and should be read in conjunction with, our unaudited March 25, 2018 consolidated financial statements and the accompanying notes included elsewhere in this prospectus.

We have prepared the unaudited financial data on the same basis as the audited consolidated financial data and have included, in our opinion, all adjustments that we consider necessary for a fair presentation of the financial data set forth in those statements. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

The summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our audited 2017 consolidated financial statements, our interim unaudited condensed consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

Our historical results are not necessarily indicative of our future results.

	For the three months ended		For the years ended December 31,
	March 25, 2018	March 26, 2017	2017(1)	2016	2015
	(In millions, except per unit, per capita amounts and ratios)
Statement of Operations Data
Net revenues:
Admissions	$26.7	$22.6	$734.1	$716.2	$687.4
Food, merchandise and games	21.1	18.2	422.5	407.7	398.0
Accommodations, extra-charge products and other	7.0	7.5	165.4	164.9	150.3

Total net revenues	54.7	48.3	1,322.0	1,288.7	1,235.8

Cost and operating expenses:
Cost of food, merchandise and games revenues	6.0	5.5	110.8	106.6	104.8
Operating expenses	88.8	84.3	558.1	538.9	517.6
Selling, general and administrative	28.7	27.6	193.8	181.8	171.5
Depreciation and amortization	5.5	5.4	153.2	131.9	125.6
Loss on impairment/retirement of fixed assets, net	1.3	1.5	12.7	12.6	20.9
Gain on sale of investment	—	—	(1.9)	—	—

Total costs and operating expenses	130.4	124.3	1,026.8	971.8	940.4

	For the three months ended		For the years ended December 31,
	March 25, 2018	March 26, 2017	2017(1)	2016	2015
	(In millions, except per unit, per capita amounts and ratios)
Operating income (loss)	(75.6)	(76.0)	295.2	316.9	295.3
Interest expense	19.8	18.9	85.6	83.9	86.8
Net effect of swaps	(3.6)	0.3	—	(1.2)	(6.9)
Loss on early debt extinguishment	1.1	—	23.1	—	—
(Gain) loss on foreign currency	10.1	(2.7)	(29.1)	(14.7)	81.0
Other income	(0.3)	—	(1.0)	(0.2)	(0.1)

Income (loss) before taxes	(102.6)	(92.5)	216.6	249.1	134.4
Provision (benefit) for taxes	(19.2)	(27.7)	1.1	71.4	22.2

Net income (loss)	$(83.4)	$(64.8)	$215.5	$177.7	$112.2

Balance Sheet Data
Cash and cash equivalents	$42.9	$34.2	$166.2	$122.7	$119.6
Working capital surplus (deficit)(2)	(99.2)	(105.4)	21.5	(47.0)	(14.6)
Property and equipment, net	1,621.1	1,588.6	1,585.8	1,539.2	1,514.9
Total assets	2,004.6	1,958.3	2,064.2	1,973.2	1,963.0
Total debt(3)	1,700.8	1,623.0	1,660.5	1,537.0	1,539.2
Partners’ equity	(51.0)	(47.6)	82.9	60.5	57.0

Distributions
Declared per limited partner unit	$0.890	$0.855	$3.455	$3.330	$3.075
Paid per limited partner unit	0.890	0.855	3.455	3.330	3.075

Other Data
EBITDA(4)	$(77.5)	$(68.2)	$454.6	$464.7	$346.8
Adjusted EBITDA(4)	$(65.5)	$(65.5)	$479.0	$481.2	$459.2
Cash interest expense (including revolver)	6.8	18.0	86.0	82.0	85.0
Capital expenditures	45.0	48.5	188.1	160.7	175.9
Attendance(5)	N/A	N/A	25.7	25.1	24.4
In-park guest per capita spending(6)	N/A	N/A	$47.30	$46.90	$46.20
Total debt (including revolver) to Adjusted EBITDA(7)	N/A	N/A	3.47x	3.19x	3.35x
Adjusted EBITDA to cash interest expense(4)(7)	N/A	N/A	5.57x	5.87x	5.40x
Net cash from (for) operating activities	$(55.2)	$(74.0)	$331.2	$358.3	$346.0
Net cash for investing activities	(44.8)	(48.5)	(184.9)	(161.2)	(177.9)
Net cash from (for) financing activities	(21.9)	33.6	(106.4)	(194.5)	(177.9)
Ratio of earnings to fixed charges(8)	(3.6)x	(3.3)x	3.2x	3.6x	2.3x

(1)	Operating results for 2017 include a tax benefit of $54.2 million due to tax law changes, in particular the Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “Tax Cuts and Jobs Act”), a charge of $23.1 million for the loss on early debt extinguishment and a charge of $7.6 million for the impairment of the remaining land at Wildwater Kingdom, one of our separately gated outdoor water parks which ceased operations in 2016.
(2)	Working capital is defined as current assets less current liabilities.
(3)	The calculation of Total debt (i) includes current maturities of long-term debt and (ii) does not include standby letters of credit outstanding under the Revolving Facility.
(4)

EBITDA represents net income before interest expense, interest income, provision for taxes, depreciation and amortization and Adjusted EBITDA represents EBITDA, as further adjusted to exclude other non-cash items and adjustments as defined in the 2017 Credit Agreement and prior credit agreements. EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income, net income or cash flows from operating activities computed in accordance with GAAP. We believe that Adjusted EBITDA is a meaningful measure as it is widely used by analysts, investors and comparable companies in our industry to evaluate our operating performance on a consistent basis, as well as more easily compare our results with those of other companies in our industry. Further, management believes Adjusted EBITDA is a meaningful measure of park-level operating profitability and we use it for measuring returns on capital investments, evaluating potential acquisitions, determining awards under incentive compensation plans, and calculating compliance with certain loan covenants. EBITDA and Adjusted EBITDA are provided in the discussion of results of operations, which is included elsewhere in this prospectus, as a supplemental measure of our operating results and are not intended to be substitutes for operating income, net income or cash flows from operating activities as defined under generally accepted accounting principles. Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Reconciliations of net income to EBITDA and Adjusted EBITDA are provided below.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA:

	For the three months ended		For the years ended December 31,
	March 25, 2018	March 26, 2017	2017	2016	2015
	(In millions)
Net income (loss)	$(83.4)	$(64.8)	$215.5	$177.7	$112.2
Interest expense	19.8	18.9	85.6	83.9	86.8
Interest income	(0.2)	—	(0.9)	(0.2)	(0.1)
Provision (benefit) for taxes	(19.2)	(27.7)	1.1	71.4	22.2
Depreciation and amortization	5.5	5.4	153.2	131.9	125.6

EBITDA	(77.5)	(68.2)	454.6	464.7	346.8
Loss on early extinguishment of debt	1.1	—	23.1	—	—
Net effect of swaps(a)	(3.6)	0.3	—	(1.2)	(6.9)
Non-cash foreign currency (gain) loss	10.1	(2.7)	(29.0)	(14.3)	80.9
Non-cash equity compensation expense	3.0	3.4	13.8	18.5	15.5
Loss on impairment/retirement of fixed assets, net(b)	1.3	1.5	12.7	12.6	20.9
Gain on sale of investment	—	—	(1.9)	—	—
Employment practice litigation costs	—	—	4.9	—	0.3
Other(c)	0.2	0.2	0.9	1.0	1.7

Adjusted EBITDA	$(65.5)	$(65.5)	$479.0	$481.2	$459.2

(a)	Represents the removal of the net effect of swaps that are either ineffective or do not qualify for hedge accounting, which is a non-cash expense.
(b)	Reflects the impairment or retirement of fixed assets, primarily related to the retirement of fixed assets in the normal course of business.
(c)	Consists of certain costs as defined in the 2017 Credit Agreement. These items are excluded in the calculation of Adjusted EBITDA and have included certain legal expenses, costs associated with certain ride abandonment or relocation expenses and severance expenses. This balance also includes unrealized gains and losses on short-term investments.

(5)	Attendance includes number of guest visits to our amusement parks and separately gated outdoor water parks. Operating results for the first quarter are historically less than 5% of our full-year revenues and attendance. Therefore, we did not disclose attendance for the three-month periods ended March 25, 2018 and March 26, 2017.

(6)	In-park per capita spending is calculated as revenues generated within our amusement parks and separately gated outdoor water parks along with related tolls and parking revenues, excluding the expense remitted to others under concessionaire arrangements, divided by total attendance. Revenues from resort, marina, sponsorship, on-line advanced purchase transaction fees charged to customers and all other out-of-park operations are excluded from per capita statistics. Operating results for the first quarter are historically less than 5% of our full-year revenues and attendance. Therefore, we did not disclose in-park per capita spending for the three-month periods ended March 25, 2018 and March 26, 2017.
(7)	We believe that Total debt to Adjusted EBITDA and Adjusted EBITDA to cash interest expense ratios are meaningful measures as they are widely used by analysts, investors and comparable companies in our industry to evaluate our operating performance on a consistent basis, as well as to compare our results with those of other companies in our industry. Total debt (including revolver) to Adjusted EBITDA and Adjusted EBITDA to cash interest expense (including revolver) are not meaningful during the three-month periods ended March 25, 2018 and March 26, 2017 due to the seasonal nature of our business. Therefore, we did not disclose Total debt (including revolver) to Adjusted EBITDA or Adjusted EBITDA to cash interest expense (including revolver) for the three-month periods ended March 25, 2018 and March 26, 2017.
(8)	For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense plus capitalized interest, amortization of capitalized debt costs and the interest component of rental costs. The ratio of earnings to fixed charges was 2.0x and 2.1x for the years ended December 31, 2014 and 2013, respectively. Our earnings were insufficient to cover our fixed charges for the three-month periods ended March 25, 2018 and March 26, 2017 by approximately $103.2 million and $93.2 million, respectively, due to the seasonal nature of our business.

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information included in this prospectus before deciding to tender your outstanding notes in the exchange offer. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment.

Risks related to the exchange offer

There may be adverse consequences to you if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on the transfer of your outstanding notes as set forth in the offering memorandum dated April 10, 2017 distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The exchange offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in the liquidity of the market for the outstanding notes.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in April 2017 to qualified institutional investors in a private offering.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes, and we cannot assure you that any market may develop for the exchange notes, as to the liquidity of any such markets, of your ability to sell the exchange notes or as to the price at which you would be able to sell the exchange notes at any time. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or your purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and any such market making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the exchange offer or the effectiveness of a shelf registration statement in lieu thereof. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and

Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks related to our indebtedness and this exchange offer

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments on the notes.

We are a highly leveraged company. As of March 25, 2018, we had $1,740.9 million (after giving effect to $15.9 million of outstanding letters of credit under our Revolving Facility and before reduction of debt issuance costs and original issue discount) of total debt outstanding and the notes and related guarantees ranked effectively junior to $775.0 million of senior secured indebtedness (excluding $15.9 million of outstanding letters of credit under the Revolving Facility and before reduction of debt issuance costs and original issue discount). In addition, as of March 25, 2018, we had $219.1 million available to us for borrowing under the Revolving Facility.

Our substantial indebtedness could have important consequences for you as a holder of the notes. For example, it could:

•	limit our ability to borrow money for our working capital, capital expenditures, debt service requirements, strategic initiatives or other purposes;

•	limit our flexibility in planning or reacting to changes in business and future business operations;

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the indenture governing the notes and the agreements governing other indebtedness;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	make us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage; and

•	require us to dedicate a substantial portion of our cash flow from operations to the repayment of our indebtedness thereby reducing funds available to us for other purposes, such as making strategic acquisitions, introducing new rides and attractions and exploiting business opportunities.

Furthermore, our interest expense could increase if interest rates increase because all of the debt under the Senior Secured Credit Facilities is variable-rate debt. See “Description of Other Indebtedness.”

Despite our substantial indebtedness, we may still be able to incur significantly more debt. This could intensify the risks described above.

We and our subsidiaries may be able to incur substantial indebtedness in the future. Although the terms of the indenture governing the notes, the indenture governing the 2024 Senior Notes and the Senior Secured Credit Facilities contain restrictions on the Issuers’ and our subsidiaries’ ability to incur additional indebtedness, including secured indebtedness that will be effectively senior to the notes, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. As of March 25, 2018, we had $1,740.9 million (after giving effect to $15.9 million of outstanding letters of credit under our Revolving Facility and before reduction of debt issuance costs and original issue discount) of total debt outstanding, including $775.0 million of senior secured indebtedness under the Senior Secured Credit Facilities (excluding $15.9 million of outstanding letters of credit under the Revolving Facility and before reduction of debt issuance costs and original issue discount). Further, we had an additional $219.1 million of available borrowing capacity under the Revolving Facility, all of which, if drawn, would be effectively senior to the notes. In addition to the notes, the 2024 Senior Notes and our borrowings under the Senior Secured Credit Facilities, the covenants under any future debt instruments could allow us to incur a significant amount of additional indebtedness. In addition to the $219.1 million which is available to us for borrowing under the Revolving Facility, subject to certain conditions, we have the option to add one or more incremental facilities to the Senior Secured Credit Facilities in an aggregate amount not to exceed the greater of (x) $400.0 million and (y) any other amount that may be incurred for any purpose if such incurrence would not cause our senior secured leverage ratio to exceed 3.25 to 1.00 on a pro forma basis. See “Description of Other Indebtedness—Senior Secured Credit Facilities.” The more leveraged we become, the more we, and in turn our noteholders, will be exposed to certain risks described above under “—Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments on the notes.”

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to pay principal and interest on the notes and to satisfy our other debt obligations will depend upon, among other things:

•	our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control; and

•	our future ability to borrow under the Revolving Facility, the availability of which depends on, among other things, our compliance with the covenants in such credit facility.

We cannot assure you that our business will generate sufficient cash flow from operations, or that we will be able to draw under the Revolving Facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of our existing or future debt agreements, including the Senior Secured Credit Facilities, the indenture governing the 2024 Senior Notes and the indenture governing the notes, may restrict us from adopting some of these alternatives. In the absence of sufficient operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

The Issuers’ obligations under the notes and the guarantors’ obligations under their guarantees of the notes are unsecured. As a result, the notes and the related guarantees are effectively subordinated to all of our and the guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness. Our obligations under the Senior Secured Credit Facilities are secured by a pledge of substantially all of our and our guarantors’ tangible and intangible assets. In the event that we or a guarantor are declared bankrupt, become insolvent or are liquidated or reorganized, our obligations under the Senior Secured Credit Facilities and any other secured obligations will be entitled to be paid in full from our assets or the assets of such guarantor, as the case may be, pledged as security for such obligation before any payment may be made with respect to the notes. Holders of the notes would participate ratably in our remaining assets or the remaining assets of the guarantor, as the case may be, with all holders of unsecured indebtedness that are deemed to rank equally with the notes, based upon the respective amount owed to each creditor. In addition, if we default under the Senior Secured Credit Facilities, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture under which the notes will be issued at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor (other than Cedar Canada, Magnum and Millennium which are co-issuers of the notes) under the notes, then that subsidiary guarantor (other than Cedar Canada, Magnum and Millennium which are co-issuers of the notes) will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”

As of March 25, 2018, we had $1,740.9 million (after giving effect to $15.9 million of outstanding letters of credit under our Revolving Facility and before reduction of debt issuance costs and original issue discount) of total debt outstanding and the notes and related guarantees ranked effectively junior to $775.0 million of senior secured indebtedness (excluding $15.9 million of outstanding letters of credit under the Revolving Facility and before reduction of debt issuance costs and original issue discount). In addition, as of March 25, 2018, we had $219.1 million available to us for borrowing under the Revolving Facility, all of which was secured indebtedness.

The indenture governing the notes and the indenture governing the 2024 Senior Notes permit the incurrence of substantial additional indebtedness by us and our restricted subsidiaries in the future, including secured indebtedness. Any secured indebtedness incurred would rank senior to the notes to the extent of the value of the assets securing such indebtedness.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under the Senior Secured Credit Facilities that is not waived by the required lenders or a default under the indenture governing the 2024 Senior Notes that is not waived by the holders of such notes, and the remedies sought by the holders of such indebtedness could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and/or operating covenants, in the instruments governing our indebtedness (including the Senior Secured Credit Facilities and the 2024 Senior Notes), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed or issued thereunder to be due and payable, together with accrued and unpaid interest, and institute foreclosure proceedings against our assets; the lenders under the Revolving Facility could elect to terminate their commitments and cease making further loans; and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future breach our covenants and need to seek waivers from the required lenders under the Senior Secured Credit Facilities to avoid being in default. If we are unable to obtain such a waiver, we would be in default and the lenders could exercise their rights as described above. If any of our indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of Notes.”

Variable rate indebtedness could subject us to the risk of higher interest rates, which could cause our future debt service obligations to increase.

As of March 25, 2018, after giving consideration to current outstanding interest-rate swap arrangements, most of our indebtedness under our Term Loan Facility accrues interest that has been swapped to a fixed rate through 2020. See “Description of Other Indebtedness.” After the expiration of outstanding interest-rate swap agreements, all of our borrowings will be at variable rates of interest and expose us to interest rate risk. If interest rates increase, our annual debt service obligations on any variable-rate indebtedness would increase even though the amount borrowed remained the same and our net income would decrease.

Our debt agreements contain restrictions that could limit our flexibility in operating our business.

The 2017 Credit Agreement and the indentures governing our notes contain, and any future indebtedness of ours will likely contain, a number of covenants that could impose significant operating and financial restrictions on us, including restrictions on our and our subsidiaries’ ability to, among other things:

•	pay distributions on or make distributions in respect of our capital stock or units or make other restricted payments;

•	incur additional debt or issue certain preferred equity;

•	make certain investments;

•	sell certain assets;

•	create restrictions on distributions from restricted subsidiaries;

•	create liens on certain assets to secure debt;

•	consolidate, merge, amalgamate, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	in the case of the notes and the 2024 Senior Notes, designate our subsidiaries as unrestricted subsidiaries.

The 2017 Credit Agreement includes a consolidated leverage ratio, which if breached for any reason and not cured could result in an event of default. The ratio is set at a maximum of 5.50x consolidated total debt-to-consolidated EBITDA. As of March 25, 2018, we were in compliance with this financial condition covenant and all other covenants under the 2017 Credit Agreement.

Our long-term debt agreements include restricted payment provisions. Pursuant to the terms of the indenture governing the 2024 Senior Notes, which includes the most restrictive of these Restricted Payments provisions, we can make Restricted Payments of $60 million annually so long as no default or event of default has occurred and is continuing; and we may make additional Restricted Payments if our pro forma Total-Indebtedness-to-Consolidated-Cash-Flow Ratio (as such terms are defined in the indenture governing such notes) is less than or equal to 5.00x.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain change of control events, we will be required to offer to repurchase all notes and 2024 Senior Notes that remain outstanding, at 101% of the outstanding principal amount thereof plus, without duplication, accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of the notes or the 2024 Senior Notes, or that restrictions in the Senior Secured Credit Facilities will not allow such repurchases. Our failure to repay holders tendering the notes or the 2024 Senior Notes upon a change of control would result in an event of default under the notes or the 2024 Senior Notes. A change of control or an event of default under the notes or the 2024 Senior Notes may also result in an event of default under the Senior Secured Credit Facilities, which may result in the acceleration of the indebtedness under those facilities requiring us to repay that indebtedness immediately. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding under the Senior Secured Credit Facilities or any other securities (including the 2024 Senior Notes) which we would be required to offer to purchase or that would become immediately due and payable as a result. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” under the indenture. See “Description of Notes—Change of control.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the notes and in the indenture governing the 2024 Senior Notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all of our assets to another person may be uncertain.

Relevant local insolvency laws may not be as favorable to you as U.S. bankruptcy laws and may preclude holders of notes from recovering payments due.

Cedar Canada is organized under the laws of the Province of Nova Scotia, Canada and certain future guarantors may be incorporated or organized under the laws of Canada or any province thereof. Any insolvency proceedings by or against any such entity or any entity with assets or offices in Canada may be governed by the laws of Canada. The procedural and substantive provisions of Canadian insolvency laws may not be as favorable to creditors as comparable provisions of U.S. law.

In the event that any one or more of the Issuers, the guarantors, or any future guarantors experience financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings.

You may not be able to effectively enforce your rights in multiple bankruptcy, insolvency and other similar proceedings. Multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights.

It may be difficult to assert claims or enforce U.S. judgments against Cedar Canada, its directors and officers or any future guarantors incorporated or organized under the laws of Canada or any province or territory thereof, or their respective directors and officers.

There is doubt whether proceedings can successfully be pursued in Canadian courts based upon violations of U.S. federal securities laws for which no equivalent or similar claims are available in Canadian law. Moreover, depending on the circumstances and nature of relief obtained, there may also be doubt as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal or state securities laws or other laws of the United States or any state thereof or the equivalent laws of other jurisdictions. Therefore, it may not be possible to successfully assert certain claims, or enforce judgments obtained in certain U.S. proceedings, against Cedar Canada, its directors and officers named in this prospectus or any future guarantors incorporated or organized under the laws of Canada or any province or territory thereof, or their respective directors and officers.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully below, a court under applicable fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Notes—Guarantees and obligations of each guarantor.”

As a result, a guarantor’s liability under its guarantee could be materially reduced or eliminated depending upon the amounts of its other obligations and upon applicable laws. In particular, in certain jurisdictions, a guarantee issued by a company that is not in the company’s corporate interests, the burden of which exceeds the benefit to the company, or which is entered into within a certain period prior to insolvency or bankruptcy, may not be valid and enforceable. It is possible that a guarantor, a creditor of a guarantor, or the insolvency administrator in the case of an insolvency of a guarantor, may contest the validity and enforceability of the guarantee and that the applicable court may determine the guarantee should be limited or voided. In the event that any guarantees are deemed invalid or unenforceable, in whole or in part, or to the extent that agreed limitations on the guarantee obligation apply, the notes would be effectively subordinated to all liabilities of the applicable guarantor, including trade payables of such guarantor.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A guarantee may also be voided, without regard to these factors, if a court finds that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantee. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each subsidiary guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. However, this provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated dealer quotation systems. The initial purchasers have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	the number of holders of exchange notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the exchange notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

If the notes are rated investment grade at any time by both Standard & Poor’s and Moody’s, most of the restrictive covenants contained in the indenture governing the notes will be suspended.

If, at any time, the credit rating on the notes, as determined by both Standard & Poor’s and Moody’s, equals or exceeds BBB- and Baa3, respectively, or any equivalent replacement ratings, we will not be subject to most of the restrictive covenants and certain events of default contained in the indenture governing the notes. As a result, you may have less contractual protection in the future under the indenture than you had at the time the notes were initially issued. In the event that one or both of the ratings later drops below the specified level, we will thereafter again be subject to such restrictive covenants and events of default but actions that we have taken during a suspension period will not be the basis for a default or event of default under the indenture if such actions were permitted at the time they were taken.

Changes in our credit rating could adversely affect the market price or liquidity of the notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. Credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our ratings or the ratings on the notes could have an adverse effect on the future trading prices of the notes.

The notes will be structurally subordinated to the liabilities of any future non-guarantor subsidiaries.

Payments on the notes are only required to be made by us and the guarantors. The notes are only guaranteed by Cedar Fair’s wholly owned subsidiaries (other than Cedar Canada, Magnum and Millennium) that guarantee our obligations under the Senior Secured Credit Facilities. Accordingly, holders of the notes are structurally subordinated to the claims of creditors of any future non-guarantor subsidiaries, including trade creditors. All obligations of any future non-guarantor subsidiaries, including trade payables, will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon liquidation or otherwise, to us or a guarantor of the notes. Any non-guarantor subsidiaries are permitted, subject to certain limitations, to incur additional debt in the future under the indenture and our other debt instruments. As of the date hereof, we have no non-guarantor subsidiaries.

Risks related to our business

We compete for discretionary spending and discretionary free-time with many other entertainment alternatives and are subject to factors that generally affect the recreation and leisure industry, including general economic conditions.

Our parks compete for discretionary spending and discretionary free-time with other amusement, water and theme parks and with other types of recreational activities and forms of entertainment, including movies, sporting events, restaurants and vacation travel. Our business is also subject to factors that generally affect the recreation and leisure industries and are not within our control. Such factors include, but are not limited to, general economic conditions, including relative fuel prices, and changes in consumer tastes and spending habits. Uncertainty regarding regional economic conditions and deterioration in the economy generally may adversely impact attendance figures and guest spending patterns at our parks, and disproportionately affect different demographics of our target customers within our core markets. For example, group sales and season pass sales, which represent a significant portion of our revenues, are disproportionately affected by general economic conditions. Both attendance (defined as the number of guest visits to our amusement parks and separately gated outdoor water parks) and in-park per capita spending (calculated as all amusement park, outdoor water park, tolls and parking revenues for the amusement park and water park operating seasons divided by total attendance) at our parks are key drivers of our revenues and profitability, and reductions in either can directly and negatively affect revenues and profitability.

Uncertain economic conditions, such as unemployment rates, affect our guests’ levels of discretionary spending. A decrease in discretionary spending due to a decline in consumer confidence in the economy, an economic slowdown or deterioration in the economy could adversely affect the frequency with which our guests choose to attend our amusement parks and the amount that our guests spend on our products when they visit. The materialization of these risks could lead to a decrease in our revenues, operating income and cash flows.

The operating season at most of our parks is of limited duration, which can magnify the impact of adverse conditions or events occurring within that operating season.

Ten of our amusement parks are seasonal, generally operating during a portion of April or May, then daily from Memorial Day through Labor Day, and during weekends in September and, in most cases, October for Halloween events. Five of our seasonal amusement parks have or will have extended operations into November and December for winter events. Our outdoor water parks also operate seasonally, generally from Memorial Day through Labor Day and during some additional weekends before and after that period. Most of our revenues are generated during a 130- to 140-day annual operating season. As a result, when adverse conditions or events occur during the operating season, particularly during the peak vacation months of July and August or the important fall season, there is only a limited period of time during which the impact of those conditions or events can be mitigated. Accordingly, the timing of such conditions or events may have a disproportionate adverse effect upon our revenues.

Our growth strategy may not achieve the anticipated results.

Our future success will depend on our ability to grow our business, including capital investments to improve our parks through new rides and attractions, as well as in-park product offerings and product offerings outside of our parks. Our growth and innovation strategies require significant commitments of management resources and capital investments and may not grow our revenues at the rate we expect or at all. As a result, we may not be able to recover the costs incurred in developing our new projects and initiatives or to realize their intended or projected benefits, which could have a material adverse effect on our business, financial condition or results of operations.

Bad or extreme weather conditions can adversely impact attendance at our parks, which in turn would reduce our revenues.

Because most of the attractions at our parks are outdoors, attendance at our parks can be adversely affected by continuous bad or extreme weather and by forecasts of bad or mixed weather conditions, which would negatively affect our revenues. We believe that our ownership of many parks in different geographic locations reduces, but does not completely eliminate, the effect that adverse weather can have on our consolidated results.

Our business depends on our ability to meet our workforce needs.

Our success depends on our ability to attract, motivate and retain qualified employees to keep pace with our needs. If we are unable to do so, our results of operations and cash flows may be adversely affected. In addition, we employ a significant seasonal workforce. We recruit year-round to fill thousands of seasonal staffing positions each season and work to manage seasonal wages and the timing of the hiring process to ensure the appropriate workforce is in place. There is no assurance that we will be able to recruit and hire adequate seasonal personnel as the business requires or that we will not experience material increases in the cost of securing our seasonal workforce in the future.

Increased costs of labor and employee health and welfare benefits may impact our results of operations.

Labor is a primary component in the cost of operating our business. Increased labor costs, due to competition, increased minimum wage or employee benefit costs, including health care costs, or otherwise, could adversely impact our operating expenses. The Patient Protection and Affordable Care Act of 2010 contains provisions which could impact our future health-care costs. Continued increases to both market wage rates and the statutory minimum wage rates could also materially impact our future seasonal labor rates. It is possible that these changes could significantly increase our labor costs, which would adversely affect our operating results and cash flows.

The high fixed cost structure of amusement park operations can result in significantly lower margins if revenues decline.

A large portion of our expenses is relatively fixed because the costs for full-time employees, maintenance, utilities, advertising and insurance do not vary significantly with attendance. These fixed costs may increase at a greater rate than our revenues and may not be able to be reduced at the same rate as declining revenues.

If cost-cutting efforts are insufficient to offset declines in revenues or are impractical, we could experience a material decline in margins, revenues, profitability and cash flows. Such effects can be especially pronounced during periods of economic contraction or slow economic growth.

Cyber-security risks and the failure to maintain the integrity of internal or customer data could result in damages to our reputation and/or subject us to costs, fines or lawsuits.

In the normal course of business, we, or third parties on our behalf, collect and retain large volumes of internal and customer data, including credit card numbers and other personally identifiable information, which is used for target marketing and promotional purposes, and our various information technology systems enter, process, summarize and report such data. We also maintain personally identifiable information about our employees. The integrity and protection of such data is critical to our business, and our guests and employees have a high expectation that we will adequately protect their personal information. The regulatory environment, as well as the requirements imposed on us by the credit card industry, governing information, security and privacy laws is increasingly demanding and continues to evolve. Maintaining compliance with applicable security and privacy regulations may increase our operating costs and/or adversely impact our ability to market our parks, products and services to our guests. Furthermore, if a person is able to circumvent our security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, which could harm our reputation and result in remedial and other costs, fines or lawsuits. Although we carry liability insurance to cover this risk, there can be no assurance that our coverage will be adequate to cover liabilities, or that we will be able to obtain adequate coverage should a catastrophic incident occur.

If we lose key personnel, our business may be adversely affected.

Our success depends in part upon a number of key employees, including our senior management team, whose members have been involved in the leisure and hospitality industries for an average of more than 20 years. The loss of services of our key employees could have a material adverse effect on our business.

There is a risk of incidents occurring at amusement parks, which may reduce attendance and negatively impact our revenues.

The safety of our guests and employees is one of our top priorities. All of our amusement parks feature thrill rides. There are inherent risks involved with these attractions, and an accident or a serious injury at any of our amusement parks may result in negative publicity and could reduce attendance and result in decreased revenues. In addition, accidents or injuries at parks operated by our competitors could influence the general attitudes of amusement park patrons and adversely affect attendance at our amusement parks. Other types of incidents such as food borne illnesses which have either been alleged or proved to be attributable to our parks or our competitors, could adversely affect attendance and revenues.

Our operations, our workforce and our ownership of property subject us to various laws and regulatory compliance, which may create uncertainty regarding future expenditures and liabilities.

We may be required to incur costs to comply with regulatory requirements, such as those relating to employment practices, environmental requirements, and other regulatory matters, and the costs of compliance, investigation, remediation, litigation, and resolution of regulatory matters could be substantial. We are subject to extensive federal and state employment laws and regulations, including wage and hour laws and other pay practices and employee record-keeping requirements. We periodically may have to defend against lawsuits asserting non-compliance. Such lawsuits can be costly, time consuming and distract management, and adverse rulings in these types of claims could negatively affect our business, financial condition or results.

We also are subject to federal, state and local environmental laws and regulations such as those relating to water resources; discharges to air, water and land; the handling and disposal of solid and hazardous waste; and

the cleanup of properties affected by regulated materials. Under these laws and regulations, we may be required to investigate and clean up hazardous or toxic substances or chemical releases from current or formerly owned or operated facilities or to mitigate potential environmental risks. Environmental laws typically impose cleanup responsibility and liability without regard to whether the relevant entity knew of or caused the presence of the contaminants. The costs of investigation, remediation or removal of regulated materials may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use, transfer or obtain financing regarding our property.

Instability in general economic conditions could impact our profitability and liquidity while increasing our exposure to counter-party risk.

The existence of unfavorable general economic conditions, such as high unemployment rates, constrained credit markets, and higher prices for consumer goods, may hinder the ability of those with which we do business, including vendors, concessionaires and customers, to satisfy their obligations to us. Our exposure to credit losses will depend on the financial condition of our vendors, concessionaires and customers and other factors beyond our control, such as deteriorating conditions in the world economy or in the theme/amusement park industry. The presence of market turmoil, coupled with a reduction of business activity, generally increases our risks related to being an unsecured creditor of most of our vendors, concessionaires and customers. Credit losses, if significant, would have a material adverse effect on our business, financial condition and results of operations. Moreover, these issues could also increase the counter-party risk inherent in our business, including with our suppliers, vendors and financial institutions with which we enter into hedging agreements and long-term debt agreements, including our credit facilities. The soundness of these counter-parties could adversely affect us. Our credit evaluations may be inaccurate and credit performance could be materially worse than anticipated, which may materially and adversely affect our business, financial position and results of operations.

Unanticipated construction delays in completing capital improvement projects in our parks and resort facilities, significant ride downtime, or other unplanned park closures could adversely affect our revenues.

A principal competitive factor for an amusement park is the uniqueness and perceived quality of its rides and attractions in a particular market area. Accordingly, the regular addition of new rides and attractions is important, and a key element of our revenue growth is strategic capital spending on new rides and attractions. Any construction delays or ride down-time can adversely affect our attendance and our ability to realize revenue growth. Further, when rides, attractions, or an entire park, have unplanned downtime and/or closures, our revenue could be adversely affected.

Changing tax laws could adversely affect future tax liabilities or require adjustments to provisional accounting amounts.

On December 22, 2017, the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act makes significant changes to U.S. tax law and includes changes to federal tax rates, imposes limitations on the deductibility of interest, temporarily allows for the expensing of capital expenditures, puts into effect the migration from a worldwide system of taxation to a territorial system and modifies or repeals many business deductions and credits. The Tax Cuts and Jobs Act and future implementing regulations, administrative or accounting guidance or interpretations of the legislation may meaningfully impact or have adverse effects on our future tax liabilities and our business or may cause the ultimate impact of the Tax Cuts and Jobs Act to differ from or require adjustments to our provisional accounting estimates. Further analysis, changes in assumptions we have made or future actions that we take also could affect these items.

Our tax treatment is dependent on our status as a partnership for federal income tax purposes. If the tax laws were to treat us as a corporation or we become subject to a material amount of entity-level taxation, it may substantially reduce the amount of cash available for distribution to our unitholders.

We are a limited partnership under Delaware law and are treated as a partnership for federal income tax purposes. A change in current tax law may cause us to be taxed as a corporation for federal income tax purposes or otherwise subject us to taxation as an entity. If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our entire taxable income at the corporate tax rate, rather than only on the taxable income from our corporate subsidiaries, and may be subject to additional state taxes at varying rates. Further, unitholder distributions would generally be taxed again as corporate distributions or dividends and no income, gains, losses, or deductions would flow through to unitholders. Because additional entity level taxes would be imposed upon us as a corporation, our cash available for distribution could be substantially reduced. Although we are not currently aware of any legislative proposal that would adversely impact our treatment as a partnership, we are unable to predict whether any changes or other proposals will ultimately be enacted.

Our insurance coverage may not be adequate to cover all possible losses that we could suffer, and our insurance costs may increase.

Companies engaged in the amusement park business may be sued for substantial damages in the event of an actual or alleged accident. An accident occurring at our parks or at competing parks could reduce attendance, increase insurance premiums, and negatively impact our operating results. Although we carry liability insurance to cover this risk, there can be no assurance that our coverage will be adequate to cover liabilities, that we will be able to obtain coverage at commercially reasonable rates, or that we will be able to obtain adequate coverage should a catastrophic incident occur at our parks or at other parks.

Other factors, including local events, natural disasters and terrorist activities, could adversely impact park attendance and our revenues.

Lower attendance may result from various local events, natural disasters or terrorist activities, all of which are outside of our control.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties including in “Summary—Competitive strengths,” “Summary—Recent developments” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” included elsewhere in this prospectus. You can identify forward-looking statements because they contain words such as “believes,” “project,” “might,” “expects,” “could,” “propose,” “would,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. These forward-looking statements are subject to risks and uncertainties that may change at any time and, therefore, our actual results may differ materially from those that we expected. While we believe that the expectations reflected in such forward-looking statements are reasonable, we caution that it is very difficult to predict the impact of unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	factors affecting the recreation and leisure industries;

•	changes in consumer spending patterns;

•	adverse weather conditions;

•	seasonality of our business;

•	our ability to recoup costs of capital investments through higher revenues;

•	cyber-security threats or the failure to maintain the integrity of internal or customer data;

•	recruitment and hiring of qualified employees;

•	changes in the cost of labor and employee benefits;

•	retention of key employees;

•	fixed cost structure of our operations;

•	accidents occurring at our parks or other theme parks;

•	unanticipated construction delays in completing capital improvement projects or significant ride downtime;

•	the effects of local and national economic, credit and capital market conditions on the economy in general;

•	covenants in our debt agreements;

•	changes in prevailing interest rates;

•	our substantial indebtedness;

•	our access to available and reasonable financing on a timely basis;

•	environmental laws and regulations;

•	our insurance coverage;

•	factors impacting attendance, such as local conditions, events, disturbances and terrorist activities;

•	changes in our capital investment plans and projects;

•	the effects of competition with other theme parks and other entertainment alternatives;

•	changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies;

•	pending, threatened or future legal proceedings;

•	acts of war or terrorist incidents or natural disasters; and

•	the other factors described under “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements included in this prospectus may not in fact occur. The information and statements included in this prospectus speak only as of the date of this prospectus, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 25, 2018.

You should read this table in conjunction with our interim unaudited condensed consolidated financial statements, and our audited 2017 consolidated financial statements and the accompanying notes, as well as the sections entitled “Summary—Summary Historical Consolidated Financial and Other Operating Data,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each of which is included elsewhere in this prospectus.

(in millions)	As of March 25, 2018
Available cash and cash equivalents	$42.9

Outstanding indebtedness:
Revolving Facility(1)	$40.0
Term Loan Facility	735.0
2024 Senior Notes	450.0
Senior Notes due 2027(2)	500.0

Total debt(3)	$1,725.0

Total equity	(51.0)

Total capitalization	$1,674.0

(1)	Does not include $15.9 million of standby letters of credit outstanding under the Revolving Facility. In addition, we had $219.1 million available to us for borrowing under the Revolving Facility.
(2)	Does not include any original issue discount.
(3)	Carrying values of long-term debt balances are before reduction of debt issuance costs and original issue discount.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth selected historical consolidated financial data for each of the years in the five-year period ended December 31, 2017 and for the three months ended March 25, 2018 and March 26, 2017, which have been prepared in accordance with U.S. GAAP.

The consolidated statement of operations data for the years ended December 31, 2015, 2016 and 2017 and the consolidated balance sheet data as of December 31, 2016 and 2017 have been derived from, and should be read in conjunction with, our audited 2017 consolidated financial statements and the accompanying notes, which are included elsewhere in this prospectus. The consolidated statements of operations data for the years ended December 31, 2013 and 2014 and the consolidated balance sheet data as of December 31, 2013, 2014 and 2015 have been derived from, and should be read in conjunction with, our historical audited consolidated financial statements and the accompanying notes, which are not included in this prospectus.

The consolidated statement of operations data for the quarters ended March 25, 2018 and March 26, 2017 have been derived from, and should be read in conjunction with, our interim unaudited condensed consolidated financial statements and the accompanying notes included elsewhere in this prospectus.

We have prepared the unaudited financial data on the same basis as the audited consolidated financial data and have included, in our opinion, all adjustments that we consider necessary for a fair presentation of the financial data set forth in those statements. Interim results are not necessarily indicative of the results to be expected for the entire fiscal year.

The consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our audited 2017 consolidated financial statements and the related notes thereto, our interim unaudited condensed consolidated financial statements and the related notes thereto, which are included elsewhere in this prospectus.

Our historical results are not necessarily indicative of our future results.

	For the three months ended		For the years ended December 31,
	March 25, 2018	March 26, 2017	2017(1)	2016	2015	2014	2013
	(In millions, except per unit and per capita amounts)
Statement of Operations Data
Net revenues:
Admissions	$26.7	$22.6	$734.1	$716.2	$687.4	$661.5	$647.0
Food, merchandise and games	21.1	18.2	422.5	407.7	398.0	365.5	356.1
Accommodations, extra-charge products and other	7.0	7.5	165.4	164.9	150.3	132.6	131.5

Total net revenues	54.7	48.3	1,322.0	1,288.7	1,235.8	1,159.6	1,134.6

Cost and operating expenses:
Cost of food, merchandise and games revenues	6.0	5.5	110.8	106.6	104.8	95.2	91.8
Operating expenses	88.8	84.3	558.1	538.9	517.6	496.1	472.3
Selling, general and administrative	28.7	27.6	193.8	181.8	171.5	156.9	152.4
Depreciation and amortization	5.5	5.4	153.2	131.9	125.6	124.3	122.5
Loss on impairment/retirement of fixed assets, net	1.3	1.5	12.7	12.6	20.9	9.8	2.5
Gain on sale of investment	—	—	(1.9)	—	—	(0.9)	(8.7)

Total costs and operating expenses	130.4	124.3	1,026.8	971.8	940.4	881.3	832.8

Operating income (loss)	(75.6)	(76.0)	295.2	316.9	295.3	278.3	301.8
Interest expense	19.8	18.9	85.6	83.9	86.8	96.2	103.1
Net effect of swaps	(3.6)	0.3	—	(1.2)	(6.9)	(2.1)	6.9
Loss on early debt extinguishment	1.1	—	23.1	—	—	29.3	34.6
(Gain) loss on foreign currency	10.1	(2.7)	(29.1)	(14.7)	81.0	40.9	28.9
Other income	(0.3)	—	(1.0)	(0.2)	(0.1)	(0.1)	(0.2)

Income (loss) before taxes	(102.6)	(92.5)	216.6	249.1	134.4	114.1	128.5
Provision (benefit) for taxes	(19.2)	(27.7)	1.1	71.4	22.2	9.9	20.2

Net income (loss)	$(83.4)	$(64.8)	$215.5	$177.7	$112.2	$104.2	$108.2

Net income (loss) per unit—basic	$(1.49)	$(1.16)	$3.84	$3.18	$2.01	$1.88	$1.95
Net income (loss) per unit—diluted	$(1.49)	$(1.16)	$3.79	$3.14	$1.99	$1.86	$1.94

Balance Sheet Data
Cash and cash equivalents	$42.9	$34.2	$166.2	$122.7	$119.6	$131.8	$118.1
Working capital surplus (deficit)(2)	(99.2)	(105.4)	21.5	(47.0)	(14.6)	5.5	27.7
Property and equipment, net	1,621.1	1,588.6	1,585.8	1,539.2	1,514.9	1,526.6	1,505.8
Total assets	2,004.6	1,958.3	2,064.2	1,973.2	1,963.0	2,308.3	2,014.6
Total debt(3)	1,700.8	1,623.0	1,660.5	1,537.0	1,539.2	1,534.2	1,491.1
Partners’ equity	(51.0)	(47.6)	82.9	60.5	57.0	96.2	139.1
Distributions
Declared per limited partner unit	$0.890	$0.855	$3.455	$3.330	$3.075	$2.850	$2.575
Paid per limited partner unit	0.890	0.855	3.455	3.330	3.075	2.850	2.575

(1)	Operating results for 2017 include a tax benefit of $54.2 million due to tax law changes, in particular the Tax Cuts and Jobs Act, a charge of $23.1 million for the loss on early debt extinguishment and a charge of $7.6 million for the impairment of the remaining land at Wildwater Kingdom, one of our separately gated outdoor water parks which ceased operations in 2016.
(2)	Working capital is defined as current assets less current liabilities.
(3)	The calculation of Total debt (i) includes current maturities of long-term debt and (ii) does not include standby letters of credit outstanding under the Revolving Facility.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

This management’s discussion and analysis of financial condition and results of operations (this “MD&A”) is provided to assist readers of the financial statements in understanding the results of operations, financial condition and cash flows of Cedar Fair. This MD&A should be read in conjunction with our audited 2017 consolidated financial statements and our interim unaudited condensed consolidated financial statements and the accompanying notes thereto, each included elsewhere in this prospectus.

Overview

We generate our revenues from sales of (1) admission to our amusement parks and water parks, (2) food, merchandise and games both inside and outside our parks, and (3) accommodations, extra-charge products, and other revenue sources. Our principal costs and expenses, which include salaries and wages, operating supplies, maintenance, advertising, utilities and insurance, are relatively fixed and do not vary significantly with attendance.

Each of our properties is overseen by a park general manager and operates autonomously. Management reviews operating results, evaluates performance and makes operating decisions, including allocating resources, on a property-by-property basis.

Along with attendance and per capita spending statistics, discrete financial information and operating results are prepared at the individual park level for use by the CEO, who is the Chief Operating Decision Maker (CODM), as well as by the Chief Financial Officer, the Chief Operating Officer, the Executive Vice President of Operations, Regional Vice Presidents and the park general managers.

The following table presents certain financial data expressed as a percent of total net revenues and selective statistical information for the periods indicated.

	Three Months Ended				Years Ended December 31,
	March 25, 2018		March 26, 2017		2017		2016		2015
	(In thousands, except per capita spending and percentages)
Net revenues:
Admissions	$26,721	48.8%	$22,563	46.7%	$734,060	55.5%	$716,189	55.6%	$687,442	55.6%
Food, merchandise and games	21,055	38.5%	18,208	37.7%	422,469	32.0%	407,673	31.6%	398,019	32.2%
Accommodations, extra-charge products and other	6,951	12.7%	7,547	15.6%	165,438	12.5%	164,859	12.8%	150,317	12.2%

Net revenues	54,727	100.0%	48,318	100.0%	1,321,967	100.0%	1,288,721	100.0%	1,235,778	100.0%
Operating costs and expenses	123,513	225.7%	117,388	242.9%	862,683	65.3%	827,319	64.2%	793,943	64.2%
Depreciation and amortization	5,521	10.1%	5,365	11.1%	153,222	11.6%	131,876	10.2%	125,631	10.2%
Loss on impairment / retirement of fixed assets, net	1,340	2.4%	1,526	3.2%	12,728	1.0%	12,587	1.0%	20,873	1.7%
Gain on sale of investment	—	—	—	—	(1,877)	(0.1)%	—	—	—	—

Operating income (loss)	(75,647)	(138.2)%	(75,961)	(157.2)%	295,211	22.3%	316,939	24.6%	295,331	23.9%

Interest and other expense, net	19,413	35.5%	18,882	39.1%	84,633	6.4%	83,686	6.5%	86,785	7.0%
Net effect of swaps	(3,628)	(6.6)%	301	0.6%	(45)	—	(1,197)	(0.1)%	(6,884)	(0.6)%
Loss on early debt extinguishment	1,073	2.0%	—	—	23,121	1.7%	—	—%	—	—
(Gain) loss on foreign currency	10,094	18.4%	(2,671)	(5.5)%	(29,086)	(2.2)%	(14,656)	(1.1)%	81,016	6.6%
Provision (benefit) for taxes	(19,199)	(35.1)%	(27,719)	(57.4)%	1,112	0.1%	71,418	5.5%	22,192	1.8%

Net income (loss)	$(83,400)	(152.4)%	$(65,754)	(136.1)%	$215,476	16.3%	$177,688	13.8%	$112,222	9.1%

Other data:
Attendance	N/A		N/A		25,723		25,104		24,448
In-park per capita spending	N/A		N/A		$47.30		$46.90		$46.20

Critical Accounting Policies

This MD&A is based upon our consolidated financial statements, which were prepared in accordance with accounting principles generally accepted in the United States of America. These principles require us to make judgments, estimates and assumptions during the normal course of business that affect the amounts reported in our consolidated financial statements and related notes. The following discussion addresses our critical accounting policies, which are those that are most important to the portrayal of our financial condition and operating results or involve a higher degree of judgment and complexity (see Note 2 to our audited 2017 consolidated financial statements for a complete discussion of our significant accounting policies). Application of the critical accounting policies described below involves the exercise of judgment and the use of assumptions as to future uncertainties, and as a result, actual results could differ from these estimates and assumptions. We adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”) effective January 1, 2018 using the modified retrospective method. The adoption of the standard did not have a material effect on our consolidated financial statements. Our accounting policy, as a result of adopting ASU 2014-09, is discussed below. There were no other changes in the critical accounting policies from those previously disclosed in our audited 2017 consolidated financial statements.

Impairment of Long-Lived Assets

The carrying values of long-lived assets, including property and equipment, are reviewed whenever events or changes in circumstances indicate that the carrying values of the assets may not be recoverable. An impairment loss may be recognized when estimated undiscounted future cash flows expected to result from the use of the asset, including disposition, are less than the carrying value of the asset. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying amounts of the asset. Fair value is generally determined based on a discounted cash flow analysis. In order to determine if an asset has been impaired, assets are grouped and tested at the lowest level for which identifiable, independent cash flows are available.

The determination of both undiscounted and discounted cash flows requires management to make significant estimates and consider an anticipated course of action as of the balance sheet date. Subsequent changes in estimated undiscounted and discounted cash flows arising from changes in anticipated actions could impact the determination of whether impairment exists, the amount of the impairment charge recorded and whether the effects could materially impact the consolidated financial statements.

At the end of the fourth quarter of 2015, we decided to permanently remove from service a long-lived asset at Cedar Point. Accordingly, we recognized and recorded an $8.6 million charge for impairment equal to the remaining net book value of this long-lived asset. The amount was recorded in “Loss on impairment / retirement of fixed assets, net” in the consolidated statement of operations and comprehensive income.

During the third quarter of 2016, we ceased operations of one of our separately gated outdoor water parks, Wildwater Kingdom, located near Cleveland in Aurora, Ohio. At the date that Wildwater Kingdom ceased operations, the only remaining long-lived asset was the approximate 670 acres of land owned by us. This land had an associated carrying value of $17.1 million. We assessed the remaining asset and concluded there was no impairment during the third quarter of 2016. In the fourth quarter of 2017, we recorded a $7.6 million impairment charge based on recent information from our ongoing marketing activities. The amount was recorded in “Loss on impairment / retirement of fixed assets, net” in the consolidated statement of operations and comprehensive income. The remaining Wildwater Kingdom acreage, reduced by acreage sold, is classified as assets held-for-sale within “Other Assets” in the consolidated balance sheet with a carrying value of $9.0 million as of March 25, 2018.

Goodwill and Other Intangible Assets

Goodwill and other indefinite-lived intangible assets, including trade-names, are reviewed for impairment annually, or more frequently if indicators of impairment exist. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in expected future cash flows; a sustained, significant decline in equity price and market capitalization; a significant adverse change in legal factors or in the business climate; unanticipated competition; the testing for recoverability of a significant asset group within a reporting unit; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of these assets and could have a material impact on our consolidated financial statements.

We elected to adopt FASB Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), for our 2017 annual impairment test. ASU 2017-04 eliminates step two from the goodwill impairment test. Instead, an entity recognizes an impairment charge for the amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the carrying amount of goodwill. The fair value of a reporting unit is established using a combination of an income (discounted cash flow) and market approach.

We completed the review of goodwill and other indefinite-lived intangibles as of the first days of the fourth quarter of 2017 and 2016 and determined goodwill and other indefinite-lived intangibles were not impaired at these testing dates.

It is possible that our assumptions about future performance, as well as the economic outlook and related conclusions regarding valuation, could change adversely, which may result in additional impairment that would have a material effect on our financial position and results of operations in future periods.

Self-Insurance Reserves

Reserves are recorded for the estimated amounts of guest and employee claims and expenses incurred each period. Reserves are established for both identified claims and incurred but not reported (IBNR) claims. Such amounts are accrued for when claim amounts become probable and estimable. Reserves for identified claims are based upon our own historical claims experience and third-party estimates of settlement costs. Reserves for IBNR claims, which are not material to our consolidated financial statements, are based upon our own claims data history. All self-insurance reserves are periodically reviewed for changes in facts and circumstances and adjustments are made as necessary.

Revenue Recognition and related receivables and contract liabilities

Revenues are generated from sales of (1) admission to our amusement parks and water parks, (2) food, merchandise and games both inside and outside the parks, and (3) accommodations, extra-charge products, and other revenue sources. Admission revenues include amounts paid to gain admission into our parks, including parking fees. Revenues related to extra-charge products, including premium benefit offerings such as front-of-line products, and online advanced purchase transaction fees charged to customers are included in “Accommodations, extra-charge products and other” within the income statement. Due to our highly seasonal operations, a substantial portion of our revenues are generated during an approximate 130- to 140-day operating season. Most revenues are recognized on a daily basis based on actual guest spend at the properties. Revenues from multi-use products, including season-long products for admission, dining, beverage and other products, are recognized over the estimated number of uses expected for each type of product. The estimated number of uses is reviewed and may be updated periodically during the operating season prior to the ticket or product expiration, which generally occurs no later than the close of the operating season. The number of uses is estimated based on historical usage adjusted for current period trends. For any bundled products that include multiple performance obligations, revenue is allocated using the retail price of each distinct performance obligation and any inherent discounts are allocated based on the gross margin and expected redemption of each performance obligation. We do not typically provide for refunds or returns.

In some instances, we arrange with outside parties, or concessionaires, to provide goods to our guests, typically food and merchandise, and we act as an agent, resulting in net revenue recorded within the income statement. Concessionaire arrangement revenues are recognized over the operating season and are variable. Sponsorship revenues and marina revenues, which are included in “Accommodations, extra-charge products and other” within the income statement, are recognized over the park operating season which represents the period in which the performance obligations are satisfied. Sponsorship revenues are typically fixed. However, some sponsorship revenues are variable based on achievement of specified operating metrics. We estimate variable revenues and perform a constraint analysis using both historical information and current trends to determine the amount of revenue that is not probable of a significant reversal.

Income Taxes

Our legal structure includes both partnerships and corporate subsidiaries. As a publicly traded partnership, we are subject to an entity-level tax (the “PTP tax”). Accordingly, the Company itself is not subject to corporate income taxes; rather, the Company’s tax attributes (except those of the corporate subsidiaries) are included in the tax returns of our partners. Our corporate subsidiaries are subject to entity-level income taxes. Our “Provision for taxes” includes both the PTP tax and the income taxes from the corporate subsidiaries.

Our corporate subsidiaries account for income taxes under the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future book and tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are determined using enacted tax rates expected to apply in the year in which those temporary differences are expected to be recovered or settled.

We record a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. Through December 31, 2016, we had recorded a $4.2 million valuation allowance related to a $7.7 million deferred tax asset for foreign tax credit carryforwards.

The need for this allowance was based on several factors including the ten-year carryforward period allowed for excess foreign tax credits, experience to date of foreign tax credit limitations, and management’s long term estimates of domestic and foreign source income.

During the fourth quarter of 2017, we recognized a $0.1 million tax benefit per a release of valuation allowance based on management’s updated projection of future foreign tax credit utilization. As of March 25, 2018, we had recorded a $4.1 million valuation allowance related to an $8.7 million deferred tax asset for foreign tax credit carryforwards.

There is inherent uncertainty in the estimates used to project the amount of foreign tax credit carryforwards that are more likely than not to be realized. It is possible that our future income projections, as well as the economic outlook and related conclusions regarding the valuation allowance could change, which may result in additional valuation allowance being recorded or may result in additional valuation allowance reductions, and which may have a material negative or positive effect on our reported financial position and results of operations in future periods.

The Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act makes significant changes to U.S. tax law and, among other things, reduces federal corporate tax rates from 35% to 21%. The accounting treatment of these tax law changes is complex, and the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed in reasonable detail to complete the accounting for certain tax effects of the Tax Cuts and Jobs Act. We have recognized the provisional tax impacts related to the reduction in tax rates including the revaluation of deferred tax assets and liabilities in our consolidated financial statements for the year ended December 31, 2017. The ultimate impact may differ from these provisional amounts, possibly materially, due to, among other things, additional analysis, changes in interpretations and assumptions we have made, additional regulatory or accounting guidance that may be issued, and actions we may take as a result of the Tax Cuts and Jobs Act. We expect to complete our analysis of the effects of the Tax Cuts and Jobs Act within the measurement period in accordance with SAB 118.

Results of Operations

We believe the following are significant measures in the structure of our management and operational reporting, and they are used as major factors in key operational decisions:

Attendance is defined as the number of guest visits to our amusement parks and separately gated outdoor water parks.

In-park per capita spending is calculated as revenues generated within our amusement parks and separately gated outdoor water parks along with related tolls and parking revenues, divided by total attendance.

Out-of-park revenues are defined as revenues from resort, marina, sponsorship, on-line advanced purchase transaction fees charged to customers and all other out-of-park operations.

Both in-park per capita spending and out-of-park revenues exclude amounts remitted for concessionaire arrangements.

Three Months Ended March 25, 2018 vs. Three Months Ended March 26, 2017

Operating results for the first quarter are historically less than 5% of our full-year revenues and attendance. The results include normal off-season operating, maintenance, and administrative expenses at our ten seasonal amusement parks and two separately gated outdoor water parks, as well as daily operations at Knott’s Berry Farm, which is open year-round, and Castaway Bay, which is generally open daily from Memorial Day to Labor Day plus a limited daily schedule for the balance of the year. The three-month period ended March 25, 2018 consisted of a 13-week period and included a total of 92 operating days compared with 13 weeks and 88 operating days for the three-month period ended March 26, 2017. As of March 25, 2018 and March 26, 2017, four of our amusement parks were operating.

The following table presents key financial information and operating statistics for the three months ended March 25, 2018 and March 26, 2017 :

	For the three months ended		Increase (Decrease)
	3/25/2018	3/26/2017	$	%
	(Amounts in thousands, except for per capita spending)
Net revenues	$54,727	$48,318	$6,409	13.3%
Operating costs and expenses	123,513	117,388	6,125	5.2%
Depreciation and amortization	5,521	5,365	156	2.9%
Loss on impairment/retirement of fixed assets, net	1,340	1,526	(186)	N/M

Operating loss	$(75,647)	$(75,961)	$314	0.4%

N/M—Not meaningful
Other Data:
Adjusted EBITDA(1)	$(65,522)	$(65,469)	$(53)	(0.1)%

(1)	For additional information regarding Adjusted EBITDA, including how we define and use Adjusted EBITDA, as well as a reconciliation from net income (loss), see “Summary—Summary Historical Consolidated Financial and Other Operating Data.”

For the quarter ended March 25, 2018, net revenues increased by $6.4 million, to $54.7 million, from $48.3 million in the first quarter of 2017. This reflects an increase in attendance and a slight increase in in-park per capita spending. Out-of-park revenues decreased $0.5 million compared with the same period in the prior year. The increase in attendance was driven by higher season pass attendance at Knott’s Berry Farm. The slight increase in in-park per capita spending was attributable to an increase in revenues from our food and beverage programs, as well as our premium product offerings, offset by decreases in other guest spending categories. The decrease in out-of-park revenues was attributable to prior period proceeds received during the first quarter of 2017 from a business interruption claim at Cedar Point. Currency exchange rates had an immaterial impact on net revenues for the quarter as our Canadian park was not operating during the period.

Operating costs and expenses for the quarter increased 5.2%, or $6.1 million, to $123.5 million from $117.4 million in the first quarter of 2017. The increase is the result of a $4.5 million increase in operating expense, a $1.1 million increase in SG&A expense, and a $0.5 million increase in cost of goods sold. Operating expenses grew by $4.5 million primarily due to increased seasonal wages which were driven by both labor hour increases and hourly rate increases, increased operating expense attributable to disassembling attractions and decorations following the inaugural WinterFest holiday events at three parks, and to a lesser extent, increased maintenance expense and full-time wages attributable to both headcount and merit increases. We expect to continue to see higher labor costs during the current year due to both mandated and market wage rate adjustments. The $1.1 million increase in SG&A expense was primarily attributable to higher merchant fees and increased technology related costs. The increase in cost of goods sold was primarily related to the growth in our food and beverage programs. The increase in operating costs and expenses was not materially impacted by foreign currency exchange rates during the first quarter.

Depreciation and amortization expense for the quarter increased $0.2 million, or 2.9%, compared with the same period in the prior year due to growth in capital improvements over the past several years. For the first quarter of 2018, the loss on impairment / retirement of fixed assets was $1.3 million, reflecting the retirements of assets in the normal course of business at several of our properties.

After the items above, operating loss for the first quarter of 2018 decreased $0.3 million to $75.7 million compared with an operating loss of $76.0 million for the first quarter of 2017.

Interest expense for the first quarter of 2018 increased $0.8 million compared to the same period in the prior year due to an increase in outstanding term debt. We recognized a $1.1 million loss on early debt extinguishment during the current period attributable to the amendment of our 2017 Credit Agreement described in “Summary—Recent developments.” The net effect of our swaps resulted in a benefit to earnings of $3.6 million for the first quarter of 2018 compared with a $0.3 million charge to earnings in the first quarter of 2017. The difference reflects the change in fair market value movements in our de-designated swap portfolio offset by the amortization of amounts in OCI for these swaps. During the current quarter, we also recognized a $10.1 million net charge to earnings for foreign currency gains and losses compared with a $2.7 million net benefit to earnings for the first quarter in 2017. Both amounts primarily represent remeasurement of the U.S.-dollar denominated debt held at our Canadian property from the applicable currency to the legal entity’s functional currency.

During the first quarter of 2018, a benefit for taxes of $19.2 million was recorded to account for PTP taxes and income taxes on our corporate subsidiaries. This compares with a benefit for taxes recorded in the first quarter of 2017 of $27.7 million. This decrease in benefit for taxes relates largely to the decrease in the federal statutory income tax rate implemented by the Tax Cuts and Jobs Act.

After the items above, net loss for the current quarter totaled $83.4 million, or $1.49 per diluted limited partner unit, compared with a net loss of $64.8 million, or $1.16 per diluted limited partner unit, for the first quarter a year ago.

For the current quarter, our Adjusted EBITDA loss was comparable to the prior period. The comparability in Adjusted EBITDA loss is attributable to increased net revenues due to increased attendance offset by increased operating costs and expenses associated with labor, operating supplies and other planned spending.

Results of Operations

2017 vs. 2016

The following table presents key financial information and operating statistics for the years ended December 31, 2017 and December 31, 2016 :

	For the years ended		Increase (Decrease)
	12/31/2017	12/31/2016	$	%
	(Amounts in thousands, except for per capita spending)
Net revenues	$1,321,967	$1,288,721	$33,246	2.6%
Operating costs and expenses	862,683	827,319	35,364	4.3%
Depreciation and amortization	153,222	131,876	21,346	16.2%
Loss on impairment/retirement of fixed assets, net	12,728	12,587	141	N/M
Gain on sale of investment	(1,877)	—	(1,877)	N/M

Operating income	$295,211	$316,939	$(21,728)	(6.9)%

N/M—Not meaningful
Other Data:
Adjusted EBITDA(1)	$478,977	$481,248	$(2,271)	(0.5)%
Adjusted EBITDA margin(2)	36.2%	37.3%	—	(1.1)%
Attendance	25,723	25,104	619	2.5%
In-park per capita spending	$47.30	$46.90	$0.40	0.9%
Out-of-park revenues	$143,763	$146,137	$(2,374)	(1.6)%

(1)	For additional information regarding Adjusted EBITDA, including how we define and use Adjusted EBITDA, as well as a reconciliation from net income (loss), see “Summary—Summary Historical Consolidated Financial and Other Operating Data.”
(2)	Adjusted EBITDA margin (Adjusted EBITDA divided by net revenues) is not a measurement computed in accordance with generally accepted accounting principles (“GAAP”) or a substitute for measures computed in accordance with GAAP and may not be comparable to similarly titled measures of other companies. We provide Adjusted EBITDA margin because we believe the measure provides a meaningful metric of operating profitability.

Consolidated net revenues totaled $1,322.0 million for the year ended December 31, 2017, increasing $33.2 million, from $1,288.7 million for 2016. This reflects an increase in both attendance and in-park per capita spending. Out-of park revenues decreased $2.4 million compared with the prior year. The 619,000 visit, or 2.5%, increase in attendance was driven by higher season pass visitation and increased attendance during WinterFest, a holiday event operating during November and December. The increase in WinterFest attendance related primarily to three new events held at Kings Island, Carowinds, and Worlds of Fun. The $0.40, or 0.9%, increase in in-park per capita spending was primarily attributable to growth in our food and beverage programs, and the closure of Wildwater Kingdom (one of our separately gated outdoor water parks which was closed after the 2016 operating season). The $2.4 million, or 1.6%, decrease in out-of-park revenues was due to prior period revenues received from Super Bowl 50 special events and a decrease in transaction fee revenue recognized during the period. Foreign currency exchange rates had an immaterial impact on net revenues.

Operating costs and expenses for the year increased 4.3%, or $35.4 million, to $862.7 million from $827.3 million for 2016. This increase was the result of a $4.2 million increase in cost of goods sold, a $19.2 million increase in operating expenses, and an $11.9 million increase in selling, general, and administrative expenses (“SG&A”). The $4.2 million increase in cost of goods sold related to the growth in our food and beverage programs, as well as higher attendance levels. Cost of goods sold, as a percentage of food, merchandise, and games revenue, was comparable for both periods. The $19.2 million increase in operating expenses was primarily due to higher seasonal labor costs driven by rate increases, especially in California, as well as incremental labor hours especially related to WinterFest. In addition, full-time wages increased as a result of incremental head count and normal merit increases, as well as increased maintenance labor associated with WinterFest. Lastly, operating supply expense increased due to incremental special and seasonal events, especially for WinterFest, and the opening of several large capital projects that began operation in 2017. The $11.9 million increase in SG&A expense was attributable to a reserve for an employment practice claim settlement of $4.9 million, increased marketing expense, higher merchant fees, and increased technology related costs. Foreign currency exchange rates had an immaterial impact on operating costs and expenses.

Depreciation and amortization expense for 2017 increased $21.3 million compared with the prior year. The increase was attributable to a change in the estimated useful lives of specific long-lived assets, in particular at Cedar Point and Dorney Park, as well as due to growth in capital improvements. The loss on impairment / retirement of fixed assets, net for 2017 was $12.7 million, reflecting a charge of $7.6 million for the impairment of the remaining land at Wildwater Kingdom, one of our separately gated outdoor water parks which ceased operations in 2016, and the impairment of assets in the normal course of business at several of our properties. This is compared with the $12.6 million loss on impairment / retirement of fixed assets, net for 2016 reflecting the impairment of assets in the normal course of business. During the third quarter of 2017, a $1.9 million gain on sale of investment was recognized for the liquidation of a preferred equity investment.

After the items above, operating income decreased $21.7 million to $295.2 million for 2017 from operating income of $316.9 million for 2016.

Interest expense for 2017 increased $1.7 million compared with the prior year. The increase was attributable to an increase in outstanding term debt. The net effect of our swaps resulted in an immaterial impact to earnings for 2017 compared with a $1.2 million non-cash benefit to earnings for 2016. The difference reflects the amortization of amounts in OCI in our de-designated swap portfolio offset by changes in fair market value for these swaps. We recognized a $23.1 million loss on early debt extinguishment during 2017 as a result of the April 2017 debt refinancing. We also recognized a $29.1 million net benefit to earnings for foreign currency gains and losses in 2017 compared with a $14.7 million net benefit to earnings for 2016. Both amounts primarily represent remeasurement of the U.S.-dollar denominated debt held at our Canadian property from the applicable currency to the entity’s functional currency.

For 2017, a provision for taxes of $1.1 million was recorded to account for PTP taxes and income taxes on our corporate subsidiaries. This compares with a provision for taxes recorded for 2016 of $71.4 million. The decrease in tax provision in the current year relates primarily to implementation of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017. The Tax Cuts and Jobs Act includes numerous changes to the tax law, including a reduction in the federal corporate income tax rate from 35% to 21%. Since our corporate subsidiaries have a March tax year end, the applicable tax rate for 2017 will be a 31.8% blended rate that is based on the applicable statutory rates before and after the change and the number of days in the period within the taxable year before and after the effective date of the change in tax rate. As a result of the reduction in the federal corporate income tax rate, we recognized a $6.1 million current income tax benefit. Also, the change in tax rates necessitates that we remeasure deferred tax balances that are expected to reverse following enactment using the applicable tax rates. As a result of this remeasurement of our net deferred tax liability, we recognized a $49.2 million deferred tax benefit. The sum of these effects was recorded as a tax benefit in the consolidated statement of operations and comprehensive income for the year ended December 31, 2017. While we believe these provisional amounts are reasonable estimates of the effects of the Tax Cuts and Jobs Act, they are subject to change in accordance with SAB 118; see “—Critical Accounting Policies—Income Taxes.” Cash taxes paid in 2017 were $56.0 million compared with $44.5 million in 2016. For 2018, cash taxes to be paid or payable are estimated to range from $40 million to $55 million. The change in cash taxes relates to continuing strong business performance offset by our current estimate of the ongoing impact of the Tax Cuts and Jobs Act.

After the items above, net income for 2017 totaled $215.5 million, or $3.79 per diluted limited partner unit, compared with net income of $177.7 million, or $3.14 per diluted unit, for 2016.

For 2017, Adjusted EBITDA decreased to $479.0 million from $481.2 million for 2016. The $2.3 million decrease in Adjusted EBITDA is a result of higher operating costs and expenses associated with labor, marketing, merchant fees, and other planned spending out-pacing revenue growth, specifically attendance growth. As a result, our Adjusted EBITDA margin decreased by 110 basis points.

On a same-park basis (excluding Wildwater Kingdom), net revenues increased by $38.7 million to $1,322.0 million for the year ended December 31, 2017 from $1,283.3 million for 2016. This was the result of an 856,000-visit increase in attendance and a $0.17 increase in in-park per capita spending on a same-park basis. Operating costs and expenses (including depreciation and amortization, loss on impairment of fixed assets and gain on sale of investment) on a same-park basis increased $61.2 million resulting in a $22.5 million decrease in same-park operating income.

Results of Operations

2016 vs. 2015

The following table presents key financial information and operating statistics for the years ended December 31, 2016 and December 31, 2015:

			Increase (Decrease)
	12/31/2016	12/31/2015	$	%
	(Amounts in thousands, except for per capita spending)
Net revenues	$1,288,721	$1,235,778	$52,943	4.3%
Operating costs and expenses	827,319	793,943	33,376	4.2%
Depreciation and amortization	131,876	125,631	6,245	5.0%
Loss on impairment/retirement of fixed assets, net	12,587	20,873	(8,286)	N/M

Operating income	$316,939	$295,331	$21,608	7.3%

N/M—Not meaningful
Other Data:
Adjusted EBITDA(1)	$481,248	$459,238	$22,010	4.8%
Adjusted EBITDA margin(2)	37.3%	37.2%	—	0.1%
Attendance	25,104	24,448	656	2.7%
In-park per capita spending	$46.90	$46.20	$0.70	1.5%
Out-of-park revenue	$146,137	$137,698	$8,439	6.1%

(1)	For additional information regarding Adjusted EBITDA, including how we define and use Adjusted EBITDA, as well as a reconciliation from net income (loss), see “Summary—Summary Historical Consolidated Financial and Other Operating Data.”
(2)	Adjusted EBITDA margin (Adjusted EBITDA divided by net revenues) is not a measurement computed in accordance with generally accepted accounting principles (“GAAP”) or a substitute for measures computed in accordance with GAAP and may not be comparable to similarly titled measures of other companies. We provide Adjusted EBITDA margin because we believe the measure provides a meaningful metric of operating profitability.

Consolidated net revenues totaled $1,288.7 million in 2016, increasing $52.9 million, from $1,235.8 million in 2015. This reflected an increase in both attendance and in-park per capita spending, as well as an increase in out-of park revenues compared with 2015. The 656,000 visit, or 2.7%, increase in attendance was driven by higher season pass visitation as the result of new rides and attractions, including live entertainment and multi-week special events during the traditional summer season, as well as growth in our fall and winter seasonal events. The new WinterFest event at California’s Great America resulted in incremental attendance and revenue and some shifting of season pass related revenue into the fourth quarter of 2016. The $0.70, or 1.5%, increase in in-park per capita spending was attributable to increases in admissions pricing and growth in our food and beverage programs. The $8.4 million, or 6.1%, increase in out-of-park revenues reflected favorable performance at our resort properties, increased transaction fees from on-line advanced purchases, an increase in special events at several parks, including Super Bowl 50 special events at California’s Great America, and proceeds received from a business interruption claim relating to an early season electrical outage at Cedar Point in 2016. The overall increase in net revenues was net of an unfavorable impact of foreign currency exchange rates of $3.7 million related to our Canadian property for 2016 compared with the impact of foreign currency for 2015.

Operating costs and expenses for 2016 increased 4.2%, or $33.4 million, to $827.3 million from $793.9 million for 2015. The increase was the result of a $1.8 million increase in cost of goods sold, a $21.3 million increase in operating expenses, and a $10.3 million increase in SG&A. The $1.8 million increase in cost of goods sold related to higher attendance levels, as well as additional volume in our meal and beverage plan programs. Cost of goods sold, as a percentage of food, merchandise, and games revenue, was comparable for both 2016 and 2015. The $21.3 million increase in operating expenses was primarily due to higher seasonal and maintenance labor costs. These costs increased due to planned market-based adjustments and statutory minimum-wage rate increases along with related employer taxes. The $10.3 million increase in SG&A expense was primarily due to increases in media and other marketing costs, technology related costs, and higher e-commerce and merchant fees. The increase in operating costs and expenses was net of a favorable impact of foreign currency exchange rates of $2.3 million related to our Canadian property for 2016 compared with the impact of foreign currency for 2015.

Depreciation and amortization expense for 2016 increased $6.2 million compared with 2015 due to growth in capital improvements. The loss on impairment / retirement of fixed assets, net for 2016 was $12.6 million, reflecting the impairment of assets in the normal course of business at several of our properties, as compared with $20.9 million in 2015 which included an $8.6 million impairment for a certain long-lived asset at Cedar Point (as discussed in Note 3 to our audited 2017 consolidated financial statements), as well as the retirement of assets at several of our properties.

After the items above, operating income increased $21.6 million to $316.9 million for 2016 from operating income of $295.3 million for 2015.

Interest expense for 2016 decreased to $83.9 million from $86.8 million in 2015 related to a decline in the outstanding notional amounts of our derivative contracts and the corresponding reductions in required settlement payments. The net effect of our swaps resulted in a benefit to earnings of $1.2 million for 2016 compared with a $6.9 million benefit to earnings for 2015. The difference reflected the change in fair market value movements in our de-designated swap portfolio offset by the amortization of amounts in OCI for these swaps. During 2016, we also recognized a $14.7 million net benefit to earnings for foreign currency gains and losses compared with an $81.0 million charge to earnings during 2015. Amounts in both periods primarily represented remeasurement of the U.S.-dollar denominated debt held at our Canadian property from the applicable currency to the entity’s functional currency.

For 2016, a provision for taxes of $71.4 million was recorded to account for PTP taxes and income taxes on our corporate subsidiaries. This compared with a provision for taxes recorded for 2015 of $22.2 million. The increase in tax provision in 2016 related largely to improved operating results and the full utilization of net operating loss carryforwards during 2015, and to accounting for a change in U.S. tax law that increased the provision by $7.4 million. Cash taxes paid in 2016 were $44.5 million compared with $20.0 million in 2015. The increase in cash taxes related to continuing strong business performance.

After the items above, net income for 2016 totaled $177.7 million, or $3.14 per diluted limited partner unit, compared with net income of $112.2 million, or $1.99 per diluted unit, for 2015.

For 2016, Adjusted EBITDA increased to $481.2 million from $459.2 million for 2015. The $22.0 million increase in Adjusted EBITDA was a result of higher attendance, in particular from growth in our fall and winter seasonal events, higher in-park per capita spending, and stronger out-of-park revenues compared with 2015. Partially offsetting these revenue increases were increases in operating costs and expenses associated with planned increases in labor costs, higher attendance, and other spending on marketing, technology and e-commerce fees. Over this same period, our Adjusted EBITDA margin increased by 10 basis points as a result of increased attendance and guest spending trends, offset by higher labor costs described above.

Financial Condition

With respect to both liquidity and cash flow, we ended the first quarter of 2018 in sound condition. The working capital ratio (current assets divided by current liabilities) of 0.6 as of March 25, 2018 is the result of normal seasonal activity. Receivables, inventories and payables are at normal seasonal levels.

We ended 2017 in sound condition with respect to both liquidity and cash flow. The working capital ratio (current assets divided by current liabilities) was 1.1 as of December 31, 2017 and was 0.8 as of December 31,

2016. Receivables and inventories are at normally low seasonal levels and cash and credit facilities are in place to fund current liabilities, capital expenditures, partnership distributions, and pre-opening expenses as required.

Operating Activities

During the three-month period ended March 25, 2018, net cash for operating activities was $55.2 million, a decrease of $18.8 million from the same period a year ago, primarily due to lower payments for interest and income taxes, as well as other changes in working capital.

Net cash from operating activities in 2017 decreased $27.2 million to $331.2 million from $358.3 million in 2016. Net cash from operating activities in 2016 increased $12.4 million to $358.3 million from $346.0 million in 2015. The fluctuations in operating cash flows between years was primarily attributable to changes in working capital.

Investing Activities

Net cash used for investing activities for the first three months of 2018 was $44.8 million, a decrease of $3.7 million compared with the same period in the prior year. This decrease reflects less planned capital expenditures in the current period.

Investing activities consist principally of capital investments we make in our parks and resort properties. During 2017, cash spent on capital expenditures totaled $188.1 million attributable to capital for marketable new rides and attractions, and to a lesser extent, infrastructure and incremental opportunities specific to resort properties. During 2017, we also received $3.3 million of proceeds from the sale of a preferred equity investment in a non-public entity. During 2016, cash spent on capital expenditures totaled $160.7 million. During 2016, we also purchased identifiable intangible assets for $0.6 million. During 2015, cash spent on capital expenditures totaled $175.9 million. During 2015, we also purchased for $2.0 million the preferred equity investment that we sold in 2017.

Historically, we have been able to improve our revenues and profitability by continuing to make substantial capital investments in our park and resort facilities. This has enabled us to maintain or increase attendance levels, as well as to generate increases in in-park per capita spending and revenues from guest accommodations. For the 2018 operating season, we will be investing approximately $155 million on infrastructure and marketable new rides and attractions, and anticipate investing an additional $20 million to $30 million as we invest in incremental opportunities such as resort properties. Infrastructure and marketable capital investments will include four ground-breaking roller coasters at Cedar Point, Knott’s Berry Farm, California’s Great America and Kings Dominion. In addition to the coasters, we will renovate and expand the children’s and family attractions at Carowinds along with the addition of many other new attractions at all of our parks. We will also extend the operating season at Kings Dominion for a new WinterFest holiday event, bringing the total to six of our amusement parks with winter holiday events. Lastly, as we continue to expand Cedar Point’s resort accommodations, a new five-story addition to Hotel Breakers will open in May 2018 featuring an additional outdoor pool and sun deck adjacent to the mile-long beach.

Financing Activities

Net cash for financing activities for the first three months of 2018 was $21.9 million, a decrease of $55.5 million compared with the same period in the prior year. This decrease primarily reflects less borrowings on our revolving credit facility in the current period.

Net cash utilized for financing activities in 2017 totaled $106.4 million, compared with $194.5 million in 2016. This decrease reflects incremental debt borrowings due to the increase in our senior secured term loan facility under the 2017 Credit Agreement, offset by other impacts of the April 2017 refinancing including payment of debt issuance costs and early termination penalties.

Net cash utilized for financing activities in 2016 totaled $194.5 million, compared with $177.9 million in 2015. This increase in net cash utilized for financing activities is due to an increase in distributions paid to partners in 2016, as well as a $6.0 million pre-payment of term debt in 2016.

Liquidity and Capital Resources

As of March 25, 2018, our outstanding debt, before reduction for debt issuance costs and original issue discount, consisted of the following:

•	$500 million of 5.375% senior unsecured notes, maturing in April 2027, issued at par. Prior to April 15, 2020, up to 35% of the notes may be redeemed with net cash proceeds of certain equity offerings at a price equal to 105.375% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any. The notes may be redeemed, in whole or in part, at any time prior to April 15, 2022 at a price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. Thereafter, the notes may be redeemed, in whole or in part, at various prices depending on the date redeemed. The notes pay interest semi-annually in April and October.

•	$450 million of 5.375% senior unsecured notes, maturing in June 2024, issued at par. The notes may be redeemed, in whole or in part, at any time prior to June 1, 2019 at a price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” premium, together with accrued and unpaid interest, if any, to the redemption date. Thereafter, the notes may be redeemed, in whole or in part, at various prices depending on the date redeemed. The notes pay interest semi-annually in June and December.

•	$735 million of senior secured term debt, maturing in April 2024 under the 2017 Credit Agreement. The term debt bears interest at the London InterBank Offering Rate (“LIBOR”) plus 175 basis points (bps), under amendments we entered into on March 14, 2018. The pricing terms for the amendment reflected $0.9 million of original issue discount. The term loan amortizes $7.5 million annually. We paid $15.0 million of amortization during the third quarter of 2017. Therefore, we have no current maturities as of March 25, 2018.

•	$40 million of borrowings under the $275 million senior secured revolving credit facility under our 2017 Credit Agreement with a Canadian sub-limit of $15 million. Borrowings under the senior secured revolving credit facility bear interest at LIBOR or Canadian Dollar Offered Rate (“CDOR”) plus 200 bps. The revolving credit facility is scheduled to mature in April 2022 and also provides for the issuance of documentary and standby letters of credit. The 2017 Credit Agreement requires the payment of a 37.5 bps commitment fee per annum on the unused portion of the credit facilities. After letters of credit, which totaled $15.9 million at March 25, 2018, we had $219.1 million of available borrowings under the revolving credit facility and cash on hand of $42.9 million.

As of March 26, 2017, before reduction of debt issuance costs, we had $602.9 million of variable-rate term debt, $950.0 million of outstanding fixed-rate notes, and $85.0 million of borrowings outstanding under the Revolving Facility. After letters of credit, which totaled $15.9 million as of March 25, 2018 and March 26, 2017, we had available borrowings under the Revolving Facility of $219.1 million and $154.1 million, respectively. The maximum outstanding balance under the Revolving Facility was $40.0 million during the three months ended March 25, 2018 and $85.0 million during the three months ended March 26, 2017.

As of December 31, 2017, before reduction for debt issuance costs, we had $735.0 million of variable-rate term debt, $950.0 million of outstanding fixed-rate notes, and no borrowings outstanding under the Revolving Facility. As of December 31, 2016, before reduction of debt issuance costs, we had $602.9 million of variable-rate term debt, $950.0 million of outstanding fixed-rate notes, and no borrowings outstanding under the Revolving Facility. After letters of credit, which totaled $15.9 million as of December 31, 2017 and December 31, 2016, we had available borrowings under the Revolving Facility of $259.1 million and

$239.1 million, respectively. The maximum outstanding balance under the Revolving Facility was $110.0 million during the year ended December 31, 2017 and $101.0 million during the year ended December 31, 2016.

As of March 25, 2018 , we had four interest rate swap agreements that effectively convert $500 million of variable-rate debt to a fixed rate. These swaps, which mature on December 31, 2020 and fix LIBOR at a weighted average rate of 2.64%, are not designated as cash flow hedges. As of March 25, 2018, the fair market value of our derivative liability was $2.7 million and was recorded in “Derivative Liability.”

As of December 31, 2017 and as of December 31, 2016, we had four interest rate swap agreements that effectively convert $500 million of variable-rate debt to a fixed rate. These swaps, which mature on December 31, 2020 and fix LIBOR at a weighted average rate of 2.64%, were de-designated during the first quarter of 2016. As of December 31, 2017, the fair market value of our swap portfolio was a liability of $8.7 million compared with a liability of $17.7 million as of December 31, 2016. In both periods presented, the fair value of our swap portfolio was classified as long-term and recorded in “Derivative Liability.” Additional detail regarding our swap arrangements is provided in Note 6 to our audited 2017 consolidated financial statements.

The 2017 Credit Agreement includes a Consolidated Leverage Ratio, which if breached for any reason and not cured could result in an event of default. The ratio is set at a maximum of 5.50x Consolidated Total Debt-to-Consolidated EBITDA. As of March 25, 2018, we were in compliance with this financial condition covenant and all other financial covenants under the 2017 Credit Agreement.

Our long-term debt agreements include Restricted Payment provisions. Pursuant to the terms of the indenture governing the 2024 Senior Notes, which includes the most restrictive of these Restricted Payments provisions, we can make Restricted Payments of $60 million annually so long as no default or event of default has occurred and is continuing; and we can make additional Restricted Payments if our pro forma Total-Indebtedness-to-Consolidated-Cash-Flow Ratio is less than or equal to 5.00x.

As market conditions warrant, we may from time to time repurchase debt securities issued by us, in privately negotiated or open market transactions, by tender offer, exchange offer or otherwise.

In accordance with the 2017 Credit Agreement debt provisions, on February 28, 2018, we announced the declaration of a distribution of $0.89 per limited partner unit, which was paid on March 19, 2018. Also, on May 2, 2018, we announced the declaration of a distribution of $0.89 per limited partner unit, which will be payable on June 15, 2018 to holders of record as of June 4, 2018.

Existing credit facilities and cash flows from operations are expected to be sufficient to meet working capital needs, debt service, partnership distributions and planned capital expenditures for the foreseeable future.

Contractual Obligations

The following table summarizes certain obligations (on an undiscounted basis) as of December 31, 2017:

	Payments Due by Period
(In thousands)	Total	2018	2019-2020	2021-2022	2023 - Thereafter
Long-term debt(1)	$2,313,385	$92,722	$197,843	$172,156	$1,850,664
Capital expenditures(2)	63,296	40,716	22,580	—	—
Lease & other obligations(3)	161,296	24,349	19,672	17,279	99,996

Total	$2,537,977	$157,787	$240,095	$189,435	$1,950,660

(1)

Represents maturities and mandatory prepayments on long-term debt obligations, fixed interest on senior notes, variable interest on term debt assuming LIBOR interest rates as of December 31, 2017, and the impact of our various derivative contracts. See Note 5 to our audited 2017 consolidated financial statements for further information.
(2)	Represents contractual obligations in place at year-end for the purchase of new rides, facilities, and attractions. Obligations not denominated in U.S. dollars have been converted based on the currency exchange rates as of December 31, 2017.
(3)	Represents contractual lease and purchase obligations in place at year-end.

Off-Balance Sheet Arrangements

We had $15.9 million of letters of credit, which are primarily in place to backstop insurance arrangements, outstanding on our revolving credit facility as of March 25, 2018. We have no other significant off-balance sheet financing arrangements.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks from fluctuations in interest rates, and to a lesser extent on currency exchange rates on our operations in Canada, and from time to time, on imported rides and equipment. The objective of our financial risk management is to reduce the potential negative impact of interest rate and foreign currency exchange rate fluctuations to acceptable levels. We do not acquire market risk sensitive instruments for trading purposes.

We manage interest rate risk through the use of a combination of fixed-rate long-term debt, interest rate swaps that fix a portion of our variable-rate long-term debt, and variable-rate borrowings under our revolving credit facility. Translation exposures with regard to our Canadian operations are not hedged.

For derivative instruments that are designated and qualify as cash flow hedges, the effective portion of the change in fair value of the derivative instrument is reported as a component of “Other comprehensive income (loss)” and reclassified into earnings in the period during which the hedged transaction affects earnings. Changes in fair value of derivative instruments that do not qualify as effective hedging activities are reported as “Net effect of swaps” in the unaudited condensed consolidated statements of operations. Additionally, the “Other comprehensive income (loss)” related to interest rate swaps that become ineffective is amortized over the remaining life of the interest rate swap and reported as a component of “Net effect of swaps” in the unaudited condensed consolidated statements of operations.

As of March 25, 2018, on an adjusted basis after giving effect to the impact of interest rate swap agreements, $1,450.0 million of our outstanding long-term debt represented fixed-rate debt and $235.0 million represented variable-rate debt. Assuming an average balance on our revolving credit borrowings of approximately $5.5 million, a hypothetical 100 bps increase in 30-day LIBOR on our variable-rate debt (not considering the impact of our interest rate swaps) would lead to an increase of approximately $7.4 million in annual cash interest costs.

Assuming a hypothetical 100 bps increase in 30-day LIBOR, the amount of net cash interest paid on our derivative portfolio would decrease by $5.0 million over the next twelve months.

A uniform 10% strengthening of the U.S. dollar relative to the Canadian dollar would result in a $3.5 million decrease in annual operating income.

Impact of Inflation

Substantial increases in costs and expenses could impact our operating results to the extent such increases could not be passed along to our guests. In particular, increases in labor, supplies, taxes, and utility expenses could have an impact on our operating results. The majority of our employees are seasonal and are paid hourly rates which are consistent with federal and state minimum wage laws. Historically, we have been able to pass along cost increases to guests through increases in admission, food, merchandise and other prices, and we believe that we will continue to have the ability to do so over the long term. We believe that the effects of inflation, if any, on our operating results and financial condition have been and will continue to be minor.

Quarterly Financial Data

Quarterly operating results for 2018, 2017 and 2016 are presented in the table below:

	Net revenues	Operating income (loss)	Net income (loss)	Net income (loss) per limited partner unit-basic	Net income (loss) per limited partner unit-diluted
	Unaudited (In thousands, except per unit amounts)
2018
1st Quarter	$54,727	$(75,647)	$(83,400)	$(1.49)	$(1.49)
2017
1st Quarter	$48,318	$(75,961)	$(64,754)	$(1.16)	$(1.16)
2nd Quarter	392,798	95,313	31,368	0.56	0.55
3rd Quarter	652,689	256,139	191,315	3.41	3.38
4th Quarter(1)	228,162	19,720	57,547	1.03	1.01

2017 Total	$1,321,967	$295,211	$215,476	3.84	3.79

2016
1st Quarter	$58,438	$(65,818)	$(48,486)	$(0.87)	$(0.87)
2nd Quarter	388,034	94,858	57,983	1.04	1.03
3rd Quarter	650,283	267,795	174,987	3.13	3.10
4th Quarter	191,966	20,104	(6,796)	(0.12)	(0.12)

2016 Total	$1,288,721	$316,939	$177,688	3.18	3.14

(1)	The fourth quarter of 2017 includes a $62.7 million benefit for taxes compared with a $6.1 million provision for taxes for the fourth quarter of 2016 primarily due to a $55.3 million tax benefit recorded in 2017 related to the Tax Cuts and Jobs Act.

Note:	To assure that our highly seasonal operations will not result in misleading comparisons of interim periods, the Company has adopted the following reporting procedures: (a) seasonal operating costs are expensed over the operating season, including some costs incurred prior to the season, which are deferred and amortized over the season, and (b) all other costs are expensed as incurred or ratably over the entire year.

BUSINESS

Our Business

The Company is a publicly traded Delaware limited partnership formed in 1987 and managed by Cedar Fair Management, Inc., an Ohio corporation (the “General Partner”), whose shares are held by an Ohio trust. We are one of the largest regional amusement park operators in the world and own eleven amusement parks, two separately gated outdoor water parks, one indoor water park and four hotels.

In 2017, we entertained more than 25 million visitors. All of our parks are family-oriented, with recreational facilities for people of all ages, and provide clean and attractive environments with exciting rides and entertainment. The amusement parks include: Cedar Point, located on Lake Erie between Cleveland and Toledo in Sandusky, Ohio; Knott’s Berry Farm, near Los Angeles, California; Canada’s Wonderland, near Toronto, Canada; Kings Island, near Cincinnati, Ohio; Carowinds, in Charlotte, North Carolina; Dorney Park, in Allentown, Pennsylvania; Kings Dominion, near Richmond, Virginia; California’s Great America, in Santa Clara, California; Valleyfair, near Minneapolis/St. Paul, Minnesota; Worlds of Fun, in Kansas City, Missouri; and Michigan’s Adventure, in Muskegon, Michigan. We manage and operate Gilroy Gardens Family Theme Park in Gilroy, California.

We also own and operate two separately gated outdoor water parks located adjacent to Cedar Point and Knott’s Berry Farm, three hotels at Cedar Point (including the Castaway Bay Indoor Waterpark Resort in Sandusky, Ohio) and one hotel at Knott’s Berry Farm. With limited exceptions, all rides and attractions at the amusement and water parks are owned and operated by us. We own the land on which Cedar Point Sports Center is located. The sports park is operated by a third party.

Our seasonal amusement parks are generally open during weekends beginning in April or May, and then daily from Memorial Day until Labor Day, after which they are open during weekends in September and, in most cases, October for Halloween events. The two separately gated outdoor water parks also operate seasonally, generally from Memorial Day to Labor Day, plus some additional weekends before and after this period. As a result, a substantial portion of our revenues from these parks are generated during an approximately 130- to 140-day operating season with the major portion concentrated in the third quarter during the peak vacation months of July and August. In 2017, California’s Great America, Carowinds, Worlds of Fun and Kings Island extended their operating seasons by approximately 20 to 25 days to include WinterFest, a holiday event operating during November and December showcasing holiday shows and festivities. In 2018, Kings Dominion will also extend its operating season by 20 to 25 days to include WinterFest. Knott’s Berry Farm continues to be open daily on a year-round basis. Castaway Bay is also generally open daily from Memorial Day to Labor Day, plus a limited daily schedule for the balance of the year. Each park charges a basic daily admission price, which allows unlimited use of most rides and attractions.

The demographic groups that are most important to the parks are families and young people ages 12 through 24. Families are believed to be attracted by a combination of rides, live entertainment and the clean, wholesome atmosphere. Young people are believed to be attracted by the action-packed rides. During their operating season, the parks conduct active television, radio, newspaper and internet advertising campaigns in their major market areas geared toward these two groups.

Segment Reporting

Each of the Company’s parks operates autonomously, and management reviews operating results, evaluates performance and makes operating decisions, including the allocation of resources, on a property-by-property basis. In addition to reviewing and evaluating performance of the business at the individual park level, the structure of the Company’s management incentive compensation systems are centered around the operating results of each park as an integrated operating unit. Therefore, each park represents a separate operating segment of the Company’s business. Although the Company manages its parks with a high degree of autonomy, each park offers and markets a similar collection of products and services to similar customers. In addition, the parks all have similar economic characteristics, in that they all show similar long-term growth trends in key industry metrics such as attendance, in- park per capita spending, net revenue, operating costs and operating profit. Therefore, the Company operates within a single reportable segment of amusement/water parks with accompanying resort facilities.

Description of Parks

Cedar Point

Cedar Fair’s flagship park, Cedar Point, was first developed as a recreational area in 1870. Located on a peninsula in Sandusky, Ohio bordered by Lake Erie and Sandusky Bay, the park is approximately 60 miles west of Cleveland and 100 miles southeast of Detroit. Attractive to both families and thrill-seekers, the park features 18 roller coasters, including many record-breakers, and three children’s areas. Cedar Point serves a six-state region which includes nearly all of Ohio and Michigan, western Pennsylvania and New York, northern West Virginia and Indiana, as well as southwestern Ontario, Canada. The park’s market area includes Cleveland, Toledo, Akron and Columbus, Ohio; and Detroit, Grand Rapids, Flint and Lansing, Michigan.

Located adjacent to the park is Cedar Point Shores Water Park, a separately gated water park that features more than 15 water rides and attractions.

We also own and operate three hotels at Cedar Point. The park’s only year-round hotel is Castaway Bay Indoor Waterpark Resort, which is located adjacent to the Causeway entrance to the park. Castaway Bay features tropical, Caribbean theme hotel rooms centered around an indoor water park. The park’s largest hotel, the historic Hotel Breakers, has various dining and lounge facilities, a mile-long beach, lake swimming, a conference/meeting center, an indoor pool and multiple outdoor pools. Located near the Causeway entrance to the park, Cedar Point’s Express Hotel is a limited-service seasonal hotel.

We also own and operate the Cedar Point Marina, Castaway Bay Marina and Lighthouse Point. Cedar Point Marina is a full-service marina and provides dock facilities, including floating docks and full guest amenities. In addition, Cedar Point Marina features two restaurants accessible by the general public. Castaway Bay Marina is a full-service marina. Lighthouse Point offers lake-front cottages, cabins and full-service RV campsites.

We own and operate the Cedar Point Causeway across Sandusky Bay. This Causeway is a major access route to Cedar Point. We also own dormitory facilities located near the park that house approximately 4,000 of the park’s seasonal employees.

Cedar Point Sports Center is an outdoor sports park consisting of various playing fields and training areas for soccer, baseball, softball and lacrosse tournaments and clinics in Sandusky, Ohio. We own the land on which the sports park is located. The sports park is operated by a third party.

We own the land from the former Wildwater Kingdom seasonal water-park located near Cleveland, Ohio, which ceased operations during the third quarter of 2016. The remaining land is available for sale.

Knott’s Berry Farm

Knott’s Berry Farm, located near Los Angeles in Buena Park, California, first opened in 1920 and was acquired by us in 1997. The park is one of several year-round theme parks in Southern California and serves a market area centered in Orange County with a large national and international tourism population.

The park is renowned for its seasonal events, including a special holiday event, Knott’s Merry Farm, and a Halloween event, Knott’s Scary Farm, which has been held for more than 40 years and is annually rated one of the best Halloween events in the industry by Amusement Today’s international survey.

Adjacent to Knott’s Berry Farm is Knott’s Soak City, a separately gated seasonal water park that features multiple water rides and attractions.

We also own and operate the Knott’s Berry Farm Hotel, a full-service hotel located adjacent to Knott’s Berry Farm, which features a pool, fitness facilities and meeting/banquet facilities.

Canada’s Wonderland

Canada’s Wonderland, a combination amusement and water park located near Toronto in Vaughan, Ontario, first opened in 1981 and was acquired by us in 2006. It contains numerous attractions, including 16 roller coasters, and is one of the most attended regional amusement parks in North America. Canada’s Wonderland is in a culturally diverse metropolitan market with large populations of different ethnicities and national origins. Each year the park showcases an extensive entertainment and special event line-up which includes cultural festivals.

Kings Island

Kings Island, a combination amusement and water park located near Cincinnati, Ohio, first opened in 1972 and was acquired by us in 2006. Kings Island is one of the most attended regional amusement parks in North America. The park features a children’s area that has been consistently named the “Best Kids’ Area in the World” by Amusement Today. The park’s market area includes Cincinnati, Dayton and Columbus, Ohio; Louisville and Lexington, Kentucky; and Indianapolis, Indiana.

Carowinds

Carowinds, a combination amusement and water park located in Charlotte, North Carolina, first opened in 1973 and was acquired by us in 2006. Carowinds’ major markets include Charlotte, Greensboro, and Raleigh, North Carolina; as well as Greenville and Columbia, South Carolina.

The park also offers Camp Wilderness Resort, an upscale camping area that includes luxury cabins, RV sites, and tent and pop-up sites. The campground features a convenience store and a swimming pool.

Kings Dominion

Kings Dominion, a combination amusement and water park located near Richmond, Virginia, first opened in 1975 and was acquired by us in 2006. The park’s market area includes Richmond and Norfolk, Virginia; Raleigh, North Carolina; Baltimore, Maryland and Washington, D.C. In 2018, Kings Dominion will begin hosting WinterFest.

Additionally, the park offers Kings Dominion Camp Wilderness Campground, an upscale camping area featuring luxury cabins, RV sites, and tent and pop-up sites. The campground also features a swimming pool, playground, and convenience store.

We also own a dormitory facility located adjacent to Kings Dominion that houses approximately 400 of the park’s seasonal employees.

California’s Great America

California’s Great America, a combination amusement and water park located in Santa Clara, California, first opened in 1976 and was acquired by us in 2006. The park draws its visitors primarily from San Jose, San Francisco, Sacramento, Modesto and Monterey, among other cities in northern California.

Dorney Park

Dorney Park, a combination amusement and water park located in Allentown, Pennsylvania, was first developed as a summer resort area in 1884 and was acquired by us in 1992. Dorney Park’s major markets include Philadelphia, Lancaster, Harrisburg, York, Scranton, Wilkes-Barre, Hazleton and the Lehigh Valley, Pennsylvania; New York City; and New Jersey.

Worlds of Fun

Worlds of Fun, which opened in 1973 and was acquired by us in 1995, is a combination amusement and water park located in Kansas City, Missouri. Worlds of Fun serves a market area centered in Kansas City, as well as most of Missouri and portions of Kansas and Nebraska.

Worlds of Fun also features Worlds of Fun Village, an upscale camping area that offers overnight guest accommodations next to the park with wood-side cottages, log cabins and deluxe RV sites. Included within the Village is a clubhouse with a swimming pool and a convenience store.

Valleyfair

Valleyfair, which opened in 1976 and was acquired by our predecessor in 1978, is a combination amusement and water park located near Minneapolis-St. Paul in Shakopee, Minnesota. Valleyfair’s market area is centered in Minneapolis-St. Paul, but the park also draws visitors from other areas in Minnesota and surrounding states.

We also own a dormitory facility located adjacent to Valleyfair that houses approximately 400 of the park’s seasonal employees.

Michigan’s Adventure

Michigan’s Adventure, which was acquired by us in 2001, is a combination amusement and water park located in Muskegon, Michigan. Michigan’s Adventure serves a market area principally from central and western Michigan and eastern Indiana.

Competitive Strengths

We believe we have the following competitive strengths:

High quality, well-maintained parks. We believe that we are a leading operator of regional amusement parks because we have historically made substantial investments in our park and resort facilities. This has enabled us to provide a wholesome, exciting, quality experience with broad family appeal and, as a result, increase attendance levels and generate higher average in-park guest per capita spending and higher revenue from guest accommodations.

To accomplish that goal, we invest in marketable attractions, including an industry leading portfolio of award-winning rollercoasters, that help drive attendance and have long operating lives and evergreen themes that incur minimal royalty payments and do not require costly re-theming or other reinvestment to keep pace with changing third party intellectual property. As a result of these capital investments, our parks have a variety of award-winning thrill rides, including 10 of the world’s top 25 steel roller coasters and five of the world’s top 25 wooden roller coasters according to international surveys conducted this past year by Amusement Today.

Each of our parks has also maintained broad family appeal, with designated areas for young children. According to Amusement Today’s 2017 survey, Kings Island has been consistently named the “Best Kids’ Area in the World.” We continue to pursue additional opportunities for growth at our parks with attractions that have a broad family appeal. We believe making our parks appealing to the whole family results in repeat visitation, higher attendance and greater per capita spending.

Favorable industry dynamics. Regional amusement parks provide an attractive and affordable alternative to large destination parks, particularly in a challenging economic environment. We believe that a leading position in the regional amusement park industry provides a distinct competitive advantage due to a price/value proposition that compares favorably to other local, out-of-home entertainment options.

Additionally, our regional amusement and water parks are primarily located near major cities with little or no direct competition from other theme parks within their core market area.

Significant barriers to entry. We believe there are significant barriers to entry in the amusement park industry that help our parks maintain their strong regional market positions:

•	Capital Costs. Construction of a quality regional theme park requires a substantial initial capital investment, and there is generally limited visibility on a newly-constructed park’s return on capital at inception.

•	Real Estate Requirements. Building a new theme park requires a significant plot of developable land, plus additional land for roads and local businesses, including lodging and restaurants, that will be complementary to the park.

•	Zoning Restrictions. Local governments often believe the negative impact of increased traffic and environmental effects will outweigh the promise of increased tax revenue and job creation, and as a result generally show reluctance to approve zoning for a new theme park.

•	Development Time. We estimate that it takes approximately three years to construct a regional amusement park, with the planning process taking approximately one year (including a feasibility analysis, public approval processes, design development and financing) and construction taking up to two years (including procurement and installation of rides, show facilities and other equipment).

Significant real estate holdings and other assets. We own approximately 4,700 acres of land, with only one park utilizing leased property, which is under a long-term ground lease that renews at our option through 2074. Our amusement parks comprise more than 4,000 acres of our owned land, including approximately 1,400 acres of developable land, and we also own approximately 640 acres of land near Cleveland, Ohio. Virtually all of the rides and attractions at our amusement and water parks are currently owned and operated by us. We also own and operate a number of other complementary assets adjacent to some of our parks:

•	We own and operate three hotel facilities at Cedar Point, including: Castaway Bay Indoor Waterpark Resort, which features tropical, Caribbean theme hotel rooms centered around an indoor water park; the park’s largest hotel, the historic Hotel Breakers, which features dining and lounge facilities, a mile-long beach, lake swimming, a conference/meeting center, an indoor pool and multiple outdoor pools and Cedar Point’s Express Hotel, a limited-service seasonal hotel.

•	We own and operate several other assets at Cedar Point that are complementary to the park’s operations, including: Cedar Point Marina, a full-service marina that provides dock facilities, including floating docks and full guest amenities; Castaway Bay Marina, a full-service marina; and Lighthouse Point, which features lake-front cottages, cabins and full-service RV campsites.

•	We own the land on which the Cedar Point Sports Center, an outdoor sports park consisting of various playing fields and training areas for soccer, baseball, softball and lacrosse tournaments and clinics in Sandusky, Ohio, is located. The sports park is operated by a third party.

•	We own the Cedar Point Causeway across Sandusky Bay, which is the major access route to Cedar Point.

•	We own and operate the Knott’s Berry Farm Hotel, a full-service hotel, which features a pool, fitness facilities and meeting/banquet facilities and is located adjacent to Knott’s Berry Farm.

•	We own upscale camping areas that offer overnight guest accommodations next to our parks at Carowinds, Kings Dominion and Worlds of Fun.

•	We own dormitory facilities that house seasonal and part-time employees near or adjacent to several of our parks, including: Cedar Point, where we housed 4,000 employees in 2017; Kings Dominion, where we housed 400 employees in 2017; and Valleyfair, where we housed 400 employees in 2017.

Stable and diversified cash flows. We have historically generated stable cash flow as a result of consistent attendance and long-term revenue trends. In addition to favorable industry dynamics historically driving organic attendance growth, we have opportunistically made acquisitions to further our diversity of revenue and market share. As a result, our park portfolio is broadly distributed across North America, establishing a geographic footprint that mitigates regional economic and weather risk, and our revenues and Adjusted EBITDA are diversified across our parks, so we are not dependent on any one park or region.

We have also used our highly successful holiday events to extend the operating season and generate additional revenue at our parks. In the last decade, Halloween events have been added to most of the Company’s parks and have become meaningful financial contributors. These Halloween events follow in the tradition of Knott’s Scary Farm, the original theme park Halloween event dating back to 1973 at Knott’s Berry Farm. Knott’s Scary Farm has consistently been named one of the “Best Halloween Events in the World” according to Amusement Today, and its immense popularity also paved the way for a holiday event, Knott’s Merry Farm. In 2016 and 2017, WinterFest, a recently added holiday event, extended the operating season into November and December for California’s Great America in 2016 and Carowinds, Worlds of Fun and Kings Island in 2017. Each WinterFest event featured 20-25 incremental operating days.

We believe our stable and diversified cash flow will continue to give us the opportunity to grow, reinvest in our business and service our indebtedness.

Industry-leading operating metrics. We believe we have some of the highest Adjusted EBITDA margins and cash conversion profiles in the theme park industry. We protect these margins by maintaining our pricing policies and abiding by strict cost controls. On the pricing side, we limit the use of complimentary and heavily-discounted tickets and focus on single-day ticket price integrity. On the cost side, we carefully manage seasonal staffing levels, minimize corporate overhead and require senior management approval for pricing decisions, permanent hiring and corporate travel. Additionally, our management has consistently demonstrated the ability to enhance the performance of acquired assets by enforcing strict cost controls, optimizing pricing policies for tickets and redirecting spending away from intellectual property and towards thrill rides and family attractions.

Our high operating margins are also aided by our lack of significant licensing fees, as compared to industry peers who incur licensing fees for certain entertainment-themed attractions. Our relatively low licensing fees allow us to redirect expenditures toward thrill rides that will increase attendance, such as Mystic Timbers at Kings Island in 2017 and Valravn at Cedar Point in 2016. We believe this is an important factor that has enabled us to outperform our peers in periods of economic uncertainty.

Experienced management team. The members of our senior management team have an average of more than 20 years of experience in the leisure and hospitality industries. The management team is led by Richard Zimmerman (President and Chief Executive Officer), Tim Fisher (Chief Operating Officer) and Brian Witherow (Executive Vice President and Chief Financial Officer). We believe our experienced management team is a key component of our success and will enable us to continue to produce attractive operating results.

Capital Expenditures and Working Capital

We believe that annual park attendance is influenced by annual investments in new attractions. Capital expenditures are planned on a seasonal basis with the majority of such capital expenditures made prior to the beginning of the peak operating season. Capital expenditures made in a calendar year may differ materially from amounts identified with a particular operating season because of timing considerations such as weather conditions, site preparation requirements and availability of ride components, which may result in accelerated or delayed expenditures around calendar year-end.

During the operating season, we carry significant receivables and inventories of food and merchandise, as well as payables and payroll-related accruals. Amounts are substantially reduced in non-operating periods. Seasonal working capital needs are funded from current operations and revolving credit facilities. Revolving credit facilities are established at levels sufficient to accommodate our peak borrowing requirements in April and May as the seasonal parks complete preparations for opening. Revolving credit borrowings are reduced with our positive cash flow during the seasonal operating period.

Competition

We compete for discretionary spending with all aspects of the recreation industry within its primary market areas, including other destination and regional amusement parks. We also compete with other forms of entertainment and recreational activities, including movies, sports events, restaurants and vacation travel.

The principal competitive factors in the amusement park industry include the uniqueness and perceived quality of the rides and attractions in a particular park, its proximity to metropolitan areas, the atmosphere and cleanliness of the park, and the quality and variety of the food and entertainment available. We believe that our amusement parks feature a sufficient quality and variety of rides and attractions, restaurants, gift shops and family atmosphere to make them highly competitive with other parks and forms of entertainment.

Government Regulation

Our properties and operations are subject to a variety of federal, state and local environmental, health and safety laws and regulations. Currently, we believe we are in substantial compliance with applicable requirements under these laws and regulations. However, such requirements have generally become stricter over time, and there can be no assurance that new requirements, changes in enforcement policies or newly discovered conditions relating to its properties or operations will not require significant expenditures in the future.

All rides are operated and inspected daily by both our maintenance and ride operations personnel before being placed into operation for our guests. The parks are also periodically inspected by our insurance carrier and, at all parks except Valleyfair, Worlds of Fun, and Carowinds’ South Carolina rides, by state or county ride-safety inspectors. Valleyfair, Worlds of Fun and Carowinds each contract with a third party to inspect its rides pursuant to Minnesota, Missouri, and South Carolina law, respectively, and submit the third-party report to the respective state agency. Additionally, all parks have added ride maintenance and operation inspections completed by third party qualified inspectors to make sure our standards are being maintained.

Employees

We have approximately 2,200 full-time employees. During the operating season, we employ in aggregate approximately 44,700 seasonal and part-time employees, many of whom are high school and college students. Approximately 4,000 of Cedar Point’s seasonal employees, 400 of Kings Dominion’s, and 400 of Valleyfair’s seasonal employees live in dormitories owned by us. Approximately 350 of Dorney Park’s seasonal employees, 300 of Carowinds’ seasonal employees, 200 of Kings Island’s seasonal employees, and 100 of Worlds of Fun’s seasonal employees live in dormitories rented by the Company. We maintain training programs for all new employees and believe that we maintain good relations with our employees.

Properties

Park	Location	Approximate Total Acreage	Approximate Developed Acreage	Approximate Undeveloped Acreage
Cedar Point Cedar Point Shores(1)(3)	Sandusky, Ohio	625	515	110
Knott’s Berry Farm Knott’s Soak City	Buena Park, California	175	175	—
Canada’s Wonderland	Vaughan, Ontario, Canada	295	295	—
Kings Island	Mason, Ohio	680	330	350
Carowinds	Charlotte, North Carolina and Fort Mill, South Carolina	400	300	100
Kings Dominion	Doswell, Virginia	740	280	460
California’s Great America(2)	Santa Clara, California	165	165	—
Dorney Park	Allentown, Pennsylvania	210	180	30
Worlds of Fun
Oceans of Fun	Kansas City, Missouri	350	250	100
Valleyfair	Shakopee, Minnesota	190	110	80
Michigan’s Adventure	Muskegon, Michigan	260	120	140

(1)	Cedar Point and Cedar Point Shores are located on approximately 365 acres, virtually all of which have been developed, on the Cedar Point peninsula in Sandusky, Ohio. We also own approximately 260 acres of property on the mainland adjoining the approach to the Cedar Point Causeway with approximately 110 acres undeveloped. Cedar Point’s Express Hotel, Castaway Bay Indoor Waterpark Resort and an adjoining restaurant, Castaway Bay Marina, two seasonal-employee housing complexes, and Cedar Point Sports Center are located on this property.

We control, through ownership or an easement, a six-mile public highway and owns approximately 40 acres of vacant land adjacent to this highway, which is a secondary access route to Cedar Point and serves about 250 private residences. The roadway is maintained by us pursuant to deed provisions. The Cedar Point Causeway, a four-lane roadway across Sandusky Bay, is the principal access road to Cedar Point and is owned by one of our subsidiaries.

(2)	We lease the land at California’s Great America from the City of Santa Clara through a long-term lease agreement that is renewable in 2039 with options to renew at our discretion.
(3)	In addition to the acreage above, we own approximately 640 acres in Aurora, Ohio (near Cleveland, Ohio) which is available for sale. The land is the location of the former Wildwater Kingdom waterpark. See Note 3 to our audited 2017 consolidated financial statements for further information regarding the closure of the waterpark.

All of our property is owned in fee simple, with the exception of California’s Great America in Santa Clara, California, and portions of the six-mile public highway that serves as secondary access route to Cedar Point, and is encumbered by the 2017 Credit Agreement. We consider our properties to be well maintained, in good condition and adequate for our present uses and business requirements.

Legal Proceedings

Freddie Ramos vs. Cedar Fair, L.P., Cedar Fair Management Company

Cedar Fair and the General Partner are defendants in a lawsuit filed in Superior Court of the State of California for Orange County on November 23, 2016 by Freddie Ramos seeking damages and injunctive relief for claims related to certain employment and pay practices at our parks in California, including those related to certain check-out, time reporting, discharge, meal and rest period, and pay statement practices. We filed an answer on January 13, 2017 denying the allegations in the complaint and requesting a dismissal of all claims. On January 17, 2017, we filed a Notice of Removal of the case from the state court to the United State District Court for the Central District of California. The class has not been certified. On August 29, 2017, the Company participated in a mediation relating to the claims alleged in the lawsuit. Following this mediation, the Company negotiated a $4.2 million settlement with the named plaintiff on a class wide basis. As part of the settlement, the case will be remanded back to the Superior Court of the State of California for Orange County for a preliminary hearing and final court approval of the proposed settlement. Cedar Fair and the named plaintiff are required to file a brief in support of the settlement with the court. The hearing to approve the final settlement is not expected to occur until the second quarter of 2018. Based upon the information available, we believe the liability recorded as of March 25, 2018 is adequate and do not expect the terms of the negotiated settlement or final briefing to materially affect our financial results in future periods.

MANAGEMENT

The following table sets forth information regarding our current executive officers and directors including their ages as of April 9, 2018:

Name	Age	Position(s)
Richard A. Zimmerman	57	President and Chief Executive Officer
H. Philip Bender	62	Executive Vice President, Operations
Robert A. Decker	57	Senior Vice President of Planning & Design
Tim V. Fisher	58	Chief Operating Officer
Craig A. Heckman	54	Senior Vice President, Human Resources
David R. Hoffman	49	Senior Vice President and Chief Accounting Officer
Duffield E. Milkie	52	Executive Vice President, Corporate Secretary and General Counsel
Kelley S. Semmelroth	53	Executive Vice President and Chief Marketing Officer
Brian C. Witherow	51	Executive Vice President and Chief Financial Officer
Matthew A. Ouimet	60	Executive Chairman
Eric L. Affeldt	60	Director
Gina D. France	59	Director
Daniel J. Hanrahan	60	Director
Tom Klein	55	Director
D. Scott Olivet	55	Director
John M. Scott, III	52	Director
Lauri M. Shanahan	55	Director
Debra Smithart-Oglesby	63	Director

Richard A. Zimmerman has been President and Chief Executive Officer since January 2018. Prior to that, he served as President and Chief Operating Officer from October 2016 through December 2017 and as Chief Operating Officer since October 2011. Prior to that, he served as Executive Vice President since November 2010, previously serving as Regional Vice President since June 2007 and has been with Cedar Fair since 2006. Richard served as Vice President and General Manager of Kings Dominion from 1998 through 2006.

H. Philip Bender has served as Executive Vice President, Operations since November 2010, previously serving as Regional Vice President beginning in June 2006. Prior to that, he served as Vice President and General Manager of Worlds of Fun / Oceans of Fun from 2000 through 2006.

Rob A. Decker has served as Senior Vice President of Planning & Design since January 2015. Prior to that, he served as Corporate Vice President of Planning & Design since the end of 2002, and he has been with Cedar Fair since 1999. Prior to joining Cedar Fair, Rob served as Design Director at Jack Rouse Associates, Inc., a consultant firm to the entertainment industry, from 1989 through 1999.

Tim V. Fisher joined Cedar Fair as Chief Operating Officer in December 2017. Prior to joining Cedar Fair, he served as Chief Executive Officer of Village Roadshow Theme Parks International, an Australian-based theme park operator, since March 2017. Prior to this appointment with Village Roadshow Theme Parks International, Tim served as Chief Executive Officer of Village Roadshow Theme Parks since January 2009.

Craig A. Heckman joined Cedar Fair as Senior Vice President, Human Resources in January 2017. Prior to joining Cedar Fair, he served as Vice President, Human Resources for Vestis Retail Group, a retail operator, from December 2014 through December 2016. Prior to joining Vestis Retail Group, Craig served as Vice President, Human Resources—Stores and International for Express/L Brands, a fashion retailer, from 2006 to 2014.

Dave R. Hoffman has served as Senior Vice President and Chief Accounting Officer since January 2012. Prior to that, he served as Vice President of Finance and Corporate Tax since November 2010. He served as Vice

President of Corporate Tax from October 2006 until November 2010. Prior to joining Cedar Fair, Dave served as a business advisor with Ernst & Young from 2002 through 2006.

Duffield E. Milkie has served as Executive Vice President and General Counsel since January 2015 and has served as Corporate Secretary since February 2012. He served as Corporate Vice President and General Counsel from February 2008 to January 2015. Prior to joining Cedar Fair, Duff was a partner in the law firm of Wickens, Herzer, Panza, Cook, & Batista from 1998 through 2008.

Kelley S. Semmelroth has served as Executive Vice President and Chief Marketing Officer since February 2012. Prior to joining Cedar Fair, she served as Senior Vice President, Marketing Planning Director for TD Bank from 2010 through 2012. Prior to joining TD Bank, Kelley served as Senior Vice President of Brand Strategy and Management at Bank of America from 2005 through 2010.

Brian C. Witherow has served as Executive Vice President and Chief Financial Officer since January 2012. Prior to that, he served as Vice President and Corporate Controller beginning in July 2005. Brian has been with Cedar Fair in various other positions since 1995.

Matthew A. Ouimet has been Executive Chairman of the Board of Directors since January 2018 and a member of the Board of Directors since August 2011. Mr. Ouimet served as chief executive officer from January 2012 through December 2017 and was president of the General Partner from June 2011 through October 2016. Before joining Cedar Fair, Mr. Ouimet was president and chief operating officer for Corinthian Colleges, a publicly traded company that owns and manages for-profit colleges throughout the United States and Canada, from July 2009 through October 2010 and was executive vice president-operations for Corinthian Colleges from January 2009 through June 2009. Prior to joining Corinthian Colleges, he served as president, Hotel Group for Starwood Hotels and Resorts Worldwide from August 2006 through September 2008. Before joining Starwood, Mr. Ouimet spent 17 years at The Walt Disney Company, where he last served as President of the Disneyland Resort. He also served in a variety of other business development and financial positions during his employment with Disney, including president of Disney Cruise Line and executive general manager of Disney Vacation Club. This experience, Mr. Ouimet’s leadership and management skills and his insights from his experience as Cedar Fair’s prior chief executive officer provide guidance, operational knowledge and management perspective to the Board.

Eric L. Affeldt served as chief executive officer and a director of ClubCorp Inc. (NYSE: MYCC), which owns or operates a network of golf and country clubs, business clubs, sports clubs and alumni clubs, from 2006 through 2017 and served as ClubCorp’s president from 2006 through 2016. Prior to joining ClubCorp, he was a principal of KSL Capital Partners, the private equity firm that purchased ClubCorp in 2006. Mr. Affeldt also previously served as president and CEO of KSL’s former golf division, KSL Fairways, vice president and general manager of Doral Golf Resort and Spa in Miami and the combined PGA West and La Quinta Resort and Club in California and was a founding partner of KSL Recreation. In addition, he was president of General Aviation Holdings, Inc. Mr. Affeldt served as the non-executive Chairman of the Board from 2012 through 2017 and has served as a Director since 2010. Mr. Affeldt is qualified to serve on the Board of Directors primarily as a result of his experience as president and CEO of a nationally recognized company that conducts business in the entertainment and leisure industry.

Gina D. France has more than 35 years of strategy, investment banking and corporate finance experience. Currently, Ms. France is president and CEO of France Strategic Partners LLC, a strategy and transaction advisory firm serving corporate clients across the country. Before founding France Strategic Partners in 2003, Ms. France was a Managing Director with Ernst & Young LLP where she led a national client-facing strategy group. She has served as a strategic advisor to over 250 companies throughout the course of her career. Previously, Ms. France was an investment banker with Lehman Brothers in New York and San Francisco. Prior to Lehman Brothers, she served as the International Cash Manager of Marathon Oil Company. Ms. France also serves on the Corporate Boards of Huntington Bancshares Incorporated (NASDAQ: HBAN), a $100 billion asset regional bank holding company operating in 8 states; and CBIZ, Inc. (NYSE: CBZ), an accounting services and employee benefits provider with 100 offices nationwide. She has also served on the boards of FirstMerit Corporation prior to its acquisition by Huntington Bancshares and Dawn Food Products, one of the world’s largest manufacturers and distributors of bakery products. Ms. France, who has served as a Director since 2011, is the Chairperson of the Audit Committee and is a member of the Nominating and Corporate Governance Committee. Ms. France brings to the Board of Directors her leadership experiences in the investment banking, accounting and financial services fields, her expertise in financial reporting and risk oversight, and her experiences as a board member of several nationally recognized companies.

Daniel J. Hanrahan brings more than 30 years of experience, including a variety of sales and marketing, general manager, president and chief executive officer roles across the consumer packaged goods, retail, travel and hospitality sectors. He served as the president and chief executive officer and director of the Regis Corporation (NYSE: RGS), a global leader in beauty salons and cosmetology, from August 2012 through April 2017. Prior to joining Regis, he served as president and CEO of Celebrity Cruises, a cruise line and division of Royal Caribbean Cruises (NYSE: RCL), from 2007 to 2012. He was promoted to president in 2005 and to CEO in 2007 after his highly successful management of the sales and marketing division for Royal Caribbean. Prior to joining Royal Caribbean, Mr. Hanrahan served in executive-level positions with Polaroid Corporation and Reebok International Ltd. In 2004, he was named one of the “Top 25 Extraordinary Minds in Hospitality Sales and Marketing” by Hospitality and Sales Marketing Association International. In 2017, Mr. Hanrahan was appointed as a director and member of the Audit Committee at Lindblad Expeditions Holdings, Inc. (NASDAQ: LIND), a global provider of expedition cruises and adventure travel experiences. Mr. Hanrahan has served as a Director since June 2012 and is a member of the Audit and Compensation Committees. Mr. Hanrahan is qualified to serve on the Board of Directors primarily as a result of his significant executive-level experience across a wide spectrum of consumer-facing brands, including in the retail, travel and hospitality sectors, as well as his more than 30 years of experience in sales and marketing.

Tom Klein served as chief executive officer and president and a director of Sabre Holdings (NASDAQ: SABR), a technology solutions provider to the global travel and tourism industry, from 2013 until 2016. Its subsidiaries include Sabre Travel Network and Sabre Airline and Hospitality Solutions. Prior to becoming CEO, Mr. Klein served in a number of leadership roles at Sabre, including company president from 2010 and group president of Sabre Travel Network and Sabre Airline Solutions. Before joining Sabre in 1994, he held a variety of sales, marketing and operations roles at American Airlines (NASDAQ: AAL) and Consolidated Freightways, Inc. Mr. Klein serves on the Board of Directors for Playa Hotels & Resorts N.V. (NASDAQ: PLYA), an owner, operator and developer of all-inclusive resorts in Mexico and the Caribbean. He was appointed to the Board of Directors for Brand USA by the U.S. Secretary of Commerce and served from 2010 through 2017, serving as Vice Chair for three years prior to his service as Chairman during 2017. In 2016, he was appointed to the U.S. President’s Advisory Council on Doing Business in Africa. He served on the executive committee of the World Travel and Tourism Council for almost a decade. Mr. Klein has served as a Director since January 2012 and is Chairman of the Compensation Committee. Mr. Klein is qualified to serve on the Board of Directors primarily as a result of his experience as president and chief executive officer of a company in the technology and travel industry and brings an understanding of distribution and technology solutions to the Board.

D. Scott Olivet is the chief executive officer of Renegade Brands, an investment company that primarily invests in apparel and other consumer companies, and an operating partner at Altamont Capital Partners, a private equity firm. He also serves as the executive chairman of RED Digital Cinema, an American manufacturer of digital cinematography tools, a position he has held since July 2009. Mr. Olivet was the non-executive chairman of Collective Brands, a parent company that owns shoe retailers and manufacturers, from June 2011 to October 2012. From 2005 to July 2009, Mr. Olivet served as chief executive officer and director of Oakley, a manufacturer of sports performance equipment, and from July 2009 to February 2011 served as its chairman of the board. Prior to joining Oakley, Mr. Olivet served as vice president of NIKE Subsidiaries and New Business Development where he was responsible for the Hurley, Converse, Cole Haan, Bauer Hockey, and Starter brands; senior vice president of Real Estate, Store Design, and Construction with Gap Inc. with responsibility across

Gap, Banana Republic, and Old Navy brands; and as a partner with Bain & Company where he was also the leader of the worldwide practice in organizational effectiveness and change management. He has served as a director of RED Digital Cinema Camera Company since 2006. He served as a director of Skullcandy (NASDAQ: SKUL) serving as a member of its audit committee and compensation committee from 2011 through 2016, a trustee of Pomona College from 2009 through 2017, a director of the Pacific Council on International Policy from 2010 through 2017, and a director of HUF Worldwide, Inc. from 2014 through 2017. He has served as chairman of the board for both Dakine and Mervin Manufacturing since November 2013 and is a member of the boards of Brixton Manufacturing since October 2014, Fox Head, Inc. since December 2014, Hybrid Apparel since December 2014, and Varsity Brands since 2017. He served as a director of Collective Brands from 2006 to 2012. Mr. Olivet has served as a Director since 2013 and is a member of the Audit Committee. Mr. Olivet is qualified to serve on the Board of Directors primarily as a result of his particular knowledge and professional experience in retail, merchandising, marketing, finance, strategy, technology, international business, and multi-division general management experience from his past public board experience and service as president and CEO of a nationally recognized company that conducts business in the retail industry.

John M. Scott, III is a leisure and hospitality executive with more than 25 years of broad-based experience across global, multi-channel, multi-brand enterprises. He is currently acting as a senior advisor to TPG Real Estate Group, the real estate sector of TPG Global, a leading global alternative asset firm. He also serves as non-executive chairman of one of TPG Real Estate Group’s portfolio companies, A&O Hostels based in Germany. Most recently he served as president and chief executive officer and a director of Belmond Ltd. (NYSE: BEL) (previously Orient-Express Hotels Ltd. (NYSE: OEH)), a company engaged in ownership and management of luxury hotel, restaurant, tourist train and cruise businesses, from November 2012 through September 2015. Prior to joining Belmond Ltd., he served as president and chief executive officer of Rosewood Hotels & Resorts, an international luxury hotel and resort company, from 2003 through August 2011. Prior to that he was the managing director of acquisitions and asset management for Maritz, Wolff & Co., a private equity real estate investment group. Mr. Scott began his career with the Interpacific Group where he held senior hotel management positions in the Asia Pacific region and in 1994 joined the Walt Disney Company (NYSE: DIS) as manager of business development and strategic planning for both Disney Development Company and Walt Disney Attractions groups. Mr. Scott served on the board of Kimpton Hotels and Restaurants, a private company until 2012. At Cedar Fair, Mr. Scott is the Chairman of the Nominating and Corporate Governance Committee and has served as a Director since 2010. Mr. Scott is qualified to serve on the Board of Directors primarily as a result of his past experiences as president and CEO of a nationally recognized company that conducts business in the hotel industry.

Lauri M. Shanahan is a seasoned retail executive with more than 20 years of broad-based experience across global, multi-channel, multi-brand enterprises as well as other retail and consumer product companies, including Gap, Inc. (NYSE: GPS). She joined Gap, Inc., a leading global apparel retail company, in 1992 and served in numerous leadership roles including chief administrative officer, chief legal officer and corporate secretary during her 16-year career with the company. She currently serves on the Board of Directors of Deckers Brands (NYSE: DECK), a global footwear, accessories and apparel lifestyle company with a portfolio of premium brands and $1.9 billion in revenues; Treasury Wine Estates (ASX: TWE), a vertically integrated, global wine company based in Melbourne, Australia with 70+ brands and $1.8 billion in revenues; and Charlotte Russe Holding, Inc., a retailer of fashionable, value-priced women’s apparel, footwear and accessories with more than 500 stores. She chairs the Compensation Committee of Deckers Brands. She is the Chairman of the Board and chairs the Compensation Committee of Charlotte Russe Holding, Inc. She is a member of the Human Resources Committee of Treasury Wine Estates. In addition, Ms. Shanahan serves on the California State Personnel Board, which oversees all policies relating to the implementation and enforcement of the merit-based system for all current and prospective state employees. Ms. Shanahan has served as a Director since June 2012 and is a member of the Nominating and Corporate Governance Committee. Ms. Shanahan is qualified to serve on the Board of Directors primarily as a result of her substantial public company management and leadership experience in the consumer goods and retail industries, which includes strategic, operational, legal and risk oversight experience, as well as her experience on the three other boards on which she currently serves.

Debra Smithart-Oglesby is a former certified public accountant with more than 30 years of financial and corporate leadership experience in the food service and retail industries. In January 2018, she became the Lead Independent Director of the Board of Directors. Ms. Smithart-Oglesby serves on the Board of Directors of Denny’s Corporation (NASDAQ: DENN), a full-service, family-style restaurant chain with approximately 1,700 eateries throughout the United States and nine countries, which she joined in 2003. She served as the chair of Denny’s Board from 2006 through 2017 and was the company’s interim chief executive officer from 2010 through 2011. Since 2000, she has been the president of O&S Partners, an investment capital and consulting services firm that invests in and provides consulting services to early-stage and transitioning hospitality and retail companies. Prior to joining O&S, Ms. Smithart-Oglesby helped to launch Dekor, Inc., a start-up company in the home improvement and decorating retail segment, as its chief financial officer. From 1997 to 1999, she was the president, corporate services and chief financial officer of First America Automotive, Inc., a new and used car retailer sold to Sonic Automotive. Prior to that, she spent 13 years as the executive vice president and chief financial officer for Brinker International (NASDAQ: EAT), one of the world’s leading casual dining restaurant companies. She held the position of chief financial officer and served on the Brinker Board from 1991 to 1997. Ms. Smithart-Oglesby has served as a Director since June 2012 and is a member of the Audit and Compensation Committees. Ms. Smithart-Oglesby is qualified to serve on the Board of Directors primarily as a result of the extensive management and leadership skills she has developed through her executive and board-level experience in the hospitality and retail industry, as well as her experience as a former certified public accountant for more than 30 years.

Board Independence

In addition to the independence criteria contained in the New York Stock Exchange (“NYSE”) listing standards, the Board has adopted additional standards to determine Director independence. These standards are located in the Company’s Corporate Governance Guidelines. The Board has affirmatively determined that current Board members Eric L. Affeldt, Gina D. France, Daniel J. Hanrahan, Tom Klein, D. Scott Olivet, John M. Scott, III, Lauri M. Shanahan and Debra Smithart-Oglesby, meet the independence criteria of the NYSE listing standards and our Corporate Governance Guidelines. The Board has determined Mr. Ouimet is not independent because he is an executive officer of the Company.

The Company’s Corporate Governance Guidelines are available on the Company’s Investor Relations website at http://ir.cedarfair.com/. A printed copy is available, without charge, by sending a written request to: Cedar Fair L.P., One Cedar Point Drive, Sandusky, Ohio 44870-5259, Attention: Investor Relations, or by sending an email to investing@cedarfair.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly, no information in this internet address is included in this prospectus and no such information should be relied upon in connection with making any investment decision with respect to the exchange offer.

EXECUTIVE AND DIRECTOR COMPENSATION

Overview

This Compensation Discussion and Analysis describes our compensation philosophy and objectives, our methods for determining the elements and mix of executive compensation, and the reasons that we have elected to pay these particular elements of compensation. The following summary highlights our 2017 business results and the impact of those results on our compensation decisions.

Following the summary is a detailed discussion of our philosophy and practices regarding the compensation awarded to, earned by, and paid to the following individuals, who were our named executive officers for 2017:

•	Matthew A. Ouimet, who was our Chief Executive Officer during 2017, and who became Executive Chairman of our Board in 2018;

•	Brian C. Witherow, our Executive Vice President and Chief Financial Officer;

•	Richard A. Zimmerman, who was our President and Chief Operating Officer during 2017, and who became our President and Chief Executive Officer in 2018;

•	Duffield E. Milkie, our Executive Vice President, General Counsel and Corporate Secretary; and

•	Kelley Semmelroth, our Executive Vice President and Chief Marketing Officer.

Summary

We believe that our compensation should be closely tied to Company and individual performance. To that end, in 2017:

•	We produced another strong operating year, with record full-year net revenues, a strong fourth quarter performance and solid growth across our core revenue metrics, including attendance and in-park per capita spending;

•	We achieved these strong near term results while still creating value for our unitholders over the long-term, including the start of a multi-year marketing campaign to strengthen Cedar Point’s position as a regional resort destination, continued expansion of our resort facilities, and the introduction of three new WinterFest events which further extends our operating season into November and December;

•	We celebrated 31 consecutive years of paying a distribution to our unitholders resulting in an average annual return of approximately 17% when taking into account distribution reinvestments; and

•	By delivering solid 2017 Adjusted EBITDA performance, we exceeded our three-year performance targets, which resulted in our executives earning maximum payouts under their long-term incentive awards.

Compensation Philosophy and Objectives

Our compensation program is designed to incentivize our key employees to drive superior results, to give key employees a proprietary and vested interest in our growth and performance, and to enhance our ability to attract and retain exceptional managerial talent upon whom, in large measure, our sustained growth, progress and profitability depend. Our executive compensation structure rewards both successful individual performance and the consolidated operating results of the Company. Our executive compensation program is in large part designed around the achievement of metrics based on Adjusted EBITDA as the key performance objective.

Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, other non-cash items, and adjustments as defined in the 2017 Credit Agreement. We use Adjusted EBITDA as the basis for our key performance measures because it tracks core operating performance closely, it crosses park operating units, and it is easy to track. Further, Adjusted EBITDA is widely used by analysts, investors and comparable companies to evaluate operating performance in our industry.

Our unitholder approved incentive plan allows us to provide a mix of compensation that drives our management team to achieve strong annual results and to deliver long-term value for all unitholders. Our compensation structure provides us with the flexibility to evolve our compensation philosophy and program from year to year, as the market, our business or the industry requires.

Company Financial Performance

The graphs below illustrate some of the key indicators of the Company’s financial health and performance over the five-year fiscal period, 2013-2017.

Cumulative Total Return1 (156% 5-year total return)

(1)	Based upon initial investment of $100 on December 30, 2012 with dividends reinvested and calculated as a straight cumulative return.

Some of our financial results and other accomplishments we achieved for our unitholders in 2017 include:

•	We achieved our eighth consecutive year of record net revenues, up 3% from 2016 to $1.32 billion;

•	We increased attendance by 2% from 2016 to 25.7 million visits, while increasing in-park per capita spending by 1% to $47.30, and achieving out-of-park revenues of $144 million, a less than 2% decrease from our out-of-park revenues for 2016; and

•	We achieved Adjusted EBITDA of $479 million, representing a $2 million, or less than 1%, decline from the Adjusted EBITDA achieved in the prior year (Adjusted EBITDA is the key performance objective for our executive compensation program because it tracks core operating performance closely, it crosses park operating units, and it is easy to track; see “Compensation Philosophy and Objectives” section above); and

2	For additional information regarding Adjusted EBITDA, including how we define and use Adjusted EBITDA, as well as a reconciliation from net income (loss), see “Summary—Summary Historical Consolidated Financial and Other Operating Data.”

•	We delivered returns to our unitholders. In November 2017, we announced that our annualized cash distribution (calculated using the annualized distribution rate upon Board approval in October 2016 and October 2017) would increase 4% to $3.56 per limited partner unit, up from $3.42 per unit in 2017.

In 2017, we also advanced a number of important long-term initiatives that position us to grow well into the future and that support our mission to be THE place to be for FUN. These include the following:

•	We completed important capital investment projects to maximize the market potential of our parks, including introducing Mystic Timbers, a world-class wooden roller coaster at Kings Island, and expanding our two separately-gated water parks at Knott’s Berry Farm and Cedar Point;

•	We introduced and expanded our immersive special events, such as a month-long celebration at Canada’s Wonderland in honor of Canada’s 150th anniversary;

•	We expanded our daytime Halloween events across all of our parks and introduced three new WinterFest celebrations in November and December. We will be expanding this event to an additional park in 2018;

•	Cedar Point launched a new multi-year marketing campaign to position this park as a true regional resort destination;

•	We introduced the Cedar Point Sports Center, a state-of-the-art youth sports facility adjacent to Cedar Point, which hosts baseball, softball, soccer and lacrosse tournaments, resulting in a successful inaugural season with over half of the teams traveling from outside the state of Ohio; and

•	We announced an exciting array of new rides and attractions to be introduced in our 2018 operating season, including four ground-breaking roller coasters, investments in children’s and family attractions and expansion of special events, the opening of a new addition at Cedar Point’s historic Hotel Breakers and the introduction of new and upgraded dining venues at five of our parks.

Our Pay Governance Reflects Best Practices

We maintain the following compensation and pay governance best practices:

•	A majority of named executive officer compensation is contingent on corporate performance, as described and illustrated in the “—Elements of 2017 Executive Compensation—Compensation Mix—2017” section below;

•	We have mandatory unit ownership guidelines of four times salary for our Chief Executive Officer and two times salary for his direct reports;

•	Incentive compensation is subject to clawback provisions for our Chief Executive Officer and his direct reports;

•	We do not provide excise tax “gross ups”;

•	We have an anti-hedging policy that restricts executive officers and directors from engaging in certain transactions such as puts or calls relating to the Company’s securities;

•	We have an anti-pledging policy that prohibits executive officers and directors from pledging the Company’s securities or holding its units in margin accounts;

•	Our Compensation Committee is composed solely of directors who are independent under the standards of the SEC and the NYSE, including the heightened standards applicable to Compensation Committee members;

•	Our independent Compensation Committee has retained Korn Ferry Hay Group (“Korn Ferry”) to advise and report directly to the Committee;

•	We conduct an annual risk assessment of our compensation programs, which is led by Korn Ferry; and

•	We offer our unitholders the opportunity to cast an advisory vote on our executive compensation every year.

We received strong unitholder support in our 2016 advisory vote on executive compensation, and our management team continued to deliver record results. We believe that our compensation program is appropriately structured to support our continued growth and success and to incentivize our high-performing executive team. As a result, the Compensation Committee did not make significant changes to our executive compensation program in 2017.

Our executive compensation decisions for 2017 continue to reflect our desire to recognize, incentivize and retain highly-qualified individuals and to align executive compensation with unitholders’ interests by emphasizing performance-based compensation, directly tying compensation to Company performance and increasing insider equity ownership. As further explained below, each of our executive compensation decisions for 2017, including our decisions to increase base salaries for our executives, to enhance long-term and short-term performance-based incentive awards to certain of our named executive officers and to continue to pay earned long-term incentive plan (“LTIP”) awards in units, were made to further demonstrate our commitment to these goals.

Consideration of Last Year’s Advisory Unitholder Vote on Executive Compensation

At the 2017 Annual Meeting of Limited Partner Unitholders, approximately 94% of the units cast were voted to approve the compensation of the Company’s named executive officers. The Compensation Committee believes that the strong unitholder support for the Company’s pay practices in 2017 was a clear endorsement of our current performance-based approach, focused on long-term value creation. Therefore, the Compensation Committee has decided generally to continue its approach to executive compensation for 2018 and to maintain our emphasis on performance in the Company’s executive compensation structure. The advisory vote at this Annual Meeting and future advisory votes on executive compensation will serve as an additional tool to inform the Compensation Committee in evaluating the alignment of the Company’s executive compensation programs with the interests of the Company and its unitholders.

Compensation Performance Measures

As discussed above, our executive compensation program is in large part designed around the achievement of metrics based on Adjusted EBITDA as the key performance objective. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, other non-cash items, and adjustments as defined in the 2017 Credit Agreement. In the compensation context, we use performance goals that compute performance achieved and targets using “functional currency Adjusted EBITDA,” which differs from the Adjusted EBITDA amounts we report in our earnings releases and financial reports because the compensation metric is calculated using the functional currency of the country where the income or loss was earned (i.e., the Canadian dollar for our Canadian operations). We consistently use functional currency in the compensation program and believe it is the most appropriate measurement to determine incentive compensation because it eliminates artificial increases or decreases based solely on currency fluctuations. In addition, for our cash plan, the targeted and actual performance calculations are based on earnings before incentive-based compensation expenses, which we compute by adding back the cash costs of our performance-based compensation programs to the functional currency Adjusted EBITDA amounts.

Determining Executive Compensation

We combine the compensation elements discussed below in a manner that we believe will optimize each executive’s contribution to the Company. We recognize and consider many factors in assessing an individual’s value. In general, we work within market-based ranges of base salary commensurate with the executive’s scope of responsibilities and use our cash incentive and unit-based award programs to challenge the executive to achieve superior annual and long-term results for the benefit of the Company and its unitholders. Because a significant portion of this compensation is dependent on performance results, an executive’s actual total compensation can vary considerably if we have a year that exceeds, or fails to meet, expectations. We believe that this is a fair result and appropriately motivates our executives to achieve peak corporate performance over the long term. The range of targeted compensation is position dependent and may reflect how difficult we believe it would be to replace a particular person and his or her skill set.

Role of the Compensation Consultant

The Compensation Committee engaged Korn Ferry, an independent executive compensation consulting firm, to provide information on competitive practices and trends in our industry, to make recommendations regarding the design of our compensation program and to assist with the annual review of compensation practices and an assessment of the effectiveness of these practices. Korn Ferry also assisted with our biannual peer group review, prepared our biannual executive compensation benchmarking study and assisted with a review and comparison of our director compensation practices to market practices. Korn Ferry was retained by and reports directly to the Compensation Committee. Since their engagement in 2011, Korn Ferry (or Hay Group, prior to its acquisition by Korn/Ferry International in 2015) has regularly attended and participated in Compensation Committee meetings. The Compensation Committee may rotate or select compensation consultants to provide information or advice on our compensation programs from time to time.

We have periodically engaged Korn Ferry to assist us with director and executive searches, executive coaching and leadership development and succession planning since 2011. Korn Ferry provided leadership assessment and succession services to us and received fees for executive search services in 2017, but the amount of fees for those additional services was less than $120,000 and less than the fees paid to Korn Ferry for compensation consulting services. The Compensation Committee recommended and engaged Korn Ferry for these additional services. Korn Ferry did not perform any other material services for the Company or for management other than to provide advice and counsel to the Compensation Committee in accordance with the Compensation Committee’s instructions from time to time.

Compensation Consultant Conflicts Assessment

In February 2017 and February 2018, the Compensation Committee assessed the independence of the compensation consultant in accordance with the SEC rules and concluded that the compensation consultant’s work for the Compensation Committee does not raise any conflicts of interest.

In accordance with applicable SEC rules, the Committee took certain factors, which it believes may affect the independence of a compensation consultant, into consideration when selecting Korn Ferry. In particular, at its February 2017 meeting, the Committee considered: (i) whether any other services had been or were being provided by Korn Ferry to the Company, (ii) the amount of fees paid by the Company to Korn Ferry as a percent of Korn Ferry’s total revenues, (iii) Korn Ferry’s policies and procedures designed to prevent conflicts, a copy of which was provided to the Committee, (iv) Korn Ferry’s ownership of Company units, and (v) any business or personal relationships between Korn Ferry and any Committee members or the Company’s executive officers. Following the consideration of these factors, the Committee determined that Korn Ferry is independent.

2017 Peer Group and Peer Group Review

Compensation information from our peer group and surveys is one factor and reference point that the Compensation Committee considers in the executive compensation decision-making process. The Compensation Committee reviews the peer group periodically, with the goal of reviewing it at least biannually, and undertook a peer group review in 2017 with the assistance of Korn Ferry. Following that review, we updated our peer group to remove two acquired companies (Carmike Cinemas and Dreamworks Animation) and a company that had recently sold part of its business (Bob Evans Farms). We also added two new companies to the group to replace the companies that we removed (Dave & Busters and Regal Entertainment Group). Our updated peer group approved by the Compensation Committee in 2017 includes the following companies:

Buckle, Inc.	International Speedway Corp.	Sea World Entertainment Inc.
Choice Hotels International, Inc.	Madison Square Garden Co.	Six Flags Entertainment Corp.
Cinemark Holdings, Inc.	Marcus Corporation	Speedway Motorsports, Inc.
Dave & Busters	Marriott Vacations Worldwide	Texas Roadhouse, Inc.
DSW, Inc.	Pinnacle Entertainment, Inc.	Vail Resorts, Inc.
Finish Line, Inc.	Regal Entertainment Group

These peer group members were selected in a review process, in consultation with Korn Ferry, that focused on the peer group we previously had in place (which was most recently approved in 2015), major business changes with respect to the peer group companies and potential companies to add. In establishing and updating our compensation peer group, we focus on U.S. publicly traded companies in family-oriented leisure, recreation and entertainment, with similar business models and markets to ours, with annual revenues between 1/2 to 2 1/2 times our revenues and with a market capitalization and/or employee count comparable to ours. The goal was for peer group companies to meet the majority of these criteria. The Compensation Committee believes this peer group meets this goal, achieves the desired level of balance among the peer group companies in terms of revenues and market capitalization and provides a solid indicator of the executive compensation practices for businesses our size and in our industry.

The Korn Ferry review included industry and size data for each of the current peer group companies and observations on the most notable business changes with respect to those companies. In considering companies to add to the group in light of the companies recommended for removal, Korn Ferry screened for similarly sized companies in the consumer services industry and considered peers disclosed by our peers and the peer group used by Institutional Shareholder Services (ISS). The final group was considered to have an appropriate number of companies, good leisure and facilities exposure and related sectors and was not viewed to have any aspirational peers. Accordingly, the Compensation Committee approved the above listed group of companies as the peer group for use in its compensation decisions. The updated group was used for the benchmarking study that Korn Ferry conducted in August 2017 in advance of decisions regarding targeted compensation for 2018. As we updated the peer group after we set the executives’ targeted compensation and award opportunities for 2017, the peer group in effect when we determined 2017 compensation opportunities was the previous group that the Compensation Committee approved in 2015 after a similar review process.

Market Analysis

The Compensation Committee also periodically requests Korn Ferry to analyze the compensation of our executives relative to that of executives in similar positions at our peer companies and/or survey data, and generally requests Korn Ferry to compile that information at least biannually. While we review this peer group compensation information in our decision-making process, the information is one data point and the Committee exercises judgment and discretion when setting compensation levels. Our executive compensation program is more heavily weighted toward performance-based compensation, and our general objective is to provide base salaries within a competitive range at or near the 50th percentile of our peer group and to provide total direct compensation opportunities that are between the 50th and 75th percentiles of our peer group and aligned with survey data, subject to other considerations. Other factors we consider in setting compensation include: recent and projected Company performance, growth and returns to unitholders, the significant industry expertise of the team, recent individual performance, individual performance expectations, survey data, general industry practices, general economic conditions, internal equity, retention and recruiting goals and transitioning of compensation in connection with leadership succession. The Committee does not rely on any single factor as a substitute for its own judgment in making compensation decisions, but instead applies its independent discretion in considering them in their entirety.

Following the review and update of the peer group in 2017, the Compensation Committee requested that Korn Ferry prepare an updated benchmarking study to assess the competitiveness of our executive compensation levels. The Korn Ferry review was completed in August 2017, and covered all components of target total direct compensation, including levels of base salary, target total cash compensation (i.e., base salary plus target bonus) and target long-term incentive compensation. The Korn Ferry study looked at proxy data from our peer group companies and at data based on a general industry survey. The Compensation Committee believes the Korn Ferry analysis confirms that our executive compensation program is appropriately designed to achieve our general objectives. This updated peer and survey analysis provided context for and was one of the factors considered in our compensation decisions for 2018.

Roles of the Board of Directors, the Compensation Committee and Our Chief Executive Officer

Although our Board makes the final compensation decisions for the named executive officers, the process of determining compensation is a collaborative one between the Board, Compensation Committee and the chief executive officer. Our chief executive officer dedicates time annually to review all of his direct reports, including the other named executive officers. He reviews each individual against budget targets and achievement of individual performance objectives established before the operating season begins (where applicable) and he makes recommendations to the Compensation Committee regarding the compensation of each individual. The Compensation Committee then, in consultation with the independent compensation consultant, makes compensation determinations and adjustments to the chief executive officer’s recommendations when determined to be appropriate in accordance with the applicable compensation plans and in turn reports its recommendations to the Board for its approval. Decisions regarding the chief executive officer’s compensation are made by the Compensation Committee, together with the Board of Directors, based upon its review of his performance and the Company’s performance.

The Board reviews compensation matters after the conclusion of the peak season and significant financial results are available. The chief executive officer completes his evaluations of the other named executive officers’ performance against their established targets and achievement of their individual performance objectives and based upon that determination, prepares calculations with respect to cash incentive payouts and equity compensation awards for the current year, as well as recommendations for compensation adjustments for the coming year. The chief executive officer generally presents this report to the Compensation Committee and to the Board in October, and provides a final review in February of the subsequent year when financial results have been finalized and final review of the achievement of individual goals has been completed. Based on Company performance, park performance and individual performance, the Compensation Committee makes final calculations with regard to cash incentive and equity compensation award payouts, subject to Board approval and final audited results.

We have streamlined our budgeting process over the past few years, which has allowed for earlier and enhanced visibility into expectations for future results and forecasts. In turn, this has enabled us to make related decisions such as establishing long-term performance targets and equity-based performance awards on a more synchronized basis, and we made grants for 2018 targeted compensation at the October 2017 meeting. This allows us to coordinate and handle all compensation-related adjustments and grants at the same time and resulted in 2018 targeted compensation being included in certain of our compensation tables below. The performance period and restricted unit vesting schedule for the October 2017 awards are the same as they would have been had the awards been made in February 2018. We plan to make equity-based long-term incentive grants for 2019 in October 2018.

Elements of 2017 Executive Compensation

Overview

Our executive compensation program is designed around total direct compensation—that is, the combination of base salary, annual cash incentive awards and long-term incentive compensation. In setting targeted total direct compensation, the Compensation Committee seeks to establish each compensation element at a level that both is competitive and will attract and motivate top talent, while keeping overall pay levels aligned with unitholders’ interests and the executives’ job responsibilities.

The following table sets forth each element of our executive compensation program and the principal objectives of that element:

Compensation Element	Principal Objective
Base Salary	Fixed compensation element intended to reward core competencies, experience and required skills in senior leadership positions.

Annual Cash Incentive Awards* Cash Incentive Compensation	Variable compensation element intended to reward contributions to our short-term business objectives and achievement of individual goals.

Long-Term Incentive Compensation** Restricted Unit Awards Performance Unit Awards	Variable compensation element intended to reward contributions to our long-term success, the achievement of our mission and key business objectives, and each named executive officer’s commitment to the interests of our unitholders.

Retirement Benefits Section 401(k) Plan	The named executive officers may participate in the Company’s 401(k) plan, which is available to all our eligible employees.

Executive Perquisites and Health, Life and Disability Benefits	The named executive officers participate in employee benefit plans available to all our eligible employees, including health, life and disability plans.

Perquisites and supplemental compensation believed to be reasonable and intended to enhance the competitiveness of compensation packages.

Change in Control and Termination Protection in Employment Agreements	Ensures continuity of management in the event of a change in control of the Company and protection if the executive’s employment terminates for a qualifying event or circumstance.

*	We may from time-to-time award discretionary bonuses to our named executive officers separate from our annual cash incentive program, but did not provide any such additional bonuses in 2017.
**	We may make other types of long-term cash or unit-based incentive awards to our executives. Our named executive officers have options outstanding from prior year awards, and one of our executives exercised options in 2017.

We seek to balance the compensation for each executive among the above elements in a manner designed to achieve our overall compensation objectives. In setting cash incentive and equity incentive components of compensation for each executive, we look to the relationship of those components to the executive’s salary and consider the total direct compensation that is represented by salary, cash incentive awards and unit-based awards. The mix of compensation and relative levels of each element is position dependent and may vary year-to-year, including in connection with promotions and leadership transitions.

Compensation Mix - 2017

As noted above, we did not make significant changes to our executive compensation program for 2017. Our program continued to be focused on total targeted direct compensation, and we retained the 60%/40% weighting of performance-based and time-based unit awards in the long-term incentive portion of our program. We gave merit-based base salary raises to each of our named executive officers, which flowed through their mix of compensation opportunities for the year. We also enhanced incentive compensation components for certain of the named executive officers. As a result, total compensation increases were heavily biased towards performance-based compensation, with the more significant adjustments grounded in expanded responsibilities, succession planning and performance. The annualized base salaries and targeted direct compensation percentages for our named executive officers for 2016 and 2017 are indicated below:

	Ouimet		Witherow		Zimmerman		Milkie		Semmelroth
	2016	2017	2016	2017	2016	2017	2016	2017	2016	2017
Base Salary	$955,000	$990,000	$475,000	$489,300	$567,000	$600,000	$379,000	$425,000	$325,000	$350,000
Salary	17%	17%	26%	26%	25%	22%	36%	31%	32%	31%
Target Cash Incentive	21%	23%	26%	26%	25%	22%	27%	31%	32%	31%
Restricted Units	25%	24%	19%	19%	20%	22%	15%	15%	14%	15%
Performance Units	37%	36%	29%	29%	30%	34%	22%	23%	22%	23%

The graphic below illustrates the 2017 targeted total direct compensation mix for Mr. Ouimet. This chart does not include the value of Mr. Ouimet’s October 2017 restricted units because we view those as part of Mr. Ouimet’s targeted total direct compensation opportunity for 2018.

The graphics that follow illustrate the 2017 targeted total direct compensation mix for our CFO and COO and the 2017 targeted total direct compensation mix for our Executive Vice President and General Counsel and our Executive Vice President and Chief Marketing Officer. These exclude the value of the executives’ October 2017 restricted units and 2018-2020 performance unit awards, which we view as part of targeted total direct compensation for 2018.

Compensation Mix—2018

We approved 2018 targeted total direct compensation opportunities for all of our executives in late 2017. While we did not make significant changes to our executive compensation program for 2018, the compensation opportunities and mix for Messrs. Ouimet and Zimmerman differ significantly from 2017 as a result of their new positions and our planned leadership succession. In establishing their 2018 compensation, we sought to establish an appropriate chief executive officer compensation transition. We considered, among other things, chief executive officer benchmarking information from our compensation consultant, Mr. Ouimet’s compensation opportunities as our chief executive officer, further transitioning that we expect to make to Mr. Zimmerman’s 2019 compensation commensurate with his position and performance and our general market objectives, each executive’s performance history and the leadership roles being assumed. In addition to base salary adjustments, we enhanced the short- and long-term incentive compensation components of Mr. Zimmerman’s total compensation package. Mr. Ouimet will continue to participate in our cash incentive program and received restricted unit awards. The compensation opportunities for Messrs. Witherow and Milkie and Ms. Semmelroth reflect a mix similar to their 2017 mix, with an enhanced long-term incentive award opportunity for Mr. Milkie in light of performance and expanded responsibilities. While the executives’ final compensation mix for 2018 is subject to change, 2018 base salaries are set forth below and the “—Targeted 2018 Long-Term Incentive Compensation” section below discusses the unit-based awards currently in place for the 2018 compensation cycle.

Base Salary

We pay base salaries to provide a fixed amount of compensation that is not subject to performance-related risk commensurate with the executive’s scope of responsibilities, performance, current compensation levels, tenure with the Company and other experience. We do not consider the earnings of prior long-term incentive awards or retirement plans when determining base salary compensation, as awards earned in prior years were earned for prior performance, and we do not believe they should be a factor in current compensation. Base salaries may be reviewed and adjusted from time to time, subject to the terms of applicable employment agreements. Based on the factors identified above, the Board, or the Compensation Committee, as the case may be, reviews and may adjust the base salary for each of the named executive officers on an annual basis and in connection with promotions or a substantial change in responsibilities. See “—Narrative to Summary Compensation and Grants of Plan Based Awards Tables—Employment Agreements” for additional information on the terms of the employment agreements.

The base salary for each named executive officer falls within a range, when considered together with the other elements of compensation, that the chief executive officer and Compensation Committee believe is appropriate on an individual basis. In reviewing the named executive officer’s salary, the Compensation Committee generally considers, among other things:

•	market data provided by our compensation consultant with respect to comparable positions (rolled forward using certain assumptions between studies);

•	the individual named executive officer’s performance, experience, skills and time in position; and

•	the Company’s overall performance, returns to our unitholders and continued expectations for growth.

In light of such considerations, Messrs. Ouimet and Witherow received four percent and three percent merit increases for 2017, respectively, to recognize their continued success in their executive roles and to reward their contributions to the Company’s performance and execution of growth initiatives in 2016. Messrs. Zimmerman’s and Milkie’s base salaries were significantly adjusted for 2017 to acknowledge Mr. Zimmerman’s promotion to President and Mr. Milkie’s expanded responsibilities and personal impact on the Company. Ms. Semmelroth’s base salary increase reflected her strong performance and brand positioning work. Base salaries have been further adjusted for 2018 following a similar review process and in connection with Mr. Zimmerman’s promotion to

President and Chief Executive Officer and Mr. Ouimet’s transition to the Executive Chairman role. The annualized base salaries for our named executive officers for 2017 and 2018 are indicated below:

Named Executive Officer	2017 Annual Salary	2018 Annual Salary
Ouimet	$990,000	$500,000
Witherow	$489,300	$503,979
Zimmerman	$600,000	$750,000
Milkie	$425,000	$437,750
Semmelroth	$350,000	$367,500

Cash Incentive Program

Our cash incentive awards provide a component of compensation that is contingent on the achievement of annual performance objectives and is designed to reward achievement of annual financial and operational goals. The performance objectives and percentage of base salary that may be earned as a cash incentive are determined for each named executive officer and approved by the Compensation Committee by March of the applicable year, unless revised during the negotiation of an employment agreement. The performance objectives may be individualized for each position and individual, may be expressed in multiple measures of performance, including individual, business unit, management unit and Company performance, and may be weighted differently between positions and individuals.

Since 2012, the Compensation Committee and the Board have used a short-term cash incentive award program that includes individual performance goals and Company performance goals, and that requires that awards not be paid out if Company financial performance falls below a threshold level. For 2017, 85% of the target cash incentive awards for our named executive officers were based on a target of $528.1 million consolidated functional currency Adjusted EBITDA before incentive compensation expense for the year; see “—Compensation Performance Measures” above for an explanation of how we compute this measure. The remaining 15% of the target awards were based on the achievement of individual performance goals.

Payouts of the Company performance-based portion of the award were based on specified threshold, target and maximum levels of performance as compared to the targeted level of performance and were interpolated for performance between those levels. Payouts of the Company performance-based portion of the 2017 cash awards were calculated at the following scale (with amounts interpolated between the various levels):

Level of Performance as a Percentage of Company Financial Target Achieved	Payout as a Percentage of Target Award (Company-based portion)
< 90% of target	No Payout
≥ 90% of target	80%
≥ 100% of target	100%
≥ 105% of target	150%

Payout of the individual performance-based portion of the award was dependent on the achievement of a specified threshold, target or maximum number of individual performance goals, with payout at 0%, 50%, 100% and 150% for the 2017 awards. Maximum payout of the cash incentive awards was limited to 150% of the target award, and no cash incentive awards were eligible to be paid to the executives in the event that functional currency Adjusted EBITDA before incentive compensation expense fell below the threshold level of performance or the Company was not able to pay a distribution during the applicable year due to loan covenants.

Our employment agreements generally require the executive to be employed at year end to receive a cash incentive for that year, but protect the executives against forfeiting these awards in qualifying termination scenarios. As a result, we believe these awards not only motivate performance but also encourage retention of key employees.

For 2017, the cash incentive opportunities for our chief executive officer and his direct reports included a clawback provision. This clawback provision has a 24-month look back and is triggered upon a financial restatement that results in lower bonus payouts than originally delivered. We may need to modify our clawback provisions when final SEC rules and exchange listing standards are adopted to implement the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

The 2017 target award opportunities for the named executive officers, reflected as a percentage of 2017 base salary, were as follows:

Named Executive Officer	Target Award in Dollars	Target Award as a Percentage of Base Salary*
Ouimet	$1,287,000	130%
Witherow	$489,300	100%
Zimmerman	$600,000	100%
Milkie	$425,000	100%
Semmelroth	$350,000	100%

*	The target award as a percentage of base salary for 2017 was increased from the 2016 percentage for Messrs. Ouimet (from 120% for 2016) and Milkie (from 75% for 2016). See “—Compensation Mix—2017” within this section above for further information.

In 2017, the Company achieved functional currency Adjusted EBITDA before incentive compensation expense of $508.8 million; see “—Compensation Performance Measures” for an explanation of how we compute this measure, which represented 96.3% of the target, and based on this level of performance achievement, the payouts of the Company performance-based portion of the cash incentive awards to each of the named executive officers who received awards were at 92.7% of their respective targets. In addition, all of the executives successfully achieved all of their individual performance goals, which was a significant contributing factor to our record results in 2017. As a result, all of our named executive officers were eligible for the payment of 150% of the individual performance-based portion of their respective targets.

The 2017 cash incentive payouts for the named executive officers are set forth below:

Named Executive Officer	2017 Cash Incentive	Final Cash Incentive as a Percentage of 2017 Annual Salary
Ouimet	$1,303,667	132%
Witherow	$495,636	101%
Zimmerman	$607,770	101%
Milkie	$430,504	101%
Semmelroth	$354,533	101%

Bonuses

In consideration of our overall compensation objectives and the mix of different types of compensation that were awarded this year, no additional cash bonuses were paid to our named executive officers in fiscal year 2017.

Long-Term Incentive Compensation

We provide long-term incentive compensation awards to senior management. Outstanding awards have been made under our 2008 and 2016 Omnibus Incentive Plans. Our 2016 Omnibus Incentive Plan allows us to grant options, units, unit appreciation rights, performance awards and other types of unit-based awards. We use these types of awards because we believe they give key employees a proprietary and vested interest in our growth and performance and align key employees’ interests with those of our unitholders, while providing us a cost effective means of compensation. We also believe that the vesting schedule for these awards aids us in retaining executives and motivates superior performance over the long term.

Targeted 2017 Long-Term Incentive Compensation

Our long-term incentive program emphasizes a performance-based approach and alignment with unitholder interests. In furtherance of that performance-based approach, the 2017 unit-based awards to each named executive officer included a mix of performance unit awards and time-based restricted units. The target awards were allocated 60% to performance-based awards and 40% to time-based restricted units. The target long-term incentive award value was determined as a percentage of base salary and then converted to a number of units for each named executive officer, based on the unit price on the day before the grant date. A significant portion of our increases to the total compensation opportunities for Messrs. Zimmerman and Milkie and Ms. Semmelroth for 2017 were implemented through increases to their long-term incentive award opportunities, which were effected through increases to the target award opportunities as a percentage of base salary for those executives and the effect of the base salary increases. The dollar value of targeted award opportunities for our other named executive officers also were higher than those in 2016 as a result of their increased salaries for 2017.

The long-term incentive award opportunities for the named executive officers’ 2017 targeted direct compensation opportunities were as follows:

Named Executive Officer	Target LTI Award in Dollars	Target LTI Award as a Percentage of Base Salary*
Ouimet	$3,465,000	350%
Witherow	$880,740	180%
Zimmerman	$1,500,000	250%
Milkie	$531,250	125%
Semmelroth	$437,500	125%

*	The target award opportunities as a percentage of base salary for 2017 were increased from the 2016 percentages for Messrs. Zimmerman (from 200% in 2016) and Milkie (from 100% in 2016) and for Ms. Semmelroth (from 110% in 2016). See “—Compensation Mix—2017” within this section above. The target award opportunities as a percentage of base salary for 2017 for Messrs. Ouimet and Witherow were the same as for 2016.

Our long-term performance-based awards have rolling three-year performance periods and related cumulative functional currency Adjusted EBITDA targets, and payout for the awards for the 2017 compensation cycle is based on the achievement of cumulative functional currency Adjusted EBITDA versus the target established for the 2017-2019 period. The 2017 time-based restricted units vest in annual increments over a three-year period. These performance unit awards and restricted unit awards generally require continuous employment through the payment date, subject to certain exceptions contained in employment and grant agreements that provide for continued vesting in qualifying termination or change in control situations. Restricted units are non-transferable during the restricted period. Under the performance awards, award recipients are eligible to receive up to a specified percentage of the target number of potential performance units for a particular performance period. The number of units payable is dependent on the level of attainment of the performance objectives specified for the performance period, as determined by the Committee, and no awards will be paid if the threshold level of performance is not achieved. Awards made in October 2016 have a performance period of January 1, 2017–December 31, 2019, and are based on the level of achievement of cumulative functional currency Adjusted EBITDA versus the target during that period. Payouts of these awards will be at the following scale (with amounts interpolated between the various levels):

Level of Performance as a Percentage of Cumulative Functional Currency Adjusted EBITDA Target Achieved	Payout as a Percentage of Target Number of Units
< 85% of target	No Payout
≥ 85% of target	50%
≥ 100% of target	100%
≥ 105% of target	150%

October 2016 Restricted Unit Awards

We awarded the time-based restricted unit component of our 2017 targeted total direct compensation to our executives in October 2016. The awards vest incrementally with one third of the award vesting each year over an approximate three year period. The restricted period on the incremental portions of the award lapse upon the executive’s continuous employment through the identified restricted periods which expire in February 2018, 2019 and 2020, respectively, and the awards will thereafter be unrestricted, subject to the employment and grant agreement provisions. These awards accrue distribution equivalents when we make distributions, which will be paid out in cash upon the lapse of the restricted period along with the original awards. The October 2016 time-based restricted unit awards were as follows:

Named Executive Officer	October 2016 Restricted Unit Awards
Ouimet	24,125
Witherow	6,132
Zimmerman	10,444
Milkie	3,699
Semmelroth	3,046

2017-2019 Performance Unit Awards

We granted the performance unit award portion of our 2017 total direct compensation to our executives in October 2016. The awards are subject to the achievement of the performance targets set by the Compensation Committee for the performance period of January 1, 2017-December 31, 2019, and are based on the level of achievement of cumulative functional currency Adjusted EBITDA versus the target during that period. These awards accrue distribution equivalents when we make distributions, which are deemed to be reinvested and paid out along with the original awards, subject to achievement of the same performance targets. The 2017-2019 awards will be paid after the end of the performance period only in units, consistent with our program’s focus on alignment with our unitholders.

The target numbers of units for the October 2016 performance unit awards were as follows:

Named Executive Officer	2017-2019 Performance Unit Awards (Target)
Ouimet	36,188
Witherow	9,198
Zimmerman	15,666
Milkie	5,548
Semmelroth	4,569

Performance Attained and Vesting of Prior Year (2015-2017) Performance Unit Awards

We have made similar performance unit awards to our named executive officers since 2012, based on the achievement of the performance targets set by the Compensation Committee for the applicable performance period. The performance period for the awards made in 2015 ended on December 31, 2017, and the 2015-2017 performance units vested and were paid out in February 2018. The performance goals for the January 1, 2015 through December 31, 2017 performance period of the 2015 awards and related payout scale were as follows (with amounts interpolated between the various levels):

2015-2017 Cumulative Functional Currency Adjusted EBITDA*	Payout as a Percentage of Target Number of Units
< $1,161,512,250	No Payout
≥ $1,161,512,250	50%
≥ $1,366,485,000	100%
≥ $1,434,809,250	150%

*	See “—Compensation Performance Measures” for an explanation of how we compute this measure.

The Company achieved cumulative functional currency Adjusted EBITDA of $1,466.5 million from January 1, 2015 through December 31, 2017, which exceeded 105% of the performance target. As a result the 2015-2017 performance units paid out at the maximum level allowable under the awards, which is capped at 150% of the target number of performance units.

Performance Attained and Vesting of Prior Year 2014 Performance-Based Retention Award

In March 2014, we made a supplemental performance-based retention-unit award to Mr. Ouimet. The size of the payout of the award was subject to the achievement of the performance targets set by the Compensation Committee for the performance period of January 1, 2014-December 31, 2016, and is based on the level of achievement of the three (3) years total unitholder return compared to our identified peer group during that period and on an annualized basis.

2014-2016 Total Unitholder Return relative to Peer Group	% of Units Earned
Greater than the Median of the Peer Group	100%
Between the 25th Percentile and Median of Peer Group	90%
Less than the 25th Percentile of the Peer Group	75%

From January 1, 2014 through December 31, 2016, the Company ranked in the 64th percentile in total unitholder return compared to our identified peer group during that period and on an annualized basis, which was greater than the median of the peer group. As a result, Mr. Ouimet earned 100% of the 2014 performance-based retention unit award, or 124,234 units.

Mr. Ouimet received 50% of the units earned in December 2017 and the remaining 50% of the units earned are payable in units in December 2018. Mr. Ouimet must maintain continuous employment through the identified payment date or he will forfeit any unpaid portion of the award, except in the event of death, disability, or change in control (in which circumstances the award will be subject to proration). The units accrue distribution equivalents when we make distributions, which were and will be paid out in cash in conjunction with the payment of the underlying performance units, as applicable.

Targeted 2018 Long-Term Incentive Compensation

The Compensation Committee and Board continued its recent practice of awarding the long-term incentive grants for a calendar year during the October meeting of the preceding year. Accordingly, the restricted units and performance unit awards related to targeted 2018 long-term incentive compensation were granted in October 2017. The performance period and vesting schedules for the October 2017 awards are the same as they would have been had we made the awards in February 2018. The Company did not make additional equity grants to the named executive officers in February 2018, and plans to make equity-based long-term incentive grants for 2019 in October 2018.

Grant Date:	October 26, 2016	October 25, 2017*
Performance Period:
(Performance Units)	January 1, 2017 December 31, 2019	January 1, 2018 December 31, 2020

Vesting Dates:
(Restricted Units)	1/3 - February 2018	1/3 - February 2019
	1/3 - February 2019	1/3 - February 2020
	1/3 - February 2020	1/3 - February 2021

*	No additional awards made in February 2018.

Because the grant date for the 2018 long-term incentive awards fell in 2017, the 2018 long-term incentive awards are included in the Summary Compensation Table for 2017 and Grants Table below. As a result, we have described the October 2017 awards in this CD&A, even though we view them as part of each executive’s total direct compensation opportunity for 2018.

As with the 2017 long-term incentive awards, the unit-based portion of the 2018 total target direct compensation opportunity included a mix of 60% performance unit awards and 40% time-based restricted units. for our named executive officers other than Mr. Ouimet. We granted Mr. Ouimet’s 2018 long-term incentive award entirely in time-based restricted units as part of the compensation package for his new Executive Chairman role. The long-term incentive award opportunities for the named executive officers’ 2018 targeted direct compensation opportunities were as follows:

Named Executive Officer	Target LTI Award in Dollars*	Target LTI Award as a Percentage of Base Salary*
Zimmerman	$2,062,500	275%
Ouimet	$2,000,000	400%
Witherow	$907,162	180%
Milkie	$590,963	135%
Semmelroth	$459,375	125%

*	The target award opportunities as a percentage of base salary for 2018 were increased from the 2017 percentages for Messrs. Zimmerman (from 250% in 2017), Ouimet (from 350% in 2017), and Milkie (from 125% in 2017). See “—Compensation Mix-2018” within this section above. The target award opportunities as a percentage of base salary for 2018 for Mr. Witherow and Ms. Semmelroth were the same as for 2017.

Payout for the 2018 cycle of performance awards is based on the achievement of cumulative functional currency Adjusted EBITDA versus the target established for the 2018-2020 period. The 2018 time-based restricted units vest in annual increments over a three-year period starting in February 2019 for our named executive officers other than Mr. Ouimet, Mr. Ouimet’s 2018 time-based restricted units have a two-year cliff vesting provision. The performance unit awards and restricted unit awards generally are subject to the same employment requirements, termination vesting provisions, transfer restrictions and performance award payout scale as the performance awards that are part of our targeted total direct compensation for 2017.

October 2017 Restricted Unit Awards

We awarded the time-based restricted unit component of our 2018 targeted total direct compensation to our executives in October of 2017. The awards vest incrementally with one third of the award vesting each year over an approximate three year period for the named executive officers other than Mr. Ouimet. The restricted period on the incremental portions of the award lapse upon the executive’s continuous employment through the identified restricted periods which expire in February of 2019, 2020 and 2021, respectively, and the awards will thereafter be unrestricted, subject to the employment and grant agreement provisions. All of Mr. Ouimet’s 2018 time-based restricted units vest in February 2020, subject to his employment and grant agreements. The time-based restricted unit awards accrue distribution equivalents when we make distributions, which will be paid out in cash upon the lapse of the restricted period along with the original awards. The October 2017 time-based restricted unit awards were as follows:

Named Executive Officer	October 2017 Restricted Unit Awards
Zimmerman	13,264
Ouimet	32,154
Witherow	5,834
Milkie	3,800
Semmelroth	2,954

2018-2020 Performance Unit Awards

We granted the performance unit award portion of our 2018 total direct compensation to our executives in October of 2017. The awards are subject to the achievement of the performance targets set by the Compensation Committee for the performance period of January 1, 2018-December 31, 2020, and are based on the level of achievement of cumulative functional currency Adjusted EBITDA versus the target during that period. These awards accrue distribution equivalents when we make distributions, which are deemed to be reinvested and paid out along with the original awards, subject to achievement of the same performance targets. The 2018-2020 awards will be paid only in units, consistent with our program’s focus on alignment with our unitholders.

The target numbers of units for the October 2017 performance unit awards were as follows:

Named Executive Officer *	2018-2020 Performance Unit Awards (Target)
Zimmerman	19,895
Witherow	8,751
Milkie	5,701
Semmelroth	4,431

*	As explained above, Mr. Ouimet did not receive a performance unit award in October 2017.

Employment Agreements

We have entered into multi-year employment agreements with each of our named executive officers. These employment agreements serve as the starting point from which the Compensation Committee then continues the process in setting executive compensation. We believe that it is in the best interests of the Company to enter into multi-year employment agreements with our executive officers because the agreements foster long-term retention while still allowing the Compensation Committee to exercise considerable discretion in designing incentive compensation programs. We entered into new agreements with Mr. Ouimet and Mr. Zimmerman in 2017 as part of our executive leadership transition process, and those agreements continue until their respective employment with us is terminated as provided in the agreement. Our current agreements with our other executive officers were automatically renewed or took effect in December 2017, and the executives’ employment under the agreements continues through December 31, 2019, subject to 24-month automatic renewal periods until one of the parties terminates the agreement.

Post-Employment and Change in Control Compensation

Each employment agreement provides for certain benefits in termination and change-in-control situations. In addition, certain of our incentive plans contain termination and change-in-control provisions. The agreements that would apply to our named executive officers in a termination and change-in-control situation are discussed in detail under “—Potential Payments Upon Termination or Change in Control” section below.

Retirement Programs

Our named executive officers participate in our tax-qualified Cedar Fair Retirement Savings Plan. This plan, or a similar plan, is available to all of our eligible employees and contains a 401(k) matching program as well as a profit sharing component. The annual amount of the profit sharing contribution is determined, after consideration of the Compensation Committee’s recommendation, by the Board, in its sole discretion. Our contributions to this plan for our named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table. In addition, Mr. Milkie has an account under our 2008 Supplemental Retirement Plan, which is described within the “—Pension Benefits for 2017” section. Additional contributions to this plan were discontinued in 2011, and we do not intend to have any other executive officers participate in this plan.

Perquisites and Supplemental Compensation

We provide perquisites or supplemental compensation to our named executive officers that we believe are reasonable, competitive and consistent with our overall compensation philosophy. We believe that these benefits generally enhance the competitiveness of our compensation packages and represent a small percentage of overall compensation. In 2017, Mr. Ouimet’s employment agreement provided for supplemental compensation at an annual rate of $50,000, which was intended to provide for an annual amount in lieu of most individual perquisites other than an annual physical exam, de minimis perquisites such as discounts on our products and occasional one-time benefits.

In 2017, we provided Messrs. Witherow, Zimmerman and Milkie and Ms. Semmelroth with automobile allowances. We also offer our named executive officers discounts on Company products, cover annual physicals for our executives who desire that benefit and covered attorney fees for Mr. Zimmerman in connection with the updates to his employment agreement. See Footnote 4 to the Summary Compensation Table for a discussion of when the value of perquisites is reported in that table.

Risk Assessment Process

The Compensation Committee has reviewed our compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. This risk assessment process included a review of the design and operation of our compensation programs, consultation with our compensation consultants at Korn Ferry, review of a risk assessment matrix which aided us in the process of identifying and evaluating situations or compensation elements that may raise material risks, and an evaluation of the controls and processes we have in place to manage those risks. Because we provide different types of compensation, consider various factors in assessing Company and individual performance and retain, at the Compensation Committee level, discretion in certain compensation matters, we believe that our compensation program provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term value creation and does not encourage our executives to take unreasonable risks with respect to our business.

Impact of Tax and Accounting Considerations

In adopting various executive compensation plans and packages, as well as in making certain executive compensation decisions, particularly with respect to grants of unit-based long-term incentive awards, the Compensation Committee considers the accounting treatment and the anticipated financial statement impact of such decisions, as well as the anticipated dilutive impact on our unitholders.

As a result of our status as a partnership, Section 162(m) of the Internal Revenue Code does not apply to Cedar Fair.

Securities Trading Policy

Our Company has a policy that executive officers and non-employee directors may not purchase or sell our units when they may be in possession of nonpublic material information. In addition, this policy restricts short sale transactions and transactions involving put or call options relating to our securities, pledging of our securities, and holding of our securities in margin accounts.

SUMMARY COMPENSATION TABLE FOR 2017

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2017, 2016 and 2015.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)	(j)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Unit Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)		All Other Compensation ($)(4)(5)	Total ($)
Matthew A. Ouimet Chief Executive Officer during 2017	2017	$1,063,462	—	$1,999,979	—	$1,303,667	—		$72,549	$4,439,657
	2016	$955,000	—	$3,464,982	—	$1,367,350	—		$69,661	$5,856,993
	2015	$961,840	—	$6,587,006	—	$1,668,600	—		$73,868	$9,291,314

Brian C. Witherow Executive Vice President and Chief Financial Officer	2017	$525,838	—	$907,187	—	$495,636	—		$20,399	$1,949,060
	2016	$475,000	—	$880,709	—	$566,746	—		$19,661	$1,942,116
	2015	$431,841	—	$1,437,382	—	$624,000	—		$20,453	$2,513,676

Richard A. Zimmerman President and Chief Operating Officer during 2017	2017	$646,154	—	$2,062,490	—	$607,770	—		$38,453	$3,354,867
	2016	$570,871	—	$1,500,020	—	$676,516	—		$24,922	$2,772,329
	2015	$570,723	—	$2,234,052	—	$825,000	—		$12,503	$3,642,278

Duffield E. Milkie Executive Vice President and General Counsel	2017	$446,865	—	$590,962	—	$430,504	$5,053	(6)	$20,013	$1,493,397
	2016	$379,000	—	$531,240	—	$339,153	$9,976	(6)	$19,661	$1,279,030
	2015	$374,876	—	$746,999	—	$414,000	$3,498	(6)	$20,453	$1,559,826

Kelley Semmelroth Executive Vice President and Chief Marketing Officer	2017	$368,750	—	$459,347	—	$354,533	—		$20,014	$1,202,644
	2016	$325,000	—	$437,482	—	$387,774	—		$31,148	$1,181,404
	2015	$305,360	—	$651,528	—	$374,850	—		$18,842	$1,350,580

(1)	The 2015 salary amounts in the table were prorated to reflect that the executives’ 2015 annual salaries were effective shortly after the beginning of the year and also reflect an additional pay period. The 2016 salary amount for Mr. Zimmerman was prorated to reflect the raise he received in October 2016 in connection with his promotion to the position of President. The 2017 salary amounts include cash payments in lieu of vacation in the following amounts to Messrs. Ouimet: $73,462, Witherow: $36,538, Zimmerman: $46,154, Milkie: $21,865, and Ms. Semmelroth: $18,750. These payments represent a payout for earned and accrued vacation under the Company’s vacation policy.
(2)	The amounts in column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of unit-based awards other than options granted during the fiscal year ended December 31, 2017, 2016 or 2015, as applicable. The amounts included in this table for all performance unit awards were computed based on the probable outcome of the applicable performance conditions on the grant date, which was the target level of performance for all performance unit awards.

As described in the Compensation Discussion and Analysis, we streamlined our budgeting process over the past few years and made the long-term incentive grants for 2016 at the October 2015 meeting. This resulted in two sets of our regular program grants during the transition year (2015), which was a one-time occurrence. We similarly made the long-term incentive grants for 2018 at the October 2017 meeting.

Accordingly, the 2017 amount for each executive includes the grant date fair value of the October 2017 restricted unit awards and the October 2017 performance unit awards for the 2018-2020 performance period, which we view as part of the executives’ targeted total direct compensation opportunities for 2018. The ASC Topic 718 grant date fair value of the 2018-2020 performance unit awards by executive assuming target and maximum levels of performance are as follows: Mr. Witherow - $544,312 (target), $816,499 (maximum);

Mr. Zimmerman - $1,237,469 (target), $1,856,235 (maximum); Mr. Milkie - $354,602 (target), $531,934 (maximum); and Ms. Semmelroth - $275,608 (target), $413,443 (maximum).

The 2016 amount for each executive includes the grant date fair value of the October 2016 restricted unit awards and the October 2016 performance unit awards for the 2017-2019 performance period, which we view as part of the executives’ targeted total direct compensation opportunities for 2017. The ASC Topic 718 grant date fair value of the 2017-2019 performance unit awards by executive assuming target and maximum levels of performance are as follows: Mr. Ouimet - $2,079,001 (target), $3,118,501 (maximum); Mr. Witherow - $528,425 (target), $792,638 (maximum); Mr. Zimmerman - $900,012 (target), $1,350,018 (maximum); Mr. Milkie - $318,733 (target), $478,099 (maximum); and Ms. Semmelroth - $262,489 (target), $393,762 (maximum).

The 2015 amount for each executive includes:

•	the grant date fair value of the February 2015 restricted unit awards and the February 2015 performance unit awards for the 2015-2017 performance period, which we view as part of the executives’ targeted total direct compensation opportunities for 2015; and also

•	the grant date fair value of the October 2015 restricted unit awards and the October 2015 performance unit awards for the 2016-2018 performance period, which we view as part of the executives’ targeted total direct compensation opportunities for 2016.

The performance period and restricted unit vesting schedule for the October 2015 awards are the same as they would have been had the awards been made in February 2016, and we did not make additional equity grants to the named executive officers in February 2016. The ASC Topic 718 grant date fair values of the 2015-2017 performance unit awards by executive assuming target and maximum levels of performance are as follows: Mr. Ouimet - $1,946,716 (target), $2,920,073 (maximum); Mr. Witherow - $349,441 (target), $524,161 (maximum); Mr. Zimmerman - $660,011 (target), $990,017 (maximum); Mr. Milkie - $220,826 (target), $331,240 (maximum); and Ms. Semmelroth - $176,403 (target), $264,605 (maximum). The ASC Topic 718 grant date fair values of the 2016-2018 performance unit awards by executive assuming target and maximum levels of performance are as follows: Mr. Ouimet - $2,005,488 (target), $3,008,232 (maximum); Mr. Witherow - $513,000 (target), $769,500 (maximum); Mr. Zimmerman - $680,409 (target), $1,020,614 (maximum); Mr. Milkie - $227,373 (target), $341,060 (maximum); and Ms. Semmelroth - $214,491 (target), $321,737 (maximum).

Assumptions used in the calculation of these amounts are discussed in Note 7 to our consolidated financial statements for the fiscal year ended December 31, 2017, included elsewhere in this prospectus.

(3)	The amounts in column (g) reflect cash incentive awards to the named executive officers for 2017, 2016 and 2015. See the discussion under “—Elements of 2017 Executive Compensation—Cash Incentive Program” and “—Narrative to Summary Compensation and Grants of Plan-Based Awards Tables—Cash Incentive Program Awards and Bonuses.”
(4)	The amounts shown in column (i) reflect, for each named executive officer, 401(k) matching contributions of 3% of pay and reflect profit sharing contributions of 4% of pay up to the respective limitations imposed under rules of the Internal Revenue Service. The 2017 profit sharing contributions for each named executive officer were $12,299. The amounts in column (i) also reflect, for each named executive officer for whom the total value of perquisites received in a given year was at least $10,000, the aggregate value of perquisites received in that year. The 2017 amount shown in column (i) for Mr. Ouimet includes the supplemental compensation earned for 2017 under Mr. Ouimet’s employment agreement ($50,000). The 2017 amount shown in column (i) for Mr. Ouimet and Mr. Zimmerman includes the cost of a physical exam and for Mr. Zimmerman includes amounts paid by the company during contract negotiations. See “Narrative to Summary Compensation and Grants of Plan-Based Awards Tables - Employment Agreements” for additional discussion of Mr. Ouimet’s employment agreement. For additional discussion of contributions that we make for our named executive officers under our Retirement Savings Plan and of perquisites we provide our named executive officers, see “—Elements of 2017 Executive Compensation—Retirement Programs” and “—Elements of 2017 Executive Compensation—Perquisites and Supplemental Compensation.”
(5)	The value attributable to the personal use of company-provided automobiles (calculated in accordance with Internal Revenue Service guidelines) is included as compensation on the W-2 of named executive officers who receive such benefits. This value is included in column (i) for each named executive officer for whom the total value of perquisites for the year was $10,000 or more. Each named executive officer is responsible for paying income tax on such amount.
(6)	The amounts in column (h) reflect for the applicable year the aggregate change in the actuarial present value of Mr. Milkie’s accumulated benefit under the 2008 Supplemental Retirement Plan.

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2017

(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(i)		(j)	(k)	(l)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)		All Other Unit Awards: Number of Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/unit)	Grant Date Fair Value of Unit and Option Awards ($)
Ouimet	10/25/2017	—	—	—	—		—		—		32,154	(3)	—	—	$1,999,979
	—	$971,685	$1,287,000	$1,930,500	—		—		—		—		—	—	—
Witherow	10/25/2017	—	—	—	4,376	(2)	8,751	(2)	13,127	(2)	—		—	—	$544,312
	10/25/2017	—	—	—	—		—		—		5,834	(4)	—	—	$362,875
	—	$369,422	$489,300	$733,950	—		—		—		—		—	—	—
Zimmerman	10/25/2017	—	—	—	9,948	(2)	19,895	(2)	29,843	(2)	—		—	—	$1,237,469
	10/25/2017	—	—	—	—		—		—		13,264	(4)	—	—	$825,021
	—	$453,000	$600,000	$900,000	—		—		—		—		—	—	—
Milkie	10/25/2017	—	—	—	2,851	(2)	5,701	(2)	8,552	(2)	—		—	—	$354,602
	10/25/2017	—	—	—	—		—		—		3,800	(4)	—	—	$236,360
	—	$320,875	$425,000	$637,500	—		—		—		—		—	—	—
Semmelroth	10/25/2017	—	—	—	2,216	(2)	4,431	(2)	6,647	(2)	—		—	—	$275,608
	10/25/2017	—	—	—	—		—		—		2,954	(4)	—	—	$183,739
	—	$264,250	$350,000	$525,000	—		—		—		—		—	—	—

(1)	These columns show possible payouts under 2017 cash incentive awards that were based on the achievement of the Company and individual performance measures established in February 2017. The threshold, target and maximum opportunities in column (c), (d) and (e), respectively, assume achievement of the threshold, target or maximum level of both the Company performance goals and individual performance goals, as applicable. Actual amounts paid with respect to these awards are reported in column (g) of the Summary Compensation Table for 2017. See “—Elements of 2017 Executive Compensation—Cash Incentive Program” and “—Narrative to Summary Compensation and Grants of Plan-Based Awards Tables—Cash Incentive Program Awards and Bonuses.”
(2)	Amounts reflect a multi-year performance unit award for the January 1, 2018 - December 31, 2020 performance period. The threshold, target and maximum potential number of performance units that may be earned is set forth in columns (f), (g) and (h). Payouts will be based on the level of achievement of consolidated functional currency Adjusted EBITDA versus specified threshold, target and maximum levels of performance over the three-year period. See “—Elements of 2017 Executive Compensation—Targeted 2017 Long-Term Incentive Compensation—2018-2020 Performance Unit Awards” and “—Narrative to Summary Compensation and Grants of Plan-Based Awards Tables—Performance Unit Awards—Functional Currency Adjusted EBITDA-Based Performance Units.”
(3)	Amounts reflect time-based restricted units. The award cliff vests after a two-year period ending February 2020. See “—Elements of 2017 Executive Compensation—Targeted 2018 Long-Term Incentive Compensation—October 2017 Restricted Unit Awards” and “—Narrative to Summary Compensation and Grants of Plan-Based Award Tables—Restricted Unit Awards.”
(4)	Amounts reflect time-based restricted units. The awards vest ratably over a three-year period beginning in February 2019. See “—Elements of 2017 Executive Compensation—Targeted 2018 Long-Term Incentive Compensation—October 2017 Restricted Unit Awards” and “—Narrative to Summary Compensation and Grants of Plan-Based Awards Tables—Restricted Unit Awards.”

NARRATIVE TO SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

The description that follows summarizes the terms and conditions of our employment agreements with Messrs. Ouimet, Witherow, Zimmerman and Milkie and Ms. Semmelroth. It also summarizes the terms of and the programs under which the compensation reflected in the tables for our named executive officers was awarded. Additional information is provided in the “—Compensation Discussion and Analysis” and “—Potential Payments Upon Termination or Change in Control” sections.

Employment Agreements

We entered into new employment agreements in 2017 with Matthew A. Ouimet and Richard A. Zimmerman as part of our executive leadership transition, which took effect in January 2018. Under the agreements in effect during 2017, Mr. Ouimet was entitled to a minimum base salary of $955,000 and received $50,000 in supplemental compensation annually, and Mr. Zimmerman was entitled to a minimum base salary of $550,000. The new agreements superseded and replaced the employment agreements in effect for them during 2017 and will continue indefinitely until their respective employment is terminated under the terms of their employment agreement. The new agreements establish Mr. Ouimet’s and Mr. Zimmerman’s base salaries at an annual rate of $500,000 and $750,000, respectively, commencing in 2018 which base salaries will be reviewed from time to time but will not be subject to decrease except in the event of salary reductions applicable to substantially all of our senior executives. Under the agreements, during their employment periods, Mr. Ouimet and Mr. Zimmerman are eligible to participate in our cash incentive compensation plans and equity incentive plans, including our 2016 Omnibus Incentive Plan, at a level appropriate to their respective positions and performance, as determined by the Board. Per the terms of their employment agreements, the target cash incentive award for 2018 is 120% of Mr. Ouimet’s base salary and 115% of Mr. Zimmerman’s base salary. The agreements also provide that for 2018, the maximum annual cash incentive payable by Cedar Fair is 180% of Mr. Ouimet’s base salary (which represents 150% of the target) and 172.5% of Mr. Zimmerman’s base salary (which represents 150% of the target). The annual cash incentive minimum payment threshold for both Mr. Ouimet and Mr. Zimmerman is 90% of the target performance threshold.

The agreements provide that, if their respective employment is terminated, in certain situations they become fully vested in any equity awards made under Cedar Fair’s Omnibus Incentive Plan, excluding Mr. Ouimet’s 2014 performance-based retention grant, that vest within 18 months after their termination of employment. Any Omnibus Plan equity awards will immediately vest upon a change in control under the agreements. Any calendar year cash incentive compensation awards are to be paid to Mr. Ouimet and Mr. Zimmerman at the same time as our other senior executives and no later than March 15 following the end of the year. Both executives generally must be employed on the last day of the year to receive a cash incentive award for that year, but the agreements specify certain situations where a termination of employment would not result in forfeiture of a cash incentive award. See the “—Potential Payments Upon Termination or Change in Control” section for detailed descriptions of the above-described situations and other potential termination and change in control benefits. In addition, Mr. Ouimet and Mr. Zimmerman are each eligible to participate in any benefit and compensation plans that we offer from time to time, including medical, disability, life insurance, 401(k) and deferred compensation plans, on the same basis as our other senior executives, and Mr. Zimmerman is entitled to four weeks of annual paid vacation days. The agreements contain non-competition, confidentiality, non-disparagement and assignment of inventions provisions and a clawback provision in favor of Cedar Fair that is further described below.

Our employment agreements with Mr. Witherow (our executive vice president and chief financial officer), Mr. Milkie (our executive vice president and general counsel), and Ms. Semmelroth (our executive vice president and chief marketing officer) were automatically renewed in December 2017. The executives’ employment under the agreements continues through December 31, 2019, subject to 24-month automatic renewal periods until either party provides written notice of its intent to terminate the agreement at least 60 days prior to the automatic renewal date. The agreements entitle each executive to receive a specified annual base salary, which will be reviewed from time to time but will not be subject to decrease except in the event of salary reductions applicable to substantially all of our senior executives. The minimum annual base salary amounts specified in the agreements, which were effective beginning January 2015, are: Mr. Witherow, $416,000; Mr. Milkie $368,000; and Ms. Semmelroth, $294,000. During the employment period, each executive is eligible to participate in our cash incentive compensation plans and equity incentive plans, including our Omnibus Incentive Plan, at a level appropriate to his or her position and performance, as determined by the Board. Any Omnibus Plan equity awards will immediately vest upon a change in control under the agreement. Any calendar year cash incentive awards are to be paid to the executive at the same time as our other senior executives and no later than March 15 following the end of the year. The executives generally must be employed on the last day of the year to receive a cash incentive award for that year, but the agreement specifies certain situations where a termination of employment would not result in forfeiture of a cash incentive award. The agreement also provides that, if employment is terminated in certain situations, the executive will become fully vested in any equity awards made under Cedar Fair’s Omnibus Incentive Plan that vest within 18 months after the termination of employment. See the “—Potential Payments Upon Termination or Change in Control” section for detailed descriptions of those situations and other potential termination and change in control benefits. In addition, each executive is eligible to participate in any benefit and compensation plans that we offer from time to time, including medical, disability, life insurance, 401(k) and deferred compensation plans, on the same basis as our other senior executives (other than the CEO), and the executive is entitled to annual vacation days and reimbursement for reasonable business expenses incurred in performing his duties in accordance with policies that we maintain from time to time. Each agreement contains noncompetition, confidentiality, non-disparagement and assignment of inventions provisions and a clawback provision in favor of Cedar Fair that is further described below.

Under the clawback provisions of our employment agreements, our Board may require an executive to return their incentive compensation paid or granted within the preceding twenty-four months, if (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Cedar Fair’s financial statements filed with the SEC, (ii) the Board determines that the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement, and (iii) a lower payment would have been made based upon the restated financial results. For a discussion of the benefits that would be provided by the employment agreements in the event of each executive’s death, retirement, disability or other terminations or upon a change in control, see “—Potential Payments Upon Termination or Change in Control.”

Cash Incentive Program Awards and Bonuses

The amounts reported in column (g) of the Summary Compensation Table represent final payouts of cash incentive awards for 2017, 2016 and 2015, which were tied to the achievement of performance measures and target award opportunities established by March of the applicable year. For 2017, 2016, and 2015, 85% of the target cash incentive award opportunities were based on a target for consolidated functional currency Adjusted EBITDA before incentive compensation expense for the year, and 15% of the target cash incentive awards were based upon the achievement of individual performance goals. Payouts could range from 0% up to a maximum of 150% of the target award, and specific threshold, target and maximum levels of performance and related payout scales were established for both the Company and individual portions of the awards. The threshold, target and maximum cash incentive awards for 2017 are reported in columns (c), (d) and (e), respectively, of the Grants of Plan-Based Awards Table for 2017. For additional detail regarding our cash incentive award program and the 2017 cash incentive awards (including the percentage of 2017 base salary represented by each executive’s target award opportunity, payout scales established, and the payout levels for 2017 for the Company and individual portions of the awards and the payout received as a percentage of base salary for each executive for 2017), see “—Elements of 2017 Executive Compensation—Cash Incentive Program.” No additional cash bonuses were awarded to our named executive officers for 2017.

Option Grants

We did not award options to our named executive officers in 2017, 2016, or 2015.

Restricted Unit Awards

We made time-based restricted unit grants to our named executive officers in October 2017, October 2016, October 2015, and February 2015. The grant date fair values of these restricted units are included in the applicable year’s amounts in the Unit Awards column (e) of the Summary Compensation Table. The numbers of units granted and grant date fair values of the 2017 awards are set forth in columns (i) and (l) of the Grants of Plan-Based Awards Table. The restricted period on these awards will lapse upon the executive’s continuous employment through the applicable vesting dates, as follows (other than Mr. Ouimet’s 2017 award which will cliff-vest in February 2020):

Grant:	February 2015	October 2015(1)	October 2016	October 2017
Vesting Dates:	1/3 - February 2016(2)	1/3 - February 2017(2)	1/3 - February 2018(2)	1/3 - February 2019
	1/3 - February 2017(2)	1/3 - February 2018(2)	1/3 - February 2019	1/3 - February 2020
	1/3 - February 2018(2)	1/3 - February 2019	1/3 - February 2020	1/3 - February 2021

(1)	Grant moved to October 2015. No additional awards made in February 2016.
(2)	Vested prior to April 26, 2018.

The executive is unable to sell, transfer, pledge or assign restricted units during the applicable restricted period and will not receive any payments or distributions during that period, but the executive may vote the restricted units during the restricted period. The restricted units will accumulate distribution equivalents if and to the extent that we make distributions on our units during the restricted period in the same form as any such distributions. Upon the expiration of the applicable restricted period, the units will thereafter be unrestricted and any accrued distribution equivalents will be paid promptly. Our employment agreements provide for 18 month continued vesting of these restricted units for qualifying terminations. Otherwise, executives will forfeit their restricted units and any distribution equivalents if they do not satisfy the continuous employment requirement, except in the cases of death, disability, retirement and change in control. For additional detail, see “—Elements of 2017 Executive Compensation—Targeted 2017 Long-Term Incentive Compensation” (and the “—October 2016 Restricted Unit Awards” discussion therein) and “—Elements of 2017 Executive Compensation—Targeted 2018 Long-Term Incentive Compensation” (and the “—October 2017 Restricted Unit Awards” discussion therein).

Performance Unit Awards

Functional Currency Adjusted EBITDA-Based Performance Units

We made performance unit awards to our named executive officers in October 2017, October 2016, October 2015, and February 2015, which are subject to the level of achievement of cumulative functional currency Adjusted EBITDA versus the target set by the Compensation Committee for the respective performance periods, as follows:

Grant:	February 2015(1)	October 2015(2)	October 2016	October 2017(3)
Performance Period:	January 1, 2015 -	January 1, 2016 -	January 1, 2017 -	January 1, 2018 -
	December 31, 2017	December 31, 2018	December 31, 2019	December 31, 2020

(1)	Earned portion vested prior to April 26, 2018.
(2)	Grant moved to October 2015. No additional awards made in February 2016.
(3)	Mr. Ouimet did not receive a performance unit award in October 2017. His October 2017 grant was entirely in restricted units in anticipation of him becoming Executive Chairman.

Executives are eligible to receive up to 150% of the target number of potential performance units for the applicable performance period. Payouts will be made based on a sliding scale of performance objectives, and no awards will be paid if the threshold performance level is not achieved. The threshold, target and maximum numbers of units for the named executive officers’ 2018-2020 performance unit awards are set forth in columns

(f), (g) and (h), respectively, of the Grants of Plan-Based Awards Table for 2017. The grant date fair values of the 2018-2020 performance unit awards, calculated in accordance with ASC Topic 718 and based upon the probable outcome of the performance conditions, are reported in column (l) of the Grants of Plan-Based Awards Table for 2017 and are included in the 2017 amounts set forth in the Unit Awards column (e) of the Summary Compensation Table. The grant date fair values of the 2017-2019 performance unit awards and of the 2016-2018 and 2015-2017 performance unit awards, calculated in accordance with ASC Topic 718 and based upon the probable outcome of the performance conditions, are included in the 2016 and 2015 amounts set forth in the Unit Awards column (e) of the Summary Compensation Table, respectively. Distribution equivalents are earned on the number of performance units that become payable if and to the extent we make distributions on our units after the grant date and before the payment date of the award. Awards will be paid after the end of the performance period and by March of the following year. All awards will be payable in units. Our employment agreements provide for 18 month continued vesting of these performance awards following qualifying terminations. Otherwise, an executive must remain in continuous employment with us through the payment date or will forfeit the entire award, except that awards will be prorated in the event of death, disability or retirement, and that awards will be deemed earned and payable in full at the target level in the event of a change in control. For additional detail regarding the 2018-2020 performance units (including the payout scale for the awards), see “—Elements of 2017 Executive Compensation—Targeted 2018 Long-Term Incentive Compensation” (and the “—2018-2020 Performance Unit Awards” discussion therein). For additional detail regarding the 2017-2019 performance units (including the payout scale of the awards), see “—Elements of 2017 Executive Compensation—Targeted 2017 Long-Term Incentive Compensation” (and the “2017-2019 Performance Unit Awards” discussion therein).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2017

		Option Awards						Unit Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)		(i)		(j)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units That Have Not Vested (#)(1)		Market Value of Units That Have Not Vested ($)(2)		Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units or Other Rights That Have Not Vested ($)
Ouimet	86,387	—	—	$29.53	3/27/2022
	122,492	—	—	$36.95	2/26/2023
						7,712	(5)	$577,243
						15,637	(6)	$1,135,246
						24,125	(7)	$1,671,863
						32,154	(8)	$2,118,306
						62,117	(4)	$4,783,009	(4)
						61,069	(3)	$3,968,874	(3)
										59,519	(10)	$3,868,140	(10)
										57,865	(11)	$3,760,646	(11)
Witherow	17,786	—	—	$29.53	3/27/2022
	27,092	—	—	$36.95	2/26/2023
						1,383	(5)	$103,518
						4,000	(6)	$290,400
						6,132	(7)	$424,948
						5,834	(9)	$384,344
						10,962	(3)	$712,420	(3)
										15,225	(10)	$989,473	(10)
										14,708	(11)	$955,873	(11)
										4,433	(12)	$288,101	(12)
Zimmerman	32,929	—	—	$36.95	2/26/2023
						2,615	(5)	$195,733
						5,305	(6)	$385,143
						10,444	(7)	$723,769
						13,264	(9)	$873,832
						20,705	(3)	$1,345,618	(3)
										20,194	(10)	$1,312,408	(10)
										25,050	(11)	$1,628,000	(11)
										10,078	(12)	$654,969	(12)
Milkie	18,104	—	—	$36.95	2/26/2023
						874	(5)	$65,419
						1,773	(6)	$128,720
						3,699	(7)	$256,341
						3,800	(9)	$250,344
						6,928	(3)	$450,251	(3)
										6,749	(10)	$438,618	(10)
										8,871	(11)	$576,526	(11)
										2,888	(12)	$187,691	(12)
Semmelroth	13,943	—	—	$36.95	2/26/2023
						699	(5)	$52,320
						1,672	(6)	$121,387
						3,046	(7)	$211,088
						2,954	(9)	$194,610
						5,534	(3)	$359,655	(3)
										6,366	(10)	$413,726	(10)
										7,306	(11)	$474,817	(11)
										2,245	(12)	$145,903	(12)

(1)	Column includes restricted units, 2015-2017 performance units and the remaining balance of Mr. Ouimet’s March 2014 performance-based retention units. Performance unit amounts for the 2015-2017 performance units in this column include additional units that are credited as a result of the reinvestment of distribution equivalents.
(2)	The market values for restricted units were calculated by multiplying the closing market price of our units on December 29, 2017 as reported on the NYSE ($64.99), by the number of restricted units in column (g), and adding to that the amount of cash distribution equivalents accumulated on the restricted units from the grant date of the award through December 31, 2017. See “Narrative to Summary Compensation and Grants of Plan-Based Awards Table—Restricted Unit Awards” for additional detail.
(3)	Amounts represent performance units awarded in February 2015 that were contingent upon the level of achievement of cumulative functional currency Adjusted EBITDA versus the target during the period from January 2015 through December 2017. The amounts set forth in column (g) are the actual number of units earned and include the reinvestment in distribution equivalent units of distributions on such number. These awards vested and were paid in February 2018. For additional information regarding these awards, see “—Elements of 2017 Executive Compensation—Performance Attained and Vesting of Prior Year (2015-2017) Performance Unit Awards.”
(4)	Amounts represent the remaining balance of Mr. Ouimet’s March 2014 performance-based retention units that were contingent upon the level of achievement of our three (3) years annualized total unitholder return compared to our identified peer group during the January 1, 2014-December 31, 2016 period. The amount set forth in column (g) is the remaining balance of the actual number of units earned and unpaid. The performance units earned are payable in December 2018. The performance units accrue distribution equivalents, which will be paid out in cash in conjunction with the payment of the underlying performance units. Market value reported in column (h) was calculated by multiplying the amount set forth in column (g) by the closing market price of our units as of December 29, 2017, and adding to that the amount of cash distribution equivalents accumulated on the performance-based retention units from the grant date of the award through December 31, 2017. Distribution equivalents accumulated as of the fiscal year-end are reflected only in column (h) as all distribution equivalents on the performance based retention units have accrued in cash. For additional information regarding this award, see “—Elements of 2017 Executive Compensation—Performance Attained and Vesting of Prior Year 2014 Performance-Based Retention Award.”
(5)	Amounts represent restricted units awarded in February 2015. These awards vested and were paid in February 2018. These restricted units accumulated distribution equivalents during the restricted period that were payable in the same form as accrued when the awards vested. Distribution equivalents accumulated as of the fiscal year-end are reflected only in column (h) as all distribution equivalents on the restricted units were accrued in cash.
(6)	Amounts represent restricted units awarded in October 2015. One half of these restricted units vested on February 26, 2018 and the remaining one half will vest on February 25, 2019. These restricted units accumulate distribution equivalents during the restricted period that will be payable in the same form as accrued when the awards vest. Distribution equivalents accumulated as of the fiscal year-end are reflected only in column (h) as all distribution equivalents on the restricted units have been accrued in cash.
(7)	Amounts represent restricted units awarded in October 2016. One-third of these restricted units vested on February 26, 2018, and one-third will vest on February 25, 2019 and February 24, 2020. These restricted units accumulate distribution equivalents during the restricted period that will be payable in the same form as accrued when the awards vest. Distribution equivalents accumulated as of the fiscal year-end are reflected only in column (h) as all distribution equivalents on the restricted units have been accrued in cash.
(8)	Amounts represent restricted units awarded in October 2017. These restricted units will vest on February 24, 2020. These restricted units accumulate distribution equivalents during the restricted period that will be payable in the same form as accrued when the awards vest. Distribution equivalents accumulated as of the fiscal-year end are reflected only in column (h) as all distribution equivalents on the restricted units have been accrued in cash.
(9)	Amounts represent restricted units awarded in October 2017. One-third of these restricted units will vest on February 25, 2019, February 24, 2020 and February 22, 2021. These restricted units accumulate distribution equivalents during the restricted period that will be payable in the same form as accrued when the awards vest. Distribution equivalents accumulated as of the fiscal year-end are reflected only in column (h) as all distribution equivalents on the restricted units have been accrued in cash.
(10)	Amounts represent performance units awarded in October 2015 that are contingent upon the level of achievement of cumulative functional currency Adjusted EBITDA versus the target during the period from January 2016 through December 2018. The amounts set forth in column (i) assume that the maximum number of units are earned and assume the reinvestment in distribution equivalent units of distributions on such maximum number from the grant date of the award through December 31, 2017. The actual number of units and distribution equivalents earned will be determined following the end of the performance period and will vest and will be payable in units in March 2019. Market value reported in column (j) was calculated by multiplying the maximum number of units and distribution equivalent units through December 31, 2017 that may be earned set forth in column (i) by the closing market price of our units as of December 29, 2017.
(11)	Amounts represent performance units awarded in October 2016 that are contingent upon the level of achievement of cumulative functional currency Adjusted EBITDA versus the target during the period from January 2017 through December 2019. The amounts set forth in column (i) assume that the maximum number of units are earned and assume the reinvestment in distribution equivalent units of distributions on such maximum number from the grant date of the award through December 31, 2017. The actual number of units and distribution equivalents earned will be determined following the end of the performance period and will vest and will be payable in units in March 2020. Market value reported in column (j) was calculated by multiplying the maximum number of units and distribution equivalent units through December 31, 2017 that may be earned set forth in column (i) by the closing market price of our units as of December 29, 2017. For additional information regarding these awards, see “—Elements of 2017 Executive Compensation—Targeted 2017 Long-Term Incentive Compensation—2017-2019 Performance Unit Awards.”

(12)	Amounts represent performance units awarded in October 2017 that are contingent upon the level of achievement of cumulative functional currency Adjusted EBITDA versus the target during the period from January 2018 through December 2020. The amounts set forth in column (i) assume that the minimum threshold number of units are earned and assume the reinvestment in distribution equivalent units of distributions on such threshold number from the grant date of the award through December 31, 2017. The actual number of units and distribution equivalents earned will be determined following the end of the performance period and will vest and will be payable in units in March 2021. Market value reported in column (j) was calculated by multiplying the threshold number of units and distribution equivalent units through December 31, 2017 that may be earned set forth in column (i) by the closing market price of our units as of December 29, 2017. For additional information regarding these awards, see “—Elements of 2017 Executive Compensation—Targeted 2018 Long-Term Incentive Compensation—2018-2020 Performance Unit Awards.”

OPTION EXERCISES AND UNITS VESTED IN 2017

	Option Awards			Unit Awards
(a)	(b)	(c)		(d)		(e)
Name	Number of Units Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Units Acquired on Vesting (#)(1)		Value Realized on Vesting ($)(1)
Ouimet	—	—		7,770	(2)	$531,390	(2)
				7,713	(3)	$527,492	(3)
				7,819	(4)	$534,741	(4)

				62,751	(5)	$4,226,280	(5)
				62,117	(7)	$4,063,694	(7)
Witherow	—	—		1,380	(2)	$94,378	(2)

				1,385	(3)	$94,720	(3)
				2,000	(4)	$136,780	(4)
				11,146	(5)	$750,683	(5)

Zimmerman	—	—		1,810	(2)	$123,786	(2)
				2,615	(3)	$178,840	(3)
				2,653	(4)	$181,439	(4)

				14,628	(5)	$985,196	(5)

Milkie	—	—		647	(2)	$44,248	(2)
				875	(3)	$59,841	(3)
				887	(4)	$60,662	(4)
				5,224	(5)	$351,836	(5)

Semmelroth	9,528	$371,116	(6)	702	(2)	$48,010	(2)
				699	(3)	$47,805	(3)
				837	(4)	$57,242	(4)
				5,673	(5)	$382,077	(5)

(1)	The amounts in column (d) reflect the total number of restricted units or performance units that vested for each executive in 2017, plus additional units credited as a result of reinvestment of distribution equivalents. The amounts in column (e) do not reflect accrued distribution equivalents in the form of cash for restricted units and Mr. Ouimet’s 2014 performance-based retention units.
(2)	Reflects the vesting and related value of one-third of the restricted unit grants made in 2014. The value realized on the vesting of restricted units is equal to the number of restricted units vested multiplied by the closing price of our units on the NYSE on the day before the date of vesting.
(3)	Reflects the vesting and related value of one-third of the restricted unit grants made in February 2015. The value realized on the vesting of restricted units is equal to the number of restricted units vested multiplied by the closing price of our units on the NYSE on the day before the date of vesting.
(4)	Reflects the vesting and related value of one-third of the restricted unit grants made in October 2015. The value realized on the vesting of restricted units is equal to the number of restricted units vested multiplied by the closing price of our units on the NYSE on the day before the date of vesting.

(5)	Reflects the vesting and related value of the 2014-2016 performance unit awards, which were paid out at 150% of the target number of performance units plus additional units credited as a result of reinvestment of distribution equivalents. Mr. Ouimet, Mr. Zimmerman, and Mr. Witherow received 100% of the value in units. Ms. Semmelroth received 30% of the value in units and 70% in cash. Mr. Milkie received 100% of the value in cash. The value realized on the vesting of performance units is equal to the number of units of performance units vested multiplied by the closing price of our units on the NYSE on the date of vesting.
(6)	The value realized on the exercise of unit options is equal to the number of units acquired multiplied by the difference between the exercise price and the closing price of our units on the NYSE on the day before the date of exercise.

(7)	Reflects the vesting and related value of the one-half of the 2014 performance-based retention unit award. The value realized is equal to the number of units vested multiplied by the closing price of our units on the NYSE on the day before the date of vesting.

PENSION BENEFITS FOR 2017

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Ouimet	—	—	—	—
Witherow	—	—	—	—
Zimmerman	—	—	—	—
Milkie	2008 Supplemental Retirement Plan	10	$107,994	—
Semmelroth	—	—	—	—

(1)	The estimated present value amount is based on projected benefits earned through age 62 assuming (i) an annual interest rate of 3.74% and (ii) a discount rate of 5.36%.

We adopted the 2008 Supplemental Retirement Plan (the “2008 SERP”) in February 2008 to provide supplemental retirement benefits to certain of our executive officers, and accounts were established and credited in prior years for some of our executive officers under the 2008 SERP. Credits under the 2008 SERP were made on the basis of base salary, with no participant account being credited more than $100,000 in any plan year, and no more than $250,000 being credited in the aggregate to all participant accounts in any plan year. Accounts earn interest at the prime rate of our bank, as adjusted each December.

Mr. Milkie is the only named executive officer for 2017 to participate in the 2008 SERP. Mr. Milkie will become fully vested in his account upon the earliest of his retirement (provided that he has at least twenty years of service with the Company), or if while employed by the Company, upon his death, disability, or change in control. Distribution of the accrued balance generally will be made as a lump sum amount at the time specified in the plan. Participants may elect to receive the lump sum at a different time or to receive the accrued balance in a number of future payments over a specified period if certain conditions are satisfied. In general, the delay elected by a participant may not exceed 10 years or 5 years depending on when the distribution election is made. Additional contributions to the 2008 SERP were discontinued in 2011, and we do not intend to have any other executive officers participate in this plan.

PAY RATIO DISCLOSURE

SEC rules require us to disclose the median of the annual total compensation of all employees (except our CEO), the annual total compensation of the CEO and the ratio of these two amounts for our last completed fiscal year.

We identified the median employee from a comparison of compensation information for all Company employees as of November 6, 2017 other than our CEO. Given the nature of our business, we rely heavily on seasonal, entry-level employees, some of whom only work one or two months per year. Consequently, as of the date we determined our median employee, seasonal employees accounted for 74.5% of our workforce. To identify the median employee, we used the gross annual earnings reported to taxing authorities (for example, in the United States, information reported on W-2s), and ranked employees from highest to lowest. For purposes of this determination, compensation paid in Canadian dollars to our Canadian employees was converted to U.S. dollars using Canadian to U.S. dollar exchange rates, consistent with the exchange methodology used in our financial reporting. The median employee of all employees except the CEO was a seasonal employee.

Once we found the median employee, we computed the annual total compensation for 2017 for that employee in the same manner as total compensation is determined for the Summary Compensation Table. Accordingly, we determined that the median of the annual total compensation of all employees (except our CEO) was $10,306 for 2017. In 2017, Matt Ouimet held the position of Chief Executive Officer of the Company. Mr. Ouimet’s compensation for 2017, calculated in the same manner as in the Summary Compensation Table, totaled $4,439,657. This results in an estimated CEO to median employee pay ratio of 431:1.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following summaries describe and quantify the payments that each named executive officer would receive if his or her employment with us were terminated or if we had a change in control. These payments and benefits derive from a combination of employment agreements, our Omnibus Incentive Plans and related award agreements and our supplemental retirement plan. In all cases, the timing and amount of payments will comply with the requirements of Section 409A of the Code. We have quantified the potential payments assuming that the termination or change in control occurred on December 29, 2017 and the relevant unit price is the closing market price of our units on the NYSE on December 29, 2017, which was $64.99 per unit. The summaries describe the arrangements in effect as of that date and, for Messrs. Ouimet and Zimmerman, arrangements under their new employment agreements that took effect January 1, 2018. We sometimes refer to their new employment agreements in these summaries as Mr. Ouimet’s or Mr. Zimmerman’s “2018 employment agreement.”

Payments Pursuant to Employment Agreements (other than in connection with a Change in Control)

The following information summarizes payments that our named executive officers will receive in the event of terminations without cause, as a result of death or disability, in connection with non-renewals of their employment agreements and in general. Descriptions of release requirements, restrictions and certain key defined terms are provided at the end of this section. For information regarding payments in the event of a change in control, see “—Payments Upon a Change in Control or a Termination Following a Change in Control” below. For additional information regarding payments in the event of death, disability or retirement, see “—Payments Upon Death, Disability or Retirement under our Incentive and Supplemental Retirement Plans” below.

Terminations without Cause or due to Disability and Resignations for Good Reason

If we terminate the employment of Messrs. Ouimet, Witherow, Zimmerman or Milkie or Ms. Semmelroth without cause or because of a disability, or if any of those executives resign for good reason (in each case, other than in connection with a change in control), each executive will be entitled to:

•	Payment of accrued and unpaid base salary (together with accrued and unpaid supplemental compensation for Mr. Ouimet under his employment agreement in effect as of December 31, 2017), reimbursement of business expenses and payment for accrued and unused vacation days, each as accrued as of the termination date, in a lump sum within 30 days following termination;

•

An amount equal to two times his base salary for Mr. Ouimet (and for the other executives, an amount equal to one times base salary) under the agreements in effect at December 31, 2017. Under their 2018 employment agreements, Mr. Zimmerman would be entitled to an amount equal to two times his base salary, and Mr. Ouimet would be entitled to an amount equal to one times base salary. This amount will be payable:

•	for Mr. Ouimet, and under Mr. Zimmerman’s 2018 employment agreement, in a single lump sum on the first regularly scheduled payroll date following the 60th day after the termination; or

•	for the other executives and Mr. Zimmerman under his employment agreement in effect as of December 31, 2017, at the same time salary otherwise would be paid over the 12-month period following termination, but with the first payment being made on the first regularly scheduled payroll date following the 60th day after the termination and including any payments that otherwise would be due earlier;

and will be reduced by any payments received from any short- or long-term disability plan maintained by us, where applicable;

•	Any unpaid annual cash incentive award earned with respect to a calendar year ending on or before the date of termination, payable at the same time payment would have been made had the executive continued to be employed;

•	A pro-rata portion of his or her annual cash incentive award for the calendar year of termination, based on actual performance (with certain qualitative performance criteria being deemed satisfied in full), which amount will be prorated based on the number of days the executive is employed during the applicable year and payable at the same time payment is made to other senior executives and no later than March 15 of the next calendar year;

•	Payment of the after-tax monthly COBRA continuation coverage premium under our medical plans (less the amount of the executive’s contribution as if he or she was an active employee), until the earliest of twelve months after termination, the date the executive is no longer eligible for COBRA or the date that he or she obtains other employment with medical benefits, with the first COBRA premium payment being made following the timely delivery of a general release and including any amounts due prior thereto;

•	Full vesting in any equity awards made under Cedar Fair’s Omnibus Incentive Plans that vest within 18 months after his or her termination of employment without cause or his or her resignation for good reason unless otherwise specifically exempted from vesting by the terms of the underlying award agreement. Equity awards other than options that vest under this provision will be paid or vest on the scheduled payment date under the award agreement without regard to the continuous employment requirements or proration. Options that vest within the 18 month period will terminate 30 calendar days after the vesting date unless exercised; and

•	All other accrued amounts or benefits the executive is due under our benefit plans, programs or policies (other than severance).

Death

If the employment of any of Messrs. Ouimet, Witherow, Zimmerman or Milkie or Ms. Semmelroth is terminated by reason of death, the executive or his or her legal representatives shall be entitled to:

•	Payment of accrued and unpaid base salary (together with accrued and unpaid supplemental compensation for Mr. Ouimet under his employment agreement in effect as of December 31, 2017), reimbursement of business expenses and payment for accrued and unused vacation days, each as accrued as of the termination date, in a lump sum within 30 days following termination;

•	Any unpaid annual cash incentive award earned with respect to a calendar year ending on or before the date of termination, payable at the same time payment would have been made had the executive continued to be employed;

•	A pro-rata portion of his or her annual cash incentive award for the calendar year of termination, based on actual performance (with certain qualitative performance criteria being deemed satisfied in full), which amount will be prorated based on the number of days the executive is employed during the applicable year and payable at the same time payment is made to other senior executives and no later than March 15 of the next calendar year;

•	Payment of the after-tax monthly COBRA continuation coverage premium under our medical plans for the executive’s spouse and eligible dependents (less the amount of the executive’s contribution as if he or she was an active employee) for a period of up to twelve months after executive’s death, if permitted under applicable law; and

•	All other accrued amounts or benefits the executive is due under our benefit plans, programs or policies (other than severance).

Non-Renewal

For executives other than Mr. Ouimet as of December 31, 2017, and for executives other than Mr. Ouimet and Mr. Zimmerman as of January 1, 2018, in certain situations where the executive’s employment agreement is not renewed (described below), the executive will be entitled to:

•	Payment of accrued and unpaid base salary, reimbursement of business expenses and payment for accrued and unused vacation days, each as accrued as of the termination date, in a lump sum within 30 days following termination;

•	An amount equal to his or her base salary, payable at the same time salary otherwise would be paid over the 12-month period following termination, but with the first payment being made on the first regularly scheduled payroll date following the 60th day after the termination and including any payments that otherwise would be due earlier;

•	Any unpaid annual cash incentive award earned with respect to a calendar year ending on or before the date of termination, payable at the same time payment would have been made had the executive continued to be employed;

•	Payment of the after-tax monthly COBRA continuation coverage premium under our medical plans (less the amount of the executive’s contribution as if he or she was an active employee), until the earliest of twelve months after termination, the date the executive is no longer eligible for COBRA or the date that he or she obtains other employment with medical benefits, with the first COBRA premium payment being made following the timely delivery of a general release and including any amounts due prior thereto;

•	All other accrued amounts or benefits the executive is due under our benefit plans, programs or policies (other than severance); and

•	Full vesting in any equity awards made under Cedar Fair’s Omnibus Incentive Plans that vest within 18 months after his or her termination of employment unless otherwise specifically exempted from vesting by the terms of the underlying award agreement, with such awards vesting and being paid as described above for terminations without cause or resignations for good reason.

Our named executive officers, other than Mr. Ouimet as of December 31, 2017, and other than Mr. Ouimet and Mr. Zimmerman as of January 1, 2018, will qualify for these non-renewal benefits if we are not willing to renew the employment agreement and the executive chooses to terminate his or her employment immediately following the employment period.

Other Terminations

If the executive’s employment is terminated for any reason other than those described above or those described under “—Payments Upon a Change in Control or a Termination Following a Change in Control,”

which we refer to in the tables below as “All Terminations,” the executive or his or her legal representatives will be entitled to receive a lump sum payment within 30 days following termination consisting of accrued and unpaid base salary (together with accrued and unpaid supplemental compensation for Mr. Ouimet under his employment agreement in effect as of December 31, 2017), reimbursement of business expenses and payment for accrued and unused vacation days, each as accrued as of the date of termination. The executive also will be entitled to any unpaid annual cash incentive award earned with respect to a calendar year ending on or before the date of termination, payable at the same time payment would have been made had the executive continued to be employed, and all other accrued amounts or benefits the executive is due under our benefit plans, programs or policies (other than severance).

Releases and Restrictions; Certain Definitions

Any termination payments under the executives’ respective employment agreements are subject to execution, timely delivery, and non-revocation of a general release in favor of Cedar Fair. In addition, each executive is subject to non-competition, non-solicitation, confidentiality, non-disparagement and cooperation provisions contained in his or her employment agreement. The non-competition and non-solicitation obligations last for a minimum of twelve months after termination (regardless of the reason for termination), and last twelve months plus the number of months for which he or she receives severance payments or 18-month continued equity vesting, subject to a 36-month cap under Mr. Zimmerman’s 2018 employment agreement.

Under the employment agreements, “cause” means: (i) the executive’s willful and continued failure to perform his or her duties or follow the lawful direction of the Board (or, for the executives other than Mr. Ouimet and other than Mr. Ouimet and Mr. Zimmerman on or after January 1, 2018, the chief executive officer or the Board) or a material breach of fiduciary duty after written notice of the breach; (ii) theft, fraud, or dishonesty with regard to Cedar Fair or in connection with the executive’s duties; (iii) indictment for or conviction of (or guilty or no contest plea to) a felony or any lesser offense involving fraud or moral turpitude; (iv) material violation of our code of conduct or similar written policies after written notice specifying the violation; (v) willful misconduct unrelated to us that has, or is likely to have, a material negative impact on us after written notice specifying the failure or breach; (vi) gross negligence or willful misconduct relating to our affairs; (vii) material breach by the executive of his or her employment agreement; (viii) a final and non-appealable determination by a court or other governmental body that the executive has materially violated federal or state securities laws; or (ix) a breach or contravention of another employment agreement or other agreement or policy by virtue of the executive’s employment with us or performance of his or her duties, or the existence of any other limitation on his or her activities on our behalf except for confidentiality obligations to former employers.

“Disability” means a physical or mental incapacity or disability that renders or is likely to render the executive unable to perform his or her material duties for either 180 days in any twelve-month period or 90 consecutive days, as determined by a physician selected by us.

“Good reason” means, without the executive’s express consent: (i) any material diminution in his or her responsibilities, authorities or duties; (ii) any material reduction in the executive’s (x) base salary (or, under Mr. Ouimet’s employment agreement in effect as of December 31, 2017, in the aggregate amount of his base salary and supplemental compensation), or (y) target cash incentive opportunity (except in the event of an across the board reduction in base salary or cash incentive opportunity applicable to substantially all of our senior executives); (iii) a material breach of the employment agreement by us; or (iv) a forced relocation of his or her place of employment by the greater of seventy (70) miles or the distance constituting a “material change in the geographic location” of the executive’s place of employment under Section 409A. The events described in (iv) do not constitute “good reason” under Mr. Ouimet’s and Mr. Zimmerman’s 2018 employment agreements. The events described in (i), (ii) and (iv) will not constitute “good reason,” nor will the events described in (iii) constitute “good reason” under Mr. Zimmerman’s 2018 employment agreement, unless the executive notifies us in writing and we fail to cure the situation within the time periods specified in the agreement.

Payments upon Death, Disability or Retirement under our Incentive and Supplemental Retirement Plans

All amounts accrued under our 2008 SERP will also become fully vested and payable upon an executive’s death, disability or retirement at age 62 or over with at least 20 years of service. Any cash incentive awards outstanding at the time of death or retirement will be paid on a prorated basis. Our functional currency Adjusted EBITDA-based performance unit awards under the Omnibus Incentive Plans will be payable in the event of death or disability while employed by us, or retirement at age 62 or over from employment with us, with amounts being prorated where the death, separation from service due to disability or retirement occurs during the performance period. Restrictions on our outstanding restricted unit awards will lapse upon death, disability or retirement. Options awarded under the Omnibus Incentive Plans will expire on the earlier of the ten year anniversary of the grant date or the date that is thirty (30) days after a separation from service under the plan. Mr. Ouimet’s 2014 performance-based retention award would be payable in a lump sum upon death or separation from service due to disability occurring prior to the second payment date, based on the performance achieved, and with the remaining payment being prorated based on the second payment date. The named executive officers also will receive payments in these situations as described above under “—Payments Pursuant to Employment Agreements (other than in connection with a Change in Control).”

Payments upon a Change in Control or a Termination Following a Change in Control

Our employment agreements with Messrs. Zimmerman, Witherow and Milkie and Ms. Semmelroth provide for, and the agreement in effect for Mr. Ouimet at December 31, 2017 provided for, certain benefits and payments in the event of qualifying terminations following a change in control. Our incentive plans, award agreements and 2008 SERP also contain change-in-control provisions. Each of our incentive plans, award agreements and employment agreements uses the “change in control” definition provided by Section 409A of the Code or a definition based on the 409A definition. As a result, if a change in control occurs under one plan or agreement, it will trigger payment under the other plans and agreements as well. “Change-in-control” events include:

•	a change in ownership of the Company which generally would occur when a person or group acquires units representing more than 50 percent of the total fair market value or total voting power of the Company;

•	a change in the effective control of the Company, which could occur even if a change in ownership has not occurred, and would occur if either (i) a person or group acquires units, all at once or over a period of 12 months, representing 30 percent or more of the total voting power of the Company, or (ii) a majority of our directors will have been replaced during a 12-month period by directors not endorsed by a majority of the board before the date of appointment or election; or

•	a change in ownership of a substantial portion of the assets of the Company, which would occur if a person or group acquires, all at once or over a period of 12 months, assets from us that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of our assets immediately before the acquisition(s), determined without regard to any liabilities associated with such assets.

Section 409A and its rules contain detailed provisions for determining whether a change-in-control event has occurred. The above descriptions of change-in-control events are general summaries only, and we refer you to Section 409A and its rules for additional detail.

All of our employment agreements with change in control severance provisions and our supplemental retirement plan contain a double trigger change in control provision, which means that two events must occur for a participant to receive payments under the change in control provision. First, a change in control must occur. The second trigger under the employment agreements is that the executive’s employment must be terminated within 24 months following the change in control. Terminations for “good reason” (as defined above) by the executive qualify for change in control protection in addition to involuntary terminations. The second trigger under our supplemental retirement plan is the occurrence of a separation from service under the plan. While most of the employment agreement change in control benefits are subject to the double trigger, the agreements also provide that any equity awards under our Omnibus Plans (including any successor plans) fully and immediately vest upon a change in control (i.e., a single trigger for the equity awards), with performance awards payable at target or as specified in the plan or the award terms. Our 2008 Omnibus Incentive Plan and outstanding equity awards under it contain single trigger change in control provisions. Our 2016 Omnibus Incentive Plan has a double trigger change in control provision, subject to our award and employment agreement terms and Committee discretion, which results in a single trigger for our named executive officers’ outstanding equity awards under their employment agreements.

If we terminate the employment of Mr. Zimmerman, Mr. Witherow, Mr. Milkie or Ms. Semmelroth without cause or because of a disability within 24 months following a change in control, or if any of those executives resign for good reason within 24 months following a change in control, the executive is entitled to the payments and benefits described above under “—Payments Pursuant to Employment Agreements (other than in connection with a Change in Control)—Terminations without Cause or due to Disability and Resignations for Good Reason,” except that:

•	in lieu of his or her non-change in control severance or base salary continuation, as applicable:

•	Mr. Zimmerman at December 31, 2017 would have received, and each executive other than Mr. Zimmerman will receive, a lump sum severance amount equal to two and one-half times the executive’s annual cash compensation for the year preceding the calendar year in which the change in control occurred, less $1; and

•	Under his 2018 employment agreement, Mr. Zimmerman will receive a lump sum severance amount equal to three times annual cash compensation for the year preceding the calendar year in which the change in control occurred, less $1; and

•	the executive will have the right to continue medical and dental insurance coverage under COBRA during the 30-month period following the termination, and to receive monthly reimbursement of such COBRA continuation coverage premiums from us, if permitted by applicable law.

Had Mr. Ouimet had a qualifying termination of employment as of December 31, 2017 and within 24 months following a change in control, his agreement in effect at that time would have entitled him to the payments and benefits described above under “Payments Pursuant to Employment Agreements (other than in connection with a Change in Control)—Terminations without Cause or due to Disability and Resignations for Good Reason”, except that:

•	in lieu of his non-change in control severance, he would have received a lump sum amount equal to three times annual cash compensation for the year preceding the calendar year in which the change in control occurred, less $1; and

•	he would have had the right to continue medical and dental insurance coverage under COBRA during the 30 month period following the termination, and to receive monthly reimbursement of such COBRA continuation coverage premiums from us, if permitted by applicable law.

Mr. Ouimet’s 2018 employment agreement does not provide for different severance or health benefits for qualifying terminations that occur within 24 months following a change in control as compared to qualifying terminations that otherwise occur. Accordingly, if Mr. Ouimet’s employment is terminated within 24 months following a change in control, he would be entitled to benefits in accordance with the provisions described above under “Payments Pursuant to Employment Agreements (other than in connection with a Change in Control)—Terminations without Cause or due to Disability and Resignations for Good Reason.” He also would be entitled to equity award vesting upon a change in control pursuant to his 2018 employment agreement and to benefits or payments under our incentive plans and award agreements.

For purposes of our employment agreements, “cash compensation” with respect to any calendar year is defined as (a) the total salary payable, (b) target annual cash incentive compensation with respect to that calendar year, even if not paid during the year, (c) with respect to any multi-year cash bonus, the amount actually paid, and (d) for Mr. Ouimet under his employment agreement in effect as of December 31, 2017, his annual supplemental compensation. Any lump sum payments made pursuant to the employment agreements in connection with a change in control will be paid on the next regularly scheduled payroll date following the sixtieth day after the termination, subject to the requirements of Section 409A.

In addition, upon a change in control (with or without a subsequent termination of employment), named executive officer equity incentive plan awards would vest or be paid as follows pursuant to the various plans and agreements:

•	All performance awards will be deemed to have been earned and payable in full and any other restriction shall lapse and the awards will be paid within 30 days. Our outstanding functional currency Adjusted EBITDA-based performance awards will be deemed earned at the target level. The March 2014 performance-based retention award to Mr. Ouimet would be earned based on the performance achieved, with the remaining payment being prorated based on the second payment date.

•	All restrictions applicable to our outstanding restricted unit awards will lapse and restricted units will become fully vested and transferable.

•	Unless the Committee determines otherwise, if we make “other unit awards” under the 2016 Omnibus Incentive Plan, all restrictions, limitations and other conditions applicable to such awards would lapse and those awards would become fully vested and transferable and be issued, settled or distributed, as applicable within 30 days.

•	Unless the Committee determines otherwise, if we grant options or unit appreciation rights under the 2016 Omnibus Incentive Plan, any unvested options and unit appreciation rights would vest and become fully exercisable. Option holders could elect to “cash out” any options within 60 days for the difference between the price of the option and the fair market value per unit at the time of the election.

All amounts accrued by the named executive officers under our 2008 SERP will vest and be funded in a trust for the benefit of the executive officers when they retire at or after reaching age 62, die, or become disabled, whichever occurs first.

Our executive employment agreements cap the present value of the aggregate payments, distributions and benefits provided to or for the executive’s benefit which constitute parachute payments under Section 280G of the Code at 299% of the base amount (as defined for purposes of Section 280G). If the present value exceeds the cap, the payments, distributions and benefits to the executive will be reduced in the order specified in his employment agreement so that the reduced amount will result in no portion of his payments, distributions and benefits being subject to excise tax. We refer to this type of provision as a “280G cap and cutback provision” below.

Payments of change-in-control amounts or provisions of change-in-control benefits under the employment agreements are conditioned upon the execution and non-revocation of a mutually acceptable separation agreement and release.

Matthew A. Ouimet

The following table sets forth the payments that would have been made to Mr. Ouimet upon a termination of his employment or a change in control of the Company as of December 29, 2017 under the arrangements in effect at that date. Certain of these provisions changed effective January 1, 2018 under Mr. Ouimet’s new employment agreement as described in the preceding summaries and amounts and qualifying events would differ accordingly.

Executive Benefits and Payments Upon Separation	All Terminations		Termination Other than For Cause or For Good Reason		Disability		Death		Change in Control Only		Termination upon Change in Control
Compensation
Earned but unpaid salary	$116,859		$116,859		$116,859		$116,859		$116,859		$116,859
Severance	—		1,980,000		1,980,000		—		—		—	(1)
Incentive compensation	428,668	(2)	428,668	(2)	428,668	(2)	428,668	(2)	412,001	(3)	—	(1)
Restricted units	—		2,827,064	(4)	5,502,657		5,502,657		5,502,657		5,139,440	(1)
Performance units	—		7,837,040	(5)	11,627,603	(6)	11,627,603	(6)	11,558,162		11,558,162

Benefits
Health benefits	—		12,993		12,993		12,993		—		42,534

Totals	$545,527		$13,202,624	(7)	$19,668,780	(7)	$17,688,780	(7)	$17,589,679		$16,856,995

(1)	Severance amount was decreased by $6,452,999 to comply with the 280G cap and cutback provision of Mr. Ouimet’s employment agreement. Pre-capped severance amount based on 2016 cash compensation, as defined in his employment agreement in effect as of December 29, 2017 and described above on pages 103-105, which reflects the salary, target annual cash bonus, and Mr. Ouimet’s annual supplemental compensation for 2016. Incentive compensation and restricted unit amounts were also decreased by $428,668, and $363,217, respectively, to comply with the 280G cap and cutback provision of Mr. Ouimet’s employment agreement. See above regarding changes that took effect on January 1, 2018.
(2)	Amount excludes portion of 2017 cash incentive award paid prior to the assumed termination date.
(3)	Amount represents payout of the 2017 cash incentive award at 100% of the target level less the amount of the award paid prior to the assumed date of the change in control.
(4)	Amount includes the restricted units awarded in February 2015 and October 2015 and two-thirds of the restricted units awarded in October 2016.

Amount based on value of the units, including the value of any accumulated distribution equivalents, as of the assumed termination date. Value of this award to Mr. Ouimet depends on the unit price as of the later applicable payment dates and could differ from that assumed herein. Value of the restricted units also depends on the value of future distributions made prior to the payment date.

(5)	Amount includes the performance awards awarded to Mr. Ouimet in February 2015 and October 2015. This amount is based on the actual number of units earned for the February 2015 award, and for the October 2015 award assumes that all performance metrics are met over the applicable performance period and that Mr. Ouimet would receive the maximum number of units. The amount represents the value at December 29, 2017 of 102,588 units, which includes the value of distribution equivalents accrued through the assumed termination date. The total units under the October 2015 award that would be payable, however, could be lower as a result of performance actually attained. Additionally, as Mr. Ouimet would not receive any payments under the October 2015 award until the scheduled payment date in 2019, the value to him of the units would depend on the unit price as of the later applicable payment date and on the value of future distributions made prior to the payment date.
(6)

If Mr. Ouimet had died or had become disabled on December 29, 2017, he would be entitled to receive payment in 2018, 2019 and 2020, respectively, as provided in his 2015-2017, 2016-2018 and 2017-2019 functional currency Adjusted EBITDA-based performance unit awards as if he were employed on the applicable payment date and he would be entitled to receive payment within thirty days as provided in his 2014 performance-based retention award. Any such payments from the functional currency Adjusted EBITDA-based performance awards and the 2014 performance-based retention award would be prorated as of December 29, 2017, the date of death or disability, and would depend upon the level of attainment of the performance metrics. This amount assumes that all performance metrics are met over the applicable performance period and that Mr. Ouimet would receive the maximum number of units. Accordingly, this amount includes the value at December 29, 2017 of 61,069 units (i.e., the actual number of units earned under the 2015 award), 39,679 units (i.e., 2/3 of the maximum units under the 2016 award) and 19,288 units (i.e., 1/3 of the maximum units under the 2017 award), plus the value of distribution equivalents accrued on those units through the assumed termination date. This amount also includes the value at December 29, 2017 of 49,694 units (the prorated portion of the 2014 performance-based retention award assuming a 100% payout as defined in the award agreement), plus the value of distribution equivalents accrued on those units through the assumed termination date. The total units under the 2016 and 2017 functional currency Adjusted EBITDA-based performance unit awards that would be payable, however, could be lower as a result of performance actually attained. Additionally, as Mr. Ouimet would not receive any payments until the scheduled payment dates in 2019 and 2020, respectively, for the 2016 and 2017 functional currency Adjusted EBITDA-based performance unit awards, the value to him of the units would depend on the unit price as of the later applicable payment dates and on the value of future distributions made prior to the payment dates.
(7)	Total value could be higher or lower depending upon the factors described in footnotes 4, 5, and 6.

Brian C. Witherow

The payments that would have been made to Mr. Witherow upon a termination of his employment or a change in control of the Company as of December 29, 2017, are as follows:

Executive Benefits and Payments Upon Separation	All Terminations		Termination Other than For Cause or For Good Reason		Termination upon Non- renewal		Disability		Death		Change in Control Only		Termination upon Change in Control
Compensation
Earned but unpaid salary	$57,987		$57,987		$57,987		$57,987		$57,987		$57,987		$57,987
Severance	—		489,300		489,300		489,300		—		—		754,916	(1)
Incentive compensation	162,974	(2)	162,974	(2)	162,974	(2)	162,974	(2)	162,974	(2)	156,637	(3)	162,974	(2)
Restricted units	—		805,331	(4)	805,331	(4)	1,203,209		1,203,209		1,203,209		1,203,209
Performance units	—		1,701,886	(5)	1,701,886	(5)	1,690,680	(6)	1,690,680	(6)	2,347,973		2,347,973

Benefits
Health benefits	—		16,645		16,645		16,645		16,645		—		46,541

Totals	$220,961		$3,234,123	(7)	$3,234,123	(7)	$3,620,795	(7)	$3,131,495	(7)	$3,765,806		$4,573,600

(1)	Amount was decreased by $1,620,083 to comply with the 280G cap and cutback provision of Mr. Witherow’s employment agreement. Pre-capped severance amount based on 2016 cash compensation, as defined in his employment agreement and described above on pages 103-105, which reflects the salary and target annual cash bonus for 2016. See “Summary Compensation Table for 2017” for increased 2017 salary versus 2016 and “Grants of Plan-Based Awards Table for 2017” for 2017 target cash incentive opportunity, which would result in higher severance amount for change in control and termination dates on and after January 1, 2018 (subject to the 280G cap and cutback provision).
(2)	Amount excludes portion of 2017 cash incentive award paid prior to the assumed termination date.
(3)	Amount represents payout of the 2017 cash incentive award at 100% of the target level less the amount of the award paid prior to the assumed date of the change in control.
(4)	Amount includes the restricted units awarded to Mr. Witherow in February 2015 and October 2015, two-thirds of the restricted units awarded in October 2016, and one-third of the restricted units awarded in October 2017. Amount based on value of the units, including the value of any accumulated distribution equivalents, as of the assumed termination date. Value of this award to Mr. Witherow depends on the unit price as of the later applicable payment dates and could differ from that assumed herein. Value of restricted units also depends on the value of future distributions made prior to the payment date.

(5)	Amount includes the performance awards awarded to Mr. Witherow in February 2015 and October 2015. This amount is based on the actual number of units earned for the February 2015 award, and for the October 2015 award assumes that all performance metrics are met over the applicable performance period and that Mr. Witherow would receive the maximum number of units. The amount represents the value at December 29, 2017 of 26,187 units, which includes the value of distribution equivalents accrued through the assumed termination date. The total units under the October 2015 award that would be payable, however, could be lower as a result of performance actually attained. Additionally, as Mr. Witherow would not receive any payments under the October 2015 award until the scheduled payment date in 2019, the value to him of the units would depend on the unit price as of the later applicable payment date and on the value of future distributions made prior to the payment date.
(6)	If Mr. Witherow had died or had become disabled on December 29, 2017, he would be entitled to receive payment in 2018, 2019 and 2020, respectively, as provided in his 2015-2017, 2016-2018 and 2017-2019 performance unit awards as if he were employed on the applicable payment date. Any such payments from the performance awards would be prorated as of December 29, 2017, the date of death or disability, and would depend upon the level of attainment of the performance metrics. This amount assumes that all performance metrics are met over the applicable performance period and that Mr. Witherow would receive the maximum number of units. Accordingly, this amount represents the value at December 29, 2017 of 10,962 units (i.e., the actual number of units earned under the 2015 award), 10,150 units (i.e., 2/3 of the maximum units under the 2016 award) and 4,903 units (i.e., 1/3 of the maximum units under the 2017 award), plus the value of distribution equivalents accrued on those units through the assumed termination date. The total units under the 2016 and 2017 performance unit awards that would be payable, however, could be lower as a result of performance actually attained. Additionally, as Mr. Witherow would not receive any payments until the scheduled payment dates in 2019 and 2020, respectively, for the 2016 and 2017 performance unit awards, the value to him of the units would depend on the unit price as of the later applicable payment dates and on the value of future distributions made prior to the payment dates.
(7)	Total value could be higher or lower depending upon the factors described in footnotes 4, 5, and 6.

Richard A. Zimmerman

The following table sets forth the payments that would have been made to Mr. Zimmerman upon a termination of his employment or a change in control of the Company as of December 29, 2017 under the arrangements in effect at that date. Certain of these provisions changed effective January 1, 2018 under Mr. Zimmerman’s new employment agreement as described in the preceding summaries and amounts and qualifying events would differ accordingly.

Executive Benefits and Payments Upon Separation	All Terminations		Termination Other than For Cause or For Good Reason		Termination upon Non-renewal		Disability		Death		Change in Control Only		Termination upon Change in Control
Compensation
Earned but unpaid salary	$72,455		$72,455		$72,455		$72,455		$72,455		$72,455		$72,455
Severance	—		600,000		600,000		600,000		—		—		—	(1)
Incentive compensation	199,845	(2)	199,845	(2)	199,845	(2)	199,845	(2)	199,845	(2)	192,075	(3)	8,964	(1)
Restricted units	—		1,354,666	(4)	1,354,666	(4)	2,178,477		2,178,477		2,178,477		2,178,477
Performance units	—		2,658,028	(5)	2,658,028	(5)	2,763,227	(6)	2,763,227	(6)	4,167,151		4,167,151

Benefits
Health benefits	—		19,237		19,237		19,237		19,237		—		65,965

Totals	$272,300		$4,904,231	(7)	$4,904,231	(7)	$5,833,241	(7)	$5,233,241	(7)	$6,610,158		$6,493,012

(1)	Amount was decreased by $2,848,787 to comply with the 280G cap and cutback provision of Mr. Zimmerman’s employment agreement. Pre-capped severance amount based on 2016 cash compensation, as defined in his employment agreement and described above on pages 103-105, which reflects the salary and target annual cash bonus for 2016. See “Summary Compensation Table for 2017” for increased 2017 salary versus 2016, “Grants of Plan-Based Awards Table for 2017” for 2017 target cash incentive opportunity and the discussion above regarding changes that took effect in January, which would result in higher severance amount for change in control and termination dates on and after January 1, 2018 (subject to the 280G cap and cutback provision). Incentive compensation was also decreased by $190,881 to comply with the 280G cap and cutback provision of Mr. Zimmerman’s employment agreement.
(2)	Amount excludes portion of 2017 cash incentive award paid prior to the assumed termination date.
(3)	Amount represents payout of the 2017 cash incentive award at 100% of the target level less the amount of the award paid prior to the assumed date of the change in control.
(4)	Amount includes the restricted units awarded to Mr. Zimmerman in February 2015 and October 2015, two-thirds of the restricted units awarded in October 2016, and one-third of the restricted units awarded in October 2017. Amount based on value of the units, including the value of any accumulated distribution equivalents, as of the assumed termination date. Value of this award to Mr. Zimmerman depends on the unit price as of the later applicable payment dates and could differ from that assumed herein. Value of restricted units also depends on the value of future distributions made prior to the payment date.
(5)	Amount includes the performance awards awarded to Mr. Zimmerman in February 2015 and October 2015. This amount is based on the actual number of units earned for the February 2015 award, and for the October 2015 award assumes that all performance metrics are met over the applicable performance period and that Mr. Zimmerman would receive the maximum number of units. The amount represents the value at December 29, 2017 of 40,899 units, which includes the value of distribution equivalents accrued through the assumed termination date. The total units under the October 2015 award that would be payable, however, could be lower as a result of performance actually attained. Additionally, as Mr. Zimmerman would not receive any payments under the October 2015 award until the scheduled payment date in 2019, the value to him of the units would depend on the unit price as of the later applicable payment date and on the value of future distributions made prior to the payment date.
(6)	If Mr. Zimmerman had died or had become disabled on December 29, 2017, he would be entitled to receive payment in 2018, 2019 and 2020, respectively, as provided in his 2015-2017, 2016-2018 and 2017-2019 performance unit awards as if he were employed on the applicable payment date. Any such payments from the performance awards would be prorated as of December 29, 2017, the date of death or disability, and would depend upon the level of attainment of the performance metrics. This amount assumes that all performance metrics are met over the applicable performance period and that Mr. Zimmerman would receive the maximum number of units. Accordingly, this amount represents the value at December 29, 2017 of 20,705 units (i.e., the actual number of units earned under the 2015 award), 13,463 units (i.e., 2/3 of the maximum units under the 2016 award) and 8,350 units (i.e., 1/3 of the maximum units under the 2017 award), plus the value of distribution equivalents accrued on those units through the assumed termination date. The total units under the 2016 and 2017 performance unit awards that would be payable, however, could be lower as a result of performance actually attained. Additionally, as Mr. Zimmerman would not receive any payments until the scheduled payment dates in 2019 and 2020, respectively, for the 2016 and 2017 performance unit awards, the value to him of the units would depend on the unit price as of the later applicable payment dates and on the value of future distributions made prior to the payment dates.
(7)	Total value could be higher or lower depending upon the factors described in footnotes 4, 5, and 6.

Duffield E. Milkie

The payments that would have been made to Mr. Milkie upon a termination of his employment or a change in control of the Company as of December 29, 2017, are as follows:

Executive Benefits and Payments Upon Separation	All Terminations		Termination Other than For Cause or For Good Reason		Termination upon Non-renewal		Disability		Death		Change in Control Only		Termination upon Change in Control
Compensation
Earned but unpaid salary	$40,495		$40,495		$40,495		$40,495		$40,495		$40,495		$40,495
Severance	—		425,000		425,000		425,000		—		—		1,658,124	(1)
Incentive compensation	141,557	(2)	141,557	(2)	141,557	(2)	141,557	(2)	141,557	(2)	136,053	(3)	141,557	(2)
Restricted units	—		448,481	(4)	448,481	(4)	700,823		700,823		700,823		700,823
Performance units	—		888,836	(5)	888,836	(5)	934,820	(6)	934,820	(6)	1,352,213		1,352,213
Supplemental retirement	—		—		—		107,994		107,994		107,994		107,994

Benefits
Health benefits	—		15,844		15,844		15,844		15,844		—		46,541

Totals	$182,052		$1,960,213	(7)	$1,960,213	(7)	$2,366,533	(7)	$1,941,533	(7)	$2,337,578		$4,047,747

(1)	Severance amount based on 2016 cash compensation, as defined in his employment agreement and described above on pages 103-105, which reflects the salary and target annual cash bonus for 2016. See “Summary Compensation Table for 2017” for increased 2017 salary versus 2016 and “Grants of Plan-Based Awards Table for 2017” for 2017 target cash incentive opportunity, which would result in higher severance amount for change in control and termination dates on and after January 1, 2018 (subject to the 280G cap and cutback provision).
(2)	Amount excludes portion of 2017 cash incentive award paid prior to the assumed termination date.
(3)	Amount represents payout of the 2017 cash incentive award at 100% of the target level less the amount of the award paid prior to the assumed date of the change in control.
(4)	Amount includes the restricted units awarded to Mr. Milkie in February 2015 and October 2015, two-thirds of the restricted units awarded in October 2016, and one-third of the restricted units awarded in October 2017. Amount based on value of the units, including the value of any accumulated distribution equivalents, as of the assumed termination date. Value of this award to Mr. Milkie depends on the unit price as of the later applicable payment dates and could differ from that assumed herein. Value of restricted units also depends on the value of future distributions made prior to the payment date.
(5)	Amount includes the performance awards awarded to Mr. Milkie in February 2015 and October 2015. This amount is based on the actual number of units earned for the February 2015 award, and for the October 2015 award assumes that all performance metrics are met over the applicable performance period and that Mr. Milkie would receive the maximum number of units. The amount represents the value at December 29, 2017 of 13,677 units, which includes the value of distribution equivalents accrued through the assumed termination date. The total units under the October 2015 award that would be payable, however, could be lower as a result of performance actually attained. Additionally, as Mr. Milkie would not receive any payments under the October 2015 award until the scheduled payment date in 2019, the value to him of the units would depend on the unit price as of the later applicable payment date and on the value of future distributions made prior to the payment date.
(6)

If Mr. Milkie had died or had become disabled on December 29, 2017, he would be entitled to receive payment in 2018, 2019 and 2020, respectively, as provided in his 2015-2017, 2016-2018 and 2017-2019 performance unit awards as if he were employed on the applicable payment date. Any such payments from the performance awards would be prorated as of December 29, 2017, the date of death or disability, and would depend upon the level of attainment of the performance metrics. This amount assumes that all performance metrics are met over the applicable performance period and that Mr. Milkie would receive the maximum number of units. Accordingly, this amount represents the value at December 29, 2017 of 6,928 units (i.e., the actual number of units earned under the 2015 award), 4,499 units (i.e., 2/3 of the maximum units under the 2016 award) and 2,957 units (i.e., 1/3 of the maximum units under the 2017 award), plus the value of distribution equivalents accrued on those units through the assumed termination date. The total units under the 2016 and 2017 performance unit awards that would be payable, however, could be lower as a result of performance actually attained. Additionally, as Mr. Milkie would not receive any payments until the scheduled payment dates in 2019 and 2020, respectively, for the 2016 and 2017 performance unit awards, the value to him of the units would depend on the unit price as of the later applicable payment dates and on the value of future distributions made prior to the payment dates.
(7)	Total value could be higher or lower depending upon the factors described in footnotes 4, 5, and 6.

Kelley Semmelroth

The payments that would have been made to Ms. Semmelroth upon a termination of her employment or a change in control of the Company as of December 29, 2017, are as follows:

Executive Benefits and Payments Upon Separation	All Terminations		Termination Other than For Cause or For Good Reason		Termination upon Non-renewal		Disability		Death		Change in Control Only		Termination upon Change in Control
Compensation
Earned but unpaid salary	$34,092		$34,092		$34,092		$34,092		$34,092		$34,092		$34,092
Severance	—		350,000		350,000		350,000		—		—		1,234,232	(1)
Incentive compensation	116,576	(2)	116,576	(2)	116,576	(2)	116,576	(2)	116,576	(2)	112,044	(3)	116,576	(2)
Restricted units	—		379,302	(4)	379,302	(4)	579,405		579,405		579,405		579,405
Performance units	—		773,422	(5)	773,422	(5)	793,788	(6)	793,788	(6)	1,123,832		1,123,832

Benefits
Health benefits	—		11,796		11,796		11,796		11,796		—		32,579

Totals	$150,668		$1,665,188	(7)	$1,665,188	(7)	$1,885,657	(7)	$1,535,657	(7)	$1,849,373		$3,120,716

(1)	Amount was decreased by $390,767 to comply with the 280G cap and cutback provision of Ms. Semmelroth’s employment agreement. Pre-capped severance amount based on 2016 cash compensation, as defined in her employment agreement and described above on pages 103-105, which reflects the salary and target annual cash bonus for 2016. See “Summary Compensation Table for 2017” for increased 2017 salary versus 2016 and “Grants of Plan-Based Awards Table for 2017” for 2017 target cash incentive opportunity, which would result in higher severance amount for change in control and termination dates on and after January 1, 2018 (subject to the 280G cap and cutback provision).
(2)	Amount excludes portion of 2017 cash incentive award paid prior to the assumed termination date.
(3)	Amount represents payout of the 2017 cash incentive award at 100% of the target level less the amount of the award paid prior to the assumed date of the change in control.
(4)	Amount includes the restricted units awarded to Ms. Semmelroth in February 2015 and October 2015, two-thirds of the restricted units awarded in October 2016, and one-third of the restricted units awarded in October 2017. Amount based on value of the units, including the value of any accumulated distribution equivalents, as of the assumed termination date. Value of this award to Ms. Semmelroth depends on the unit price as of the later applicable payment dates and could differ from that assumed herein. Value of restricted units also depends on the value of future distributions made prior to the payment date.
(5)

Amount includes the performance awards awarded to Ms. Semmelroth in February 2015 and October 2015. This amount is based on the actual number of units earned for the February 2015 award, and for the October 2015 award assumes that all performance metrics are met over the applicable performance period and that Ms. Semmelroth would receive the maximum number of units. The amount represents the value at December 29, 2017 of 11,900 units, which includes the value of distribution equivalents accrued through the assumed termination date. The total units under the October 2015 award that would be payable, however, could be lower as a result of performance actually attained. Additionally, as Ms. Semmelroth would not receive any payments under the October 2015 award until the scheduled payment date in 2019, the value to her of the units would depend on the unit price as of the later applicable payment date and on the value of future distributions made prior to the payment date.
(6)	If Ms. Semmelroth had died or had become disabled on December 29, 2017, she would be entitled to receive payment in 2018, 2019 and 2020, respectively, as provided in her 2015-2017, 2016-2018 and 2017-2019 performance unit awards as if she were employed on the applicable payment date. Any such payments from the performance awards would be prorated as of December 29, 2017, the date of death or disability, and would depend upon the level of attainment of the performance metrics. This amount assumes that all performance metrics are met over the applicable performance period and that Ms. Semmelroth would receive the maximum number of units. Accordingly, this amount represents the value at December 29, 2017 of 5,534 units (i.e., the actual number of units earned under the 2015 award), 4,244 units (i.e., 2/3 of the maximum units under the 2016 award) and 2,435 units (i.e., 1/3 of the maximum units under the 2017 award), plus the value of distribution equivalents accrued on those units through the assumed termination date. The total units under the 2016 and 2017 performance unit awards that would be payable, however, could be lower as a result of performance actually attained. Additionally, as Ms. Semmelroth would not receive any payments until the scheduled payment dates in 2019 and 2020, respectively, for the 2016 and 2017 performance unit awards, the value to her of the units would depend on the unit price as of the later applicable payment dates and on the value of future distributions made prior to the payment dates.
(7)	Total value could be higher or lower depending upon the factors described in footnotes 4, 5, and 6.

DIRECTOR COMPENSATION

The Compensation Committee of the Board of Directors recommends the fees paid to Directors and Board Committee members for services in those capacities. The Compensation Committee reviewed the Director compensation in 2017 in consultation with Korn Ferry; and the schedule of fees for 2018 is as follows:

1. For service as a member of the Board, a retainer of $70,000 per annum, payable in cash quarterly, plus $1,500 payable in cash for attendance at each meeting of the Board after the 20th Board meeting, plus $130,000 per annum to be paid in cash, limited partnership units, adjusted for fractional units as needed, or a combination of both;

2. For service as a Board Committee member, $5,000 per annum (excluding Committee Chairman); and

3. For service as Lead Director, a fee of $50,000 per annum; for service as Chairman of the Audit Committee of the Board, a fee of $20,000 per annum; for service as the Chairman of the Compensation Committee, a fee of $15,000 per annum; and for service as the Chairman of the Nominating and Corporate Governance Committee, a fee of $12,000 per annum.

These fees are payable only to non-management Directors. Management Directors receive no additional compensation for service as a Director. All Directors receive reimbursement from the Company for reasonable expenses incurred in connection with service in that capacity. Additionally, all Directors are to accumulate units equal to four times the annual cash retainer within four years of becoming a Director (for future Board members). The directors have the option to elect to defer some or all of their annual equity payment. The deferred units accrue distribution equivalents and are paid out in a lump sum in units, or a combination of cash and units, upon the director’s departure from the Board.

Director Compensation for 2017

The table that follows summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2017. The schedule of fees for 2017 was as follows:

1. For service as a member of the Board, a retainer of $65,000 per annum, payable in cash quarterly, plus $1,500 payable in cash for attendance at each meeting of the Board after the 20th Board meeting, plus $120,000 per annum to be paid in cash, limited partnership units, adjusted for fractional units as needed, or a combination of both;

2. For service as a Board Committee member, $2,000 per annum (excluding Committee Chairman); and

3. For service as Chairman of the Board, a fee of $50,000 per annum; for service as Chairman of the Audit Committee of the Board, a fee of $15,000 per annum; and for service as the Chairman of the Compensation Committee and the Nominating and Corporate Governance Committee, a fee of $5,000 for each per annum.

These fees are payable only to non-management Directors. Management Directors receive no additional compensation for service as a Director. All Directors receive reimbursement from the Company for reasonable expenses incurred in connection with service in that capacity.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)	Unit Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Eric L. Affeldt	$235,000	$—	—	—	—	—	$235,000
Gina D. France	$202,000	$—	—	—	—	—	$202,000
Daniel J. Hanrahan	$69,000	$119,972	—	—	—	—	$188,972
Tom Klein	$70,000	$119,972	—	—	—	—	$189,972
D. Scott Olivet	$67,000	$119,972	—	—	—	—	$186,972
John M. Scott, III	$70,000	$119,972	—	—	—	—	$189,972
Lauri M. Shanahan	$187,000	$—	—	—	—	—	$187,000
Debra Smithart-Oglesby	$69,000	$119,972	—	—	—	—	$188,972

(1)	Matthew A. Ouimet is not included in this table as he was an employee of the Company in 2017 and thus received no compensation for his service as a Director. The compensation to Mr. Ouimet as an employee of the Company is shown in the Summary Compensation Table and our other Executive Compensation disclosures.
(2)	The amounts in column (c) reflect the grant date fair value computed in accordance with FASB ASC Topic 718 of deferred units awarded to Ms. Smithart-Oglesby and Messrs. Hanrahan, Klein and Scott, and the units awarded to Mr. Olivet in 2017. For 2017, Ms. Smithart-Oglesby and Messrs. Hanrahan, Klein, and Scott each received their annual equity payment in the form of 1,846 deferred units and Mr. Olivet received his annual equity payment in the form of 1,846 units. As of December 31, 2017, Messrs. Hanrahan and Scott each had 9,443 deferred units outstanding, Mr. Klein had 6,631 deferred units outstanding, Ms. Smithart-Oglesby had 3,813 deferred units outstanding, and Mr. Olivet and Ms. Shanahan each had 7,597 deferred units outstanding.
(3)	As of December 31, 2017, no non-employee Director had any options outstanding.

Compensation Committee Interlocks and Insider Participation

None of our Directors who served on the Compensation Committee during 2017 were current or former officers or employees of the Company or had any relationship with us that would be required to be disclosed by us under applicable related party requirements. There are no interlocking relationships between the Company’s executive officers or Directors and the board or compensation committee of another entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the number of partnership units beneficially owned by each of the Company’s Directors, each of the named executive officers, and all current Directors and executive officers as a group as of April 9, 2018, and by each person known by the Company to own 5% or more of its units.

Directors and Executive Officers

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Beneficial Ownership(1)		Voting Power (1)		Investment Power		Percentage of Units(2)
			Sole	Shared	Sole	Shared
Richard A. Zimmerman	176,549	(3)	176,549	—	153,671	—	*
Matthew A. Ouimet	465,015	(4)	465,015	—	408,960	—	*
Brian C. Witherow	142,313	(5)	140,388	1,925	128,466	1,925	*
Duffield E. Milkie	71,224	(6)	70,943	281	63,791	281	*
Kelley Semmelroth	47,387	(7)	47,387	—	41,567	—	*
Eric L. Affeldt	8,200		8,200	—	8,200	—	*
Gina D. France	10,525		10,525	—	10,525	—	*
Daniel J. Hanrahan	13,631	(8)	13,631	—	13,631	—	*
Tom Klein	36,240	(8)	33,240	3,000	33,240	3,000	*
D. Scott Olivet	10,733	(8)	10,733	—	10,733	—	*
John M. Scott, III	15,844	(8)	14,104	1,740	14,104	1,740	*
Lauri M. Shanahan	11,273	(8)	11,273	—	11,273	—	*
Debra Smithart-Oglesby	19,932	(8)	19,932	—	19,932	—	*

All Directors and executive officers as a group (18 individuals)(9)	1,194,673		1,187,727	6,946	1,067,032	6,946	2%

*	Less than one percent of outstanding units.
(1)	Includes restricted units over which there is voting power, but no investment power, as follows: Mr. Zimmerman, 22,878; Mr. Ouimet, 56,055; Mr. Witherow, 11,922; Mr. Milkie, 7,152; Ms. Semmelroth, 5,820, and all executive officers and directors as a group (18 individuals) 120,695.
(2)	Each beneficial owner’s ownership percentage has been calculated assuming full exercise of outstanding options to purchase units, if any, exercisable by such owner within 60 days after April 9, 2018, as well as any deferred units the beneficial owner has the right to acquire within 60 days after April 9, 2018, but no exercise of outstanding options covering units held by any other person. The ownership percentage of the Directors and executive officers as a group has been calculated assuming full exercise of outstanding options that the Directors and executive officers as a group have the right to exercise as well as any deferred units that the Directors and executive officers as a group have a right to acquire, within 60 days after April 9, 2018, but no exercise of outstanding options covering units held by anyone outside that group.
(3)	Consists of 153,671 units as to which Mr. Zimmerman has sole voting and investment power (which includes 120,742 units directly owned by Mr. Zimmerman as of April 9, 2018 and 32,929 units that Mr. Zimmerman has the right to acquire within 60 days of April 9, 2018 through the exercise of options) and the restricted units referenced in footnote 1.
(4)	Consists of 408,960 units as to which Mr. Ouimet has sole voting and investment power (which includes 200,081 units directly owned by Mr. Ouimet as of April 9, 2018 and 208,879 units that Mr. Ouimet has the right to acquire within 60 days of April 9, 2018 through the exercise of options) and the restricted units referenced in footnote 1.
(5)	Consists of 128,466 units as to which Mr. Witherow has sole voting and investment power (which includes 83,588 units directly owned by Mr. Witherow as of April 9, 2018 and 44,878 units that Mr. Witherow has the right to acquire within 60 days of April 9, 2018 through the exercise of options) and the restricted units referenced in footnote 1; and 1,925 units for which he has shared voting and investment power.

(6)	Consists of 63,791 units as to which Mr. Milkie has sole voting and investment power (which includes 45,687 units directly owned by Mr. Milkie as of April 9, 2018 and 18,104 units that Mr. Milkie has the right to acquire within 60 days of April 9, 2018 through the exercise of options) and the restricted units referenced in footnote 1; and 281 units for which he has shared voting and investment power.
(7)	Consists of 41,567 units as to which Ms. Semmelroth has sole voting and investment power (which includes 27,624 units directly owned by Ms. Semmelroth as of April 9, 2018 and 13,943 that Ms. Semmelroth has the right to acquire within 60 days of April 9, 2018 through the exercise of options) and the restricted units referenced in footnote 1.
(8)	Includes units which such Directors have the vested right to acquire (within 60 days of April 9, 2018) through the conversion of deferred units under the Director equity deferred compensation program upon termination of a service as a Director of Cedar Fair: (i) Mr. Hanrahan (10,077 units), (ii) Mr. Klein (7,228 units), (iii) Mr. Olivet (8,207 units), (iv) Mr. Scott, III (9,569 units), (v) Ms. Shanahan (7,699 units) and (vi) Ms. Smithart-Oglesby (3,864 units).
(9)	The unit amounts listed include a total of 365,377 units of limited partner interest which all current directors and executive officers as a group have vested options or deferred equity compensation with the right to acquire within 60 days from April 9, 2018.

5% or Greater Unitholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Units
FMR LLC 245 Summer Street Boston, MA 02210	5,793,758	(1)	10.30%
Neuberger Berman Group LLC Neuberger Berman Investment Advisers LLC 1290 Avenue of the Americas New York, NY 10104	4,969,761	(2)	8.80%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	2,923,500	(3)	5.20%

(1)	Based upon a Schedule 13G/A filing by FMR LLC on March 12, 2018. On the Schedule 13G/A, FMR LLC reported sole dispositive power over and aggregate beneficial ownership of 5,793,758 units.
(2)	Based upon a Schedule 13G/A filing by Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC (collectively, “NB”) on February 15, 2018. On the Schedule 13G/A, NB reported shared voting power over 4,714,137 units and reported shared dispositive power over and aggregate beneficial ownership of 4,969,761 units.
(3)	Based upon a Schedule 13G/A filing by Capital Research Global Investors (“Capital Research”) on February 14, 2018. On the Schedule 13G/A, Capital Research reported sole voting power over, sole dispositive power over and aggregate beneficial ownership of 2,923,500 units.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There were no transactions that must be disclosed between the Company and our officers, directors or any person related to our officers or directors or with any holder of more than 5% of the outstanding units or any person related to such unitholder, during 2017 and through the date of this prospectus.

The Board’s Corporate Governance Guidelines include policies and procedures for the review and approval of interested transactions, which are defined as transactions in which the General Partner or the Company participate and any executive officer, director, beneficial owner of more than 5% of the Company’s units, or immediate family member of any of the foregoing, has a direct or indirect material interest. The definition of interested transactions is intended to cover the types of transactions subject to Regulation S-K Item 404 and excludes certain types of transactions consistent with that regulation. The policy generally presumes a related party’s interest to be material unless clearly incidental in nature or determined in accordance with the policy to be immaterial in nature.

Each executive officer and director is required to notify the Chair of the Nominating and Corporate Governance Committee of his or her intention to enter into, or to cause the General Partner or the Company to enter into, an interested transaction. The Committee reviews the material facts of all interested transactions requiring its approval, and the disinterested members of the Committee either approve or disapprove the entry into the interested transaction. The policy also provides a mechanism for Committee review and ratification or modification of any interested transactions as to which advance approval is not feasible or that were entered into in error. In determining whether to approve or ratify a transaction, the Committee considers whether or not the transaction is in, or not inconsistent with, the best interests of the Company, taking into account the following (among other factors it considers appropriate): (i) the position within or relationship of the related party with the Company or the General Partner, (ii) the extent of the related party’s interest in the transaction, (iii) the business purpose for and reasonableness of the transaction, including available alternatives for achieving the business purpose, (iv) whether the terms of the transaction are comparable to those that could be negotiated with an unrelated third party, (v) whether the transaction impacts the independence or objectivity of the director or executive officer, and (vi) whether the transaction creates the perception of impropriety. Authority is delegated under the policy to the Chair of the Nominating and Corporate Governance Committee to pre-approve or ratify any interested transactions that do not involve a director and that are expected to involve less than $120,000, subject to subsequent review by the Committee. No director is allowed to participate in any discussion or approval of an interested transaction for which he or she is a related party, except for providing material information as to the transaction and for counting to determine the presence of a quorum to act on the transaction. An ad hoc committee of at least two independent directors may be designated by the Board where less than two members of the Committee would be available to review an interested transaction involving a member of a Committee.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

General

On April 13, 2017, we entered into the 2017 Credit Agreement amending and restating the credit agreement dated as of March 6, 2013 among Cedar Fair, Cedar Canada, Magnum and Millennium, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties party thereto.

The Senior Secured Credit Facilities consist of:

•	a seven-year Term Loan Facility in an aggregate principal amount of $750.0 million; and

•	a five-year Revolving Facility in an aggregate principal amount of up to $275.0 million, $30.0 million of which is available for a U.S. letter of credit subfacility and $5.0 million of which is available for a Canadian letter of credit subfacility, and a swingline loan subfacility.

In addition, we have the option to add one or more incremental facilities to the Senior Secured Credit Facilities in an aggregate amount not to exceed the greater of (x) $400.0 million and (y) any other amount if such incurrence would not cause our senior secured leverage ratio to exceed 3.25 to 1.00 on a pro forma basis, subject to certain conditions and receipt of commitments by existing or additional lenders.

All borrowings under the Senior Secured Credit Facilities are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

On March 14, 2018, Cedar Fair entered into Amendment No. 1 (the “Amendment Agreement”) to the 2017 Credit Agreement. The Amendment Agreement amended the 2017 Credit Agreement to, among other things, in respect of the U.S. term B loans thereunder (the “Repriced Term Loans”), (i) reduce the applicable margin on base rate borrowings from 1.25% to 0.75% and (ii) reduce the applicable margin on eurodollar borrowings from 2.25% to 1.75%. All other material terms and provisions of the Repriced Term Loans remain substantially the same as the terms and provisions in place for the existing U.S. term B loans immediately prior to the effectiveness of the Amendment Agreement. In addition, in the event that, within six months of the effective date of the Amendment Agreement, the Repriced Term Loans are amended to reduce the interest rate applicable thereto or are refinanced with the proceeds of term loans with a lower yield than that applicable to the Repriced Term Loans, such prepayment or amendment shall be accompanied by a premium equal to 1% of the principal amount of Repriced Term Loans subject to such repricing transaction. Thereafter, Cedar Fair will be permitted to prepay any of the Repriced Term Loans at any time without penalty or premium (subject to LIBOR redeployment costs).

Interest rates and fees

Borrowings under the Senior Secured Credit Facilities bear interest at a rate equal to, at our option, Adjusted London Interbank Offered Rate (“LIBOR”) or CDOR plus a margin or alternate base rate plus a margin, subject to a floor of (i) 0.00% in respect of LIBOR loans and (ii) 1.00% in respect of base rate loans. The margins for term loans are 1.75% for LIBOR loans and 0.75% for base rate loans. The margins for revolving loans are 2.00% for LIBOR or CDOR loans and 1.00% for base rate loans or Canadian prime rate loans, in each case subject to a 0.25% step down based upon our total leverage ratio.

In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee of 0.375% per annum in respect of any unused commitments under the Revolving Facility subject to a reduction based upon our total leverage ratio and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the Revolving Facility. We are also required to pay customary letter of credit fees to any letter of credit issuing bank.

Prepayments

Subject to exceptions, the Senior Secured Credit Facilities require mandatory prepayments of term loans in amounts equal to:

•	50% (as may be reduced to 0% based on achievement of a certain senior secured leverage ratio) of our annual excess cash flow;

•	100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property in excess of $35.0 million in any fiscal year or $10.0 million in a single transaction or series of related transactions, subject to reinvestment rights and certain other exceptions, including no required prepayment if our senior secured leverage ratio is equal to or less than 2.00 to 1.00; and

•	100% of the net cash proceeds from the incurrence of certain debt, other than debt permitted to be incurred under the Senior Secured Credit Facilities (other than refinancing indebtedness).

We will be permitted to prepay any of the debt or reduce any of the commitments under the Senior Secured Credit Facilities at any time without penalty or premium (subject to LIBOR redeployment costs).

Amortization

Our Term Loan Facility requires scheduled quarterly payments on the term loans in amounts equal to 1.00% per annum of the original principal amount of the term loans, with the balance paid at maturity.

Collateral and guarantors

The Senior Secured Credit Facilities (as well as any interest rate protection or other hedging arrangements or any cash management arrangements with lenders under the Senior Secured Credit Facilities or their affiliates) are guaranteed by Cedar Canada and by our existing and future wholly-owned material domestic subsidiaries and Canadian subsidiaries (unless adverse tax consequences would result), in each case other than certain excluded subsidiaries. The Senior Secured Credit Facilities (as well as any such interest rate protection or other hedging arrangements or cash management arrangements) are secured by substantially all of the existing and future property and assets held by us and our subsidiary guarantors, including a pledge of the capital stock of the domestic subsidiary guarantors and 65% of the capital stock of the first-tier foreign subsidiaries (or 100% in the case of first-tier Canadian subsidiaries (unless adverse tax consequences would result)), in each case subject to certain exceptions.

Restrictive covenants and other matters

The Senior Secured Credit Facilities require that we comply on a quarterly basis with a maximum total leverage test of 5.50:1.00. In addition, the Senior Secured Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting our ability and the ability of our subsidiaries to, among other things: (i) incur additional debt or issue certain preferred equity; (ii) pay dividends on or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell assets (including by way of sale-leaseback); (v) create or incur liens on assets; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; (vii) enter into certain transactions with our affiliates; and (viii) prepay certain unsecured debt.

The Senior Secured Credit Facilities also contain certain customary affirmative covenants and representations and warranties.

Events of default

The Senior Secured Credit Facilities also contain certain events of default, including, among other things, the failure to perform or observe terms, covenants or agreements included in the Senior Secured Credit Facilities, nonpayment defaults on principal, interest or fees under the Senior Secured Credit Facilities, defaults on other indebtedness in an aggregate principal amount exceeding $25 million if the effect is to permit acceleration, entry of unsatisfied judgments in an aggregate amount in excess of $25 million against us or our subsidiaries, the occurrence of a change of control, failure of any collateral document to create or maintain a priority lien and certain events related to bankruptcy and insolvency or ERISA matters.

If an event of default occurs, the lenders under the Senior Secured Credit Facilities may, among other things, terminate their commitments, declare all outstanding borrowings to be immediately due and payable together with accrued interest and fees, and exercise remedies under the collateral documents relating to the Senior Secured Credit Facilities.

2024 Senior Notes

On June 3, 2014, we and our wholly-owned subsidiaries completed an offering of $450 million aggregate principal amount of 5.375% senior notes due 2024 in a private placement exempt from the registration requirements of the Securities Act. The 2024 Senior Notes were issued and are governed under the terms of an indenture.

The net proceeds of the issuance of the 2024 Senior Notes were used to redeem in full $405 million of 9.125% senior unsecured notes due in 2018, to satisfy and discharge the indenture governing the notes that were redeemed and for general corporate purposes. The 2024 Senior Notes mature on June 1, 2024 and bear interest at 5.375%, payable in cash semi-annually in arrears on June 15 and December 15 of each year, to the noteholders of record at the close of business on June 1 or December 1, as the case may be, immediately preceding the related interest payment date. Interest on the 2024 Senior Notes accrues from and including the most recent date to which interest has been paid and interest on the 2024 Senior Notes is computed on the basis of a 360-day year of twelve 30-day months.

Prior to June 1, 2019, we may redeem the 2024 Senior Notes in whole or in part at their principal amount, plus a “make-whole” premium, together with accrued and unpaid interest to the redemption date. We may redeem the 2024 Senior Notes in whole or in part at any time on or after June 1, 2019, and before June 1, 2020, at a redemption price of 102.688%, on or after June 1, 2020, and before June 1, 2021, at a redemption price of 101.792% and on or after June 1, 2021, and before June 1, 2022, at a redemption price of 100.896%, in each case, of their principal amount plus accrued and unpaid interest to the redemption date. At any time on or after June 1, 2022, the 2024 Senior Notes can be redeemed for their principal amount plus accrued and unpaid interest to the redemption date. Upon specified change of control events, each holder of a note will have the right to require us to buy all or a portion of its 2024 Senior Notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest to the date of purchase.

The 2024 Senior Notes are our general unsecured obligations and rank senior in right of payment to all of our future obligations that are, by their terms, expressly subordinated in right of payment to the 2024 Senior Notes and equal in right of payment with all of our existing and future obligations that are not so subordinated, including the notes.

The indenture governing the 2024 Senior Notes contains various covenants limiting our ability and the ability of our restricted subsidiaries (as defined in such indenture) to:

•	incur additional debt or issue certain preferred equity;

•	pay distributions on or make distributions in respect of our capital stock or units or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create restrictions on distributions from restricted subsidiaries;

•	create liens on certain assets to secure debt;

•	consolidate, merge, amalgamate, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

The indenture governing the 2024 Senior Notes also contains certain customary events of default.

THE EXCHANGE OFFER

Purpose and effect of the exchange offer

In connection with the private offering of the outstanding notes, the Issuers and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers of the outstanding notes pursuant to which we agreed, under certain circumstances, to use our commercially reasonable efforts to file a registration statement relating to this exchange offer and to complete this exchange offer within 450 days after the date of original issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on April 13, 2017.

Under the circumstances set forth below, the Issuers and the guarantors will use commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the registration statement effective until the earlier of (i) the second anniversary of the issue date of the notes and (ii) the date when all of the notes registered under such shelf registration statement have been resold pursuant to it or pursuant to Securities Act Rule 144. These circumstances include:

•	if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

•	if the exchange offer for the notes is not consummated within 450 days after the date of issuance of the outstanding notes; or

•	upon the written request of any initial purchaser holding outstanding notes that are determined to be ineligible to be exchanged for the exchange notes.

Under the registration rights agreement, if (i) the exchange offer is not completed on or before the date that is 450 days after the issue date of the notes, (ii) a shelf registration statement is required and the shelf registration statement is not declared effective prior to the later of the 450th day after the issue date and the 90th date after our obligation to file the shelf registration statement arises or (iii) a shelf registration statement becomes effective but thereafter ceases to be effective for any reason (any such event, a “Registration Default”), the annual interest rate borne by the notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until such Registration Default is cured, up to a maximum of 1.00% per annum of additional interest (it being understood that the amount of additional interest shall not be increased solely as a result of the occurrence of more than one Registration Default at any time). A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of exchange notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•	in the absence of an exemption from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, a resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the exchange offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuers will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the close of business, New York City time, on                 , 2018. Outstanding notes may only be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Issuers will issue exchange notes in principal amounts identical to the outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will have a different initial payment date, will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture governing the notes, see “Description of Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $500 million aggregate principal amount of the 5.375% Senior Notes due 2027 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Issuers intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ outstanding notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuers will be deemed to have accepted for exchange properly tendered outstanding notes when they have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent of the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuers expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the exchange offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date, Extensions and Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                 , 2018. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

The Issuers reserve the right, at their sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer), by giving written notice of such delay to the exchange agent;

•	to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the exchange offer” have not been satisfied, by giving written notice of such extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in the offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If the Issuers amend the exchange offer in a manner that we determine to constitute a material change, they will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the exchange offer

Despite any other term of the exchange offer, the Issuers will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and they may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offer.

In addition, the Issuers will not be obligated to accept for exchange the outstanding notes of any holder that has not made to them:

•	the representations described under “—Purpose and effect of the exchange offer,” “—Procedures for tendering outstanding notes” and “Plan of Distribution”; or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to them an appropriate form for registration of the exchange notes under the Securities Act.

The Issuers expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuers may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuers will return any outstanding notes that they do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuers expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. The Issuers will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and the Issuers may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in their sole discretion. If the Issuers fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that they may assert at any time or at various times prior to the expiration date.

In addition, the Issuers will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture governing the notes under the Trust Indenture Act of 1939, as amended.

Procedures for tendering outstanding notes

To tender your outstanding notes in the exchange offer, you must comply with any of the following:

•	complete, sign and date the letter of transmittal and have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail; or if the letter of transmittal does not require a signature guarantee, deliver the letter of transmittal by mail or facsimile transmission;

•	deliver such letter of transmittal to the exchange agent at the address set forth below under “—Exchange agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below and a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that, instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

DTC has confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of exchange notes

In all cases, the Issuers will, promptly following the expiration date, issue exchange notes for outstanding notes that they have accepted for exchange pursuant to the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our “affiliate” or an “affiliate” of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution (within the meaning of the Securities Act) of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuers will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form and eligibility, including time of receipt and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Issuers reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel’s judgment, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither the Issuers, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-entry delivery procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” and an agent’s message prior to the expiration date or the guaranteed delivery procedure described below must be complied with. Book-entry tenders will not be deemed made until the book-entry confirmation and agent’s message are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who wish to tender their outstanding notes and are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or agent’s message to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed delivery procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission (if the notice of guaranteed delivery does not require a signature guarantee), mail, or hand delivery or a properly transmitted agent’s message, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or copy thereof, together with the outstanding notes, and any other documents required by the letter of transmittal or a book-entry confirmation and agent’s message, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal and all other documents required by the letter of transmittal, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and an agent’s message within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a form of notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to the close of business, New York City time, on                 , 2018.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at its address set forth below under “—Exchange agent”, such notice of withdrawal may be delivered by facsimile (if no medallion guarantee is required); or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name and address of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and the signatures in the notice of withdrawal must be guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for tendering outstanding notes” above at any time on or prior to the expiration date.

Exchange agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. You should direct all executed letters of transmittal and any notice of guaranteed delivery and any notice of withdrawal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

The Bank of New York Mellon, as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations—Reorganization Unit

111 Sanders Creek Parkway

East Syracuse, NY 13057

Attn: Eric Herr

Tel: 315-414-3362

Fax: 732-667-9408

If you deliver the letter of transmittal or the notice of guaranteed delivery or the notice of withdrawal to an address other than the one set forth above or transmit instructions via facsimile (if the letter of transmittal or the notice of guaranteed delivery does not require a signature guarantee) to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses as well as the fees and reasonable expenses of its counsel. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of failure to exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take. We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF NOTES

Cedar Fair, L.P. (“Cedar Fair”), Canada’s Wonderland Company (“Cedar Canada”), Magnum Management Corporation (“Magnum”) and Millennium Operations LLC (“Millennium Operations” and together with Cedar Fair, Cedar Canada and Magnum, the “Issuers”) collectively expect to issue up to $500,000,000 aggregate principal amount of 5.375% Senior Notes due 2027 (the “Exchange Notes”) under an indenture, dated as of April 13, 2017, to which the Issuers, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”), are the parties (the “Indenture”), in exchange for up to $500,000,000 aggregate principal amount of the currently outstanding 5.375% Senior Notes due 2027 issued pursuant to the Indenture on April 13, 2017 (the “Outstanding Notes”). Both the Exchange Notes and the Outstanding Notes are generally referred to herein as the “Notes.” The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture and the Notes because they, and not this description, define your rights as a holder of the Notes. Copies of the forms of the Indenture and the Notes are available to you upon request.

You can find the definitions of some of the capitalized terms used in this section under the subheading “—Certain definitions.” In this section of the prospectus:

•	the terms the “Company,” “Cedar Fair,” “we,” “us,” “our” or similar terms refer only to Cedar Fair, L.P. and not to any of its subsidiaries;

•	the term the “Issuers” or similar terms refer only to Cedar Fair, Cedar Canada, Millennium Operations and Magnum and not to any of their respective subsidiaries; and

•	references to “Guarantors” shall mean Cedar Fair’s direct and indirect wholly-owned Restricted Subsidiaries (other than the Issuers) that are guarantors under the Credit Agreement and that provide a guarantee under the Indenture.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and holders of Notes should refer to the Indenture and the Trust Indenture Act for a statement thereof.

Brief description of the notes and the guarantees

The notes

The Notes are:

•	joint and several obligations of the Issuers;

•	senior unsecured obligations of each Issuer;

•	ranked equally in right of payment with all of each Issuer’s existing and future senior unsecured debt, including the 2024 Senior Notes;

•	ranked senior in right of payment to each Issuer’s future Subordinated Indebtedness, if any;

•	ranked effectively junior to (i) all debt and other liabilities (including trade payables) of Cedar Fair’s Subsidiaries (if any) that are not Issuers or Guarantors of the Notes, (ii) all secured obligations to the extent of the value of the collateral securing such obligations, including the obligations of the Issuers under the Credit Agreement, and (iii) claims preferred by operation of law; and

•	fully and unconditionally guaranteed by the Guarantors.

The Notes were issued in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000.

The guarantees

The Notes and the Issuers’ obligations under the Indenture are guaranteed by the Guarantors, which include all of Cedar Fair’s direct and indirect wholly owned Restricted Subsidiaries (other than Cedar Canada, Millennium Operations and Magnum) that are Domestic Subsidiaries and that guarantee obligations under the Credit Agreement.

The Guarantees are:

•	senior unsecured obligations of each Guarantor;

•	ranked equally in right of payment with all existing and future senior debt of such Guarantor, including such Guarantor’s guarantees in respect of the 2024 Senior Notes and the related 2024 Senior Notes Indenture;

•	ranked senior in right of payment to all future Subordinated Indebtedness of such Guarantor, if any;

•	ranked effectively junior to (i) all debt and other liabilities (including trade payables) of such Guarantor, (ii) all secured obligations to the extent of the value of the collateral securing such obligations, including the secured obligations of such Guarantor under its guarantee of Cedar Fair’s obligations under the Credit Agreement, and (iii) claims preferred by operation of law; and

•	structurally subordinated to all existing and future indebtedness and other liabilities of the Issuers’ subsidiaries that do not guarantee the Notes.

Under certain circumstances, we are permitted to designate certain of our Subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to the restrictive covenants in the Indenture and do not guarantee the Notes.

Principal, maturity and interest

The Notes were issued in an aggregate principal amount of $500.0 million. Additional notes (the “Additional Notes”) may be issued under the Indenture from time to time in an unlimited amount, subject to compliance with the restrictions set forth under “—Certain covenants—Limitation on incurrence of indebtedness.” Any Additional Notes will be part of the same series as the Notes and will vote on all matters as a single series with these Notes. All references to the Notes include Additional Notes. The Notes mature on April 15, 2027.

Interest on the Notes accrues at the rate per annum set forth on the cover page of this prospectus, and is payable semiannually in cash on each April 15 and October 15, commencing October 15, 2017, to holders of record on the immediately preceding April 1 and October 1, respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on the Notes is computed on the basis of a 360-day year composed of twelve 30-day months.

Principal of and interest on the Notes are payable at our office or agency maintained for such purpose or, at our option, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses set forth in the register of holders of Notes. Until otherwise designated by Cedar Fair, Cedar Fair’s office or agency maintained for such purpose is the office of the Trustee.

Guarantees and obligations of each guarantor

Each Guarantor, jointly and severally with each other Guarantor, guarantees the Issuers’ obligations under the Indenture and the Notes. The obligations of each Guarantor under its Guarantee is limited to the extent necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks related to our indebtedness and this exchange offer—Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.” Each Guarantor that makes a payment or distribution under a Guarantee is entitled to a pro rata contribution from each other Guarantor based on the respective net assets of the Guarantors.

Each Guarantor may consolidate or amalgamate with or merge into or sell its assets to the Issuers or another Restricted Subsidiary, or with or to other persons in a transaction that complies with the covenants described under “—Certain covenants—Limitation on asset sales” or “—Certain covenants—Merger, amalgamation, consolidation or sale of assets,” as applicable.

The Guarantee of a Guarantor and the obligations of an Issuer (other than Cedar Fair) is deemed automatically discharged and released in accordance with the terms of the Indenture:

(1) in connection with any direct or indirect sale, conveyance or other disposition of the capital stock of that Guarantor or Issuer (including by way of merger, amalgamation or consolidation) following which such Guarantor or Issuer ceases to be a direct or indirect Subsidiary of Cedar Fair if such sale or disposition is made in compliance with the applicable provisions of the Indenture (see “—Certain covenants—Limitation on asset sales”) or any sale or other disposition of all or substantially all of the assets of such Guarantor or Issuer;

(2) if such Guarantor or Issuer is dissolved or liquidated in accordance with the provisions of the Indenture;

(3) if we designate any such Guarantor or Issuer as an Unrestricted Subsidiary in compliance with the terms of the Indenture;

(4) upon the transfer of such Guarantor or Issuer in a transaction that (i) qualifies as a Permitted Investment or as a Restricted Payment that is not prohibited under “—Certain covenants—Limitation on restricted payments” if following such transfer such Guarantor or Issuer ceases to be a direct or indirect Restricted Subsidiary of Cedar Fair or (ii) following such transaction, such Guarantor or Issuer is a Restricted Subsidiary that is not a guarantor under any Credit Facility incurred under clause (2) of the second paragraph under “—Certain covenants—Limitation on incurrence of indebtedness”; or

(5) in the case of the Guarantors, upon a discharge of the Indenture in accordance with “—Satisfaction and discharge” or upon any Legal Defeasance or Covenant Defeasance of the Indenture.

Optional redemption

General

Except as provided below, the Notes are not redeemable at the Issuers’ option prior to April 15, 2022. Thereafter, the Notes are subject to redemption at the Issuers’ option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to the applicable redemption date (subject to the rights of holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on April 15 of the years indicated below:

Year	Percentage
2022	102.688%
2023	101.792%
2024	100.896%
2025 and thereafter	100.000%

Equity sales

Notwithstanding the foregoing, at any time and from time to time prior to April 15, 2020, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to 105.375% of the principal amount thereof on the redemption date, together with accrued and unpaid interest and additional interest, if any, to such redemption date (subject to the rights of holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with the net cash proceeds of one or more public or private sales of Qualified Capital Stock, other than proceeds from a sale to Cedar Fair or any of its Subsidiaries or any employee benefit plan in which Cedar Fair or any of its Subsidiaries participates; provided that:

•	at least 50% in aggregate principal amount of the Notes originally issued (calculated after giving effect to any issuance of any Additional Notes) remains outstanding immediately after the occurrence of such redemption; and

•	such redemption occurs no later than the 180th day following such sale of Qualified Capital Stock.

Make whole

In addition, at any time and from time to time prior to April 15, 2022, the Issuers may redeem all or any portion of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to:

•	100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest and any additional interest, if any, to such redemption date (subject to the rights of holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus

•	the Make Whole Amount.

“Make Whole Amount” means, as determined by Cedar Fair, with respect to any Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at April 15, 2022 (such redemption price being set forth in the table appearing above) plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to April 15, 2022 (other than interest accrued but unpaid to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of the Notes to be redeemed.

“Treasury Rate” means, as of any redemption date, as determined by Cedar Fair, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or available, any publicly available source of similar market data) most nearly equal to the period from the redemption date to April 15, 2022; provided, however, that if the period from the redemption date to April 15, 2022 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to April 15, 2022 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Notice of any redemption, whether in connection with an offering of Qualified Capital Stock, an incurrence of Indebtedness, a Change of Control or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of such corporate transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

Additional amounts

The Indenture provides that payments made by the Issuers under or with respect to the Notes or any of the Guarantors with respect to any Guarantee are made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, assessment or other governmental charge (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which an Issuer or any Guarantor is organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of an Issuer or any Guarantor (including the jurisdiction of any paying agent) or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by the Issuers under or with respect to the Notes or any of the Guarantors with respect to any Guarantee, the relevant Issuer or the relevant Guarantor, as applicable, will pay to each holder of Notes such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder after such withholding or deduction (including in respect of the Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment to a holder of the Notes (which holder shall be deemed, to the extent of any Taxes described below, an “Excluded holder”): (a) with respect to any Canadian Taxes resulting from the Issuers’ not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the holder at the time of making such payment, (b) which is subject to such Taxes by reason of its having a current or former connection with a relevant Tax Jurisdiction, but excluding a connection resulting from acquiring, owning or disposing of the Notes, receiving payments in respect of such Note or a Guarantee or enforcing its rights thereunder, (c) which, despite being required by law, failed to comply with a timely request of the Issuers to provide information concerning such holder’s nationality, residence, entitlement to treaty benefits, identity or connection with a Tax Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such holder but for this clause, (d) which is a fiduciary or a partnership or not the sole beneficial owner of the relevant Note, if and to the extent that any beneficial owner of such Note (as the case may be) would not have been entitled to receive Additional Amounts with respect to the payment in question had such beneficiary, settlor, partner or beneficial owner been the sole beneficial owner of such Note, (e) in respect of any estate, gift, inheritance, excise, property, transfer or similar tax, (f) if and to the extent that such payment could have been made without deduction or withholding of such Taxes had the relevant Note been presented for payment (where presentation is required for payment) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof was duly provided for, whichever was later (except to the extent that such holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period), (g) with respect to U.S. federal withholding Taxes, or (h) any combination of the above clauses in this proviso.

If any Taxes are required to be withheld or deducted as described above, the Issuers or the Guarantors, as applicable, will also: (a) make such withholding or deduction, and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers or the Guarantors will furnish, within 30 days after the date the payment of any Taxes are due pursuant to applicable law, to the Trustee on behalf of the applicable holders of Notes, copies of tax receipts, if any (or other documentation), evidencing the payments of Taxes made by the Issuers, or a Guarantor, as the case may be, on behalf of the holders.

The Issuers and the Guarantors, jointly and severally, will indemnify and hold harmless each holder of Notes (other than an Excluded holder) and upon written request reimburse each such holder for the amount of: (a) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes or any Guarantee, (b) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and (c) any Taxes imposed with respect to any reimbursement under clause (a) or (b) above.

In addition to the foregoing, the Issuers and the Guarantors will also pay and indemnify the Trustee and each holder for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other liabilities related thereto) which are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, the Indenture, any Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Guarantee.

At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuers or a Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Issuers or the relevant Guarantor, as applicable, will deliver to the Trustee an officer’s certificate stating that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the holders of the Notes on the payment date.

Whenever in the Indenture or in this Description of Notes there is mentioned, in any context: (a) the payment of principal (and premium, if any), (b) purchase prices in connection with a repurchase of Notes, (c) interest and additional interest, if any, or (d) any other amount payable on or with respect to any of the Notes or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The above obligations will survive any termination, defeasance or discharge of the Indenture, any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to the Issuers or any Guarantor is incorporated, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which such person makes any payment on the Notes (or any Guarantee) and any department or political subdivision thereof or therein.

Redemption for tax reasons

The Issuers may at any time redeem, in whole but not in part, the outstanding Notes (upon giving notice in accordance with the Indenture, which notice shall be irrevocable) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, and all Additional Amounts (if any) then due and which will become due on the date of redemption as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the Notes, any of the Issuers has become or would become obligated to pay any Additional Amounts in respect of the Notes, and such Issuer cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of: (a) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or (b) any change in or amendment to any official position of the relevant taxing authority regarding the application or interpretation of such laws or regulations, which change or amendment, in each case of (a) or (b), is announced and becomes effective after the Issue Date (or, if the applicable relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date); provided that, prior to the giving of any notice of redemption described in this paragraph, the Issuers will deliver to the Trustee: (i) an officer’s certificate stating that the obligation to pay the Additional Amounts or indemnification payments cannot be avoided by such Issuer taking reasonable measures available to it; and (ii) a written opinion of independent legal counsel to such Issuer of recognized standing to the effect that (subject to customary assumptions and exceptions) such Issuer has or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change, amendment, official interpretation or application described above.

Selection and notice

If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or as may be required by the applicable rules of the depositary; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption will be given in accordance with the Indenture at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, so long as the Issuers do not default in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption. Any notice of redemption pursuant to “—Optional redemption—Equity sales” may be given prior to the sale of Qualified Capital Stock giving rise to such redemption, and any such redemption or notice of redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering of Qualified Capital Stock.

Change of control

Upon the occurrence of a Change of Control, the Issuers are required to make an offer (a “Change of Control Offer”) to each holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (subject to the rights of holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date) (in either case, the “Change of Control Payment”), except to the extent the Issuers have previously or concurrently elected to redeem the Notes as described under “—Optional redemption.” Within 30 days following any Change of Control, the Issuers will be required to give a notice to each holder and the Trustee stating:

(1) that the Change of Control Offer is being made pursuant to the covenant described under “—Change of control”;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and not later than 60 days after the date such notice is given (the “Change of Control Payment Date”);

(3) that any Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that holders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a notice setting forth the name of the holder, the principal amount of Notes delivered for purchase, and a statement that such holder is unconditionally withdrawing its election to have such Notes purchased;

(6) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(7) any other information the Issuers determine is material to such holder’s decision to tender Notes.

The Issuers are required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control and will not be deemed to have violated the “Change of Control” provisions of the Indenture as a result of such compliance. The Issuers are not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to Change of Control Offer made by the Issuers. The Issuers’ obligations in respect of a Change of Control Offer can be modified with the consent of holders of a majority of the aggregate principal amount of Notes then outstanding at any time prior to the occurrence of a Change of Control. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

Due to our leveraged structure and the terms of other Indebtedness to which we and our Subsidiaries are or may in the future be subject, we may not be able to repurchase all of the Notes tendered upon a Change of Control. See “Risk Factors—Risks related to our indebtedness and this exchange offer—We may not be able to repurchase the notes upon a change of control.” If we fail to repurchase all of the Notes tendered for purchase upon a Change of Control, such failure will constitute an Event of Default. In addition, the occurrence of certain of the events which would constitute a Change of Control would constitute an event of default under the Credit Agreement and the 2024 Senior Notes Indenture and may constitute an event of default under future Indebtedness. Moreover, the exercise by the holders of their right to require the Issuers to purchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of the repurchase on the Issuers. Finally, the Issuers’ ability to pay cash to the holders upon a Change of Control may be limited by their then existing financial resources.

The definition of “Change of Control” includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of “all or substantially all” of Cedar Fair’s assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all our assets by any of the means described above, the ability of a holder of Notes to require the Issuers to repurchase its Notes may be uncertain.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuers and the initial purchasers. None of the Issuers has the present intention to engage in a transaction involving a Change of Control, although it is possible that we or they could decide to do so in the future. Subject to the limitations discussed below, we or they could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain covenants—Limitation on incurrence of indebtedness” and “—Certain covenants—Limitation on liens.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.

Except as described above with respect to a Change of Control, the Indenture does not contain any provisions that permit the holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. The Transactions will not constitute a Change of Control.

Certain covenants

Limitation on restricted payments

The Indenture provides that neither Cedar Fair nor any of its Restricted Subsidiaries may, directly or indirectly:

(a) pay any dividend or make any distribution on account of any Equity Interests of Cedar Fair other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Cedar Fair;

(b) purchase, redeem or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any of Cedar Fair’s Equity Interests or any Subordinated Indebtedness, other than (i) Subordinated Indebtedness within one year of the stated maturity date thereof or in anticipation of satisfying a sinking fund obligation due within one year and (ii) any such Equity Interests or Subordinated Indebtedness owned by or owed to (x) Cedar Fair or (y) any Restricted Subsidiary;

(c) pay any dividend or make any distribution on account of any Equity Interests of any Restricted Subsidiary, other than:

(i) to Cedar Fair or any Restricted Subsidiary; or

(ii) to all holders of any class or series of Equity Interests of such Restricted Subsidiary on a pro rata basis; or

(d) make any Restricted Investment (all such prohibited payments and other actions set forth in clauses (a) through (d) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(ii) the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair at the time of such Restricted Payment is less than or equal to 5.25 to 1.00 determined on a pro forma basis; and

(iii) such Restricted Payment, together with the aggregate of all other Restricted Payments made after the date of the Indenture, is less than the sum of:

(A) an amount equal to (x) Cedar Fair’s Consolidated Cash Flow for the period from the beginning of the first fiscal quarter commencing on or after March 29, 2010 to the end of Cedar Fair’s fiscal quarter ended December 31, 2012 less the product of 1.75 times Cedar Fair’s Consolidated Interest Expense for such period plus (y) Cedar Fair’s Consolidated Cash Flow for the period from January 1, 2013 to the end of Cedar Fair’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (the “Basket Period”) less the product of 1.50 times Cedar Fair’s Consolidated Interest Expense for the Basket Period; plus

(B) an amount equal to the sum of (x) 100% of the aggregate net cash proceeds and the Fair Market Value (as determined in good faith by Cedar Fair) of any property or assets received by the Issuers from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuers (other than Equity Interests sold to any of their Subsidiaries), following the Issue Date and (y) the aggregate amount by which Indebtedness (other than any Indebtedness owed to Cedar Fair or a Subsidiary) incurred by the Issuers or any Restricted Subsidiary subsequent to the Issue Date is reduced on Cedar Fair’s balance sheet upon the conversion or exchange into Qualified Capital Stock (less the amount of any cash, or the Fair Market Value (as determined in good faith by Cedar Fair) of assets, distributed by Cedar Fair or any Restricted Subsidiary upon such conversion or exchange); plus

(C) if any Unrestricted Subsidiary is designated by Cedar Fair as a Restricted Subsidiary, an amount equal to the Fair Market Value (as determined in good faith by Cedar Fair) of the Investment by Cedar Fair or a Restricted Subsidiary in such Subsidiary at the time of such designation; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by Cedar Fair or any Restricted Subsidiary in any such Unrestricted Subsidiary following the Issue Date which reduced the amount available for Restricted Payments pursuant to this clause (iii) less amounts received by Cedar Fair or any Restricted Subsidiary from such Unrestricted Subsidiary that increased the amount available for Restricted Payments pursuant to clause (D) below; plus

(D) 100% of any cash dividends and other cash distributions and the Fair Market Value (as determined in good faith by Cedar Fair) of property or assets other than cash received by Cedar Fair and its Restricted Subsidiaries from an Unrestricted Subsidiary since the Issue Date to the extent not included in Consolidated Cash Flow and 100% of the net proceeds received by Cedar Fair or any of its Restricted Subsidiaries from the sale of any Unrestricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by Cedar Fair or any Restricted Subsidiary in any such Unrestricted Subsidiary following the Issue Date which reduced the amount available for Restricted Payments pursuant to this clause (iii); plus

(E) to the extent not included in clauses (A) through (D) above, an amount equal to the net reduction in Restricted Investments of Cedar Fair and its Restricted Subsidiaries following the Issue Date resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances, or other transfers of property, in each case, to Cedar Fair or to a Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, liquidation or other disposition of any such Restricted Investment.

The foregoing provisions do not prohibit the following (provided that with respect to clauses (9) and (10) below, no Default or Event of Default shall have occurred and be continuing):

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement or other acquisition of (x) any Equity Interests of Cedar Fair in exchange for, or out of the net proceeds of the issue or sale within 60 days of, Equity Interests (other than Disqualified Stock) of Cedar Fair (other than Equity Interests (other than Disqualified Stock) issued or sold to any Subsidiary) or (y) Subordinated Indebtedness of Cedar Fair or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the issuance and sale within 60 days of, Qualified Capital Stock, (b) in exchange for, or out of the proceeds of the incurrence within 60 days of, Refinancing Indebtedness permitted to be incurred under clause (10) of the covenant described below under “—Certain covenants—Limitation on incurrence of indebtedness” or other Indebtedness permitted to be incurred under such covenant or (c) with the Net Proceeds from an Asset Sale or upon a Change of Control, in each case, to the extent required by the agreement governing such Subordinated Indebtedness but only if the Issuers shall have previously applied such Net Proceeds to make an Excess Proceeds Offer or made a Change of Control Offer, as the case may be, in accordance with “—Certain covenants—Excess proceeds offer” or “—Change of control” and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming or repurchasing such Subordinated Indebtedness;

(3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of Cedar Fair or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of Cedar Fair or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be incurred pursuant to the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness” and constitutes Refinancing Indebtedness;

(4) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Cedar Fair or any of its Restricted Subsidiaries or shares of Preferred Equity Interests of any Restricted Subsidiary issued in accordance with the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”;

(5) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or upon the vesting of restricted stock units if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting;

(6) the repurchase, retirement or other acquisition for value of Equity Interests of Cedar Fair or any Restricted Subsidiary of Cedar Fair held by any future, present or former employee, director or consultant of Cedar Fair or any Subsidiary of Cedar Fair (or any such person’s estates or heirs) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate amounts paid under this clause (6) do not exceed $5.0 million in any calendar year; provided, further, that Cedar Fair may carry forward and make in a subsequent calendar year the amount of such purchases, redemptions or other acquisitions permitted to have been made but not made in any preceding calendar year up to a maximum (without giving effect to the following proviso) of $5.0 million in any calendar year pursuant to this clause (6); provided, further, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Issuers or any Restricted Subsidiary after the Issue Date;

(7) payments or distributions by Cedar Fair or any of its Restricted Subsidiaries to dissenting stockholders pursuant to applicable law in connection with any merger, amalgamation or acquisition consummated on or after the Issue Date and not prohibited by the Indenture;

(8) purchases, redemptions or acquisitions of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations;

(9) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided, however, that (a) the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair, after giving effect to such issuance on a pro forma basis, would have been no greater than 5.50 to 1.0 and (b) the aggregate amount of dividends declared and paid pursuant to this clause (9) does not exceed the net cash proceeds actually received by Cedar Fair and its Restricted Subsidiaries from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(10) Restricted Payments in an aggregate amount not to exceed $100.0 million in any fiscal year.

Restricted Payments made pursuant to the first paragraph of this covenant and clause (1) of the second paragraph of this covenant and, to the extent made with the proceeds of the issuance of Qualified Capital Stock, Investments made pursuant to clause (j) of the definition of “Permitted Investments” shall be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant. Restricted Payments made pursuant to clauses (2) through (9) of the second paragraph of this covenant shall not be included as Restricted Payments in any computation made pursuant to clause (iii) of the first paragraph of this covenant.

If Cedar Fair or any Restricted Subsidiary makes a Restricted Investment and the person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction in the amounts calculated under clause (iii) of the first paragraph of or under any other provision of this covenant (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction.

As of March 25, 2018, the Issuers had approximately $1,900.0 million of Restricted Payments capacity under clause (iii) of the first paragraph of this covenant.

Limitation on incurrence of indebtedness

The Indenture provides that Cedar Fair shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) or permit any of its Restricted Subsidiaries to issue any Preferred Equity Interests; provided, however, that, notwithstanding the foregoing, the Issuers and the Guarantors may incur Indebtedness (including Acquired Debt) and any Guarantor may issue Preferred Equity Interests, in each case, if the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair at the time of such incurrence or issuance, as the case may be, would have been less than or equal to 5.50 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom).

The foregoing limitation does not apply to any of the following incurrences of Indebtedness:

(1) Indebtedness represented by the Notes and the Guarantees in an aggregate principal amount not to exceed $500.0 million (including the exchange notes and related guarantees thereof issued in exchange therefor pursuant to the Registration Rights Agreement);

(2) Indebtedness of Cedar Fair or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any time outstanding not to exceed $1,425.0 million;

(3) (x) Indebtedness among Cedar Fair and its Restricted Subsidiaries; provided that any such Indebtedness owed by an Issuer or a Guarantor to any Restricted Subsidiary that is not an Issuer or a Guarantor shall be subordinated to the prior payment in full when due of the Notes or the Guarantees, as applicable, and (y) Preferred Equity Interests of a Restricted Subsidiary held by Cedar Fair or a Restricted Subsidiary; provided that if such Preferred Equity Interests are issued by an Issuer or a Guarantor, such Preferred Equity Interests are held by an Issuer or a Guarantor;

(4) Acquired Debt of a person incurred prior to the date upon which such person was acquired by Cedar Fair or any Restricted Subsidiary (and not created in contemplation of such acquisition); provided that after giving effect to the incurrence of such Acquired Debt on a pro forma basis (including a pro forma application of the net proceeds therefrom), if more than $5.0 million of Indebtedness is at any time outstanding under this clause (4), either Cedar Fair could incur $1.00 of Indebtedness pursuant to the first paragraph of this covenant or the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair is less than or equal to the Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair immediately prior to such acquisition;

(5) Existing Indebtedness (including the 2024 Senior Notes outstanding on the Issue Date);

(6) Indebtedness consisting of Purchase Money Indebtedness and Capitalized Lease Obligations arising from sale and leaseback transactions (when aggregated with the amount of Refinancing Indebtedness outstanding under clause (10) below in respect of Indebtedness incurred pursuant to this clause (6)) in an aggregate amount not to exceed $200.0 million outstanding at any time;

(7) Hedging Obligations of Cedar Fair or any of its Restricted Subsidiaries covering Indebtedness of Cedar Fair or such Restricted Subsidiary; provided, however, that such Hedging Obligations are entered into for purposes of managing interest rate exposure or commodity pricing risk of Cedar Fair and its Restricted Subsidiaries and not for speculative purposes;

(8) Foreign Currency Obligations of Cedar Fair or any of its Restricted Subsidiaries entered into for purposes of managing exposure of Cedar Fair and its Restricted Subsidiaries to fluctuations in currency values and not for speculative purposes;

(9) the incurrence by Cedar Fair or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit, bank guarantees, workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, guarantees, performance, surety, statutory, appeal, completion, export or import, indemnities, customs, revenue bonds or similar instruments in the ordinary course of business, including guarantees or obligations with respect thereto (in each case other than for an obligation for money borrowed);

(10) the incurrence by Cedar Fair or any Restricted Subsidiary of Indebtedness or Disqualified Stock or Preferred Equity Interests of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund in whole or in part, Indebtedness or Disqualified Stock or Preferred Equity Interests of a Restricted Subsidiary referred to in the first paragraph of this covenant or in clause (1), (4), (5) or (6) above or this clause (10) (“Refinancing Indebtedness”); provided, however, that:

(A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount and accrued interest of the Indebtedness so exchanged, extended, refinanced, renewed, replaced, substituted or refunded and any premiums payable and reasonable fees, expenses, commissions and costs in connection therewith;

(B) the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the earlier of (i) 91 days after the final maturity date of the Notes and (ii) the final maturity and Weighted Average Life to Maturity, respectively, of the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded;

(C) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being exchanged, extended, refinanced, renewed, replaced, substituted or refunded; and

(D) if the Indebtedness to be exchanged, refinanced, renewed, replaced, substituted or refunded was the obligation of an Issuer or a Guarantor, such Indebtedness shall not be incurred by any of Cedar Fair’s Restricted Subsidiaries other than an Issuer, a Guarantor or any Restricted Subsidiary that was an obligor under the Indebtedness so refinanced;

(11) additional Indebtedness of Cedar Fair and any of its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding (which may, but need not, be incurred under the Credit Facilities) not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets as of the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of the most recent incurrence of Indebtedness pursuant to this clause (11);

(12) the guarantee by an Issuer or any Guarantor of Indebtedness of Cedar Fair or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant and the guarantee by any Restricted Subsidiary that is not an Issuer or a Guarantor of any Indebtedness of any Restricted Subsidiary that is not an Issuer or a Guarantor;

(13) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

(14) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed 5% of Consolidated Total Assets that are attributable to Restricted Subsidiaries that are Foreign Subsidiaries;

(15) overdrafts paid within 10 Business Days;

(16) customary purchase price adjustments and indemnifications in connection with acquisition or disposition of stock or assets;

(17) guarantees to suppliers, licensors, artists or franchisees (other than guarantees of Indebtedness) in the ordinary course of business;

(18) Indebtedness arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(19) Indebtedness consisting of financing of insurance premiums incurred in the ordinary course of business;

(20) Indebtedness, the proceeds of which are applied to defease or discharge the Notes pursuant to the provisions of the Indenture described under “—Satisfaction and discharge” and “—Legal defeasance and covenant defeasance”; and

(21) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of Cedar Fair and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of Cedar Fair and its Restricted Subsidiaries.

For purposes of determining compliance with this covenant, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this covenant shall be disregarded, and (b) if an item of Indebtedness (or a portion thereof) meets the criteria of more than one of the categories described in clauses (1) through (21) above or is permitted to be incurred pursuant to the first paragraph of this covenant and also meets the criteria of one or more of the categories described in clauses (1) through (21) above, Cedar Fair shall, in its sole discretion, classify such item of Indebtedness in (or a portion thereof) any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness (or a portion thereof) in any manner in which such item could be incurred at the time of such reclassification; provided that Indebtedness outstanding under the Credit Agreement on the Issue Date (and any Indebtedness secured by a Lien that refinances such Indebtedness) shall be deemed to be outstanding under clause (2) above and may not be reclassified.

Accrual of interest or dividends on Preferred Equity Interests, the accretion of original issue discount and the payment of interest or dividends on Preferred Equity Interests in the form of additional Indebtedness or Preferred Equity Interests of the same class will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this covenant. Any increase in the amount of Indebtedness solely by reason of currency fluctuations will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this covenant. A change in GAAP that results in an obligation that was existing at the time of such change and was not previously classified as Indebtedness, becoming classified as Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this covenant.

The amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness, (3) in the case of the guarantee by the specified person of any Indebtedness of any other person, the maximum liability to which the specified person may be subject upon the occurrence of the contingency giving rise to the obligation and (4) in the case of Indebtedness of others guaranteed by means of a Lien on any asset of the specified person, the lesser of (A) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to the Indenture and (B) the amount of the Indebtedness so secured.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that we may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on asset sales

The Indenture provides that Cedar Fair will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) Cedar Fair or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (determined as of the time of contractually agreeing to such Asset Sale) of the assets included in such Asset Sale (such Fair Market Value to be determined by (i) an executive officer of Cedar Fair or such Subsidiary if the value is less than $50.0 million or (ii) in all other cases by a resolution of Cedar Fair’s Board of Directors (or of a committee appointed thereby for such purposes)); and

(2) at least 75% of the total consideration in such Asset Sale consists of cash or Cash Equivalents or Marketable Securities.

For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of Cedar Fair or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which Cedar Fair or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness;

(b) the amount of any obligations or securities received from such transferee that are within 180 days converted by Cedar Fair or such Restricted Subsidiary to cash (to the extent of the cash actually so received);

(c) the Fair Market Value of any assets (other than securities) received by Cedar Fair or any Restricted Subsidiary to be used by Cedar Fair or any Restricted Subsidiary in a Permitted Business; and

(d) any Designated Non-cash Consideration received by Cedar Fair or any Restricted Subsidiary in an Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (d) that is at that time outstanding, not to exceed the greater of 2% of Consolidated Total Assets and $25.0 million at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

If Cedar Fair or any Restricted Subsidiary engages in an Asset Sale, Cedar Fair or such Restricted Subsidiary shall apply all or any of the Net Proceeds therefrom to:

(1) repay Indebtedness under any Credit Facility, and in the case of any such repayment under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, or repay Indebtedness (other than Disqualified Stock) of a Restricted Subsidiary that is not an Issuer or a Guarantor (other than Indebtedness owed to the Issuers); or

(2) (A) invest all or any part of the Net Proceeds thereof in capital expenditures or the purchase of assets to be used by Cedar Fair or any Restricted Subsidiary in a Permitted Business, (B) acquire Equity

Interests in a person that is a Restricted Subsidiary or in a person engaged primarily in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

Any Net Proceeds from any Asset Sale that are not applied or invested (or committed pursuant to a written agreement to be applied) as provided in the preceding paragraph within 365 days after the receipt thereof and, in the case of any amount committed to a reinvestment, which are not actually so applied within 180 days following such 365-day period shall constitute “Excess Proceeds” and shall be applied to an offer to purchase Notes and other senior Indebtedness of Cedar Fair if and when required under the covenant described under “—Certain covenants—Excess proceeds offer.” Pending the final application of any such Net Proceeds, Cedar Fair or such Restricted Subsidiary may temporarily reduce revolving indebtedness under a Credit Facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

Limitation on liens

The Indenture provides that Cedar Fair shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, without effectively providing that the Notes shall be secured equally or ratably with (or prior to in the case of Liens securing subordinated obligations) the obligations so secured for so long as the obligations are so secured.

Any Lien which is granted to secure the Notes or such Guarantee pursuant to this covenant shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee.

Additional subsidiary guarantees

The Indenture provides that if any of Cedar Fair’s wholly owned Domestic Subsidiaries that is not a Guarantor guarantees or becomes otherwise obligated under a Credit Facility incurred under clause (2) of the second paragraph under “—Certain covenants—Limitation on incurrence of indebtedness” or Indebtedness incurred in reliance on the first paragraph under “—Certain covenants—Limitation on incurrence of indebtedness,” then in each case such Guarantor or obligor shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indenture on the terms set forth in the Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

Each Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Guarantee shall be released in accordance with the provisions of the Indenture described under “—Guarantees and obligations of each guarantor.”

Limitation on dividend and other payment restrictions affecting Restricted Subsidiaries

The Indenture provides that Cedar Fair shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distribution to Cedar Fair or any of its Restricted Subsidiaries on its Capital Stock (it being understood that the priority of any Preferred Equity Interests in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock) or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Cedar Fair or any of its Subsidiaries;

(b) make loans or advances to Cedar Fair or any of its Subsidiaries (it being understood that the subordination of loans or advances made to Cedar Fair or any Restricted Subsidiary to other Indebtedness incurred by Cedar Fair or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(c) transfer any of its properties or assets to Cedar Fair or any of its Restricted Subsidiaries; except for such encumbrances or restrictions existing under or by reason of;

(i) existing Indebtedness and existing agreements as in effect on the Issue Date (including, without limitation, the Credit Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement);

(ii) applicable law, rule or regulation;

(iii) any instrument governing Acquired Debt and any other agreement or instrument of an acquired person or any of its Subsidiaries as in effect at the time of acquisition (except to the extent such Indebtedness or other agreement or instrument was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired or any of its Subsidiaries;

(iv) Refinancing Indebtedness (as defined in the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”); provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced;

(v) the Indenture and the Notes or by Cedar Fair’s other Indebtedness ranking pari passu with the Notes; provided that except as set forth in clause (vi) below such restrictions are no more restrictive taken as a whole than those imposed by the Indenture and the Notes;

(vi) any Credit Facility; provided that the restrictions therein are not (i) materially more restrictive than the agreements governing such Indebtedness as in effect on Issue Date or (ii) will not affect the Issuers’ ability to make principal or interest payments on the Notes (as determined by Cedar Fair in good faith);

(vii) customary non-assignment provisions in contracts, leases, sub-leases and licenses entered into in the ordinary course of business;

(viii) any agreement for the sale or other disposition of a Restricted Subsidiary or any of its assets in compliance with the terms of the Indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(ix) provisions limiting the disposition or distribution of assets or property (including cash) in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), and customary provisions in joint venture agreements and other similar agreements applicable to the Equity Interests or Indebtedness of such joint venture, which limitation is applicable only to the assets that are the subject of such agreements;

(x) Permitted Liens;

(xi) any agreement for the sale of any Subsidiary or its assets that restricts distributions by that Subsidiary (or sale of such Subsidiary’s Equity Interests) pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the Indenture;

(xii) secured Indebtedness otherwise permitted to be incurred by the Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(xiii) Purchase Money Indebtedness that imposes restrictions of the type described in clause (c) above on the property so acquired;

(xiv) provisions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(xv) restrictions in Investments in persons that are Restricted Subsidiaries;

(xvi) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xv) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in Cedar Fair’s good faith judgment, not materially more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(xvii) Indebtedness or other agreements including, without limitation, agreements described in clause (ix) of this paragraph, of any Restricted Subsidiary that is not an Issuer or a Guarantor that impose restrictions solely on such Restricted Subsidiary and its Subsidiaries; or

(xviii) any restriction on cash or other deposits or net worth imposed by customers, licensors or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business.

Merger, amalgamation, consolidation or sale of assets

The Indenture provides that Cedar Fair shall not consolidate, amalgamate or merge with or into (whether or not Cedar Fair is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another person unless:

(a) Cedar Fair is the surviving person or the person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided, however, that if the surviving person is a limited liability company or limited partnership, there shall be a co-issuer of the Notes that is a corporation;

(b) the person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all Cedar Fair’s obligations pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and the Indenture;

(c) immediately after such transaction, no Default or Event of Default exists;

(d) Cedar Fair or the person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made: (i) will have a Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair immediately after the transaction equal to or less than Cedar Fair’s Total Indebtedness to Consolidated Cash Flow Ratio of Cedar Fair immediately preceding the transaction or (ii) would, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph in the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”; and

(e) Cedar Fair or the person formed by or surviving any such consolidation, amalgamation or merger (if other than Cedar Fair) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, amalgamation, merger, sale, assignment, transfer or other disposition complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing, any Restricted Subsidiary may consolidate, amalgamate or merge with or into or transfer all or part of its properties and assets to Cedar Fair or another Restricted Subsidiary.

Notwithstanding the foregoing clauses (c), (d) and (e), Cedar Fair may merge with a Restricted Subsidiary solely for the purpose of reincorporating in a state of the United States or the District of Columbia so long as the amount of Indebtedness of Cedar Fair and the Restricted Subsidiaries is not increased thereby.

The Indenture provides that each Guarantor or Issuer (other than Cedar Fair) other than any Guarantor or Issuer whose Guarantee or obligation as an Issuer, as the case may be, is to be released in accordance with the terms of the Indenture will not consolidate, amalgamate or merge with or into (whether or not such Guarantor or Issuer is the surviving entity) any person other than an Issuer or a Guarantor (in each case, other than in accordance with the covenants described under “—Certain covenants—Limitation on asset sales”) unless:

(a) such Guarantor or Issuer is the surviving person or the person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor or such Issuer) is a corporation, limited partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province thereof;

(b) the person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor or such Issuer) assumes all the obligations of such Guarantor or such Issuer, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes, the Indenture and such Guarantor’s Guarantee, as applicable;

(c) immediately after such transaction, no Default or Event of Default exists; and

(d) such Guarantor or Issuer or the person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor or such Issuer), has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, amalgamation or merger complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied; provided, however, that clause (d) will not be applicable to (i) any Issuer consolidating with, merging or amalgamating into or transferring all or part of its properties and assets to any other Issuer and (ii) any Guarantor consolidating with, merging or amalgamating into or transferring all or part of its properties and assets to any Issuer or any Guarantor.

This section includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of “all or substantially all” of Cedar Fair’s properties or assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all Cedar Fair’s properties or assets by any of the means described above, the application of the covenant described in this section may be uncertain.

Limitation on transactions with affiliates

The Indenture provides that Cedar Fair shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of Cedar Fair’s or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to Cedar Fair or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by

Cedar Fair or such Restricted Subsidiary with an unrelated person; provided that such transaction shall be deemed to be at least as favorable as the terms that could have been obtained in a comparable transaction with an unrelated person if such transaction is approved by the members of (x) Cedar Fair’s Board of Directors or (y) any duly constituted committee thereof, in each case including a majority of the disinterested members thereof who meet the independence requirements of the New York Stock Exchange or NASDAQ;

provided, however, that the following shall, in each case, not be deemed Affiliate Transactions:

(i) the entry into employment agreements and the adoption of compensation or benefit plans for the benefit of, or payment of compensation to, directors and management of Cedar Fair and its Restricted Subsidiaries (including, without limitation, salaries, fees, bonuses, equity and incentive arrangements and payments);

(ii) the payment of reasonable fees or expenses and the provision of indemnification or similar arrangements for current or former officers, directors, employees, agents or consultants of Cedar Fair or any of its Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;

(iii) transactions between or among Cedar Fair and its Restricted Subsidiaries or between Restricted Subsidiaries;

(iv) Restricted Payments not prohibited by the covenant described under “—Certain covenants—Limitation on restricted payments”;

(v) any transactions between Cedar Fair or any of its Restricted Subsidiaries and any Affiliate of Cedar Fair the Equity Interests of which Affiliate are owned solely by Cedar Fair or one of its Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of Cedar Fair or its Restricted Subsidiaries, on the other hand;

(vi) any agreements or arrangements in effect on the Issue Date and described or incorporated by reference in this prospectus and any modifications, extensions or renewals thereof that are no less favorable to Cedar Fair or the applicable Restricted Subsidiary in any material respect than such agreement as in effect on the Issue Date;

(vii) so long as they comply with clause (a) above, transactions with customers, clients, lessors, landlords, suppliers, contractors, or purchasers or sellers of good or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture;

(viii) the Transactions;

(ix) transactions with persons who are Affiliates of Cedar Fair solely as a result of Cedar Fair’s or a Restricted Subsidiary’s Investment in such person;

(x) sales of Equity Interests to Affiliates of Cedar Fair or its Restricted Subsidiaries not otherwise prohibited by the Indenture and the granting of registration and other customary rights in connection therewith;

(xi) transactions with an Affiliate where the only consideration paid is Equity Interests of Cedar Fair other than Disqualified Stock;

(xii) transactions in which Cedar Fair or any of its Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Cedar Fair or such Restricted Subsidiary from a financial point of view or meets the requirements of this covenant;

(xiii) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(xiv) loans or advances to employees or consultants in the ordinary course of business of Cedar Fair or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time; and

(xv) transactions between Cedar Fair or any of its Restricted Subsidiaries and any person, a director of which is also a director of Cedar Fair; provided, however, that such director abstains from voting as a director on any matter involving such other person.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Indenture provides that Cedar Fair will furnish to the holders of Notes all quarterly and annual financial information within 15 days after the times specified for the filing of the information, documents and reports for large accelerated filers, that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Cedar Fair was required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the independent registered public accounting firm of Cedar Fair; provided, however, that to the extent such reports are filed with the SEC and publicly available, no additional copies need be provided to holders of the Notes. The Trustee shall have no obligation to determine if and when any such reports have been filed with the SEC and are publicly available. Cedar Fair shall either (i) notify the Trustee at such time as Cedar Fair becomes, or ceases to be, a reporting company or (ii) provide the reports to the Trustee for distribution to the holders in accordance with this paragraph.

Cedar Fair will file such information with the SEC to the extent that the SEC is accepting such filings. In addition, Cedar Fair has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, following the first full fiscal quarter after the date of the Indenture, so long as any Notes are outstanding the Issuers will use commercially reasonable efforts to (A) within 15 Business Days after furnishing the reports required by the first paragraph of this “Reports” covenant, hold a conference call to discuss such reports, and (B) issue a press release prior to the date of such conference call, announcing the time and date and either including information necessary to access the call or directing noteholders, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Issuers to obtain such information; provided that Cedar Fair may satisfy the requirements of this paragraph by issuing its regular quarterly earnings release and conducting its regular investor conference calls.

Excess proceeds offer

When the cumulative amount of Excess Proceeds exceeds $35.0 million, the Issuers will be obligated to make an offer to all holders of the Notes (an “Excess Proceeds Offer”) to purchase the maximum principal amount of Notes that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent Cedar Fair or a Restricted Subsidiary is required under the terms of Indebtedness of Cedar Fair or such Restricted Subsidiary (other than Subordinated Indebtedness), the Issuers shall also make a pro rata offer to the holders of such Indebtedness (including the Notes) with such proceeds. If the aggregate principal amount of Notes and other parity Indebtedness surrendered by holders thereof exceeds the amount of such Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis or otherwise in accordance with the applicable procedures of the depositary. To the extent that the principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the amount of such Excess Proceeds, the Issuers may use any remaining Excess Proceeds for general corporate purposes in compliance with the provisions of the Indenture. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset at zero.

The Excess Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Excess Proceeds Offer Period”). No later than five Business Days after the termination of the Excess Proceeds Offer Period (the “Excess Proceeds Purchase Date”), the Issuers will, to the extent lawful, purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased with such Excess Proceeds (which maximum principal amount of Notes and pari passu Indebtedness shall be the “Excess Proceeds Offer Amount”) or, if less than the Excess Proceeds Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer. On or before the Excess Proceeds Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Excess Proceeds Offer Amount of Notes or portions thereof validly tendered and not properly withdrawn pursuant to such Excess Proceeds Offer, or if less than the Excess Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes or portions thereof validly tendered and not properly withdrawn, in each case, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuers will deliver to the Trustee an officer’s certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this covenant. The Issuers or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Excess Proceeds Offer Period) mail or deliver to each tendering holder of Notes an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon delivery of an officer’s certificate from the Issuers, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Issuers will take any and all other actions required by the agreements governing the other senior Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Issuers to the holder thereof.

The Issuers are required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of an Excess Proceeds Offer and will not be deemed to have violated the “Excess Proceeds Offer” provisions of the Indenture as a result thereof.

Suspension of covenants

During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Cedar Fair and its Restricted Subsidiaries will not be subject to the covenants in the Indenture specifically listed under the following captions in this “Description of Notes” section of this prospectus (the “Suspended Covenants”):

(1) “—Certain covenants—Limitation on restricted payments”;

(2) “—Certain covenants—Limitation on incurrence of indebtedness”;

(3) “—Certain covenants—Limitation on asset sales”;

(4) clause (d) of the first paragraph under “—Certain covenants—Merger, amalgamation, consolidation or sale of assets”;

(5) “—Certain covenants—Limitation on transactions with affiliates”;

(6) “—Certain covenants—Limitation on dividend and other payment restrictions affecting restricted subsidiaries”; and

(7) “—Certain covenants—Excess proceeds offer.”

Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), Cedar Fair will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

In the event that Cedar Fair and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade rating, or downgrade the rating assigned to the Notes below Investment Grade, then Cedar Fair and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events unless and until the Notes subsequently attain an Investment Grade rating by both Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain such Investment Grade rating and no Default or Event of Default is in existence).

On each Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date will be deemed to be Existing Indebtedness. For purposes of calculating the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of the covenant described under “—Certain covenants—Limitation on restricted payments,” calculations under such covenant shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period) Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (2) through (9) under the second paragraph under the covenant described under “—Certain covenants—Limitation on restricted payments” will reduce the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of such covenant, provided that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments. For purposes of the covenant described under “—Certain covenants—Excess proceeds offer,” on the Reversion Date, the unutilized amount of Net Proceeds will be reset to zero. Notwithstanding the foregoing, neither (a) the continued existence, after the Reversion Date, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth herein or cause a Default or Event of Default thereunder.

There can be no assurance that the Notes will ever achieve or maintain an Investment Grade rating.

Events of default

The Indenture provides that each of the following constitutes an “Event of Default”:

(a) default for 30 days in the payment when due of interest or additional interest, if any, on the Notes;

(b) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(c) failure to comply for 30 days after notice with any obligations under the provisions described under “—Certain covenants—Merger, amalgamation, consolidation or sale of assets,” “—Change of control,” “—Certain covenants—Limitation on asset sales” or “—Certain covenants—Excess proceeds offer”;

(d) subject to the penultimate paragraph of this “Events of default” section, default under any other provision of the Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the holders of at least 25% of the aggregate principal amount then outstanding of the Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cedar Fair or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cedar Fair or any of its Restricted Subsidiaries), which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $35.0 million or more;

(f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Cedar Fair and any of its Restricted Subsidiaries (or the payment of which is guaranteed by Cedar Fair or any of its Restricted Subsidiaries), which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30-day period, aggregates $35.0 million or more;

(g) failure by Cedar Fair or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $35.0 million or more (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not stayed, discharged or waived within 60 days after their entry;

(h) certain events of bankruptcy or insolvency with respect to any Issuer or any Restricted Subsidiary that is a Significant Subsidiary (including the filing of a voluntary case, the consent to an order of relief in an involuntary case, the consent to the appointment of a custodian, a general assignment for the benefit of creditors or an order of a court for relief in an involuntary case, appointing a custodian or ordering liquidation, which order remains unstayed for 60 days); and

(i) any Guarantee of a Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee in writing and such Default continues for 10 days.

If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% of the aggregate principal amount then outstanding of the Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to an Issuer described in clause (h) above, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such holders’ interest.

Subject to certain conditions, the holders of a majority in aggregate principal amount then outstanding of the Notes, by written notice to the Trustee, may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the Notes.

Any failure to perform, or breach of, any covenant or agreement pursuant to “—Certain covenants—Reports” shall not be a Default or an Event of Default until the 121st day after we have received the notice referred to in clause (d) of the first paragraph above (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default). Prior to such 121st day, remedies against the Issuers for any such failure or breach will be limited to additional interest at a rate per year equal to 0.25% of the principal amount of such Notes from the 60th day following such notice to and including the 121st day following such notice.

The Issuers are required to deliver to the Trustee annually an officer’s certificate regarding compliance with the Indenture.

No personal liability of directors, owners, employees, incorporators and stockholders

No director, owner, officer, employee, incorporator, limited partner or stockholder of any Issuer or any of its Affiliates, as such, shall have any liability for any obligations of any Issuer or any of its Affiliates under the

Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal defeasance and covenant defeasance

The Indenture provides that with respect to the Notes, the Issuers may, at their option and at any time, elect to have all obligations discharged with respect to the outstanding Notes (“Legal Defeasance”). Such Legal Defeasance means that the Issuers are deemed to have paid and discharged the entire Indebtedness, and satisfied all obligations and covenants, under the Indenture, except for:

(a) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be;

(b) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c) the rights, powers, trust, immunities and indemnities of the Trustee, and the obligations of the Issuers and the Guarantors in connection therewith; and

(d) the Legal Defeasance provisions of the Indenture.

In addition, the Indenture provides that with respect to the Notes, the Issuers may, at their option and at any time, elect to have all obligations released with respect to substantially all of the restrictive covenants that are described in the Indenture, including, without limitation, under “—Change of control” (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. If Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events with respect to the Issuers) described under “—Events of default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance, the Indenture provides that with respect to the Notes:

(i) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, noncallable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in a written opinion of a nationally recognized firm of independent public accountants selected by the Issuers and delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(ii) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or

(B) since the Issue Date, there has been a change in the applicable federal income tax law,

in each case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel, subject to customary assumptions and exceptions, reasonably acceptable to such Trustee confirming that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (except any Default or Event of Default resulting from the failure to comply with “—Certain Covenants—Limitation on incurrence of indebtedness” as a result of the borrowing of the funds required to effect such deposit and the granting of Liens in connection therewith);

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which Cedar Fair or any of its Subsidiaries is a party or by which Cedar Fair or any of its Subsidiaries is bound;

(vi) the Issuers shall have delivered to the Trustee an officer’s certificate stating that the deposit was not made by them with the intent of preferring the holders of the Notes over any of the Issuers’ other creditors or with the intent of defeating, hindering, delaying or defrauding any of their other creditors or others; and

(vii) the Issuers shall have delivered to the Trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the Notes have been complied with.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes and the rights, powers, trust, immunities and indemnities of the Trustee and the obligations of the Issuers and the Guarantors in connection therewith, as expressly provided for in the Indenture) as to all outstanding Notes when:

(1) either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, within one year will become due and payable or subject to redemption as set forth above under the heading “—Optional redemption” and the Issuers have irrevocably deposited or caused to be deposited with the Trustee U.S. dollars in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes which have become due and payable) or the stated maturity or redemption date, as the case may be, together with irrevocable written instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) the Issuers have paid all other sums payable under the Indenture by the Issuers; and

(3) the Issuers have delivered to the Trustee an officer’s certificate and an opinion of counsel (subject to customary assumptions and exceptions) stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuers.

Amendment, supplement and waiver

Except as provided in the next paragraph, the Indenture, the Notes issued thereunder and the Guarantees may be amended or supplemented with the consent of the holders of at least a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority of the aggregate principal amount of Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Without the consent of each holder affected, however, an amendment or waiver may not (with respect to any Note held by a nonconsenting holder):

(a) reduce the aggregate principal amount of Notes the holders of which must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the Notes (other than to change any notice period);

(c) reduce the rate of or change the time for payment of interest on any Notes;

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the contractual rights of holders of Notes to receive payments of principal of or interest on the Notes;

(g) waive a redemption payment or mandatory redemption with respect to any Note (other than as provided in clause (h) below);

(h) amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control after such Change of Control has occurred;

(i) release all or substantially all of the Guarantees of the Guarantors other than in accordance with “—Guarantees and obligations of each guarantor” above; or

(j) make any change in the foregoing amendment and waiver provisions;

provided, however, that in the event that consent is obtained from some of the holders of the Notes but not from all of the holders thereof with respect to any amendments or waivers pursuant to clauses (a) through (j) of this paragraph, new Notes with such amendments or waivers will be issued to those consenting holders. Such new Notes shall have separate CUSIP numbers and ISINs from those Notes held by nonconsenting holders.

Notwithstanding the foregoing, without the consent of any holder of Notes, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes or the Guarantees to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the obligations of an Issuer or any Guarantor under the Indenture, the Notes or any Guarantee, as applicable, in the case of a merger, amalgamation, consolidation or sale of all or substantially all of such Issuer’s assets or such Guarantor’s assets, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the rights under the Indenture of any such holder in any material respect, to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture, to provide for the issuance of exchange notes, to evidence and provide for the acceptance of an appointment of a successor trustee, to add Guarantees with respect to the Notes, to conform the Indenture or the Notes to this “Description of Notes,” or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

The Issuers’ obligations in respect of Change of Control Offer can be modified with the consent of the holders of a majority in aggregate principal amount of the Notes then outstanding at any time prior to the occurrence of a Change of Control. The consent of the noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Concerning the trustee

The Indenture contains certain limitations on the rights of the Trustee, if the Trustee becomes a creditor of Cedar Fair or its Subsidiaries, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with Cedar Fair and its Subsidiaries; however, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

With respect to the Notes, the holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Except during the continuance of an Event of Default, the duties of the Trustee shall be determined solely by the express provisions of the Indenture and the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations shall be read into the Indenture against the Trustee; and in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; provided, however, that in the case of certificates or opinions specifically required by any provision of the Indenture to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of the Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee will not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this sentence shall not limit the preceding sentence of this paragraph;

(ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of this paragraph.

The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2024 Senior Notes” means the Issuers’ 5.375% Senior Notes due 2024.

“2024 Senior Notes Indenture” means the indenture dated as of June 3, 2014 governing the 2024 Senior Notes.

“Acquired Debt” means, with respect to any specified person, Indebtedness, Disqualified Stock or Preferred Equity Interests of any other person existing at the time such other person merges or amalgamates with or into or becomes a Subsidiary of such specified person or is a Subsidiary of such other person at the time of such merger, amalgamation or acquisition, or Indebtedness incurred by such person in connection with the acquisition of assets.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

“Asset Acquisition” means (1) an Investment by Cedar Fair or any Restricted Subsidiary of Cedar Fair in any other person pursuant to which such person shall become a Restricted Subsidiary of Cedar Fair or any Restricted Subsidiary of Cedar Fair, or shall be merged or amalgamated with or into Cedar Fair or any Restricted Subsidiary of Cedar Fair, or (2) the acquisition by Cedar Fair or any Restricted Subsidiary of Cedar Fair of the assets of any person (other than a Restricted Subsidiary of Cedar Fair) which constitute all or substantially all of the assets of such person or comprise any division or line of business of such person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by Cedar Fair or any Restricted Subsidiary to any person other than to any Issuer or any Restricted Subsidiary (including by means of a merger, amalgamation or consolidation or through the issuance or sale of Equity Interests of Restricted Subsidiaries (other than Preferred Equity Interests of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness” and other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or third parties to the extent required by applicable law) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of Cedar Fair or any of its Restricted Subsidiaries (other than sales of inventory and other transfers or operating leases in the ordinary course of business). For purposes of this definition, the term “Asset Sale” shall not include:

(a) transfers of cash or Cash Equivalents;

(b) transfers of assets of Cedar Fair (including Equity Interests) that are governed by, and made in accordance with, the first paragraph of the covenant described under “—Certain covenants—Merger, amalgamation, consolidation or sale of assets”;

(c) Permitted Investments and Restricted Payments not prohibited or permitted under the covenant described under “—Certain covenants—Limitation on restricted payments”;

(d) the creation of or realization on any Lien not prohibited under the Indenture;

(e) transfers of damaged, worn-out or obsolete equipment or assets that, in Cedar Fair’s reasonable judgment, are no longer used or useful in the business of Cedar Fair or its Restricted Subsidiaries;

(f) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, or abandonment thereof, and licenses, leases or subleases of other assets, of Cedar Fair or any Restricted Subsidiary to the extent not materially interfering with the business of Cedar Fair and the Restricted Subsidiaries;

(g) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if the aggregate Fair Market Value of the assets transferred in such transaction or series of related transactions does not exceed $25.0 million;

(h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) the sale, transfer or other disposition of Hedging Obligations incurred in accordance with the Indenture;

(j) sales of assets received by Cedar Fair or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(k) the sale of any property in a sale-leaseback transaction within six months of the acquisition of such property;

(l)(i) any loss or destruction of or damage to any property or asset or receipt of insurance proceeds in connection therewith or (ii) any institution of a proceeding for, or actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset or settlement in lieu of the foregoing;

(m) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(n) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind; and

(o) any issuance of Capital Stock of Cedar Fair.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or, except in the context of the definition of “Change of Control,” a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other person, the board or committee of such person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means, as to any person, the obligations of such person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP; provided, for the avoidance of doubt, that any obligations of the Issuers and their Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations as of such date of determination and (ii) that are subsequently recharacterized as capital lease obligations due to a change in accounting treatment or otherwise, shall for all purposes of the Indenture not be treated as Capital Lease Obligations.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means:

(a) United States dollars or Canadian dollars;

(b) Government Securities having maturities of not more than twelve (12) months from the date of acquisition;

(c) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $500 million;

(d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above or any affiliate thereof;

(e) commercial paper issued by any issuer bearing at least an “A1” rating for any short-term rating provided by S&P or “P1” by Moody’s and maturing within two hundred seventy (270) days of the date of acquisition or carrying an equivalent rating by a nationally recognized rating agency if both of the two named Rating Agencies cease publishing ratings of commercial paper issuers;

(f) variable or fixed rate notes issued by any issuer rated at least AA by S&P (or the equivalent thereof) or at least Aa2 by Moody’s (or the equivalent thereof) and maturing within one (1) year of the date of acquisition;

(g) money market funds or programs (x) offered by any commercial or investment bank or insurance or mutual fund company having capital and surplus in excess of $500 million or any affiliate thereof at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition, (y) offered by any other United States or Canadian nationally recognized financial institution (i) at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f), (ii) are rated AAA and (iii) the fund is at least $4 billion or (z) registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital and surplus of at least $500.0 million or affiliates thereof and the portfolios of which are limited to investments of the character described in the foregoing subclauses hereof; and

(h) in addition, in the case of any Foreign Subsidiary, high quality short-term investments which are customarily used for cash management purposes in any country in which such Foreign Subsidiary operates.

“Change of Control” means the occurrence of one or more of the following events:

(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date of the Indenture) of Equity Interests representing more than 50% (on a fully diluted basis) of the total voting power represented by the issued and outstanding Equity Interests of Cedar Fair or the general partner of Cedar Fair then entitled to vote in the election of the Board of Directors of Cedar Fair or the General Partner of Cedar Fair generally; or

(b) there shall be consummated any share exchange, consolidation or merger of Cedar Fair pursuant to which Cedar Fair’s Equity Interests entitled to vote in the election of the Board of Directors of Cedar Fair generally would be converted into cash, securities or other property, or Cedar Fair sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, in each case other than pursuant to a share exchange, consolidation or merger of Cedar Fair in which the holders of Cedar Fair’s Equity Interests entitled to vote in the election of the Board of Directors of Cedar Fair generally immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Equity Interests of the continuing or surviving entity entitled to vote in the election of the Board of Directors of such person generally immediately after the share exchange, consolidation or merger.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) Cedar Fair becomes a direct or indirect wholly-owned subsidiary (the “Sub Entity”) of a holding company and (2) holders of securities that represented 100% of the voting power of the Equity Interests of Cedar Fair immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction), other than holders receiving solely cash in lieu of fractional shares, own directly or indirectly at least a majority of the voting power of the Equity Interests of such holding company (and no person or group owns, directly or indirectly, a majority of the voting power of the Equity Interests of such holding company); provided that, upon the consummation of any such transaction, “Change of Control” shall thereafter include any Change of Control of any direct or indirect parent of the Sub Entity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Cash Flow” means, with respect to any person for any period, the Consolidated Net Income of such person for such period (i) plus, to the extent deducted in computing Consolidated Net Income:

(a) provision for taxes based on income, profits or capital;

(b) consolidated interest expense;

(c) Consolidated Non-Cash Charges;

(d) any extraordinary, non-recurring or unusual losses or expenses, including, without limitation, (i) salary, benefit and other direct savings resulting from workforce reductions by such person implemented during such period, (ii) severance or relocation costs or expenses and fees and restructuring costs of such person during such period, (iii) costs and expenses incurred after the date of the Indenture related to employment of terminated employees incurred by such person during such period, (iv) costs or charges (other than Consolidated Non-Cash Charges) incurred in connection with any equity offering, Permitted Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under the Indenture, including a refinancing thereof, and including any such costs and charges incurred in connection with the Transactions (in each case whether or not successful), and any amendment or other modification of the Notes or other Indebtedness, and any additional interest in respect of the Notes, (v) “run-rate” cost savings and synergies projected by Cedar Fair in good faith to result from actions taken or to be taken prior to or during such period (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on a “run-rate” basis throughout such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable, reasonably attributable to the actions or initiatives specified and reasonably anticipated to result from such actions or initiatives and (B) such actions or initiatives have been taken or are to be taken within twelve (12) months from the date of determination; provided, further, that the aggregate amount for all such increases pursuant to this subclause (v) for any period shall not exceed the greater of (x) $50,000,000 in any four fiscal quarter period and (y) an amount equal to 10.0% of Consolidated Cash Flow for Cedar Fair for such period (prior to giving effect to any adjustments pursuant to this subclause (v)), and (vi) losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities, in each case to the extent deducted in computing such Consolidated Net Income and without regard to any limitations of Item 10(e) of Regulation S-K

(e) any losses in respect of post-retirement benefits of such person, as a result of the application of Financial Accounting Standards Board Statement No. 106, to the extent that such losses were deducted in computing such Consolidated Net Income; and

(f) any proceeds from business interruption insurance received by such person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income;

(ii) minus, to the extent not excluded from the calculation of Consolidated Net Income, (x) non-cash gain or income of such person for such period (except to the extent representing an accrual for future cash receipts or a reversal of a reserve that, when established, was not eligible to be a Consolidated Non-Cash Charge) and (y) any extraordinary, non-recurring or unusual gains or income and without regard to any limitations of Item 10(e) of Regulation S-K.

“Consolidated Interest Expense” means, with respect to any person for any period, consolidated interest expense of such person for such period, whether paid or accrued, including amortization of original issue discount, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP, but excluding additional interest in respect of the Notes, amortization or write-off of deferred financing fees and expensing of any other financing fees, and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness; provided that, for purposes of calculating consolidated interest expense, no effect will be given to the discount and/or premium resulting from the bifurcation of derivatives in accordance with the Financial Accounting Standards Board Accounting Standards Codification as a result of the terms of the Indebtedness to which such consolidated interest expense applies; provided, further, that with respect to the calculation of the consolidated interest expense of Cedar Fair, the interest expense of Unrestricted Subsidiaries and any person that is not a Subsidiary shall be excluded.

“Consolidated Net Income” means, with respect to any person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, and without reduction for any dividends on Preferred Equity Interests; provided, however, that:

(a) the Net Income of any person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person, in the case of a gain, or to the extent of any contributions or other payments by the referent person, in the case of a loss;

(b) the Net Income of any person that is a Subsidiary that is not a Restricted Subsidiary shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent person;

(c) solely for purposes of the covenant described under “—Certain covenants—Limitation on restricted payments,” the Net Income of any Subsidiary of such person that is not an Issuer or a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or government regulation to which it is subject; provided that the Consolidated Net Income of such person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Subsidiary to such person in respect of such period, to the extent not already included therein;

(d) the cumulative effect of a change in accounting principles shall be excluded;

(e) any after-tax effect of income (loss) (x) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (y) from sales or dispositions of assets (other than in the ordinary course of business), or (z) that is extraordinary, non-recurring or unusual (without regard to any limitations of Item 10(e) of Regulation S-K), in each case, shall be excluded;

(f) any non-cash compensation expense recorded from grants and periodic remeasurements of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded;

(g) any non-cash impairment charge or asset write-off, including impairment charges or asset write-offs or write-downs relating to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(h) any fees, expenses and other charges in connection with the Transactions or any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of Equity Interests, refinancing transaction or amendment or other modification of any debt instrument shall be excluded;

(i) gains and losses resulting solely from fluctuations in foreign currencies (including hedge agreements for currency exchange risk) shall be excluded; and

(j) any net unrealized gain or loss (after any offset) resulting from Hedging Obligations shall be excluded.

“Consolidated Non-Cash Charges” means, with respect to any person for any period, the aggregate depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, compensation, rent, other non-cash expenses and write-offs and write-downs of assets (including non-cash charges, losses or expenses attributable to the movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133 or in connection with the early extinguishment of Hedging Obligations) of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives in accordance with the Financial Accounting Standards Board Accounting Standards Codification as a result of the terms of any agreement or instrument to which such Consolidated Non-Cash Charges relate.

“Consolidated Secured Indebtedness Leverage Ratio” means, as of any date of determination, the ratio of (1) the Total Secured Debt as of such date of determination to (2) Consolidated Cash Flow of Cedar Fair for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, with such pro forma and other adjustments to Consolidated Cash Flow as are appropriate and consistent with the pro forma and other adjustment provisions set forth in the definition of “Total Indebtedness to Consolidated Cash Flow Ratio.”

“Consolidated Total Assets” shall mean, as of any date of determination for any person, the total assets of such person and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of such person immediately preceding such date of determination.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Credit Agreement” means the credit agreement dated March 6, 2013, by and among Cedar Fair, Cedar Canada and Magnum, as borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as amended and restated on the Issue Date and as such agreement or facility may be further amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Credit Facilities” means one or more credit agreements or debt facilities to which Cedar Fair and/or one or more of its Restricted Subsidiaries are party from time to time (including without limitation the Credit Agreement), in each case with banks, investment banks, insurance companies, mutual funds or other lenders or institutional investors providing for revolving credit loans, term loans, debt securities, banker’s acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as such agreements or facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Cedar Fair or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by the chief financial officer and one additional officer of Cedar Fair, less the amount of cash or cash equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Equity Interests of Cedar Fair (other than Disqualified Stock) that are issued for cash (other than to any of Cedar Fair’s Subsidiaries or an employee stock plan or trust established by Cedar Fair or any of its Subsidiaries) and are so designated as Designated Preferred Stock, pursuant to an officer’s certificate, on the date of issuance thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) of the first paragraph of the covenant described under “—Certain covenants—Limitation on restricted payments.”

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase of such Capital Stock may not be consummated until the 91st day after the purchase of the Notes as required under “—Change of control” or “Certain Covenants—Excess proceeds offer.”

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary and any Canadian Subsidiary that is not a “controlled foreign corporation” (within the meaning of the Code) or a Subsidiary of such a “controlled foreign corporation.”

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment or rollover therein is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means any Indebtedness (other than Indebtedness under the Credit Agreement, the Notes and the Guarantees, but including, for the avoidance of doubt, the $450.0 million in aggregate principal amount of 2024 Senior Notes issued on June 3, 2014) of Cedar Fair and its Subsidiaries in existence on the Issue Date after giving effect to the consummation of the Transactions.

“Fair Market Value” means the value (which, for the avoidance of doubt, will take into account any liabilities associated with related assets) that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or compulsion of either party, determined in good faith by the Board of Directors of Cedar Fair (unless otherwise provided in the Indenture).

“Foreign Currency Obligations” means, with respect to any person, the obligations of such person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Cedar Fair or any Restricted Subsidiary of Cedar Fair against fluctuations in currency values.

“Foreign Subsidiary” means (i) any Subsidiary that is not incorporated, formed or organized under the laws of the United States, any state thereof or the District of Columbia and (ii) any Subsidiary of a Subsidiary described in the foregoing clause (i).

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the APB of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the Indenture shall utilize GAAP as in effect on March 6, 2013.

“Government Securities” means direct obligations of, or obligations guaranteed or insured by, (i) the United States or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged or (ii) Canada or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of Canada is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Notes.

“Hedging Obligations” means, with respect to any person, (i) the obligations of such person pursuant to any arrangement with any other person, whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such person against fluctuations in interest rates and (ii) any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities actually used in the ordinary course of business of Cedar Fair and its Restricted Subsidiaries.

“holder” means, with respect to any Note, the person in whose name such Note is registered in the register maintained by the note registrar.

“Indebtedness” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof, but excluding, in any case, any undrawn letters of credit or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following payment on the letter of credit) or representing the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto (including pursuant to capital leases) or representing any Hedging Obligations or Foreign Currency Obligations, except any such balance that constitutes an accrued expense or trade payable or earn-out obligations, if and to the extent any of the foregoing (other than Hedging Obligations or Foreign Currency Obligations) would appear as a liability upon a balance sheet of such person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Independent Financial Advisor” means a person or entity which, in the judgment of the Board of Directors of Cedar Fair, is independent and otherwise qualified to perform the task for which it is to be engaged.

“Investment Grade” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s. In the event that Cedar Fair shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Investment Grade Securities” means:

(a) securities issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(b) securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act;

(c) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(d) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any person, all investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding accounts receivable, deposits and prepaid expenses in the ordinary course of business, endorsements for collection or deposits arising in the ordinary course of business, guarantees and intercompany notes permitted by the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness,” and commission, travel and similar advances to officers and employees made in the ordinary course of business). For purposes of the covenant described under “—Certain covenants—Limitation on restricted payments,” the sale of Equity Interests of a person that is a Restricted Subsidiary following which such person ceases to be a Subsidiary shall be deemed to be an Investment by Cedar Fair in an amount equal to the Fair Market Value of the Equity Interests of such person held by Cedar Fair and its Restricted Subsidiaries immediately following such sale.

“Issue Date” means the first date on which Notes under the Indenture were issued.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“Marketable Securities” means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an

Affiliate of Cedar Fair) with a rating by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

“Moody’s” means Moody’s Investor Services, Inc.

“Net Income” means, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP.

“Net Proceeds” means the aggregate cash proceeds received by Cedar Fair or any of its Restricted Subsidiaries, as the case may be, in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation or brokerage expenses incurred as a result thereof, taxes paid or payable as a result thereof (estimated reasonably and in good faith by Cedar Fair and after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that are the subject of such Asset Sale, any reserve for adjustment in respect of the sale price of such asset or assets and any reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by Cedar Fair or any of its Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters, or against any indemnification obligations associated with such Asset Sale. Net Proceeds shall exclude any noncash proceeds received from any Asset Sale, but shall include such proceeds when and as converted by Cedar Fair or any Restricted Subsidiary to cash.

“obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Permitted Business” means the businesses of Cedar Fair and its Restricted Subsidiaries conducted (or proposed to be conducted) on the Issue Date and any business reasonably related, ancillary or complimentary thereto and any reasonable extension or evolution of any of the foregoing.

“Permitted Investments” means:

(a) Investments in Cedar Fair or in a Restricted Subsidiary;

(b) Investments in cash, Cash Equivalents, Marketable Securities and Investment Grade Securities;

(c) any guarantee of obligations of Cedar Fair or a Restricted Subsidiary permitted by the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”;

(d) Investments by Cedar Fair or any of its Restricted Subsidiaries in a person if, as a result of such Investment: (i) such person becomes a Restricted Subsidiary or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Cedar Fair or a Restricted Subsidiary;

(e) Investments received in settlement of debts and owing to Cedar Fair or any of its Restricted Subsidiaries, in satisfaction of judgments, acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, in a foreclosure of a Lien, or as payment on a claim made in connection with any bankruptcy, liquidation, receivership or other insolvency proceeding;

(f) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification, renewal, replacement, refunding or refinancing of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under the Indenture;

(g) Investments in any person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with the covenant described under “—Certain covenants—Limitation on asset sales” or for an asset disposition that does not constitute an Asset Sale;

(h) loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;

(i) other Investments in an amount not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at any one time outstanding for all Investments made after the Issue Date; provided, however, that if any Investment pursuant to this clause (i) is made in any person that is not a Restricted Subsidiary of Cedar Fair at the date of the making of such Investment and such person becomes a Restricted Subsidiary of Cedar Fair after such date, such investment shall thereafter be deemed to have been made pursuant to clause (a) above and shall cease to have been made pursuant to this clause (i) for so long as such person continues to be a Restricted Subsidiary;

(j) any Investment solely in exchange for, or made with the proceeds of, the issuance of Qualified Capital Stock;

(k) any Investment in connection with Hedging Obligations and Foreign Currency Obligations otherwise permitted under the Indenture;

(l) any contribution of any Investment in a joint venture or partnership that is not a Restricted Subsidiary to a person that is not a Restricted Subsidiary in exchange for an Investment in the person to whom such contribution is made;

(m) any Investment acquired after the Issue Date as a result of the acquisition by Cedar Fair or any of its Restricted Subsidiaries of another person, including by way of a merger, amalgamation or consolidation with or into Cedar Fair or any of its Restricted Subsidiaries in a transaction that is not prohibited by the Indenture after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(n) any Investment consisting of workers’ compensation, performance and other similar deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business;

(o) guaranties made in the ordinary course of business of obligations owed to landlords, suppliers, customers, and licensees of Cedar Fair or any of its Restricted Subsidiaries;

(p) loans and advances to officers, directors and employees for business-related travel expenses, moving and relocation expenses and other similar expenses, in each case incurred in the ordinary course of business;

(q) any Investment consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons; and

(r) any Investment consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business.

“Permitted Liens” means:

(a) Liens securing the Notes and Liens securing any Guarantee (including the exchange notes and related guarantees thereof issued in exchange therefor pursuant to the Registration Rights Agreement);

(b) Liens securing (x) Indebtedness under any Credit Facility (and related Hedging Obligations and cash management obligations to the extent such Liens arise under the definitive documentation governing such Indebtedness and the incurrence of such obligations is not otherwise prohibited by the Indenture) permitted by clauses (2) and (11) of the second paragraph of the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness” and (y) other Indebtedness permitted under “—Certain covenants—Limitation on incurrence of indebtedness”; provided that in the case of any such Indebtedness described in this subclause (y), such Indebtedness, when aggregated with the amount of indebtedness of the Issuer and the Guarantors which is secured by a Lien, does not cause the Consolidated Secured Indebtedness Leverage Ratio to exceed 3.75 to 1.0 as of the last day of the most recent quarter for which internal financial statements are available on the date such Indebtedness is incurred; provided, further, that at the option of Cedar Fair, Indebtedness under any revolving commitments shall be deemed to have been incurred in the full amount of the commitments therefor on the date such commitments are outstanding and shall thereafter be deemed to be outstanding at all times thereafter in such amount until such commitments are terminated;

(c) Liens securing (i) Hedging Obligations and Foreign Currency Obligations permitted to be incurred under the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness” and (ii) cash management obligations not otherwise prohibited by the Indenture;

(d) Liens securing (i) Purchase Money Indebtedness permitted under clause (6) of the second paragraph of the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”; provided that such Liens do not extend to any assets of Cedar Fair or its Restricted Subsidiaries other than the assets so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto and (ii) Capital Lease Obligations permitted under clause (6) of the second paragraph of the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”; provided that such Liens do not extend to any assets of Cedar Fair or its Restricted Subsidiaries other than the assets subject to the sale and leaseback transaction, products and proceeds thereof and insurance proceeds with respect thereto;

(e) Liens on property of a person existing at the time such person is merged or amalgamated into or consolidated with Cedar Fair or any of its Restricted Subsidiaries; provided that such Liens were not incurred in connection with, or in contemplation of, such merger, amalgamation or consolidation and do not apply to any assets other than the assets of the person acquired in such merger, amalgamation or consolidation;

(f) Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or contemplation of, such designation;

(g) Liens on property existing at the time of acquisition thereof by Cedar Fair or any Restricted Subsidiary of Cedar Fair; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of Cedar Fair or any of its Restricted Subsidiaries other than the property so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto;

(h) Liens to secure the performance of statutory obligations, or letters of credit issued in the ordinary course of business, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, 30-day goods suppliers’, unpaid vendors’, repairer’s, storer’s, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP is made therefor;

(i) Liens existing on the Issue Date;

(j) Liens for unpaid wages, vacation pay, pension plan contributions, unfunded pension liabilities, employee and non-resident withholding taxes, unremitted goods and services and provincial sales taxes, payroll, business, income and other taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP is made therefor;

(k) Liens securing Indebtedness permitted under clause (10) of the second paragraph of the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being refinanced;

(l) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by Cedar Fair or any of its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(m) easements, rights-of-way, covenants, licenses, sewers, electric lines, telegraph and telephone lines and other similar purposes, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

(n) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of Cedar Fair or its Restricted Subsidiaries;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements that constitute Cash Equivalents;

(p) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(q) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection;

(r) Liens not provided for in clauses (a) through (q) above so long as the Notes are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the Notes, such Lien shall be subordinated to and be later in priority than the Notes on the same basis;

(s) Liens securing Indebtedness of any Foreign Subsidiary incurred in accordance with clause (14) of the covenant described under “—Certain covenants—Limitation on incurrence of indebtedness”;

(t) Liens in favor of Cedar Fair or any Restricted Subsidiary;

(u) Liens securing reimbursement obligations with respect to commercial letters of credit which solely encumber goods and/or documents of title and other property relating to such letters of credit and products and proceeds thereof;

(v) extensions, renewals or refundings of any Liens referred to in clause (e), (g) or (i) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced;

(w) other Liens securing indebtedness that is permitted by the terms of the Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Total Assets as of the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of the most recent incurrence of Liens pursuant to this clause (w);

(x) Liens incurred to secure any treasury management arrangement;

(y) Liens on Equity Interests of Unrestricted Subsidiaries;

(z) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(aa) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Cedar Fair and its Restricted Subsidiaries in the ordinary course of business;

(bb) any interest or title of a lessor under any Capital Lease Obligation or operating lease; and

(cc) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement.

“Preferred Equity Interest” in any person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class in such person.

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and expenses and related adjustments that:

(i) were directly attributable to an acquisition, merger, amalgamation, consolidation, disposition or operational change that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the date of determination and calculated on a basis that is consistent with Regulation S-X under the Securities Act,

(ii) were actually implemented by the business that was the subject of any such acquisition, merger, amalgamation, consolidation, disposition or operational change or by any related business of Cedar Fair or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated within 12 months after the date of the acquisition, merger, amalgamation, consolidation, disposition or operational change and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of any such business, or

(iii) relate to the business that is the subject of any such acquisition, merger, consolidation or disposition or any related business of Cedar Fair or any Restricted Subsidiary with which such business is proposed to be or is being or has been integrated and that are probable in the reasonable judgment of Cedar Fair based upon specifically identifiable actions to be taken within 12 months of the date of the acquisition, merger, amalgamation, consolidation or disposition, in each case regardless of whether such reductions and related adjustments could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act or any other regulation or policy related thereto, as if all such reductions and related adjustments had been effected as of the beginning of such period.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) incurred (within 365 days of such purchase) to finance or refinance the purchase (including in the case of Capital Lease Obligations the lease), construction, installation or improvement of any assets used or useful in a Permitted Business (whether through the direct purchase of assets or through the purchase of Capital Stock of any person owning such assets); provided that the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets and costs incurred in such construction, installation or improvement.

“Qualified Capital Stock” means any Capital Stock of Cedar Fair that is not Disqualified Stock.

“Rating Agencies” means:

(a) S&P;

(b) Moody’s; or

(c) if S&P or Moody’s or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by Cedar Fair, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuers and the initial purchasers of the notes and (ii) with respect to any Additional Notes, one or more similar registration rights agreements between the Issuers and the other parties thereto relating to rights given by the Issuers to the purchasers of such Additional Notes.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any Subsidiary of Cedar Fair, other than Unrestricted Subsidiaries.

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global Inc., and its successors.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien on any assets of the Issuer or any Domestic Subsidiary that is a Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the Indenture.

“Subordinated Indebtedness” means Indebtedness of Cedar Fair or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be.

“Subsidiary” or “Subsidiaries” means, with respect to any person, any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of such person or a combination thereof.

“Total Indebtedness to Consolidated Cash Flow Ratio” means, with respect to any person for any period, the ratio of:

(1) the sum, without duplication, of (x) all Indebtedness of such person and its Restricted Subsidiaries on a consolidated basis (but, in the case of revolving credit loans, calculated using (a) for the purposes of determining the Total Indebtedness to Consolidated Cash Flow Ratio pursuant to subclause (ii) of the first paragraph set forth under “Certain covenants—Limitation on restricted payments,” the average daily outstanding principal amount of revolving credit loans under all Credit Facilities of such person and its Restricted Subsidiaries during the immediately preceding 12 calendar month period and (b) for all other purposes under the Indenture, the lowest outstanding principal amount of revolving credit loans under all Credit Facilities of such person and its Restricted Subsidiaries during the immediately preceding 12 calendar month period) and (y) the liquidation preference of all Disqualified Stock of such person and its Restricted Subsidiaries and all Preferred Equity Interests of Restricted Subsidiaries of such person, in each case, at the time of determination (the “Calculation Date”) on a consolidated basis, to

(2) the Consolidated Cash Flow of such person for the four most recent full fiscal quarters ending immediately prior to the date for which internal financial statements are available.

For purposes of this definition, “Consolidated Cash Flow” shall be calculated after giving effect on a pro forma basis for the period of such calculation to (x) any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such person or one of its Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated Cash Flow attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the most recent period of four fiscal quarters ending prior to the Calculation Date (the “Measurement Period”) or discontinued operations) and (y) operational changes that Cedar Fair or any of its Restricted Subsidiaries have both determined to make and have made, in each case occurring during the Measurement Period or at any time subsequent to the last day of the Measurement Period and on or prior to the Calculation Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) or discontinued operations or operational change occurred on the first day of the Measurement Period, in each case giving effect to any Pro Forma Cost Savings.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of Cedar Fair as set forth in an officer’s certificate delivered to the Trustee.

“Total Secured Debt” means, as of any date of determination, the aggregate principal amount of Secured Indebtedness of the Issuer and the Guarantors (other than Hedging Obligations and cash management obligations to the extent permitted by the Indenture) outstanding on such date (or deemed outstanding pursuant to clause (b) of the definition of “Permitted Liens”), determined on a consolidated basis.

“Transactions” means the issuance of the Notes on the Issue Date, including the use of proceeds therefrom and from borrowings under the Issuers’ Credit Facilities to refinance all outstanding amounts under the Issuers’ credit facilities under the credit agreement dated as of March 6, 2013 and redeem all of the Issuers’ 5.25% senior notes due 2021 and the other transactions undertaken in connection with the foregoing as to the extent not inconsistent with this prospectus.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means: (A) any Subsidiary of Cedar Fair designated as an Unrestricted Subsidiary in a resolution of Cedar Fair’s Board of Directors in accordance with the instructions set forth below; and (B) any Subsidiary of an Unrestricted Subsidiary.

Cedar Fair’s Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary, immediately after such designation: (i) is guaranteed by Cedar Fair or any of its Restricted Subsidiaries; (ii) is recourse to Cedar Fair or any of its Restricted Subsidiaries; or (iii) subjects any property or asset of Cedar Fair or any of its Restricted Subsidiaries to satisfaction thereof;

(b) except as otherwise permitted by the Indenture (including by the covenant described under “—Certain covenants—Limitation on transactions with affiliates”), neither Cedar Fair nor any other Subsidiary (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement or understanding with such Subsidiary, written or oral, other than on terms no less favorable to Cedar Fair or such other Subsidiary than those that might be obtained at the time from persons who are not Cedar Fair’s Affiliates; and

(c) neither Cedar Fair nor any other Subsidiary (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock of such Subsidiary or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.

If at any time after the Issue Date Cedar Fair designates an additional Subsidiary as an Unrestricted Subsidiary, Cedar Fair will be deemed to have made a Restricted Investment in an amount equal to the Fair

Market Value (as determined in good faith by Cedar Fair’s Board of Directors evidenced by a resolution of Cedar Fair’s Board of Directors and set forth in an officer’s certificate delivered to the Trustee no later than ten Business Days following such designation) of such Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN CANADIAN TAX CONSEQUENCES TO NON-CANADIAN HOLDERS

The following is a summary of the principal Canadian federal income tax considerations generally applicable to a holder of notes who acquires the notes pursuant to this offering and who, at all times, for purposes of the Income Tax Act (Canada) (the “Tax Act”), is not resident (and is not deemed to be resident) in Canada, deals at arm’s length with us and Cedar Canada, holds the notes as capital property, is not a “specified shareholder” of Cedar Canada or a person who does not deal at arm’s length with a “specified shareholder” of Cedar Canada for purposes of the “thin capitalization” rule contained in subsection 18(4) of the Tax Act, is not an insurer that carries on an insurance business in Canada or an authorized foreign bank that carries on a banking business in Canada and does not use or hold (and is not deemed to use or hold) the notes in the course of carrying on business in Canada (a “Non-Canadian Holder”).

This summary is based on the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and the regulations announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and the published administrative practices of the Canada Revenue Agency. This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign income tax considerations which may differ significantly from the Canadian federal income tax considerations described herein.

This summary is not exhaustive of all Canadian federal income tax considerations that may be relevant to a particular Non-Canadian Holder. This summary is not intended to be, and should not be interpreted as, legal or tax advice to any particular Non-Canadian Holder, and no representation with respect to the income tax consequences to any particular Non-Canadian Holder is made. Accordingly, prospective holders of notes should consult their own tax advisors with respect to their individual circumstances.

The exchange of the outstanding notes for exchange notes in the exchange offer will not give rise to any Canadian income tax consequences to a Non-Canadian Holder.

A Non-Canadian Holder will not be subject to tax (including withholding tax) under the Tax Act on interest, principal or premium on the notes. However, a Non-Canadian Holder who transfers or is deemed to transfer a note to a person resident or deemed to be resident in Canada for purposes of the Tax Act should consult its own tax advisor for advice with respect to the tax consequences on such transfer. Gains realized on the disposition or deemed disposition of a note by a Non-Canadian Holder will not be subject to tax under the Tax Act.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the exchange notes (or any interest therein) by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts (each, an “IRA”) and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA and any Similar Laws) of such plans, accounts and arrangements (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice to an ERISA Plan for a fee or other compensation, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which the Issuers or any of the initial purchasers of the outstanding notes are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the United States Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”), that may apply to the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan receives no less, nor pays no more, than adequate consideration in connection with the transaction. Furthermore, newly issued class exemptions, such as the “Best Interest Contract Exemption” (PTCE 2016-01), may provide relief for certain transactions involving certain investment advisers who are fiduciaries.

Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring and/or holding the exchange notes in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any of the foregoing exemptions or any other exemption will be available with respect to the purchase and holding of the exchange notes or that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the exchange notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding (and the exchange of outstanding notes for exchange notes) will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an exchange note (or any interest therein), each purchaser and subsequent transferee of an exchange note (or any interest therein) will be deemed to have represented and warranted that either (1) it is not, and is not acting on behalf of, and no portion of the assets used by such purchaser or transferee to acquire and hold the exchange notes (or any interest therein) constitutes assets of any Plan or (2) the purchase, holding, and subsequent disposition of the exchange notes (and the exchange of outstanding notes for exchange notes) (or any interest therein) by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

In addition, without limiting the foregoing, by acquiring an exchange note (or any interest therein), each purchaser or subsequent transferee that is acquiring the exchange note (or any interest therein) with the assets of an ERISA Plan will be deemed to have represented and warranted that at all times, to the extent that the “fiduciary rule” (as codified in 29 C.F.R. Section 2510.3-21(c)(1), as amended from time to time) remains in effect, that (1) none of the Issuers, the guarantors, the Trustee or any of their respective agents or affiliates (collectively, the “Transaction Parties”) has acted or will act as the ERISA Plan’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the exchange notes (or any interest therein), and none of the Transaction Parties shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the exchange notes (or any interest therein), and at all times (2) the decision to invest in the exchange notes has been made by, or at the direction or recommendation of, a Fiduciary that (i) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Transaction Parties and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the ERISA Plan; (ii) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, and will at all times that the purchaser holds the exchange notes (or any interest therein), hold or have under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to invest in the exchange notes); (iv) understands and has been (and is hereby) fairly informed that the Transaction Parties have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the investment in the exchange notes; (v) has been fairly informed and understands that the Transaction Parties have financial interests with respect to investments in the exchange notes, which interests may conflict with the interest of the ERISA Plan, as more fully described in this prospectus; (vi) is a fiduciary under ERISA or the Code, or both, with respect to the decision to invest in the exchange notes and is responsible for exercising (and does exercise) independent judgment in evaluating whether to invest the assets of such ERISA Plan in the exchange notes; and (vii) is not paying any Transaction Party any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the ERISA Plan’s investment in the exchange notes. Notwithstanding the foregoing, any ERISA Plan which is an individual retirement account that is not represented by an independent fiduciary shall not be deemed to have made the representation in clause (ii) above.

The foregoing discussion is general in nature, and is not intended to be all-inclusive, and should not be construed as legal advice or as complete in all relevant respects. The foregoing discussion is based on laws in effect on the date of this prospectus and is subject to any subsequent changes therein. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the outstanding notes or the exchange notes (and holding or disposing the outstanding notes or the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding and disposition of the outstanding notes or the exchange notes (and the exchange of outstanding notes for exchange notes). Purchasers have exclusive responsibility for ensuring that their purchase and holding of the exchange notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any exchange of outstanding notes for exchange notes or from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable expenses of counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will also indemnify you (including any broker-dealers) against certain liabilities.

LEGAL MATTERS

The validity of the exchange notes and the related guarantees will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Squire Patton Boggs (US) LLP will pass on matters of Ohio law, Warner Norcross & Judd LLP will pass on matters of Michigan law and McInnes Cooper will pass on matters of Nova Scotia law.

EXPERTS

The consolidated financial statements of Cedar Fair, L.P. and its subsidiaries (the “Partnership”) as of December 31, 2017 and 2016, and for each of the three years ended December 31, 2017, included elsewhere in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, included elsewhere in this prospectus. Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, our guarantors and the exchange notes, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement. We file annual, quarterly and current reports and other information with the SEC. Anyone may inspect the registration statement and its exhibits and schedules, or any of the other reports and information we file with the SEC, without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

In addition, you may request a copy of such document, at no cost, by writing or calling us at the following address or telephone number: Cedar Fair, One Cedar Point Drive, Sandusky, OH 44870-5259, Attn: Investor Relations, Tel: (419) 627-2233. In order to receive timely delivery of those materials, you must make your requests no later than five business days before expiration of the exchange offer.

You should not assume that the information in this registration statement is accurate as of any date other than the date of this registration statement.

So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish annual and quarterly financial information and certain other information to holders of the notes.

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	3/25/2018	12/31/2017	3/26/2017
ASSETS
Current Assets:
Cash and cash equivalents	$42,888	$166,245	$34,242
Receivables	30,795	37,722	28,585
Inventories	40,303	29,719	37,938
Prepaid advertising	25,590	3,031	20,046
Other current assets	14,408	10,266	10,423

	153,984	246,983	131,234
Property and Equipment:
Land	269,253	271,021	266,433
Land improvements	423,425	421,593	403,830
Buildings	694,029	693,899	664,936
Rides and equipment	1,751,051	1,740,653	1,649,934
Construction in progress	94,602	72,847	97,920

	3,232,360	3,200,013	3,083,053
Less accumulated depreciation	(1,611,261)	(1,614,241)	(1,494,405)

	1,621,099	1,585,772	1,588,648
Goodwill	182,291	183,830	179,899
Other Intangibles, net	37,710	38,064	37,724
Other Assets	9,507	9,510	20,774

	$2,004,591	$2,064,159	$1,958,279

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$—	$—	$4,350
Accounts payable	39,812	24,621	44,715
Deferred revenue	124,513	86,131	116,132
Accrued interest	21,119	8,124	11,013
Accrued taxes	10,176	43,975	8,536
Accrued salaries, wages and benefits	14,513	18,740	14,427
Self-insurance reserves	24,811	25,107	25,833
Other accrued liabilities	18,236	18,796	11,619

	253,180	225,494	236,625

Deferred Tax Liability	87,459	74,798	122,007
Derivative Liability	2,730	8,722	15,658
Other Liabilities	11,403	11,684	12,923
Long-Term Debt:
Revolving credit loans	40,000	—	85,000
Term debt	723,525	723,788	593,197
Notes	937,257	936,727	940,421

	1,700,782	1,660,515	1,618,618
Partners’ Equity:
Special L.P. interests	5,290	5,290	5,290
General partner	(1)	—	(1)
Limited partners, 56,416, 56,359 and 56,236 units outstanding at March 25, 2018, December 31, 2017 and March 26, 2017, respectively	(58,550)	81,589	(57,116)
Accumulated other comprehensive income (loss)	2,298	(3,933)	4,275

	(50,963)	82,946	(47,552)

	$2,004,591	$2,064,159	$1,958,279

The accompanying Notes to Unaudited Condensed Consolidated Financial Statements are an integral part of these statements.

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per unit amounts)

	Three months ended
	3/25/2018	3/26/2017
Net revenues:
Admissions	$26,721	$22,563
Food, merchandise and games	21,055	18,208
Accommodations, extra-charge products and other	6,951	7,547

	54,727	48,318

Costs and expenses:
Cost of food, merchandise, and games revenues	6,003	5,480
Operating expenses	88,828	84,289
Selling, general and administrative	28,682	27,619
Depreciation and amortization	5,521	5,365
Loss on impairment / retirement of fixed assets, net	1,340	1,526

	130,374	124,279

Operating loss	(75,647)	(75,961)
Interest expense	19,762	18,914
Net effect of swaps	(3,628)	301
Loss on early debt extinguishment	1,073	—
(Gain) loss on foreign currency	10,094	(2,671)
Other income	(349)	(32)

Loss before taxes	(102,599)	(92,473)
Benefit for taxes	(19,199)	(27,719)

Net loss	(83,400)	(64,754)
Net loss allocated to general partner	(1)	(1)

Net loss allocated to limited partners	$(83,399)	$(64,753)

Net loss	$(83,400)	$(64,754)
Other comprehensive income, (net of tax):
Foreign currency translation adjustment	4,604	(660)
Unrealized gain on cash flow hedging derivatives	2,018	1,994

Other comprehensive income, (net of tax)	6,622	1,334

Total comprehensive loss	$(76,778)	$(63,420)

Basic loss per limited partner unit:
Weighted average limited partner units outstanding	56,150	56,008
Net loss per limited partner unit	$(1.49)	$(1.16)

Diluted loss per limited partner unit:
Weighted average limited partner units outstanding	56,150	56,008
Net loss per limited partner unit	$(1.49)	$(1.16)

The accompanying Notes to Unaudited Condensed Consolidated Financial Statements are an integral part of these statements.

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY

(In thousands)

	Three months ended
	3/25/2018	3/26/2017
Limited Partnership Units Outstanding
Beginning balance	56,359	56,201
Limited partnership unit options exercised	6	10
Limited partnership unit forfeitures	(1)	(2)
Issuance of limited partnership units as compensation	52	27

	56,416	56,236

Limited Partners’ Equity
Beginning balance	$81,589	$52,288
Net loss	(83,399)	(64,753)
Partnership distribution declared ($0.890 and $0.855 per limited partnership unit)	(50,266)	(48,135)
Reclassification of stranded tax effect	391	—
Expense recognized for limited partnership unit options	125	—
Tax effect of units involved in treasury unit transactions	(3,039)	(1,369)
Issuance of limited partnership units as compensation	(3,951)	4,853

	(58,550)	(57,116)

General Partner’s Equity
Beginning balance	—	—
Net loss	(1)	(1)
Partnership distribution declared	—	—

	(1)	(1)

Special L.P. Interests	5,290	5,290

Accumulated Other Comprehensive Income
Foreign currency translation adjustment:
Beginning balance	4,042	18,891
Period activity, net of tax $1,145 and $0	4,604	(660)

	8,646	18,231

Unrealized loss on cash flow hedging derivatives:
Beginning balance	(7,975)	(15,950)
Period activity, net of tax ($347) and ($371)	2,018	1,994
Reclassification of stranded tax effect	(391)	—

	(6,348)	(13,956)

	2,298	4,275

Total Partners’ Equity	$(50,963)	$(47,552)

The accompanying Notes to Unaudited Condensed Consolidated Financial Statements are an integral part of this statement.

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three months ended
	3/25/2018	3/26/2017
CASH FLOWS FOR OPERATING ACTIVITIES
Net loss	$(83,400)	$(64,754)
Adjustments to reconcile net loss to net cash for operating activities:
Depreciation and amortization	5,521	5,365
Loss on early debt extinguishment	1,073	—
Non-cash foreign currency (gain) loss on debt	10,924	(2,010)
Other non-cash expenses	13,112	21,379
Net change in working capital	(2,170)	(33,738)
Net change in other assets/liabilities	(278)	(226)

Net cash for operating activities	(55,218)	(73,984)

CASH FLOWS FOR INVESTING ACTIVITIES
Capital expenditures	(44,792)	(48,465)

Net cash for investing activities	(44,792)	(48,465)

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Net borrowings on revolving credit loans	40,000	85,000
Distributions paid to partners	(50,266)	(48,135)
Payment of debt issuance costs and original issue discount	(1,840)	—
Exercise of limited partnership unit options	125	—
Tax effect of units involved in treasury unit transactions	(3,039)	(1,369)
Payments related to tax withholding for equity compensation	(6,919)	(1,904)

Net cash from (for) financing activities	(21,939)	33,592

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,408)	383

CASH AND CASH EQUIVALENTS
Net decrease for the period	(123,357)	(88,474)
Balance, beginning of period	166,245	122,716

Balance, end of period	$42,888	$34,242

SUPPLEMENTAL INFORMATION
Cash payments for interest expense	$6,779	$17,978
Interest capitalized	939	1,047
Cash payments for income taxes, net of refunds	4,715	8,084
Capital expenditures in accounts payable	6,182	11,898

The accompanying Notes to Unaudited Condensed Consolidated Financial Statements are an integral part of these statements.

CEDAR FAIR, L.P.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIODS ENDED MARCH 25, 2018 AND MARCH 26, 2017

The accompanying unaudited condensed consolidated financial statements have been prepared from the financial records of Cedar Fair, L.P. (the Partnership) without audit and reflect all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary to fairly present the results of the interim periods covered in this report. Due to the seasonal nature of the Partnership’s amusement and water park operations, the results for any interim period may not be indicative of the results expected for the full fiscal year.

(1) Significant Accounting and Reporting Policies:

Except for the changes described below, the Partnership’s unaudited condensed consolidated financial statements for the periods ended March 25, 2018 and March 26, 2017 included in this Form 10-Q report have been prepared in accordance with the accounting policies described in the Notes to Consolidated Financial Statements for the year ended December 31, 2017, which were included in the Form 10-K filed on February 23, 2018. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (the Commission). These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Form 10-K referred to above.

The Partnership adopted Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”) effective January 1, 2018 using the modified retrospective method. The adoption of the standard did not have a material effect on the consolidated financial statements. The Partnership’s accounting policy as a result of adopting ASU 2014-09 is discussed below:

Revenue Recognition and related receivables and contract liabilities

As disclosed within the consolidated statements of operations and comprehensive income, revenues are generated from sales of (1) admission to the Partnership’s amusement parks and water parks, (2) food, merchandise and games both inside and outside the parks, and (3) accommodations, extra-charge products, and other revenue sources. Admission revenues include amounts paid to gain admission into the Partnership’s parks, including parking fees. Revenues related to extra-charge products, including premium benefit offerings such as front-of-line products, and online advanced purchase transaction fees charged to customers are included in “Accommodations, extra-charge products and other”. Due to the Partnership’s highly seasonal operations, a substantial portion of the Partnership’s revenues are generated during an approximate 130- to 140-day operating season. Most revenues are recognized on a daily basis based on actual guest spend at the properties. Revenues from multi-use products, including season-long products for admission, dining, beverage and other products, are recognized over the estimated number of uses expected for each type of product. The estimated number of uses is reviewed and may be updated periodically during the operating season prior to the ticket or product expiration, which generally occurs no later than the close of the operating season. The number of uses is estimated based on historical usage adjusted for current period trends. For any bundled products that include multiple performance obligations, revenue is allocated using the retail price of each distinct performance obligation and any inherent discounts are allocated based on the gross margin and expected redemption of each performance obligation. The Partnership does not typically provide for refunds or returns.

In some instances, the Partnership arranges with outside parties (“concessionaires”) to provide goods to guests, typically food and merchandise, and the Partnership acts as an agent, resulting in net revenue recorded within the income statement. Concessionaire arrangement revenues are recognized over the operating season and are variable. Sponsorship revenues and marina revenues, which are classified as “Accommodations, extra-charge products and other” within the income statement, are recognized over the park operating season which represents the period in which the performance obligations are satisfied. Sponsorship revenues are typically fixed. However, some sponsorship revenues are variable based on achievement of specified operating metrics. The Partnership estimates variable revenues and performs a constraint analysis using both historical information and current trends to determine the amount of revenue that is not probable of a significant reversal.

Many products, including season-long products, are sold to customers in advance, resulting in a contract liability (“deferred revenue”). Deferred revenue is at its highest immediately prior to the peak summer season, and at its lowest in the fall after the peak summer season and at the beginning of the selling season for the next year’s products. Season-long products represent the majority of the deferred revenue balance in any given period.

Of the $86.1 million of deferred revenue recorded as of January 1, 2018, 88% was related to season-long products. The remainder was related to deferred online advanced purchase transaction fees charged to customers, advanced ticket sales, marina deposits, advanced resort reservations, and other deferred revenue. Most deferred revenue outstanding as of January 1, 2018 will be recognized by December 31, 2018 with the exception of an immaterial amount of deferred revenue for prepaid products such as gift cards and prepaid games cards. During the quarter ended March 25, 2018, approximately $4.2 million of the deferred revenue balance as of January 1, 2018 was recognized. The difference in the opening and closing balances of the Partnership’s deferred revenue balance in the current period is attributable to additional sales for the current year’s operating season offset by revenue recognized during the quarter.

Payment is due immediately on the transaction date for most products. The Partnership’s receivable balance includes outstanding amounts on installment purchase plans which are offered for season-long products (and other select products for specific time periods), and includes sales to retailers, group sales and catering activities which are billed. Installment purchase plans include three month, four month, six month and nine month plans. Payment terms for billings are typically net 30 days. Receivables are highest in the peak summer months and the lowest in the winter months. The Partnership is not exposed to a significant concentration of customer credit risk.

Most deferred revenue from contracts with customers is classified as current within the balance sheet. However, a portion of deferred revenue from contracts with customers is classified as long-term during the third quarter related to season-long products sold in the current season for use in the subsequent season. Season-long products are sold beginning in August of the year preceding the operating season. Season-long products may be recognized 12 to 16 months after purchase depending on the date of sale. The Partnership estimates the number of uses expected outside of the next twelve months for each type of product and classifies the related deferred revenue as long-term.

With the exception of the long-term deferred revenue described above, the Partnership’s contracts with customers have an original duration of one year or less. For these short-term contracts, the Partnership uses the practical expedient, a relief provided in the standard to simplify compliance, applicable to such contracts and has not disclosed the transaction price for the remaining performance obligations as of the end of each reporting period or when the Company expects to recognize this revenue. Further, the Partnership has elected to recognize incremental costs of obtaining a contract as an expense when incurred as the amortization period of the asset would be less than one year. Lastly, the Partnership has elected not to adjust consideration for the effects of significant financing components in the form of installment purchase plans as the period between when the entity transfers the promised service to the customer and when the customer pays for that service does not exceed one year.

Reclassifications

Certain prior year supplies inventory amounts of $1.4 million have been reclassified to other current assets in the unaudited condensed consolidated balance sheet for the period ended March 26, 2017 to conform with fiscal 2018 presentation. The change in deferred tax liabilities of $16.8 million has been reclassified from the net change in other assets/liabilities to other non-cash expenses in the unaudited condensed consolidated statement of cash flows for the period ended March 26, 2017.

New Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (“ASU 2016-02”). The ASU requires the recognition of lease assets and lease liabilities within the balance sheet by lessees for operating leases, as well as requires additional disclosures in the consolidated financial statements regarding the amount, timing, and uncertainty of cash flows arising from leases. The ASU does not significantly change the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee, nor does the ASU change the accounting applied by a lessor. ASU 2016-02 is effective for annual and interim periods beginning after December 15, 2018. The ASU can be adopted using either the modified retrospective approach, which requires application of the new standard at the beginning of the earliest comparative period presented, or the alternative approach, which requires application of the new standard at the beginning of the standard’s effective date. The Partnership expects to adopt this standard in the first quarter of 2019. While the Partnership is still in the process of evaluating the effect this standard will have on the consolidated financial statements and related disclosures, the Partnership anticipates recognizing a right-of-use asset and corresponding lease liability on the consolidated balance sheet for the Santa Clara land lease, as well as other operating leases, upon adoption.

In February 2018, the FASB issued Accounting Standards Update No. 2018-02, Reclassification of Certain Tax Effects from Accumulated Comprehensive Income (“ASU 2018-02”). The ASU allows a reclassification from accumulated other comprehensive income to retained earnings of stranded tax effects resulting from the Tax Cuts and Jobs Act. ASU 2018-02 is effective for fiscal years after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted, including adoption in any interim period, and the amendments can be applied either in the period of adoption or retrospectively to each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Partnership elected to adopt ASU 2018-02 in the first quarter of 2018. The amendment was applied in the period of adoption and resulted in a $0.4 million reclassification from accumulated other comprehensive income to limited partners’ equity for the quarter ended March 25, 2018.

(2) Interim Reporting:

The Partnership owns and operates eleven amusement parks, two separately gated outdoor water parks, one indoor water park and four hotels. The Partnership’s seasonal amusement parks are generally open during weekends beginning in April or May, and then daily from Memorial Day until Labor Day, after which they are open during weekends in September and, in most cases, October for Halloween events. The two separately gated outdoor water parks also operate seasonally, generally from Memorial Day to Labor Day, plus some additional weekends before and after this period. As a result, a substantial portion of the Partnership’s revenues from these parks are generated during an approximate 130- to 140-day operating season with the major portion concentrated in the third quarter during the peak vacation months of July and August. Five of the seasonal properties are open approximately 20 to 25 days to include WinterFest, a holiday event operating during November and December showcasing holiday shows and festivities. Knott’s Berry Farm continues to be open daily on a year-round basis. Castaway Bay is generally open daily from Memorial Day to Labor Day with an additional limited daily schedule for the balance of the year.

To assure that these highly seasonal operations will not result in misleading comparisons of current and subsequent interim periods, the Partnership has adopted the following accounting and reporting procedures for its seasonal parks: (a) revenues from multi-use products are recognized over the estimated number of uses expected for each type of product; and the estimated number of uses is reviewed and may be updated periodically during the operating season prior to the ticket or product expiration, which generally occurs no later than the close of the operating season; (b) depreciation, certain advertising and certain seasonal operating costs are expensed over each park’s operating season, including some costs incurred prior to the season, which are deferred and amortized over the season; and (c) all other costs are expensed as incurred or ratably over the entire year.

(3) Long-Lived Assets:

Long-lived assets are reviewed for impairment upon the occurrence of events or changes in circumstances that would indicate that the carrying value of the assets may not be recoverable. In order to determine if an asset has been impaired, assets are grouped and tested at the lowest level for which identifiable, independent cash flows are available. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in expected future cash flows; a sustained, significant decline in equity price and market capitalization; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of these assets and could have a material impact on the Partnership’s consolidated financial statements.

Non-operating assets are evaluated for impairment based on changes in market conditions. When changes in market conditions are observed, impairment is estimated using a market-based approach. If the estimated fair value of the non-operating assets is less than their carrying value, an impairment charge is recorded for the difference.

During the third quarter of 2016, the Partnership ceased operations of one of its separately gated outdoor water parks, Wildwater Kingdom, located near Cleveland in Aurora, Ohio. At the date that Wildwater Kingdom ceased operations, the only remaining long-lived asset was the approximate 670 acres of land owned by the Partnership. This land had an associated carrying value of $17.1 million. The Partnership assessed the remaining asset and concluded there was no impairment during the third quarter of 2016. In the fourth quarter of 2017, the Partnership recorded a $7.6 million impairment charge based on information from ongoing marketing activities. The amount was recorded in “Loss on impairment / retirement of fixed assets, net” in the consolidated statement of operations and comprehensive income. The remaining Wildwater Kingdom acreage, reduced by acreage sold, is classified as assets held-for-sale within “Other Assets” in the unaudited condensed consolidated balance sheet ($9.0 million as of March 25, 2018, $9.0 million as of December 31, 2017 and $17.0 million as of March 26, 2017).

(4) Goodwill and Other Intangible Assets:

Goodwill and other indefinite-lived intangible assets, including trade-names, are reviewed for impairment annually, or more frequently if indicators of impairment exist. As of March 25, 2018, there were no indicators of impairment. The Partnership’s annual testing date is the first day of the fourth quarter. There were no impairments for any period presented.

A summary of changes in the Partnership’s carrying value of goodwill for the three months ended March 25, 2018 and March 26, 2017 is as follows:

(In thousands)	Goodwill (gross)	Accumulated Impairment Losses	Goodwill (net)
Balance at December 31, 2017	$263,698	$(79,868)	$183,830
Foreign currency translation	(1,539)	—	(1,539)

Balance at March 25, 2018	$262,159	$(79,868)	$182,291

Balance at December 31, 2016	$259,528	$(79,868)	$179,660
Foreign currency translation	239	—	239

Balance at March 26, 2017	$259,767	$(79,868)	$179,899

As of March 25, 2018, December 31, 2017, and March 26, 2017, the Partnership’s other intangible assets consisted of the following:

(In thousands)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
March 25, 2018
Other intangible assets:
Trade names	$36,188	$—	$36,188
License / franchise agreements	3,364	(1,842)	1,522

Total other intangible assets	$39,552	$(1,842)	$37,710

December 31, 2017
Other intangible assets:
Trade names	$36,531	$—	$36,531
License / franchise agreements	3,360	(1,827)	1,533

Total other intangible assets	$39,891	$(1,827)	$38,064

March 26, 2017
Other intangible assets:
Trade names	$35,656	$—	$35,656
License / franchise agreements	3,301	(1,233)	2,068

Total other intangible assets	$38,957	$(1,233)	$37,724

Amortization expense of other intangible assets is expected to continue to be immaterial going forward.

(5) Long-Term Debt:

Long-term debt as of March 25, 2018, December 31, 2017, and March 26, 2017 consisted of the following:

(In thousands)	March 25, 2018	December 31, 2017	March 26, 2017
Revolving credit facility (due 2022)	$40,000	$—	$—
Revolving credit facility (due 2018)	—	—	85,000
Term debt (1)
April 2017 U.S. term loan averaging 3.51% (due 2017-2024)	735,000	735,000	—
March 2013 U.S. term loan averaging 3.25% (due 2013-2020)	—	—	602,850
Notes
April 2017 U.S. fixed rate notes at 5.375% (due 2027)	500,000	500,000	—
June 2014 U.S. fixed rate notes at 5.375% (due 2024)	450,000	450,000	450,000
March 2013 U.S. fixed rate notes at 5.25% (due 2021)	—	—	500,000

	1,725,000	1,685,000	1,637,850
Less current portion	—	—	(4,350)

	1,725,000	1,685,000	1,633,500
Less debt issuance costs and original issue discount	(24,218)	(24,485)	(14,882)

	$1,700,782	$1,660,515	$1,618,618

(1)	The average interest rate is calculated over the life of the instrument and does not reflect the effect of interest rate swap agreements (see Note 6).

In April 2017, the Partnership issued $500 million of 5.375% senior unsecured notes (“April 2017 notes”), maturing in 2027. The net proceeds from the offering of the April 2017 notes, together with borrowings under the 2017 Credit Agreement (defined below), were used to redeem all of the Partnership’s 5.25% senior unsecured notes due 2021 (“March 2013 notes”), and pay accrued interest and transaction fees and expenses, to repay in full all amounts outstanding under its existing credit facilities and for general corporate purposes. The redemption of the March 2013 notes and repayments of the amounts outstanding under the existing credit facilities resulted in the write-off of debt issuance costs of $7.7 million and debt premium payments of $15.5 million. Accordingly, the Partnership recorded a loss on early debt extinguishment of $23.1 million during 2017.

Concurrently with the April 2017 notes issuance, the Partnership amended and restated its existing $885 million credit agreement (the “2013 Credit Agreement”), which included a $630 million senior secured term loan facility and a $255 million senior secured revolving credit facility. The $1,025 million amended and restated credit agreement (the “2017 Credit Agreement”) includes a $750 million senior secured term loan facility and a $275 million senior secured revolving credit facility. The 2017 Credit Agreement was amended on March 14, 2018 (subsequently referred to as the “Amended 2017 Credit Agreement”). Specifically, the interest rate was amended to London InterBank Offered Rate (“LIBOR”) plus 175 basis points (bps). The pricing terms for the amendment reflected $0.9 million of Original Issue Discount (“OID”) and resulted in the write-off of debt issuance costs of $1.1 million which was recorded as a loss on early debt extinguishment during the first quarter of 2018. The senior secured term loan facility matures April 15, 2024 and amortizes at $7.5 million annually. The facilities provided under the Amended 2017 Credit Agreement are collateralized by substantially all of the assets of the Partnership.

The senior secured revolving credit facility under the Amended 2017 Credit Agreement has a combined limit of $275 million with a Canadian sub-limit of $15 million. Borrowings under the senior secured revolving credit facility bear interest at LIBOR or Canadian Dollar Offered Rate (“CDOR”) plus 200 bps. The revolving credit facility is scheduled to mature in April 2022 and also provides for the issuance of documentary and standby letters of credit. The Amended 2017 Credit Agreement requires the payment of a 37.5 bps commitment fee per annum on the unused portion of the credit facilities.

The April 2017 notes pay interest semi-annually in April and October, with the principal due in full on April 15, 2027. Prior to April 15, 2020, up to 35% of the notes may be redeemed with the net cash proceeds of certain equity offerings at a price equal to 105.375% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any. The notes may be redeemed, in whole or in part, at any time prior to April 15, 2022 at a price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” premium together with accrued and unpaid interest and additional interest, if any, to the redemption date. Thereafter, the notes may be redeemed, in whole or in part, at various prices depending on the date redeemed.

In June 2014, the Partnership issued $450 million of 5.375% senior unsecured notes (“June 2014 notes”). The June 2014 notes pay interest semi-annually in June and December, with the principal due in full on June 1, 2024. The notes may be redeemed, in whole or in part, at any time prior to June 1, 2019 at a price equal to 100% of the principal amount of the notes redeemed together plus a “make-whole” premium together with accrued and unpaid interest, if any, to the redemption date. Thereafter, the notes may be redeemed, in whole or in part, at various prices depending on the date redeemed.

The Amended 2017 Credit Agreement includes a Consolidated Leverage Ratio, which if breached for any reason and not cured could result in an event of default. The ratio is set at a maximum of 5.50 x Consolidated Total Debt-to-Consolidated EBITDA. As of March 25, 2018, the Partnership was in compliance with this financial condition covenant and all other financial covenants under the Amended 2017 Credit Agreement.

The Partnership’s long-term debt agreements include Restricted Payment provisions. Pursuant to the terms of the indenture governing the Partnership’s June 2014 notes, which includes the most restrictive of these Restricted Payments provisions, the Partnership can make Restricted Payments of $60 million annually so long as no default or event of default has occurred and is continuing; and the Partnership can make additional Restricted Payments if the Partnership’s pro forma Total-Indebtedness-to-Consolidated-Cash-Flow Ratio is less than or equal to 5.00x.

As market conditions warrant, the Partnership may from time to time repurchase debt securities issued by the Partnership, in privately negotiated or open market transactions, by tender offer, exchange offer or otherwise.

(6) Derivative Financial Instruments:

Derivative financial instruments are used within the Partnership’s overall risk management program to manage certain interest rate and foreign currency risks. By utilizing a derivative instrument to hedge exposure to LIBOR rate changes, the Partnership is exposed to counterparty credit risk, in particular the failure of the counterparty to perform under the terms of the derivative contract. To mitigate this risk, hedging instruments are placed with a counterparty that the Partnership believes poses minimal credit risk. The Partnership does not use derivative financial instruments for trading purposes.

In the first quarter of 2016, the Partnership amended each of its four interest rate swap agreements to extend each of the maturities to December 31, 2020 and effectively convert $500 million of variable-rate debt to a rate of 2.64%. The amended interest rate swap agreements are not designated as hedging instruments. The fair market value of the Partnership’s swap portfolio was recorded within “Derivative Liability” on the unaudited condensed consolidated balance sheets as of March 25, 2018, December 31, 2017, and March 26, 2017 as follows:

(In thousands)	March 25, 2018	December 31, 2017	March 26, 2017
Derivatives not designated as hedging instruments:
Interest rate swaps	$(2,730)	$(8,722)	$(15,658)

Instruments that do not qualify for hedge accounting or were de-designated are prospectively adjusted to fair value each reporting period through “Net effect of swaps” in the unaudited condensed consolidated statements of operations and comprehensive income. The amounts that were previously recorded as a component of AOCI prior to the de-designation are reclassified to earnings, and a corresponding realized gain or loss will be recognized when the forecasted cash flow occurs. As a result of the first quarter 2016 amendments, the previously existing interest rate swap agreements were de-designated, and the amounts previously recorded in AOCI are being amortized into earnings through the original December 31, 2018 maturity. As of March 25, 2018, approximately $7.1 million of losses remain in AOCI related to the effective cash flow hedge contracts prior to de-designation, all of which will be reclassified to earnings within the next twelve months.

During the quarter ended March 25, 2018, the Partnership recognized $6.0 million of gains on the derivatives not designated as cash flow hedges and $2.4 million of expense representing the regular amortization of amounts in AOCI. The effect of these amounts resulted in a benefit to earnings of $3.6 million recorded in “Net effect of swaps”.

During the quarter ended March 26, 2017, the Partnership recognized $2.1 million of gains on the derivatives not designated as cash flow hedges and $2.4 million of expense representing the amortization of amounts in AOCI. The effect of these amounts resulted in a charge to earnings of $0.3 million recorded in “Net effect of swaps”.

(7) Fair Value Measurements:

The FASB’s Accounting Standards Codification (ASC) 820 - Fair Value Measurements and Disclosures emphasizes that fair value is a market-based measurement that should be determined based on assumptions (inputs) that market participants would use in pricing an asset or liability. Inputs may be observable or unobservable, and valuation techniques used to measure fair value should maximize the use of relevant observable inputs and minimize the use of unobservable inputs. Accordingly, FASB ASC 820 establishes a hierarchal disclosure framework that ranks the quality and reliability of information used to determine fair values. The hierarchy is associated with the level of pricing observability utilized in measuring fair value and defines three levels of inputs to the fair value measurement process. Quoted prices are the most reliable valuation inputs, whereas model values that include inputs based on unobservable data are the least reliable. Each fair value measurement must be assigned to a level corresponding to the lowest level input that is significant to the fair value measurement in its entirety.

The three broad levels of inputs defined by the fair value hierarchy are as follows:

•	Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The table below presents the balances of assets and liabilities measured at fair value as of March 25, 2018, December 31, 2017, and March 26, 2017 on a recurring basis as well as the fair values of other financial instruments:

(In thousands)	Unaudited Condensed Consolidated Balance Sheet Location	Fair Value Hierarchy Level	March 25, 2018		December 31, 2017		March 26, 2017
			Carrying Value	Fair Value	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets (liabilities) measured on a recurring basis:
Short-term investments	Other current assets	Level 1	$901	$901	$736	$736	—	—
Interest rate swap agreements not designated as cash flow hedges	Derivative Liability	Level 2	$(2,730)	$(2,730)	$(8,722)	$(8,722)	$(15,658)	$(15,658)
Other financial assets (liabilities):
March 2013 term debt	Long-Term Debt (1)	Level 2	—	—	—	—	$(598,500)	$(601,493)
April 2017 term debt	Long-Term Debt (1)	Level 2	$(735,000)	$(740,513)	$(735,000)	$(742,350)	—	—
March 2013 notes	Long-Term Debt (1)	Level 1	—	—	—	—	$(500,000)	$(513,125)
June 2014 notes	Long-Term Debt (1)	Level 1	$(450,000)	$(455,625)	$(450,000)	$(469,125)	$(450,000)	$(462,375)
April 2017 notes	Long-Term Debt (1)	Level 2	$(500,000)	$(494,375)	$(500,000)	$(525,000)	—	—

(1)	Carrying values of long-term debt balances are before reductions for debt issuance costs and original issue discount of $24.2 million, $24.5 million, and $14.9 million as of March 25, 2018, December 31, 2017, and March 26, 2017, respectively.

Fair values of the interest rate swap agreements are determined using significant inputs, including the LIBOR forward curves, which are considered Level 2 observable market inputs.

As of December 31, 2017, the Partnership measured the remaining land at Wildwater Kingdom, one of the Partnership’s separately gated outdoor water parks which ceased operations in 2016, at fair value less cost to sell based on Level 3 unobservable market input. In the fourth quarter of 2017, the Partnership recorded a $7.6 million impairment charge based on information from ongoing marketing activities. This amount was recorded in “Loss on impairment / retirement of fixed assets, net” in the consolidated statement of operations and comprehensive income.

The carrying value of cash and cash equivalents, revolving credit loans, accounts receivable, current portion of term debt, accounts payable, and accrued liabilities approximates fair value because of the short maturity of these instruments. There were no assets measured at fair value on a non-recurring basis as of March 25, 2018 or March 26, 2017.

(8) Earnings per Unit:

Net loss per limited partner unit is calculated based on the following unit amounts:

	Three months ended
	3/25/2018	3/26/2017
	(In thousands, except per unit amounts)
Basic weighted average units outstanding	56,150	56,008

Diluted weighted average units outstanding	56,150	56,008

Net loss per unit - basic	$(1.49)	$(1.16)
Net loss per unit - diluted	$(1.49)	$(1.16)

(9) Income and Partnership Taxes:

Under the applicable accounting rules, income taxes are recognized for the amount of taxes payable by the Partnership’s corporate subsidiaries for the current year and for the impact of deferred tax assets and liabilities, which represent future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. The income tax provision (benefit) for interim periods is determined by applying an estimated annual effective tax rate to the quarterly income (loss) of the Partnership’s corporate subsidiaries. In addition to income taxes on its corporate subsidiaries, the Partnership is subject to a publicly traded partnership tax (PTP tax) on partnership-level gross income (net revenues less cost of food, merchandise and games). As such, the Partnership’s total provision (benefit) for taxes includes amounts for both the PTP tax and for income taxes on its subsidiaries.

As of the end of the first quarter of 2018, the Partnership has recorded $0.7 million of unrecognized tax benefits including interest and/or penalties related to state and local tax filing positions. The Partnership recognizes interest and/or penalties related to unrecognized tax benefits in the income tax provision. The Partnership does not anticipate that the balance of the unrecognized tax benefit will change significantly over the next 12 months.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”), was signed into law. The Act includes numerous tax law changes, including a reduction in the federal corporate income tax rate from 35% to 21%. The change in tax rates necessitated the remeasurement of deferred tax balances that are expected to reverse following enactment using the applicable tax rates. As a result of the remeasurement of the net deferred tax liability, the Partnership realized a $49.2 million deferred tax benefit during the fourth quarter of 2017. The amounts recorded to reflect the effects of the Act were and remain provisional and are subject to change in accordance with SAB 118. The Partnership expects to complete these calculations and record the final effects of the Act before the end of the fourth quarter of 2018.

(10) Contingencies:

The Partnership is a party to a number of lawsuits arising in the normal course of business. In the opinion of management, none of these matters are expected to have a material effect in the aggregate on the Partnership’s financial statements.

(11) Changes in Accumulated Other Comprehensive Income by Component:

The following tables reflect the changes in accumulated other comprehensive income related to limited partners’ equity for the three months ended March 25, 2018 and March 26, 2017:

Changes in Accumulated Other Comprehensive Income by Component

(In thousands)	Gains and Losses on Cash Flow Hedges	Foreign Currency Translation	Total
Balance at December 31, 2017	$(7,975)	$4,042	$(3,933)

Other comprehensive income before reclassifications, net of tax $1,145	—	4,604	4,604
Amounts reclassified from accumulated other comprehensive income, net of tax ($347)	2,018	—	2,018

Net other comprehensive income	2,018	4,604	6,622

Reclassification of stranded tax effect	(391)	—	(391)

Balance at March 25, 2018	$(6,348)	$8,646	$2,298

Changes in Accumulated Other Comprehensive Income by Component

(In thousands)	Gains and Losses on Cash Flow Hedges	Foreign Currency Translation	Total
Balance at December 31, 2016	$(15,950)	$18,891	$2,941

Other comprehensive income before reclassifications	—	(660)	(660)
Amounts reclassified from accumulated other comprehensive income, net of tax ($371)	1,994	—	1,994

Net other comprehensive income	1,994	(660)	1,334

Balance at March 26, 2017	$(13,956)	$18,231	$4,275

Reclassifications Out of Accumulated Other Comprehensive Income

Details about Accumulated Other Comprehensive Income Components	Amount Reclassified from Accumulated Other Comprehensive Income		Affected Line Item in the Statement Where Net Income is Presented
(In thousands)	Three months ended 3/25/2018	Three months ended 3/26/2017
Interest rate contracts	$2,365	$2,365	Net effect of swaps
Provision for taxes	(347)	(371)	Benefit for taxes

Losses on cash flow hedges	$2,018	$1,994	Net of tax

(12) Consolidating Financial Information of Guarantors and Issuers of June 2014 Notes:

Cedar Fair, L.P., Canada’s Wonderland Company (“Cedar Canada”), and Magnum Management Corporation (“Magnum”) are the co-issuers of the Partnership’s June 2014 Notes (see Note 5). The notes have been fully and unconditionally guaranteed, on a joint and several basis, by each 100% owned subsidiary of Cedar Fair (other than Cedar Canada and Magnum) that guarantees the Partnership’s senior secured credit facilities. There are no non-guarantor subsidiaries.

The following consolidating schedules present condensed financial information for Cedar Fair, L.P., Cedar Canada, and Magnum, the co-issuers, and each 100% owned subsidiary of Cedar Fair (other than Cedar Canada and Magnum), the guarantors (on a combined basis), as of March 25, 2018, December 31, 2017, and March 26, 2017 and for the three-month periods ended March 25, 2018 and March 26, 2017. In lieu of providing separate unaudited financial statements for the guarantor subsidiaries, the accompanying unaudited condensed consolidating financial statements have been included.

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET

March 25, 2018

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$25,073	$22,114	$(4,299)	$42,888
Receivables	—	1,232	74,787	785,879	(831,103)	30,795
Inventories	—	—	2,493	37,810	—	40,303
Other current assets	69	1,922	2,459	35,895	(347)	39,998

	69	3,154	104,812	881,698	(835,749)	153,984
Property and Equipment, net	—	827	180,303	1,439,969	—	1,621,099
Investment in Park	485,489	967,791	234,220	203,857	(1,891,357)	—
Goodwill	674	—	62,012	119,605	—	182,291
Other Intangibles, net	—	—	13,834	23,876	—	37,710
Deferred Tax Asset	—	7,150	—	—	(7,150)	—
Other Assets	—	—	39	9,468	—	9,507

	$486,232	$978,922	$595,220	$2,678,473	$(2,734,256)	$2,004,591

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$531,176	$302,858	$1,806	$39,374	$(835,402)	$39,812
Deferred revenue	—	—	8,033	116,480	—	124,513
Accrued interest	215	143	7,634	13,127	—	21,119
Accrued taxes	883	—	463	9,177	(347)	10,176
Accrued salaries, wages and benefits	—	13,777	736	—	—	14,513
Self-insurance reserves	—	10,438	1,543	12,830	—	24,811
Other accrued liabilities	3,283	5,249	268	9,436	—	18,236

	535,557	332,465	20,483	200,424	(835,749)	253,180
Deferred Tax Liability	—	—	12,664	81,945	(7,150)	87,459
Derivative Liability	1,638	1,092	—	—	—	2,730
Other Liabilities	—	705	—	10,698	—	11,403
Long-Term Debt:
Revolving credit loans	—	—	—	40,000	—	40,000
Term debt	—	127,350	—	596,175	—	723,525
Notes	—	—	445,458	491,799	—	937,257

	—	127,350	445,458	1,127,974	—	1,700,782
Equity	(50,963)	517,310	116,615	1,257,432	(1,891,357)	(50,963)

	$486,232	$978,922	$595,220	$2,678,473	$(2,734,256)	$2,004,591

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET

December 31, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$85,758	$81,582	$(1,095)	$166,245
Receivables	—	1,184	15,574	857,205	(836,241)	37,722
Inventories	—	—	1,891	27,828	—	29,719
Other current assets	164	28,297	3,454	10,983	(29,601)	13,297

	164	29,481	106,677	977,598	(866,937)	246,983
Property and Equipment, net	—	835	181,673	1,403,264	—	1,585,772
Investment in Park	588,684	1,045,640	238,132	234,238	(2,106,694)	—
Goodwill	674	—	63,551	119,605	—	183,830
Other Intangibles, net	—	—	14,177	23,887	—	38,064
Deferred Tax Asset	—	20,956	—	—	(20,956)	—
Other Assets	—	—	40	9,470	—	9,510

	$589,522	$1,096,912	$604,250	$2,768,062	$(2,994,587)	$2,064,159

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$497,558	$344,410	$1,379	$18,610	$(837,336)	$24,621
Deferred revenue	—	—	6,237	79,894	—	86,131
Accrued interest	27	18	2,055	6,024	—	8,124
Accrued taxes	352	—	—	73,224	(29,601)	43,975
Accrued salaries, wages and benefits	—	17,498	1,242	—	—	18,740
Self-insurance reserves	—	10,947	1,618	12,542		25,107
Other accrued liabilities	3,406	5,094	157	10,139	—	18,796

	501,343	377,967	12,688	200,433	(866,937)	225,494
Deferred Tax Liability	—	—	13,809	81,945	(20,956)	74,798
Derivative Liability	5,233	3,489	—	—	—	8,722
Other Liabilities	—	873	—	10,811	—	11,684
Long-Term Debt:
Term debt	—	127,437	—	596,351	—	723,788
Notes	—	—	445,156	491,571	—	936,727

	—	127,437	445,156	1,087,922	—	1,660,515
Equity	82,946	587,146	132,597	1,386,951	(2,106,694)	82,946

	$589,522	$1,096,912	$604,250	$2,768,062	$(2,994,587)	$2,064,159

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET

March 26, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$29,590	$4,652	$—	$34,242
Receivables	—	1,552	61,894	541,622	(576,483)	28,585
Inventories	—	—	1,965	35,973	—	37,938
Other current assets	74	907	3,462	27,687	(1,661)	30,469

	74	2,459	96,911	609,934	(578,144)	131,234
Property and Equipment, net	—	835	176,952	1,410,861	—	1,588,648
Investment in Park	711,257	852,264	195,731	294,228	(2,053,480)	—
Goodwill	674	—	59,620	119,605	—	179,899
Other Intangibles, net	—	—	13,306	24,418	—	37,724
Deferred Tax Asset	—	16,616	—	—	(16,616)	—
Other Assets	—	2,000	109	18,665	—	20,774

	$712,005	$874,174	$542,629	$2,477,711	$(2,648,240)	$1,958,279

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$—	$897	$100	$3,353	$—	$4,350
Accounts payable	453,329	125,934	2,081	39,854	(576,483)	44,715
Deferred revenue	—	—	7,373	108,759	—	116,132
Accrued interest	864	589	7,729	1,831	—	11,013
Accrued taxes	1,084	—	—	9,113	(1,661)	8,536
Accrued salaries, wages and benefits	—	13,792	635	—	—	14,427
Self-insurance reserves	—	11,397	1,484	12,952	—	25,833
Other accrued liabilities	2,644	3,907	164	4,904	—	11,619

	457,921	156,516	19,566	180,766	(578,144)	236,625
Deferred Tax Liability	—	—	13,273	125,350	(16,616)	122,007
Derivative Liability	9,395	6,263	—	—	—	15,658
Other Liabilities	—	1,125	—	11,798	—	12,923
Long-Term Debt:
Revolving credit loans	—	—	—	85,000	—	85,000
Term debt	—	123,347	13,576	456,274	—	593,197
Notes	292,241	203,256	444,924	—	—	940,421

	292,241	326,603	458,500	541,274	—	1,618,618
Equity	(47,552)	383,667	51,290	1,618,523	(2,053,480)	(47,552)

	$712,005	$874,174	$542,629	$2,477,711	$(2,648,240)	$1,958,279

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Three Months Ended March 25, 2018

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
Net revenues	$(10,767)	$854	$271	$49,787	$14,582	$54,727

Costs and expenses:
Cost of food, merchandise, and games revenues	—	—	—	6,003	—	6,003
Operating expenses	—	42,671	5,716	25,859	14,582	88,828
Selling, general and administrative	759	14,450	680	12,793	—	28,682
Depreciation and amortization	—	8	—	5,513	—	5,521
Loss on impairment / retirement of fixed assets, net	—	—	40	1,300	—	1,340

	759	57,129	6,436	51,468	14,582	130,374

Operating loss	(11,526)	(56,275)	(6,165)	(1,681)	—	(75,647)
Interest expense, net	4,904	4,367	5,583	4,682	—	19,536
Net effect of swaps	(2,207)	(1,421)	—	—	—	(3,628)
Loss on early debt extinguishment	—	187	—	886	—	1,073
(Gain) loss on foreign currency	—	(41)	10,135	—	—	10,094
Other (income) expense	59	(9,804)	854	8,768	—	(123)
Loss from investment in affiliates	68,528	28,815	3,913	20,585	(121,841)	—

Loss before taxes	(82,810)	(78,378)	(26,650)	(36,602)	121,841	(102,599)
Provision (benefit) for taxes	590	(9,851)	(6,062)	(3,876)	—	(19,199)

Net loss	$(83,400)	$(68,527)	$(20,588)	$(32,726)	$121,841	$(83,400)

Other comprehensive income, (net of tax):
Foreign currency translation adjustment	4,604	—	4,604	—	(4,604)	4,604
Unrealized gain on cash flow hedging derivatives	2,018	630	—	—	(630)	2,018

Other comprehensive income, (net of tax)	6,622	630	4,604	—	(5,234)	6,622

Total comprehensive loss	$(76,778)	$(67,897)	$(15,984)	$(32,726)	$116,607	$(76,778)

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Three Months Ended March 26, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
Net revenues	$(6,138)	$(291)	$353	$45,296	$9,098	$48,318

Costs and expenses:
Cost of food, merchandise, and games revenues	—	—	—	5,480	—	5,480
Operating expenses	—	40,592	5,304	29,295	9,098	84,289
Selling, general and administrative	894	14,495	746	11,484	—	27,619
Depreciation and amortization	—	8	2	5,355	—	5,365
Loss on impairment / retirement of fixed assets, net	—	—	445	1,081	—	1,526

	894	55,095	6,497	52,695	9,098	124,279

Operating loss	(7,032)	(55,386)	(6,144)	(7,399)	—	(75,961)
Interest (income) expense, net	8,169	5,308	5,905	(500)	—	18,882
Net effect of swaps	150	151	—	—	—	301
Gain on foreign currency	—	—	(2,671)	—	—	(2,671)
Other (income) expense	62	(15,264)	657	14,545	—	—
Loss from investment in affiliates	48,666	20,604	4,344	11,097	(84,711)	—

Loss before taxes	(64,079)	(66,185)	(14,379)	(32,541)	84,711	(92,473)
Provision (benefit) for taxes	675	(17,519)	(3,276)	(7,599)	—	(27,719)

Net loss	$(64,754)	$(48,666)	$(11,103)	$(24,942)	$84,711	$(64,754)

Other comprehensive income (loss), (net of tax):
Foreign currency translation adjustment	(660)	—	(660)	—	660	(660)
Unrealized gain on cash flow hedging derivatives	1,994	605	—	—	(605)	1,994

Other comprehensive income (loss), (net of tax)	1,334	605	(660)	—	55	1,334

Total comprehensive loss	$(63,420)	$(48,061)	$(11,763)	$(24,942)	$84,766	$(63,420)

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Three Months Ended March 25, 2018

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
NET CASH FROM (FOR) OPERATING ACTIVITIES	$16,999	$58,464	$(6,538)	$(120,584)	$(3,559)	$(55,218)

CASH FLOWS FROM (FOR) INVESTING ACTIVITIES
Intercompany receivables (payments) receipts	—	—	(50,000)	64,688	(14,688)	—
Capital expenditures	—	—	(2,739)	(42,053)	—	(44,792)

Net cash from (for) investing activities	—	—	(52,739)	22,635	(14,688)	(44,792)

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Intercompany payables (payments) receipts	33,622	(48,310)	—	—	14,688	—
Net borrowings on revolving credit loans	—	—	—	40,000	—	40,000
Distributions paid to partners	(50,621)	—	—	—	355	(50,266)
Payment of debt issuance costs and original issue discount	—	(321)	—	(1,519)	—	(1,840)
Exercise of limited partnership unit options	—	125	—	—	—	125
Tax effect of units involved in treasury unit transactions	—	(3,039)	—	—	—	(3,039)
Payments related to tax withholding for equity compensation	—	(6,919)	—	—	—	(6,919)

Net cash from (for) financing activities	(16,999)	(58,464)	—	38,481	15,043	(21,939)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	(1,408)	—	—	(1,408)

CASH AND CASH EQUIVALENTS
Net decrease for the period	—	—	(60,685)	(59,468)	(3,204)	(123,357)
Balance, beginning of period	—	—	85,758	81,582	(1,095)	166,245

Balance, end of period	$—	$—	$25,073	$22,114	$(4,299)	$42,888

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Three Months Ended March 26, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
NET CASH FROM (FOR) OPERATING ACTIVITIES	$23,702	$56,496	$(35,208)	$(119,483)	$509	$(73,984)

CASH FLOWS FOR INVESTING ACTIVITIES
Intercompany receivables (payments) receipts	—	—	—	28,274	(28,274)	—
Capital expenditures	—	—	(1,148)	(47,317)	—	(48,465)

Net cash for investing activities	—	—	(1,148)	(19,043)	(28,274)	(48,465)

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Intercompany payables (payments) receipts	24,949	(53,223)	—	—	28,274	—
Net borrowings on revolving credit loans	—	—	—	85,000	—	85,000
Distributions paid to partners	(48,651)	—	—	—	516	(48,135)
Tax effect of units involved in treasury unit transactions	—	(1,369)	—	—	—	(1,369)
Payments related to tax withholding for equity compensation	—	(1,904)	—	—	—	(1,904)

Net cash from (for) financing activities	(23,702)	(56,496)	—	85,000	28,790	33,592

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	383	—	—	383

CASH AND CASH EQUIVALENTS
Net decrease for the period	—	—	(35,973)	(53,526)	1,025	(88,474)
Balance, beginning of period	—	—	65,563	58,178	(1,025)	122,716

Balance, end of period	$—	$—	$29,590	$4,652	$—	$34,242

(13) Consolidating Financial Information of Guarantors and Issuers of April 2017 Notes:

Cedar Fair, L.P., Canada’s Wonderland Company (“Cedar Canada”), Magnum Management Corporation (“Magnum”), and Millennium Operations LLC (“Millennium”) are the co-issuers of the Partnership’s April 2017 Notes (see Note 5). The notes have been fully and unconditionally guaranteed, on a joint and several basis, by each 100% owned subsidiary of Cedar Fair (other than Cedar Canada, Magnum and Millennium) that guarantees the Partnership’s senior secured credit facilities. There are no non-guarantor subsidiaries.

The following consolidating schedules present condensed financial information for Cedar Fair, L.P., Cedar Canada, Magnum, and Millennium, the co-issuers, and each 100% owned subsidiary of Cedar Fair (other than Cedar Canada, Magnum and Millennium), the guarantors (on a combined basis), as of March 25, 2018, December 31, 2017, and March 26, 2017 and for the three-month periods ended March 25, 2018 and March 26,

2017 . In lieu of providing separate unaudited financial statements for the guarantor subsidiaries, the accompanying unaudited condensed consolidating financial statements have been included.

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET

March 25, 2018

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$25,073	$22,114	$—	$(4,299)	$42,888
Receivables	—	1,232	74,787	23,005	762,874	(831,103)	30,795
Inventories	—	—	2,493	30,661	7,149	—	40,303
Other current assets	69	1,922	2,459	28,669	7,226	(347)	39,998

	69	3,154	104,812	104,449	777,249	(835,749)	153,984
Property and Equipment, net	—	827	180,303	—	1,439,969	—	1,621,099
Investment in Park	485,489	967,791	234,220	1,426,366	203,858	(3,317,724)	—
Goodwill	674	—	62,012	8,388	111,217	—	182,291
Other Intangibles, net	—	—	13,834	—	23,876	—	37,710
Deferred Tax Asset	—	7,150	—	—	—	(7,150)	—
Other Assets	—	—	39	399	9,069	—	9,507

	$486,232	$978,922	$595,220	$1,539,602	$2,565,238	$(4,160,623)	$2,004,591

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$531,176	$302,858	$1,806	$30,271	$9,103	$(835,402)	$39,812
Deferred revenue	—	—	8,033	89,492	26,988	—	124,513
Accrued interest	215	143	7,634	13,127	—	—	21,119
Accrued taxes	883	—	463	7,782	1,395	(347)	10,176
Accrued salaries, wages and benefits	—	13,777	736	—	—	—	14,513
Self-insurance reserves	—	10,438	1,543	10,475	2,355	—	24,811
Other accrued liabilities	3,283	5,249	268	5,054	4,382	—	18,236

	535,557	332,465	20,483	156,201	44,223	(835,749)	253,180
Deferred Tax Liability	—	—	12,664	—	81,945	(7,150)	87,459
Derivative Liability	1,638	1,092	—	—	—	—	2,730
Other Liabilities	—	705	—	120	10,578	—	11,403
Long-Term Debt:
Revolving credit loans	—	—	—	40,000	—	—	40,000
Term debt	—	127,350	—	596,175	—	—	723,525
Notes	—	—	445,458	491,799	—	—	937,257

	—	127,350	445,458	1,127,974	—	—	1,700,782
Equity	(50,963)	517,310	116,615	255,307	2,428,492	(3,317,724)	(50,963)

	$486,232	$978,922	$595,220	$1,539,602	$2,565,238	$(4,160,623)	$2,004,591

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET

December 31, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$85,758	$80,430	$1,152	$(1,095)	$166,245
Receivables	—	1,184	15,574	26,130	831,075	(836,241)	37,722
Inventories	—	—	1,891	22,528	5,300	—	29,719
Other current assets	164	28,297	3,454	9,341	1,642	(29,601)	13,297

	164	29,481	106,677	138,429	839,169	(866,937)	246,983
Property and Equipment, net	—	835	181,673	—	1,403,264	—	1,585,772
Investment in Park	588,684	1,045,640	238,132	1,392,761	234,237	(3,499,454)	—
Goodwill	674	—	63,551	8,387	111,218	—	183,830
Other Intangibles, net	—	—	14,177	—	23,887	—	38,064
Deferred Tax Asset	—	20,956	—	—	—	(20,956)	—
Other Assets	—	—	40	402	9,068	—	9,510

	$589,522	$1,096,912	$604,250	$1,539,979	$2,620,843	$(4,387,347)	$2,064,159

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$497,558	$344,410	$1,379	$13,572	$5,038	$(837,336)	$24,621
Deferred revenue	—	—	6,237	59,307	20,587	—	86,131
Accrued interest	27	18	2,055	6,024	—	—	8,124
Accrued taxes	352	—	—	6,176	67,048	(29,601)	43,975
Accrued salaries, wages and benefits	—	17,498	1,242	—	—	—	18,740
Self-insurance reserves	—	10,947	1,618	10,156	2,386	—	25,107
Other accrued liabilities	3,406	5,094	157	5,649	4,490	—	18,796

	501,343	377,967	12,688	100,884	99,549	(866,937)	225,494
Deferred Tax Liability	—	—	13,809	—	81,945	(20,956)	74,798
Derivative Liability	5,233	3,489	—	—	—	—	8,722
Other Liabilities	—	873	—	120	10,691	—	11,684
Long-Term Debt:
Term debt	—	127,437	—	596,351	—	—	723,788
Notes	—	—	445,156	491,571	—	—	936,727

	—	127,437	445,156	1,087,922	—	—	1,660,515
Equity	82,946	587,146	132,597	351,053	2,428,658	(3,499,454)	82,946

	$589,522	$1,096,912	$604,250	$1,539,979	$2,620,843	$(4,387,347)	$2,064,159

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEET

March 26, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$29,590	$3,979	$673	$—	$34,242
Receivables	—	1,552	61,894	20,455	521,167	(576,483)	28,585
Inventories	—	—	1,965	29,247	6,726	—	37,938
Other current assets	74	907	3,462	21,705	5,982	(1,661)	30,469

	74	2,459	96,911	75,386	534,548	(578,144)	131,234
Property and Equipment, net	—	835	176,952	—	1,410,861	—	1,588,648
Investment in Park	711,257	852,264	195,731	1,291,335	294,228	(3,344,815)	—
Goodwill	674	—	59,620	8,388	111,217	—	179,899
Other Intangibles, net	—	—	13,306	—	24,418	—	37,724
Deferred Tax Asset	—	16,616	—	—	—	(16,616)	—
Other Assets	—	2,000	109	1,240	17,425	—	20,774

	$712,005	$874,174	$542,629	$1,376,349	$2,392,697	$(3,939,575)	$1,958,279

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$—	$897	$100	$3,353	$—	$—	$4,350
Accounts payable	453,329	125,934	2,081	30,886	8,968	(576,483)	44,715
Deferred revenue	—	—	7,373	80,666	28,093	—	116,132
Accrued interest	864	589	7,729	1,831	—	—	11,013
Accrued taxes	1,084	—	—	7,563	1,550	(1,661)	8,536
Accrued salaries, wages and benefits	—	13,792	635	—	—	—	14,427
Self-insurance reserves	—	11,397	1,484	10,883	2,069	—	25,833
Other accrued liabilities	2,644	3,907	164	2,717	2,187	—	11,619

	457,921	156,516	19,566	137,899	42,867	(578,144)	236,625
Deferred Tax Liability	—	—	13,273	—	125,350	(16,616)	122,007
Derivative Liability	9,395	6,263	—	—	—	—	15,658
Other Liabilities	—	1,125	—	331	11,467	—	12,923
Long-Term Debt:
Revolving credit loans	—	—	—	85,000	—	—	85,000
Term debt	—	123,347	13,576	456,274	—	—	593,197
Notes	292,241	203,256	444,924	—	—	—	940,421

	292,241	326,603	458,500	541,274	—	—	1,618,618
Equity	(47,552)	383,667	51,290	696,845	2,213,013	(3,344,815)	(47,552)

	$712,005	$874,174	$542,629	$1,376,349	$2,392,697	$(3,939,575)	$1,958,279

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Three Months Ended March 25, 2018

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
Net revenues	$(10,767)	$854	$271	$53,731	$1,706	$8,932	$54,727

Costs and expenses:
Cost of food, merchandise and games revenues	—	—	—	5,899	104	—	6,003
Operating expenses	—	42,671	5,716	22,620	8,889	8,932	88,828
Selling, general and administrative	759	14,450	680	11,643	1,150	—	28,682
Depreciation and amortization	—	8	—	—	5,513	—	5,521
Loss on impairment / retirement of fixed assets, net	—	—	40	651	649	—	1,340

	759	57,129	6,436	40,813	16,305	8,932	130,374

Operating income (loss)	(11,526)	(56,275)	(6,165)	12,918	(14,599)	—	(75,647)
Interest (income) expense, net	4,904	4,367	5,583	11,553	(6,871)	—	19,536
Net effect of swaps	(2,207)	(1,421)	—	—	—	—	(3,628)
Loss on early debt extinguishment	—	187	—	886	—	—	1,073
(Gain) loss on foreign currency	—	(41)	10,135	—	—	—	10,094
Other (income) expense	59	(9,804)	854	—	8,768	—	(123)
Loss from investment in affiliates	68,528	28,815	3,913	—	20,585	(121,841)	—

Income (loss) before taxes	(82,810)	(78,378)	(26,650)	479	(37,081)	121,841	(102,599)
Provision (benefit) for taxes	590	(9,851)	(6,062)	479	(4,355)	—	(19,199)

Net loss	$(83,400)	$(68,527)	$(20,588)	$—	$(32,726)	$121,841	$(83,400)

Other comprehensive income, (net of tax):
Cumulative foreign currency translation adjustment	4,604	—	4,604	—	—	(4,604)	4,604
Unrealized gain on cash flow hedging derivatives	2,018	630	—	—	—	(630)	2,018

Other comprehensive income, (net of tax)	6,622	630	4,604	—	—	(5,234)	6,622

Total comprehensive loss	$(76,778)	$(67,897)	$(15,984)	$—	$(32,726)	$116,607	$(76,778)

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Three Months Ended March 26, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
Net revenues	$(6,138)	$(291)	$353	$46,978	$3,782	$3,634	$48,318

Costs and expenses:
Cost of food, merchandise and games revenues	—	—	—	5,313	167	—	5,480
Operating expenses	—	40,592	5,304	26,318	8,441	3,634	84,289
Selling, general and administrative	894	14,495	746	10,893	591	—	27,619
Depreciation and amortization	—	8	2	—	5,355	—	5,365
Loss on impairment / retirement of fixed assets, net	—	—	445	496	585	—	1,526

	894	55,095	6,497	43,020	15,139	3,634	124,279

Operating income (loss)	(7,032)	(55,386)	(6,144)	3,958	(11,357)	—	(75,961)
Interest (income) expense, net	8,169	5,308	5,905	3,422	(3,922)	—	18,882
Net effect of swaps	150	151	—	—	—	—	301
Gain on foreign currency	—	—	(2,671)	—	—	—	(2,671)
Other (income) expense	62	(15,264)	657	—	14,545	—	—
Loss from investment in affiliates	48,666	20,604	4,344	—	11,097	(84,711)	—

Income (loss) before taxes	(64,079)	(66,185)	(14,379)	536	(33,077)	84,711	(92,473)
Provision (benefit) for taxes	675	(17,519)	(3,276)	536	(8,135)	—	(27,719)

Net loss	$(64,754)	$(48,666)	$(11,103)	$—	$(24,942)	$84,711	$(64,754)

Other comprehensive income (loss), (net of tax):
Cumulative foreign currency translation adjustment	(660)	—	(660)	—	—	660	(660)
Unrealized gain on cash flow hedging derivatives	1,994	605	—	—	—	(605)	1,994

Other comprehensive income (loss), (net of tax)	1,334	605	(660)	—	—	55	1,334

Total comprehensive loss	$(63,420)	$(48,061)	$(11,763)	$—	$(24,942)	$84,766	$(63,420)

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Three Months Ended March 25, 2018

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
NET CASH FROM (FOR) OPERATING ACTIVITIES	$16,999	$58,464	$(6,538)	$(64,317)	$(56,267)	$(3,559)	$(55,218)

CASH FLOWS FROM (FOR) INVESTING ACTIVITIES
Intercompany receivables (payments) receipts	—	—	(50,000)	—	64,688	(14,688)	—
Capital expenditures	—	—	(2,739)	(32,480)	(9,573)	—	(44,792)

Net cash from (for) investing activities	—	—	(52,739)	(32,480)	55,115	(14,688)	(44,792)

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Intercompany payables (payments) receipts	33,622	(48,310)	—	—	—	14,688	—
Net borrowings on revolving credit loans	—	—	—	40,000	—	—	40,000
Distributions paid to partners	(50,621)	—	—	—	—	355	(50,266)
Payment of debt issuance costs and original issue discount	—	(321)	—	(1,519)	—	—	(1,840)
Exercise of limited partnership unit options	—	125	—	—	—	—	125
Tax effect of units involved in treasury unit transactions	—	(3,039)	—	—	—	—	(3,039)
Payments related to tax withholding for equity compensation	—	(6,919)	—	—	—	—	(6,919)

Net cash from (for) financing activities	(16,999)	(58,464)	—	38,481	—	15,043	(21,939)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	(1,408)	—	—	—	(1,408)

CASH AND CASH EQUIVALENTS
Net decrease for the year	—	—	(60,685)	(58,316)	(1,152)	(3,204)	(123,357)
Balance, beginning of year	—	—	85,758	80,430	1,152	(1,095)	166,245

Balance, end of year	$—	$—	$25,073	$22,114	$—	$(4,299)	$42,888

CEDAR FAIR, L.P.

UNAUDITED CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Three Months Ended March 26, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
NET CASH FROM (FOR) OPERATING ACTIVITIES	$23,702	$56,496	$(35,208)	$(97,827)	$(21,656)	$509	$(73,984)

CASH FLOWS FROM (FOR) INVESTING ACTIVITIES
Intercompany receivables (payments) receipts	—	—	—	—	28,274	(28,274)	—
Capital expenditures	—	—	(1,148)	(41,019)	(6,298)	—	(48,465)

Net cash from (for) investing activities	—	—	(1,148)	(41,019)	21,976	(28,274)	(48,465)

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Intercompany payables (payments) receipts	24,949	(53,223)	—	—	—	28,274	—
Net borrowings on revolving credit loans	—	—	—	85,000	—	—	85,000
Distributions paid to partners	(48,651)	—	—	—	—	516	(48,135)
Tax effect of units involved in treasury unit transactions	—	(1,369)	—	—	—	—	(1,369)
Payments related to tax withholding for equity compensation	—	(1,904)	—	—	—	—	(1,904)

Net cash from (for) financing activities	(23,702)	(56,496)	—	85,000	—	28,790	33,592

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	383	—	—	—	383

CASH AND CASH EQUIVALENTS
Net increase (decrease) for the year	—	—	(35,973)	(53,846)	320	1,025	(88,474)
Balance, beginning of year	—	—	65,563	57,825	353	(1,025)	122,716

Balance, end of year	$—	$—	$29,590	$3,979	$673	$—	$34,242

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Unitholders of Cedar Fair, L.P.

Sandusky, Ohio

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cedar Fair, L.P. and subsidiaries (the “Partnership”) as of December 31, 2017 and 2016, the related consolidated statements of operations and comprehensive income, partners’ equity, and cash flows for each of the three years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Partnership as of December 31, 2017 and 2016, and the results of operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United Stated of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Partnership’s internal control over financial reporting as of December 31, 2017, based on the criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 23, 2018 (not presented herein) expressed an unqualified opinion on the Partnership’s internal control over financial reporting.

Basis for Opinion

These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

February 23, 2018

We have served as the Partnership’s auditor since 2004.

CEDAR FAIR, L.P.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	12/31/2017	12/31/2016
ASSETS
Current Assets:
Cash and cash equivalents	$166,245	$122,716
Receivables	37,722	35,414
Inventories	29,719	26,276
Other current assets	13,297	11,270

	246,983	195,676
Property and Equipment:
Land	271,021	265,961
Land improvements	421,593	402,013
Buildings	693,899	663,982
Rides and equipment	1,740,653	1,643,770
Construction in progress	72,847	58,299

	3,200,013	3,034,025
Less accumulated depreciation	(1,614,241)	(1,494,805)

	1,585,772	1,539,220
Goodwill	183,830	179,660
Other Intangibles, net	38,064	37,837
Other Assets	9,510	20,788

	$2,064,159	$1,973,181

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$—	$2,775
Accounts payable	24,621	20,851
Deferred revenue	86,131	82,765
Accrued interest	8,124	9,986
Accrued taxes	43,975	58,958
Accrued salaries, wages and benefits	18,740	30,358
Self-insurance reserves	25,107	27,063
Other accrued liabilities	18,796	9,927

	225,494	242,683
Deferred Tax Liability	74,798	104,885
Derivative Liability	8,722	17,721
Other Liabilities	11,684	13,162
Long-Term Debt:
Term debt	723,788	594,228
Notes	936,727	939,983

	1,660,515	1,534,211
Commitments and Contingencies (Note 10)
Partners’ Equity:
Special L.P. interests	5,290	5,290
General partner	—	—
Limited partners, 56,359 and 56,201 units outstanding at December 31, 2017 and December 31, 2016, respectively	81,589	52,288
Accumulated other comprehensive income (loss)	(3,933)	2,941

	82,946	60,519

	$2,064,159	$1,973,181

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

CEDAR FAIR, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per unit amounts)

	Years Ended December 31,
	2017	2016	2015
Net revenues:
Admissions	$734,060	$716,189	$687,442
Food, merchandise and games	422,469	407,673	398,019
Accommodations, extra-charge products and other	165,438	164,859	150,317

	1,321,967	1,288,721	1,235,778

Costs and expenses:
Cost of food, merchandise and games revenues	110,811	106,608	104,827
Operating expenses	558,102	538,881	517,626
Selling, general and administrative	193,770	181,830	171,490
Depreciation and amortization	153,222	131,876	125,631
Loss on impairment / retirement of fixed assets, net	12,728	12,587	20,873
Gain on sale of investment	(1,877)	—	—

	1,026,756	971,782	940,447

Operating income	295,211	316,939	295,331
Interest expense	85,603	83,863	86,849
Net effect of swaps	(45)	(1,197)	(6,884)
Loss on early debt extinguishment	23,121	—	—
(Gain) loss on foreign currency	(29,086)	(14,656)	81,016
Other income	(970)	(177)	(64)

Income before taxes	216,588	249,106	134,414
Provision for taxes	1,112	71,418	22,192

Net income	215,476	177,688	112,222
Net income allocated to general partner	2	2	1

Net income allocated to limited partners	$215,474	$177,686	$112,221

Net income	$215,476	$177,688	$112,222
Other comprehensive income (loss), (net of tax):
Foreign currency translation adjustment	(14,849)	(3,700)	16,655
Unrealized gain (loss) on cash flow hedging derivatives	7,975	3,350	(2,734)

Other comprehensive income (loss), (net of tax)	(6,874)	(350)	13,921

Total comprehensive income	$208,602	$177,338	$126,143

Basic earnings per limited partner unit:
Weighted average limited partner units outstanding	56,061	55,933	55,745
Net income per limited partner unit	$3.84	$3.18	$2.01

Diluted earnings per limited partner unit:
Weighted average limited partner units outstanding	56,800	56,562	56,362
Net income per limited partner unit	$3.79	$3.14	$1.99

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

CEDAR FAIR, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31,
	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$215,476	$177,688	$112,222
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	153,222	131,876	125,631
Loss on early debt extinguishment	23,121	—	—
Non-cash foreign currency (gain) loss on debt	(30,912)	(14,771)	81,608
Non-cash equity based compensation expense	13,434	11,878	10,998
Non-cash deferred income tax expense (benefit)	(35,770)	10,662	(16,056)
Other non-cash expenses	13,516	13,300	15,321
Change in operating assets and liabilities:
(Increase) decrease in receivables	(2,195)	(5,887)	(2,276)
(Increase) decrease in inventories	(3,332)	(1,208)	607
(Increase) decrease in other assets	(40)	(53)	(875)
Increase (decrease) in accounts payable	1,906	(407)	3,243
Increase (decrease) in deferred revenue	2,964	13,099	9,149
Increase (decrease) in accrued interest	(2,002)	13	359
Increase (decrease) in accrued taxes	(15,398)	16,888	20,965
Increase (decrease) in accrued salaries and wages	(8,004)	5,804	(6,997)
Increase (decrease) in self-insurance reserves	(2,055)	3,026	881
Increase (decrease) in other liabilities	7,248	(3,561)	(8,830)

Net cash from operating activities	331,179	358,347	345,950

CASH FLOWS FOR INVESTING ACTIVITIES
Capital expenditures	$(188,084)	$(160,656)	$(175,865)
Sale (purchase) of preferred equity investment	3,281	—	(2,000)
Purchase of identifiable intangible assets	(66)	(577)	—

Net cash for investing activities	(184,869)	(161,233)	(177,865)

CASH FLOWS FOR FINANCING ACTIVITIES
Term debt borrowings	750,000	—	—
Note borrowings	500,000	—	—
Term debt payments	(617,850)	(6,000)	—
Note payments, including amounts paid for early termination	(515,458)	—	—
Distributions paid to partners	(194,756)	(187,182)	(172,614)
Payment of debt issuance costs	(19,809)	—	—
Exercise of limited partnership unit options	65	—	—
Tax effect of units involved in treasury unit transactions	(4,440)	(422)	(1,589)
Payments related to tax withholding for equity compensation	(4,173)	(920)	(3,733)

Net cash for financing activities	(106,421)	(194,524)	(177,936)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	3,640	569	(2,432)

Net increase (decrease) for the year	43,529	3,159	(12,283)
Balance, beginning of year	122,716	119,557	131,840

Balance, end of year	$166,245	$122,716	$119,557

SUPPLEMENTAL INFORMATION
Net cash payments for interest expense	$85,975	$82,015	$84,963
Interest capitalized	2,524	2,331	3,094
Cash payments for income taxes, net of refunds	55,989	44,502	19,976
Capital expenditures in accounts payable	5,365	5,425	2,357

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

CEDAR FAIR, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY

(In thousands, except per unit amounts)

	Years Ended December 31,
	2017	2016	2015
Limited Partnership Units Outstanding
Beginning balance	56,201	56,018	55,828
Limited partnership unit options exercised	11	46	50
Limited partnership unit forfeitures	(3)	(1)	(1)
Issuance of limited partnership units related to compensation	150	138	141

	56,359	56,201	56,018

Limited Partners’ Equity
Beginning balance	$52,288	$48,428	$101,556
Net income	215,474	177,686	112,221
Partnership distribution declared (2017—$3.455; 2016—$3.330; 2015—$3.075)	(194,754)	(187,180)	(172,614)
Expense recognized for limited partnership unit options	—	5	580
Limited partnership unit options exercised	65	—	—
Tax effect of units involved in treasury unit transactions	(4,440)	(422)	(1,589)
Issuance of limited partnership units related to compensation	12,956	13,771	8,274

	81,589	52,288	48,428

General Partner’s Equity
Beginning balance	—	—	1
Net income	2	2	1
Partnership distribution declared	(2)	(2)	(2)

	—	—	—

Special L.P. Interests	5,290	5,290	5,290

Accumulated Other Comprehensive Income (Loss)
Foreign currency translation adjustment
Beginning balance	18,891	22,591	5,936
Period activity, net of tax (($4,330) in 2017; $2,127 in 2016; ($9,050) in 2015)	(14,849)	(3,700)	16,655

	4,042	18,891	22,591

Unrealized loss on cash flow hedging derivatives:
Beginning balance	(15,950)	(19,300)	(16,566)
Period activity, net of tax (($1,484) in 2017; ($650) in 2016; $625 in 2015)	7,975	3,350	(2,734)

	(7,975)	(15,950)	(19,300)

	(3,933)	2,941	3,291

Total Partners’ Equity	$82,946	$60,519	$57,009

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

CEDAR FAIR, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Partnership Organization:

Cedar Fair, L.P. (together with its affiliated companies, the “Partnership”) is a Delaware limited partnership that commenced operations in 1983 when it acquired Cedar Point, Inc., and became a publicly traded partnership in 1987. The Partnership’s general partner is Cedar Fair Management, Inc., an Ohio corporation (the “General Partner”), whose shares are held by an Ohio trust. The General Partner owns a 0.001% interest in the Partnership’s income, losses and cash distributions, except in defined circumstances, and has full responsibility for management of the Partnership. As of December 31, 2017, there were 56,358,792 outstanding limited partnership units listed on The New York Stock Exchange, net of 703,191 units held in treasury. As of December 31, 2016, there were 56,200,555 outstanding limited partnership units listed, net of 861,428 units held in treasury.

The General Partner may, with the approval of a specified percentage of the limited partners, make additional capital contributions to the Partnership, but is only obligated to do so if the liabilities of the Partnership cannot otherwise be paid or there exists a negative balance in its capital account at the time of its withdrawal from the Partnership. The General Partner, in accordance with the terms of the Partnership Agreement, is required to make regular cash distributions on a quarterly basis of all the Partnership’s available cash, as defined in the Partnership Agreement. In accordance with the Partnership agreement and restrictions within the Partnership’s 2013 Credit Agreement and 2017 Credit Agreement, the General Partner paid $3.46 per limited partner unit in distributions, or approximately $194.8 million in aggregate, in 2017.

(2) Summary of Significant Accounting Policies:

The following policies are used by the Partnership in its preparation of the accompanying consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Partnership and its subsidiaries, all of which are wholly owned. Intercompany transactions and balances are eliminated in consolidation.

Foreign Currency

The U.S. dollar is the reporting currency for the Partnership and the functional currency for the majority of the Partnership’s operations. The financial statements of the Partnership’s Canadian subsidiary are measured using the Canadian dollar as its functional currency. Assets and liabilities are translated into U.S. dollars at the appropriate spot rates as of the balance sheet date, while income and expenses are translated at average monthly exchange rates. Translation gains and losses are included as components of accumulated other comprehensive income in partners’ equity. Gains or losses from remeasuring foreign currency transactions from the transaction currency to functional currency are included in income. Foreign currency (gains) losses for the periods presented were as follows:

	Years Ended December 31,
(In thousands)	2017	2016	2015
(Gain) loss on foreign currency related to re-measurement of U.S. dollar denominated debt held in Canada	$(30,912)	$(14,771)	$81,608
(Gain) loss on other transactions	$1,826	$115	$(592)

(Gain) loss on foreign currency	$(29,086)	$(14,656)	$81,016

Segment Reporting

Each of the Partnership’s parks operates autonomously, and management reviews operating results, evaluates performance and makes operating decisions, including the allocation of resources, on a property-by-property basis. In addition to reviewing and evaluating performance of the business at the individual park level, the structure of the Partnership’s management incentive compensation systems are centered around the operating results of each park as an integrated operating unit. Therefore, each park represents a separate operating segment of the Partnership’s business. Although the Partnership manages its parks with a high degree of autonomy, each park offers and markets a similar collection of products and services to similar customers. In addition, the parks all have similar economic characteristics, in that they all show similar long-term growth trends in key industry metrics such as attendance, in-park per capita spending, net revenue, operating costs and operating profit. Therefore, the Partnership operates within a single reportable segment of amusement/water parks with accompanying resort facilities.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during each period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

Inventories

The Partnership’s inventories primarily consist of purchased products, such as merchandise and food, for sale to its customers. Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) or average cost methods of accounting at the park level.

Property and Equipment

Property and equipment are recorded at cost. Expenditures made to maintain such assets in their original operating condition are expensed as incurred, and improvements and upgrades are generally capitalized. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Depreciation expense totaled $152.5 million for the year ended December 31, 2017, $131.2 million for 2016, and $125.5 million for 2015.

The estimated useful lives of the assets are as follows:

Land improvements	Approximately		25 years
Buildings	25 years	-	40 years
Rides	Approximately		20 years
Equipment	3 years	-	10 years

Impairment of Long-Lived Assets

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 360—Property, Plant, and Equipment requires that long-lived assets be reviewed for impairment upon the occurrence of events or changes in circumstances that would indicate that the carrying value of the assets may not be recoverable. An impairment loss may be recognized when estimated undiscounted future cash flows expected to result from the use of the asset, including disposition, are less than the carrying value of the asset. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying amounts of the assets. Fair value is generally determined based on a discounted cash flow analysis. In order to determine if an asset has been impaired, assets are grouped and tested at the lowest level for which identifiable, independent cash flows are available.

Goodwill

FASB ASC 350—Intangibles—Goodwill and Other requires that goodwill be tested for impairment. Goodwill is reviewed annually for impairment, or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. All of the Partnership’s goodwill is allocated to its reporting units and goodwill impairment tests are performed at the reporting unit level. The Partnership performed its annual goodwill impairment test as of the first days of the fourth quarter for 2017 and 2016, respectively, and concluded there was no impairment of the carrying value of goodwill in either period.

A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in expected future cash flows; a sustained, significant decline in equity price and market capitalization; a significant adverse change in legal factors or in the business climate; unanticipated competition; the testing for recoverability of a significant asset group within a reporting unit; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of these assets and could have a material impact on our consolidated financial statements.

The Partnership elected to adopt FASB Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), for its 2017 annual impairment test. ASU 2017-04 eliminates step two from the goodwill impairment test. Instead, an entity recognizes an impairment charge for the amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the carrying amount of goodwill.

The fair value of a reporting unit is established using a combination of an income (discounted cash flow) approach and market approach. The income approach uses a reporting unit’s projection of estimated operating results and cash flows that is discounted using a weighted-average cost of capital that reflects current market conditions. The projection uses management’s best estimates of economic and market conditions over the projected period including growth rates in revenues and costs, estimates of future expected changes in operating margins and cash expenditures. Other significant estimates and assumptions include terminal value growth rates, future estimates of capital expenditures and changes in future working capital requirements. A market approach estimates fair value by applying cash flow multiples to the reporting unit’s operating performance. The multiples are derived from comparable publicly traded companies with similar operating and investment characteristics of the reporting units.

Other Intangible Assets

The Partnership’s other intangible assets consist primarily of trade-names and license and franchise agreements. The Partnership assesses the indefinite-lived trade-names for impairment separately from goodwill. After considering the expected use of the trade-names and reviewing any legal, regulatory, contractual, obsolescence, demand, competitive or other economic factors that could limit the useful lives of the trade-names, in accordance with FASB ASC 350, the Partnership determined that the trade-names had indefinite lives. Pursuant to FASB ASC 350, indefinite-lived intangible assets are reviewed, along with goodwill, annually for impairment or more frequently if impairment indicators arise. A relief-from-royalty model is used to determine whether the fair value of trade-names exceed their carrying amounts. The fair value of the trade-names is determined as the present value of fees avoided by owning the respective trade-name. The Partnership performed its annual impairment test as of the first days of the fourth quarter for 2017 and 2016, respectively, and concluded there was no impairment of the carrying value of these assets in either period. The Partnership’s license and franchise agreements are amortized over the life of the agreement, generally ranging from four to twenty years.

Self-Insurance Reserves

Reserves are recorded for the estimated amounts of guest and employee claims and expenses incurred each period. Reserves are established for both identified claims and incurred but not reported (IBNR) claims. Such amounts are accrued for when claim amounts become probable and estimable. Reserves for identified claims are based upon the Partnership’s own historical claims experience and third-party estimates of settlement costs. Reserves for IBNR claims, which are not material to our consolidated financial statements, are based upon the Partnership’s own claims data history. All reserves are periodically reviewed for changes in facts and circumstances, and adjustments are made as necessary. As of December 31, 2017 and December 31, 2016, the accrued self-insurance reserves totaled $25.1 million and $27.1 million, respectively.

Derivative Financial Instruments

The Partnership is exposed to market risks, primarily resulting from changes in interest rates and currency exchange rates. To manage these risks, it may enter into derivative transactions pursuant to its overall financial risk management program. The Partnership does not use derivative financial instruments for trading purposes.

The Partnership accounts for the use of derivative financial instruments according to FASB ASC 815—Derivatives and Hedging. For derivative instruments that hedge the exposure of variability in short-term rates, designated as cash flow hedges, the effective portion of the change in fair value of the derivative instrument is reported as a component of “Other comprehensive income (loss)” and reclassified into earnings in the period during which the hedged transaction affects earnings. Any ineffectiveness is recognized immediately in income. Derivative financial instruments used in hedging transactions are assessed both at inception and quarterly thereafter to ensure they are effective in offsetting changes in either the fair value or cash flows of the related underlying exposures. Instruments that do not qualify for hedge accounting or were de-designated are prospectively adjusted to fair value each reporting period through “Net effect of swaps”. As of December 31, 2017, the Partnership had no derivatives designated as cash flow hedges.

Revenue Recognition

Revenues on multi-use products are recognized over the estimated number of uses expected for each type of product and are adjusted periodically during the operating season prior to the ticket or product expiration, which occurs no later than the close of the operating season. Other revenues are recognized on a daily basis based on actual guest spending at our facilities, or over the park operating season in the case of certain marina revenues and certain sponsorship revenues.

Admission revenues include amounts paid to gain admission into the Partnership’s parks, including parking fees. Revenues related to extra-charge attractions, including premium benefit offerings like front-of-line products, and on-line advanced purchase transaction fees charged to customers are included in Accommodations, extra-charge products and other revenue.

Advertising Costs

The Partnership expenses all costs associated with its advertising, promotion and marketing programs as incurred, or for certain costs, over each park’s operating season. Advertising expense totaled $63.9 million for the year ended December 31, 2017, $60.8 million for 2016 and $58.7 million for 2015 . Certain prepaid costs incurred through year-end for the following year’s advertising programs are included in Other current assets.

Equity-Based Compensation

The Partnership accounts for equity-based compensation in accordance with FASB ASC 718—Compensation—Stock Compensation which requires measurement of compensation cost for all equity-based awards at fair value on the date of grant and recognition of compensation over the service period for awards expected to vest. The Partnership uses a binomial option-pricing model for all grant date estimations of fair value. The Partnership recognizes forfeitures as they occur.

Income Taxes

The Partnership’s legal entity structure includes both partnerships and corporate subsidiaries. As a publicly traded partnership, the Partnership is subject to an entity-level tax (the “PTP tax”). Accordingly, the Partnership itself is not subject to corporate income taxes; rather, the Partnership’s tax attributes (except those of the corporate subsidiaries) are included in the tax returns of its partners. The Partnership’s corporate subsidiaries are subject to entity-level income taxes.

Neither the Partnership’s financial reporting income, nor the cash distributions to unitholders, can be used as a substitute for the detailed tax calculations that the Partnership must perform annually for its partners. Net income from the Partnership is not treated as passive income for federal income tax purposes. As a result, partners subject to the passive activity loss rules are not permitted to offset income from the Partnership with passive losses from other sources.

The Partnership’s corporate subsidiaries account for income taxes under the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future book and tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are determined using enacted tax rates expected to apply in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax law is recognized in income at the time of enactment of such change in tax law. Any interest or penalties due for payment of income taxes are included in the provision for income taxes. The Partnership’s total Provision for taxes includes PTP taxes owed (see Note 9 to the Consolidated Financial Statements).

Earnings Per Unit

For purposes of calculating the basic and diluted earnings per limited partner unit, no adjustments have been made to the reported amounts of net income. The unit amounts used in calculating the basic and diluted earnings per limited partner unit for the years ended December 31, 2017, 2016 and 2015 are as follows:

	Years Ended December 31,
	2017	2016	2015
	(In thousands, except per unit amounts)
Basic weighted average units outstanding	56,061	55,933	55,745
Effect of dilutive units:
Deferred units (Note 7)	42	31	23
Performance units (Note 7)	188	181	72
Restricted units (Note 7)	324	288	358
Unit options (Note 7)	185	129	141
Phantom units (Note 7)	—	—	23

Diluted weighted average units outstanding	56,800	56,562	56,362

Net income per unit—basic	$3.84	$3.18	$2.01

Net income per unit—diluted	$3.79	$3.14	$1.99

The effect of out-of-the-money and/or antidilutive unit options, had they not been out of the money or antidilutive, would have been immaterial in all periods presented.

Adopted Accounting Pronouncements

In March 2016, the FASB issued Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The amendments in ASU 2016-09 were meant to simplify the accounting for share-based payment transactions, specifically the accounting for income taxes, award classification, cash flow presentation, and accounting for forfeitures. ASU 2016-09 is effective for annual and interim periods beginning after December 15, 2016. The Partnership adopted this guidance in the first quarter of 2017. The impact of the guidance included: (1) prospective recognition of excess tax benefits and tax deficiencies as income tax expense (as opposed to the previous recognition in additional paid-in-capital), approximately $1.4 million of excess tax benefits were recognized in provision for taxes for the year ended December 31, 2017; (2) prospective exclusion of future excess tax benefits and deficiencies in the calculation of diluted shares, which had an immaterial impact on net income per limited partner unit for the year ended December 31, 2017; (3) prospective classification of excess tax benefits as an operating activity within the statement of cash flows (as opposed to the previous classification as a financing activity), approximately $1.4 million of excess tax benefits were classified as an operating activity for the year ended December 31, 2017; (4) the formal accounting policy election to recognize forfeitures as they occur (as opposed to estimating a forfeiture accrual), which did not have a material impact on the Partnership’s financial statements; and (5) retrospective classification of employee taxes paid when an employer withholds shares for tax withholding purposes as a financing activity within the statement of cash flows (as opposed to the previous classification as an operating activity), approximately $0.9 million was reclassified for the year ended December 31, 2016 and $3.7 million for the year ended December 31, 2015.

In January 2017, the FASB issued Accounting Standards Update No. 2017-04, Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 eliminates step two from the goodwill impairment test. Instead, an entity recognizes an impairment charge for the amount by which a reporting unit’s carrying amount exceeds its fair value, not to exceed the carrying amount of goodwill. ASU 2017-04 is effective for annual and any interim impairment tests for periods beginning after December 15, 2019 on a prospective basis. Early adoption is permitted for annual and any interim impairment tests occurring after January 1, 2017. The Partnership adopted the standard for its 2017 annual impairment test. The adoption of the standard did not have a material effect on the consolidated financial statements (see discussion above and Note 4).

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). The ASU provides for a single, principles-based model for revenue recognition that replaces the existing revenue recognition guidance. ASU 2014-09 is effective for annual and interim periods beginning after December 15, 2017 and will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective. It permits the use of either a retrospective or modified retrospective transition method, and early adoption is permitted only as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. The Partnership has adopted this standard in the first quarter of 2018 using the modified retrospective method. The primary impact of the adoption on the consolidated financial statements will be the additional required disclosures around revenue recognition in the notes to the consolidated financial statements. The standard did not have a material effect on the consolidated financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (“ASU 2016-02”). The ASU requires the recognition of lease assets and lease liabilities within the balance sheet by lessees for operating leases, as well as requires additional disclosures in the consolidated financial statements regarding the amount, timing, and uncertainty of cash flows arising from leases. The ASU does not significantly change the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee, nor does the ASU change the accounting applied by a lessor. ASU 2016-02 is effective for annual and interim periods beginning after December 15, 2018. This ASU requires a modified retrospective method and applies to the earliest period presented in the financial statements. The Partnership expects to adopt this standard in the first quarter of 2019. While the Partnership is still in the process of evaluating the effect this standard will have on the consolidated financial statements and related disclosures, the Partnership anticipates recognizing a right-of-use asset and corresponding lease liability on the consolidated balance sheet for the Santa Clara land lease, as well as other operating leases, upon adoption.

(3) Long-Lived Assets:

Long-lived assets are reviewed for impairment upon the occurrence of events or changes in circumstances that would indicate that the carrying value of the assets may not be recoverable. In order to determine if an asset has been impaired, assets are grouped and tested at the lowest level for which identifiable, independent cash flows are available. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in expected future cash flows; a sustained, significant decline in equity price and market capitalization; a significant adverse change in legal factors or in the business climate; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of these assets and could have a material impact on the Partnership’s consolidated financial statements.

The long-lived asset impairment test involves a two-step process. The first step is a comparison of each asset group’s carrying value to its estimated undiscounted future cash flows expected to result from the use of the assets, including disposition. Projected future cash flows reflect management’s best estimates of economic and market conditions over the projected period, including growth rates in revenues and costs, estimates of future expected changes in operating margins and cash expenditures. Other significant estimates and assumptions include terminal value growth rates. If the carrying value of the asset group is higher than its undiscounted future cash flows, there is an indication that impairment exists and the second step must be performed to measure the amount of impairment loss. The amount of impairment is determined by comparing the fair value of the asset group to its carrying value in a manner consistent with the highest and best use of those assets. The Partnership estimates fair value of operating assets using an income (discounted cash flows) approach, which uses an asset group’s projection of estimated operating results and cash flows that is discounted using a weighted-average cost of capital reflective of current market conditions. If the fair value of the assets is less than their carrying value, an impairment charge is recorded for the difference.

Non-operating assets are evaluated for impairment based on changes in market conditions. When changes in market conditions are observed, impairment is estimated using a market-based approach. If the estimated fair value of the non-operating assets is less than their carrying value, an impairment charge is recorded for the difference.

At the end of the fourth quarter of 2015, the Partnership decided to permanently remove from service a long-lived asset at Cedar Point. Accordingly, the Partnership recognized and recorded an $8.6 million charge for impairment equal to the remaining net book value of this long-lived asset. The amount was recorded in “Loss on impairment / retirement of fixed assets, net” in the consolidated statement of operations and comprehensive income.

During the third quarter of 2016, the Partnership ceased operations of one of its separately gated outdoor water parks, Wildwater Kingdom, located near Cleveland in Aurora, Ohio. At the date that Wildwater Kingdom ceased operations, the only remaining long-lived asset was the approximate 670 acres of land owned by the Partnership. This land had an associated carrying value of $17.1 million . The Partnership assessed the remaining asset and concluded there was no impairment during the third quarter of 2016. In the fourth quarter of 2017, the Partnership recorded a $7.6 million impairment charge based on recent information from ongoing marketing activities. The amount was recorded in “Loss on impairment / retirement of fixed assets, net” in the consolidated statement of operations and comprehensive income. The remaining Wildwater Kingdom acreage, reduced by acreage sold, is classified as assets held-for-sale within “Other Assets” in the consolidated balance sheet ( $9.0 million as of December 31, 2017 and $17.0 million as of December 31, 2016).

(4) Goodwill and Other Intangible Assets:

Goodwill and other indefinite-lived intangible assets, including trade-names are reviewed for impairment annually, or more frequently if indicators of impairment exist. The Partnership performed its annual impairment test as of the first days of the fourth quarter in 2017 and 2016, respectively, and concluded there was no impairment of the carrying value of goodwill or other indefinite-lived intangible assets in either period.

A summary of changes in the Partnership’s carrying value of goodwill for the years ended December 31, 2017 and December 31, 2016 is as follows:

(In thousands)	Goodwill (gross)	Accumulated Impairment Losses	Goodwill (net)
Balance at December 31, 2015	$290,679	$(79,868)	$210,811
Deferred income tax adjustment related to Canadian disregarded entity(1)	(33,945)	—	(33,945)
Foreign currency exchange translation	2,794	—	2,794

Balance at December 31, 2016	259,528	(79,868)	179,660
Foreign currency exchange translation	4,170	—	4,170

Balance at December 31, 2017	$263,698	$(79,868)	$183,830

(1)	See Note 9 to the Consolidated Financial Statements.

As of December 31, 2017 and December 31, 2016, the Partnership’s other intangible assets consisted of the following:

(In thousands)	Weighted Average Amortization Period	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
December 31, 2017
Other intangible assets:
Trade names	—	$36,531	$—	$36,531
License / franchise agreements	5.9 years	3,360	(1,827)	1,533

Total other intangible assets		$39,891	$(1,827)	$38,064

December 31, 2016
Other intangible assets:
Trade names	—	$35,603	$—	$35,603
License / franchise agreements	5.4 years	3,326	(1,092)	2,234

Total other intangible assets		$38,929	$(1,092)	$37,837

Amortization expense of other intangible assets for 2017, 2016 and 2015 was immaterial and is expected to be immaterial going forward.

(5) Long-Term Debt:

Long-term debt as of December 31, 2017 and December 31, 2016 consisted of the following:

(In thousands)	Goodwill (gross)	Accumulated Impairment Losses
Term debt(1)
April 2017 U.S. term loan averaging 3.43% (due 2017-2024)	$735,000	$—
March 2013 U.S. term loan averaging 3.25% (due 2013-2020)	—	602,850
Notes
April 2017 U.S. fixed rate notes at 5.375% (due 2027)	500,000	—
June 2014 U.S. fixed rate notes at 5.375% (due 2024)	450,000	450,000
March 2013 U.S. fixed rate notes at 5.25% (due 2021)	—	500,000

	1,685,000	1,552,850

Less current portion	—	(2,775)

	1,685,000	1,550,075
Less debt issuance costs	(24,485)	(15,864)

	$1,660,515	$1,534,211

(1)	The average interest rates are calculated over the life of the instrument and do not reflect the effect of interest rate swap agreements (see Note 6 to the Consolidated Financial Statements).

In April 2017, the Partnership issued $500 million of 5.375% senior unsecured notes (“April 2017 notes”), maturing in 2027 . The net proceeds from the offering of the April 2017 notes, together with borrowings under the 2017 Credit Agreement (defined below), were used to redeem all of the Partnership’s 5.25% senior unsecured notes due 2021 (“March 2013 notes”), and pay accrued interest and transaction fees and expenses, to repay in full all amounts outstanding under its existing credit facilities and for general corporate purposes. The redemption of the March 2013 notes and repayments of the amounts outstanding under the existing credit facilities resulted in the write-off of debt issuance costs of $7.7 million and debt premium payments of $15.5 million . Accordingly, the Partnership recorded a loss on debt extinguishment of $23.1 million during the year ended December 31, 2017.

Concurrently with the April 2017 notes issuance, the Partnership amended and restated its existing $885 million credit agreement (the “2013 Credit Agreement”), which included a $630 million senior secured term loan facility and a $255 million senior secured revolving credit facility. The $1,025 million amended and restated credit agreement (the “2017 Credit Agreement”) includes a $750 million senior secured term loan facility and a $275 million senior secured revolving credit facility. The terms of the senior secured term loan facility include a maturity date of April 15, 2024 and an interest rate of London InterBank Offered Rate (“LIBOR”) plus 225 basis points (bps). The facilities provided under the 2017 Credit Agreement are collateralized by substantially all of the assets of the Partnership.

Revolving Credit Loans

The senior secured revolving credit facility under the 2017 Credit Agreement has a combined limit of $275 million and a Canadian sub-limit of $15 million . Borrowings under the revolving credit facility bear interest at LIBOR or Canadian Dollar Offered Rate (“CDOR”) plus 200 bps. The revolving credit facility is scheduled to mature in April 2022 and also provides for the issuance of documentary and standby letters of credit. As of December 31, 2017, no borrowings under the revolving credit facility were outstanding and standby letters of credit totaled $15.9 million . After letters of credit, the Partnership had $259.1 million of available borrowings under its revolving credit facility as of December 31, 2017 . The maximum outstanding revolving credit facility balance during 2017 was $110 million . The 2017 Credit Agreement requires the payment of a 37.5 bps commitment fee per annum on the unused portion of the credit facilities.

Term Debt

The $750 million senior secured term loan facility under the 2017 Credit Agreement has a maturity date of April 15, 2024 and an interest rate of LIBOR plus 225 bps. The term loan amortizes at $7.5 million annually. The minimum maturities of term debt under the 2017 Credit Agreement are as follows:

(In thousands)	2018	2019	2020	2021	2022	2023 & Beyond	Total
April 2017 U.S. term loan averaging 3.43% (due 2017-2024)	$—	$5,625	$7,500	$7,500	$7,500	$706,875	$735,000

During the third quarter of 2017, $15.0 million of amortization was paid. Therefore, there were no current maturities outstanding as of December 31, 2017 . The Partnership may prepay some or all of its term debt without premium or penalty at any time.

Notes

The Partnership’s April 2017 notes pay interest semi-annually in April and October, with the principal due in full on April 15, 2027 . Prior to April 15, 2020, up to 35% of the notes may be redeemed with the net cash proceeds of certain equity offerings at a price equal to 105.375% of the principal amount thereof, together with accrued and unpaid interest and additional interest, if any. The notes may be redeemed, in whole or in part, at any time prior to April 15, 2022 at a price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” premium together with accrued and unpaid interest and additional interest, if any, to the redemption date. Thereafter, the notes may be redeemed, in whole or in part, at various prices depending on the date redeemed.

Cedar Fair, L.P., Canada’s Wonderland Company (“Cedar Canada”), Magnum Management Corporation (“Magnum”), and Millennium Operations LLC (“Millennium”) are the co-issuers of the Partnership’s April 2017 notes and co-borrowers of the senior secured credit facilities. Both the notes and senior secured credit facilities have been fully and unconditionally guaranteed, on a joint and several basis, by each 100% owned subsidiary of Cedar Fair (other than Cedar Canada, Magnum and Millennium). There are no non-guarantor subsidiaries.

In June 2014, the Partnership issued $450 million of 5.375% senior unsecured notes (“June 2014 notes”). The Partnership’s June 2014 notes pay interest semi-annually in June and December, with the principal due in full on June 1, 2024 . The notes may be redeemed, in whole or in part, at any time prior to June 1, 2019 at a price equal to 100% of the principal amount of the notes redeemed plus a “make-whole” premium together with accrued and unpaid interest, if any, to the redemption date. Thereafter, the notes may be redeemed, in whole or in part, at various prices depending on the date redeemed.

Cedar Fair, L.P., Canada’s Wonderland Company (“Cedar Canada”), and Magnum Management Corporation (“Magnum”) are the co-issuers of the June 2014 notes. The June 2014 notes have been fully and unconditionally guaranteed, on a joint and several basis, by each 100% owned subsidiary of Cedar Fair (other than Cedar Canada and Magnum). There are no non-guarantor subsidiaries.

As market conditions warrant, the Partnership may from time to time repurchase debt securities issued by the Partnership, in privately negotiated or open market transactions, by tender offer, exchange offer or otherwise.

Covenants

The 2017 Credit Agreement includes a Consolidated Leverage Ratio, which if breached for any reason and not cured could result in an event of default. The ratio is set at a maximum of 5.50 x Consolidated Total Debt-to-Consolidated EBITDA. As of December 31, 2017, the Partnership was in compliance with this financial condition covenant and all other financial covenants under the 2017 Credit Agreement.

The Partnership’s long-term debt agreements include Restricted Payment provisions. Pursuant to the terms of the indenture governing the Partnership’s June 2014 notes, which includes the most restrictive of these Restricted Payments provisions, the Partnership can make Restricted Payments of $60 million annually so long as no default or event of default has occurred and is continuing; and the Partnership can make additional Restricted Payments if the Partnership’s pro forma Total-Indebtedness-to-Consolidated-Cash-Flow Ratio is less than or equal to 5.00 x.

(6) Derivative Financial Instruments:

Derivative financial instruments are used within the Partnership’s overall risk management program to manage certain interest rate and foreign currency risks. By utilizing a derivative instrument to hedge our exposure to LIBOR rate changes, the Partnership is exposed to counterparty credit risk, in particular the failure of the counterparty to perform under the terms of the derivative contract. To mitigate this risk, hedging instruments are placed with a counterparty that the Partnership believes poses minimal credit risk. The Partnership does not use derivative financial instruments for trading purposes.

In the first quarter of 2016, the Partnership amended each of its four interest rate swap agreements to extend each of the maturities by two years to December 31, 2020 and effectively convert $500 million of variable-rate debt to a rate of 2.64% . As a result of the amendments, the previously existing interest rate swaps were de-designated, and the amounts recorded in AOCI are being amortized into earnings through the original December 31, 2018 maturity. The amended interest rate swap agreements are not designated as hedging instruments.

The fair market value of the Partnership’s swap portfolio was recorded within “Derivative Liability” on the consolidated balance sheets as of December 31, 2017 and December 31, 2016 as follows:

(In thousands)	December 31, 2017	December 31, 2016
Derivatives not designated as hedging instruments:
Interest rate swaps	$(8,722)	$(17,721)

Derivatives Designated as Hedging Instruments

Changes in fair value of highly effective hedges are recorded as a component of AOCI in the balance sheet. Any ineffectiveness is recognized immediately in income. Amounts recorded as a component of accumulated other comprehensive income are reclassified into earnings in the same period the forecasted transactions affect earnings. As a result of the first quarter of 2016 amendments, the previously existing interest rate swap agreements were de-designated and the amended interest rate swap agreements were not designated as hedging instruments. As of December 31, 2017, the Partnership had no designated derivatives; therefore, no amount of designated derivatives are forecasted to be reclassified into earnings in the next twelve months.

Derivatives Not Designated as Hedging Instruments

Instruments that do not qualify for hedge accounting or were de-designated are prospectively adjusted to fair value each reporting period through “Net effect of swaps” within the consolidated statements of operations and comprehensive income. The amounts that were previously recorded as a component of AOCI prior to de-designation are reclassified to earnings, and a corresponding realized gain or loss is recognized when the forecasted cash flow occurs. As a result of the first quarter of 2016 amendments, the previously existing interest rate swap agreements were de-designated, and the amounts previously recorded in AOCI are being amortized into earnings through the original December 31, 2018 maturity. As of December 31, 2017, approximately $9.5 million of losses remained in AOCI related to the effective cash flow hedge contracts prior to de-designation, all of which will be reclassified to earnings within the next twelve months.

The following table summarizes the effect of derivative instruments on income and other comprehensive income for the years ended December 31, 2017 and December 31, 2016 :

(In thousands)	Amount of Gain (Loss) recognized in OCI on Derivatives (Effective Portion)		Amount and Location of Gain (Loss) Reclassified from Accumulated OCI into Income Effective Portion)			Amount and Location of Gain (Loss) Recognized in Income on Derivatives
Designated Derivatives	Year ended 12/31/17	Year ended 12/31/16	Designated Derivatives	Year ended 12/31/17	Year ended 12/31/16	Derivatives Not Designated	Year ended 12/31/17	Year ended 12/31/16

Interest rate swaps	$—	$(4,671)	Interest Expense	$—	$(851)	Met effect of swaps	$9,504	$9,868

During the year ended December 31, 2017, the Partnership recognized $9.5 million of gains on the derivatives not designated as cash flow hedges and $9.5 million of expense representing the regular amortization of amounts in AOCI. The net effect of these amounts resulted in an immaterial impact to earnings for the year recorded in “Net effect of swaps”.

During the year ended December 31, 2016, the Partnership recognized $9.9 million of gains on the derivatives not designated as cash flow hedges and $8.7 million of expense representing the regular amortization of amounts in AOCI. The net effect of these amounts resulted in a benefit to earnings for the year of $1.2 million recorded in “Net effect of swaps”.

(7) Partners’ Equity:

Special L.P. Interests

In accordance with the Partnership Agreement, certain partners were allocated $5.3 million of 1987 and 1988 taxable income (without any related cash distributions) for which they received Special L.P. Interests. The Special L.P. Interests do not participate in cash distributions and have no voting rights. However, the holders of Special L.P. Interests will receive in the aggregate $5.3 million upon liquidation of the Partnership.

Equity-Based Incentive Plan

The 2016 Omnibus Incentive Plan was approved by the Partnership’s unitholders in June 2016 and allows the awarding of up to 2.8 million unit options and other forms of equity as determined by the Compensation Committee of the Board of Directors as an element of compensation to senior management and other key employees. The 2016 Omnibus Incentive Plan superseded the 2008 Omnibus Incentive Plan which was approved by the Partnership’s unitholders in May 2008 and allowed the awarding of up to 2.5 million unit options and other forms of equity. Outstanding awards under the 2008 Omnibus Incentive Plan continue to be in effect and are governed by the terms of that plan. The 2016 Omnibus Incentive Plan provides an opportunity for officers, directors, and eligible persons to acquire an interest in the growth and performance of the Partnership’s units and provides employees annual and long-term incentive awards as determined by the Board of Directors. Under the 2016 Omnibus Incentive Plan, the Compensation Committee of the Board of Directors may grant unit options, unit appreciation rights, restricted units, performance awards, other unit awards, cash incentive awards and unrestricted unit awards. The awards granted by the Compensation Committee fall into two categories, Awards Payable in Cash or Equity, and Awards Payable in Equity. The impact of these awards is more fully described below.

Equity-based compensation expense recognized in the consolidated statements of operations and comprehensive income within “Selling, General and Administrative Expense” for the applicable periods was as follows:

	Years Ended December 31,
(In thousands)	2017	2016	2015
Awards Payable in Cash or Equity
Phantom units	$—	$—	$788
Performance units	507	4,586	8,041
Deferred units	627	993	794
Awards Payable in Equity
Performance units	8,822	7,519	3,677
Restricted units	4,612	3,856	4,075
Unit Options	—	5	580

Total equity-based compensation expense	$14,568	$16,959	$17,955

Awards Payable in Cash or Equity

Phantom Units

During the year ended December 31, 2017, no phantom units were awarded. Phantom unit awards generally vest over an approximate four -year period and can be settled with cash, limited partnership units, or a combination of both, as determined by the Compensation Committee. The effect of phantom unit awards has been included in the diluted earnings per unit calculation for the year ended December 31, 2015, as a portion of the awards were paid in limited partnership units during that year. As of December 31, 2015, the Partnership had settled all outstanding phantom unit awards.

Performance Units

During the year ended December 31, 2017, no performance units payable in cash or equity were awarded. The number of performance units issuable under these awards are contingently based upon certain performance targets over a three -year period and these awards can be settled with cash, limited partnership units, or a combination of both as determined by the Compensation Committee, after the end of the performance period. Certain of these types of performance units were awarded in prior years. The effect of these outstanding performance unit awards for which the performance condition had been met has been included in the diluted earnings per unit calculation, as a portion of the awards were paid in limited partnership units. The effect of these outstanding performance unit awards for which the performance condition had not been met has been excluded from the diluted earnings per unit calculation. As of December 31, 2017, the Partnership had settled all outstanding performance unit awards payable in cash or equity.

Deferred Units

(In thousands, except per unit amounts)	Number of Units	Weighted Average Grant Date Fair Value Per Unit
Outstanding deferred units at December 31, 2016	35	$53.51
Granted(1)	9	$62.71
Forfeited	—	$—
Vested	—	$—

Outstanding deferred units at December 31, 2017	44	$55.41

(1)	Includes 2 distribution-equivalent units.

Deferred unit awards vest over a one -year period and the settlement of these units is deferred until the individual’s service to the Partnership ends. The deferred units begin to accumulate distribution-equivalents upon vesting and are paid when the restriction ends. The effect of outstanding deferred unit awards has been included in the diluted earnings per unit calculation, as a portion of the awards are expected to be settled in limited partnership units. As of December 31, 2017, the market value of the deferred units was $2.9 million, was classified as current and was recorded within “Other accrued liabilities” within the consolidated balance sheet. As of December 31, 2017, there was no unamortized expense related to unvested deferred unit awards as all units were fully vested.

Awards Payable in Equity

Performance Units

(In thousands, except per unit amounts)	Number of Units	Weighted Average Grant Date Fair Value Per Unit
Unvested performance units at December 31, 2016	488	$55.32
Granted(1)	112	$61.79
Forfeited	(6)	$56.78
Vested	(62)	$50.95

Unvested performance units at December 31, 2017	532	$57.18

(1)	Includes 20 forfeitable distribution-equivalent units.

The number of performance units issuable under these awards are contingently based upon certain performance targets over a three -year vesting period. The annual performance awards and the related forfeitable distribution-equivalent units, generally are paid out in the first quarter following the performance period in limited partnership units. The effect of these types of outstanding performance unit awards, for which the performance conditions have been met, have been included in the diluted earnings per unit calculation. Of the unvested performance units at December 31, 2017, 62,117 units were retention grant units. Vesting of the retention grant unit award follows a three -year performance period. Half of the retention grant unit award vested in December 2017 and the remaining half of the award will vest in December 2018. The forfeitable distribution equivalents for the retention grant units are payable in cash at the same time. As of December 31, 2017, $0.7 million of these forfeitable distribution equivalents were accrued, classified as current and recorded within “Other accrued liabilities” within the consolidated balance sheet.

As of December 31, 2017, unamortized compensation expense related to these unvested performance unit awards was $12.1 million, which is expected to be amortized over a weighted average period of 2.2 years. The fair value of the performance units is based on the unit price the day before the date of grant along with reinvested forfeitable distribution-equivalent units. The Partnership assesses the probability of the performance targets being met and recognizes related expense accordingly.

Restricted Units

(In thousands, except per unit amounts)	Number of Units	Weighted Average Grant Date Fair Value Per Unit
Unvested restricted units at December 31, 2016	225	$57.09
Granted	98	$63.12
Forfeited	(3)	$57.53
Vested	(68)	$55.93

Unvested restricted units at December 31, 2017	252	$59.75

The majority of the restricted units vest over a three -year period, and the restrictions on these units lapse upon vesting. Of the unvested restricted units at December 31, 2017, 32,154 units vest following a two -year cliff vesting period and 29,253 units vest following a three -year cliff vesting period. During the vesting period for restricted unit awards, the units accumulate forfeitable distribution-equivalents, which, when the units are fully vested, are payable in cash. As of December 31, 2017, the amount of forfeitable distribution equivalents accrued totaled $1.0 million; $0.6 million of which was classified as current and recorded within “Other accrued liabilities” within the consolidated balance sheet and $0.4 million of which was classified as non-current and recorded within “Other Liabilities”.

As of December 31, 2017, unamortized compensation expense, determined as the market value of the units on the day before the date of grant, related to unvested restricted unit awards was $10.0 million, which is expected to be amortized over a weighted average period of 2.3 years.

Unit Options

The Partnership’s unit options are issued with an exercise price no less than the market closing price of the Partnership’s units on the day before the date of grant. Outstanding unit options vest over a three -year period and have a maximum term of ten years. As of December 31, 2017, the Partnership had 373,612 fixed-price unit options outstanding under the 2008 Omnibus Incentive Plan. No options have been granted under the 2016 Omnibus Incentive Plan.

A summary of unit option activity and vested unit options outstanding for the years ended December 31, 2017 and December 31, 2016 is as follows:

	2017		2016
(In thousands, except per unit amounts)	Unit Options	Weighted Average Exercise Price	Unit Options	Weighted Average Exercise Price
Outstanding, beginning of year	400	$34.42	507	$34.50
Exercised	(20)	31.85	(107)	34.80
Forfeited	(6)	35.05	—	—

Outstanding, end of year	374	$34.55	400	$34.42

Options exercisable, end of year	374	$34.55	400	$34.42

Weighted Average Remaining Contractual Life	4.9 years
Aggregate intrinsic value	$11,373

The range of exercise prices of unit options outstanding was $29.53 to $36.95 as of December 31, 2017. The total intrinsic value of unit options exercised during the years ended December 31, 2017, 2016 and 2015 were $0.7 million, $2.8 million, and $3.0 million, respectively.

The Partnership has a policy of issuing limited partnership units from treasury to satisfy unit option exercises and expects its treasury unit balance to be sufficient for 2018 based on estimates of unit option exercises for that period.

(8) Retirement Plans:

The Partnership has trusteed, noncontributory retirement plans for the majority of its full-time employees. Contributions are discretionary and amounts accrued were approximately $4.0 million, $4.2 million and $4.3 million for the years ended December 31, 2017, 2016 and 2015, respectively. Additionally, the Partnership has a trusteed, contributory retirement plan for the majority of its full-time employees. This plan permits employees to contribute specified percentages of their salary, matched up to a limit by the Partnership. Matching contributions, net of forfeitures, approximated $2.6 million, $2.4 million and $2.3 million for the years ended December 31, 2017, 2016 and 2015, respectively.

In addition, approximately 265 employees are covered by union-sponsored, multi-employer pension plans for which approximately $1.8 million, $1.7 million and $1.5 million were contributed for the years ended December 31, 2017, 2016 and 2015, respectively. The Partnership has no plans to withdraw from any of the multi-employer plans. The Partnership believes that the liability resulting from any such withdrawal, as defined by the Multi-employer Pension Plan Amendments Act of 1980, would not be material.

(9) Income and Partnership Taxes:

Federal and state tax legislation in 1997 provided a permanent income tax exemption to existing publicly traded partnerships (PTP), such as Cedar Fair, L.P., with a PTP tax levied on partnership gross income (net revenues less cost of food, merchandise and games) beginning in 1998. In addition, income taxes are recognized for the amount of taxes payable by the Partnership’s corporate subsidiaries for the current year and for the impact of deferred tax assets and liabilities that represent future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. As such, the Partnership’s “Provision for taxes” includes amounts for both the PTP tax and for income taxes on the Partnership’s corporate subsidiaries.

The Partnership’s 2017 tax provision totaled $1.1 million, which consists of an $11.1 million provision for the PTP tax and a $10.0 million benefit for income taxes. This compares with the Partnership’s 2016 tax provision of $71.4 million, which consisted of an $11.4 million provision for the PTP tax and a $60.0 million provision for income taxes, and the 2015 tax provision of $22.2 million, which consisted of an $11.7 million provision for the PTP tax and a $10.5 million provision for income taxes. The calculation of the tax provision involves significant estimates and assumptions and actual results could differ from those estimates.

Significant components of income before taxes for the years ended December 31, 2017, 2016 and 2015 were as follows:

(In thousands)	2017	2016	2015
Domestic	$171,382	$223,626	$209,268
Foreign	45,206	25,480	(74,854)

Total income before taxes	$216,588	$249,106	$134,414

The provision (benefit) for income taxes was comprised of the following for the years ended December 31, 2017, 2016 and 2015:

(In thousands)	2017	2016	2015
Income taxes:
Current federal	$18,640	$40,440	$22,232
Current state and local	4,631	5,729	3,767
Current foreign	2,501	3,188	530

Total current	25,772	49,357	26,529

Deferred federal, state and local	(41,133)	5,766	4,842
Deferred foreign	5,363	4,896	(20,898)

Total deferred	(35,770)	10,662	(16,056)

Total provision (benefit) for income taxes	$(9,998)	$60,019	$10,473

The provision (benefit) for income taxes for the Partnership’s corporate subsidiaries differs from the amount computed by applying the U.S. federal statutory income tax rate of 35% to the Partnership’s income before taxes.

The sources and tax effects of the differences were as follows:

(In thousands)	2017	2016	2015
Income tax provision based on the U.S. federal statutory tax rate	$75,806	$87,187	$47,045
Partnership income not includible in corporate income	(23,644)	(38,702)	(39,279)
State and local taxes, net of federal income tax benefit	4,878	6,323	3,504
Valuation allowance	(119)	(1,473)	—
Tax credits	(1,063)	(1,066)	(1,253)
Change in U.S. tax law	(54,171)	7,366	—
Foreign currency translation (gains) losses	(10,756)	—	—
Nondeductible expenses and other	(929)	384	456

Total provision (benefit) for income taxes	$(9,998)	$60,019	$10,473

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of deferred tax assets and liabilities as of December 31, 2017 and December 31, 2016 were as follows:

(In thousands)	2017	2016
Deferred tax assets:
Compensation	$9,022	$15,716
Accrued expenses	4,647	6,875
Foreign tax credits	8,654	7,679
Tax attribute carryforwards	2,016	1,987
Derivatives	938	2,698
Foreign currency	5,443	10,414
Deferred revenue	2,653	4,455

Deferred tax assets	33,373	49,824
Valuation allowance	(4,088)	(4,207)

Net deferred tax assets	29,285	45,617

Deferred tax liabilities:
Property	(91,730)	(136,831)
Intangibles	(12,353)	(13,671)

Deferred tax liabilities	(104,083)	(150,502)

Net deferred tax liability	$(74,798)	$(104,885)

The Partnership records a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion, or all, of a deferred tax asset will not be realized. Through December 31, 2016, the Partnership had recorded a $4.2 million valuation allowance related to a $7.7 million deferred tax asset for foreign tax credit carryforwards. The need for this allowance was based on several factors including the ten -year carryforward period allowed for excess foreign tax credits, experience to date of foreign tax credit limitations, and management’s long term estimates of domestic and foreign source income.

During the fourth quarter of 2017, the Partnership recognized a $0.1 million tax benefit from a release of valuation allowance based on management’s updated projection of future foreign tax credit utilization. The valuation allowance had previously been reduced by $1.5 million for the year ended December 31, 2016. There was no change for the year ended December 31, 2015. Further, the Partnership believes based on its update of long term estimates of domestic and foreign source income that no additional adjustments to the valuation allowance are warranted. As of December 31, 2017, the Partnership had an $8.7 million deferred tax asset for foreign tax credit carryforwards and a related $4.1 million valuation allowance.

During the fourth quarter of 2017, the Partnership recognized a tax benefit of $54.2 million due to tax law changes. First, during October 2017, the U.S. Department of Treasury extended the implementation date of the final regulations impacting the recognition of foreign currency gains and losses for the purpose of calculating U.S. taxable income. The regulations change the taxability of future recognized foreign currency gains and losses upon repatriation from a foreign subsidiary. Accordingly, during 2017 and 2016, the Partnership, using the Fresh Start Transition Method provided in the regulations, recomputed and recorded the future reported tax consequences of the change in tax law. The Partnership recognized an increase in provision for taxes and a reduction of deferred tax assets of $1.1 million related to these changes for the year ended December 31, 2017 and $7.4 million for the year ended December 31, 2016. Second, on December 22, 2017, the Act, was signed into law. The Act includes numerous tax law changes, including a reduction in the federal corporate income tax rate from 35% to 21% . Since the Partnership’s corporate subsidiaries have a March tax year end, the applicable tax rate for 2017 will be a 31.8% blended rate that is based on the applicable statutory rates before and after the change, and the number of days in the period within the taxable year before and after the effective date of the change in tax rate. As a result of the reduction in the federal corporate income tax rate, the Partnership recognized a $6.1 million current income tax benefit. The change in tax rates also necessitates the remeasurement of deferred tax balances that are expected to reverse following enactment using the applicable tax rates. As a result of the remeasurement of the net deferred tax liability, the Partnership realized a $49.2 million deferred tax benefit. The amounts recorded to reflect the effects of the Act are provisional and are subject to change in accordance with SAB 118. The sum of these effects was recorded as a tax benefit in the Partnership’s consolidated statement of operations and comprehensive income for the year ended December 31, 2017.

As of December 31, 2017, the Partnership had $2.0 million of tax attribute carryforwards consisting entirely of the tax effect of state net operating loss carryforwards. Unused state net operating loss carryforwards will expire from 2018 to 2028. The Partnership expects to fully realize these tax attribute carryforwards. As such, no valuation allowance has been recorded relating to these tax attribute carryforwards.

During the fourth quarter of 2016, management reassessed its accounting for the deferred income tax effects related to its Canadian disregarded entity temporary differences that were recorded in purchase accounting at the time of the acquisition. As a result, to appropriately reflect these tax effects, the Partnership recorded an adjustment that reduced deferred tax liabilities and goodwill by $33.9 million as of December 31, 2016. The adjustment did not impact the statements of operations and comprehensive income or cash flows for any period presented.

The Partnership has recorded a deferred tax liability of $3.2 million as of December 31, 2017 and a deferred tax asset of $3.0 million as of December 31, 2016 to account for the tax effect of derivatives and foreign currency translation adjustments included in other comprehensive income.

The Partnership has unrecognized income tax benefits as of December 31, 2017 . The following is a reconciliation of beginning and ending unrecognized tax benefits:

(In thousands)	Unrecognized Tax Benefits
Balance at December 31, 2015	$1,100
Increase from 2016 tax positions	—
Increase from 2015 tax positions	100
Decrease from settlements with taxing authority	—
Decrease from expiration of statute of limitations	(300)

Balance at December 31, 2016	900
Increase from 2017 tax positions	—
Increase from 2016 tax positions	100
Decrease from settlements with taxing authority	—
Decrease from expiration of statute of limitations	(300)

Balance at December 31, 2017	$700

As of December 31, 2017, a total of $0.7 million of unrecognized tax benefits was recorded for state and local income tax positions. There were $0.9 million of unrecognized tax positions during the year ended December 31, 2016 and $1.1 million unrecognized tax positions for the year ended December 31, 2015 . If recognized, the tax benefits would decrease the Partnership taxes by $0.7 million.

The Partnership recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. Related to the unrecognized tax benefits noted, the Partnership accrued interest of $0.3 million and penalties of $0.1 million during the year ended December 31, 2017 . The Partnership does not anticipate a significant change to the amount of unrecognized tax benefits over the next 12 months.

The Partnership and its corporate subsidiaries are subject to taxation in the U.S., Canada and various state and local jurisdictions. The tax returns of the Partnership are subject to examination by state and federal tax authorities. With few exceptions, the Partnership and its corporate subsidiaries are no longer subject to examination by the major taxing authorities for tax years before 2013.

(10) Operating Lease Commitments and Contingencies:

Operating Lease Commitments

The Partnership has commitments under various operating leases at its parks. Future minimum lease payments under non-cancelable operating leases as of December 31, 2017 are as follows:

(In thousands)	Future Minimum Lease Payments
Year:
2018	$8,720
2019	7,592
2020	6,527
2021	5,937
2022	5,684
Thereafter	91,321

Total	$125,781

The amount due after 2022 includes the land lease at California’s Great America which is renewable in 2039. Lease expense, which includes short-term rentals for equipment and machinery, for the years ended December 31, 2017, 2016 and 2015 totaled $14.8 million, $12.8 million and $14.5 million, respectively.

Contingencies

The Partnership is also a party to a number of lawsuits arising in the normal course of business. In the opinion of management, none of these matters, beyond what has been disclosed within this document, are expected to have a material effect in the aggregate on the Partnership’s financial statements.

(11) Fair Value Measurements:

The FASB’s Accounting Standards Codification (ASC) 820—Fair Value Measurements and Disclosures emphasizes that fair value is a market-based measurement that should be determined based on assumptions (inputs) that market participants would use in pricing an asset or liability. Inputs may be observable or unobservable, and valuation techniques used to measure fair value should maximize the use of relevant observable inputs and minimize the use of unobservable inputs. Accordingly, FASB ASC 820 establishes a hierarchal disclosure framework that ranks the quality and reliability of information used to determine fair values. The hierarchy is associated with the level of pricing observability utilized in measuring fair value and defines three levels of inputs to the fair value measurement process. Quoted prices are the most reliable valuation inputs, whereas model values that include inputs based on unobservable data are the least reliable. Each fair value measurement must be assigned to a level corresponding to the lowest level input that is significant to the fair value measurement in its entirety.

The three broad levels of inputs defined by the fair value hierarchy are as follows:

•	Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2—inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3—inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The table below presents the balances of assets and liabilities measured at fair value as of December 31, 2017 and December 31, 2016 on a recurring basis as well as the fair values of other financial instruments:

	Consolidated Balance Sheet Level	Fair Value Hierarchy Level	December 31, 2017		December 31, 2016
(In thousands)			Carrying Value	Fair Value	Carrying Value	Fair Value
Financial assets (liabilities) measured on a recurring basis:
Short-term investments	Other current assets	Level 1	$736	$736	—	—
Interest rate swap agreements not designated as cash flow hedges	Derivative Liability	Level 2	$(8,722)	$(8,722)	$(17,721)	$(17,721)
Other financial assets (liabilities):
March 2013 term debt	Long-Term Debt(1)	Level 2	—	—	$(600,075)	$(603,075)
April 2017 term debt	Long-Term Debt(1)	Level 2	$(735,000)	$(742,350)	—	—
March 2013 notes	Long-Term Debt(1)	Level 1	—	—	$(500,000)	$(510,000)
June 2014 notes	Long-Term Debt(1)	Level 1	$(450,000)	$(469,125)	$(450,000)	$(462,375)
April 2017 notes	Long-Term Debt(1)	Level 2	$(500,000)	$(525,000)	—	—

(1)	Carrying values of long-term debt balances are before reductions of debt issuance costs of $24.5 million and $15.9 million as of December 31, 2017 and December 31, 2016, respectively.

Fair values of the interest rate swap agreements are determined using significant inputs, including LIBOR forward curves, which are considered Level 2 observable market inputs.

As of December 31, 2017, the Partnership has measured the remaining land at Wildwater Kingdom, one of the Partnership’s separately gated outdoor water parks which ceased operations in 2016, at fair value less cost to sell based on Level 3 unobservable market input. In the fourth quarter of 2017, the Partnership recorded a $7.6 million impairment charge based on recent information from ongoing marketing activities. This amount was recorded in “Loss on impairment / retirement of fixed assets, net” in the consolidated statement of operations and comprehensive income.

The carrying value of cash and cash equivalents, revolving credit loans, accounts receivable, current portion of term debt, accounts payable, and accrued liabilities approximates fair value because of the short maturity of these instruments. There were no assets measured at fair value on a non-recurring basis as of December 31, 2016.

(12) Changes in Accumulated Other Comprehensive Income (“AOCI”):

The following tables reflect the changes in AOCI related to limited partners’ equity for the years ended December 31, 2017 and December 31, 2016 :

Changes in Accumulated Other Comprehensive Income by Component(1)

(In thousands)	Gains and Losses on Cash Flow Hedges	Foreign Currency Translation	Total
Balance at December 31, 2016	$(15,950)	$18,891	$2,941

Other comprehensive income (loss) before reclassifications, net of tax ($4,330)	—	(14,849)	(14,849)
Amounts reclassified from accumulated other comprehensive income, net of tax ($1,484)(2)	7,975	—	7,975

Net other comprehensive income (loss)	7,975	(14,849)	(6,874)

Balance at December 31, 2017	$(7,975)	$4,042	$(3,933)

(1)	All amounts are net of tax. Amounts in parentheses indicate debits.
(2)	See Reclassifications Out of Accumulated Other Comprehensive Income table below for reclassification details.

Changes in Accumulated Other Comprehensive Income by Component(1)

(In thousands)	Gains and Losses on Cash Flow Hedges	Foreign Currency Translation	Total
Balance at December 31, 2015	$(19,300)	$22,591	$3,291

Other comprehensive income (loss) before reclassifications, net of tax $711 and $2,127	(3,960)	(3,700)	(7,660)
Amounts reclassified from accumulated other comprehensive income, net of tax ($1,361)(2)	7,310	—	7,310

Net other comprehensive income (loss)	3,350	(3,700)	(350)

Balance at December 31, 2016	$(15,950)	$18,891	$2,941

(1)	All amounts are net of tax. Amounts in parentheses indicate debits.
(2)	See Reclassifications Out of Accumulated Other Comprehensive Income table below for reclassification details.

Reclassifications Out of Accumulated Other Comprehensive Income

Details about Accumulated Other Comprehensive Income Components	Amount Reclassified from Accumulated Other Comprehensive Income		Affected Line Item in the Statement Where Net Income is Presented
(In thousands)	Year ended 12/31/2017	Year ended 12/31/2016
Interest rate contracts	$9,459	$8,671	Net effect of swaps
Provision for taxes	(1,484)	(1,361)	Provision for taxes

Losses on cash flow hedges	$7,975	$7,310	Net of tax

(13) Consolidating Financial Information of Guarantors and Issuers of June 2014 Notes:

Cedar Fair, L.P., Canada’s Wonderland Company (“Cedar Canada”), and Magnum Management Corporation (“Magnum”) are the co-issuers of the Partnership’s June 2014 Notes (see Note 5 to the Consolidated Financial Statements). The notes have been fully and unconditionally guaranteed, on a joint and several basis, by each 100% owned subsidiary of Cedar Fair (other than Cedar Canada and Magnum) that guarantees the Partnership’s senior secured credit facilities. There are no non-guarantor subsidiaries.

The following consolidating schedules present condensed financial information for Cedar Fair, L.P., Cedar Canada, and Magnum, the co-issuers, and each 100% owned subsidiary of Cedar Fair (other than Cedar Canada and Magnum), the guarantors (on a combined basis), as of December 31, 2017 and December 31, 2016 and for the years ended December 31, 2017, December 31, 2016, and December 31, 2015 . In lieu of providing separate audited financial statements for the guarantor subsidiaries, the accompanying condensed consolidating financial statements have been included.

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$85,758	$81,582	$(1,095)	$166,245
Receivables	—	1,184	15,574	857,205	(836,241)	37,722
Inventories	—	—	1,891	27,828	—	29,719
Other current assets	164	28,297	3,454	10,983	(29,601)	13,297

	164	29,481	106,677	977,598	(866,937)	246,983
Property and Equipment, net	—	835	181,673	1,403,264	—	1,585,772
Investment in Park	588,684	1,045,640	238,132	234,238	(2,106,694)	—
Goodwill	674	—	63,551	119,605	—	183,830
Other Intangibles, net	—	—	14,177	23,887	—	38,064
Deferred Tax Asset	—	20,956	—	—	(20,956)	—
Other Assets	—	—	40	9,470	—	9,510

	$589,522	$1,096,912	$604,250	$2,768,062	$(2,994,587)	$2,064,159

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$497,558	$344,410	$1,379	$18,610	$(837,336)	$24,621
Deferred revenue	—	—	6,237	79,894	—	86,131
Accrued interest	27	18	2,055	6,024	—	8,124
Accrued taxes	352	—	—	73,224	(29,601)	43,975
Accrued salaries, wages and benefits	—	17,498	1,242	—	—	18,740
Self-insurance reserves	—	10,947	1,618	12,542	—	25,107
Other accrued liabilities	3,406	5,094	157	10,139	—	18,796

	501,343	377,967	12,688	200,433	(866,937)	225,494
Deferred Tax Liability	—	—	13,809	81,945	(20,956)	74,798
Derivative Liability	5,233	3,489	—	—	—	8,722
Other Liabilities	—	873	—	10,811	—	11,684
Long-Term Debt:
Term debt	—	127,437	—	596,351	—	723,788
Notes	—	—	445,156	491,571	—	936,727

	—	127,437	445,156	1,087,922	—	1,660,515
Equity	82,946	587,146	132,597	1,386,951	(2,106,694)	82,946

	$589,522	$1,096,912	$604,250	$2,768,062	$(2,994,587)	$2,064,159

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2016

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$65,563	$58,178	$(1,025)	$122,716
Receivables	—	1,409	28,019	576,975	(570,989)	35,414
Inventories	—	—	1,371	24,905	—	26,276
Other current assets	173	796	2,229	9,833	(1,761)	11,270

	173	2,205	97,182	669,891	(573,775)	195,676
Property and Equipment, net	—	844	175,358	1,363,018	—	1,539,220
Investment in Park	798,076	937,626	200,075	324,282	(2,260,059)	—
Goodwill	674	—	59,381	119,605	—	179,660
Other Intangibles, net	—	—	13,255	24,582	—	37,837
Deferred Tax Asset	—	33,303	—	—	(33,303)	—
Other Assets	—	2,000	108	18,680	—	20,788

	$798,923	$975,978	$545,359	$2,520,058	$(2,867,137)	$1,973,181

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$—	$572	$64	$2,139	$—	$2,775
Accounts payable	428,396	145,258	740	18,471	(572,014)	20,851
Deferred revenue	—	—	5,601	77,164	—	82,765
Accrued interest	4,613	3,207	2,057	109	—	9,986
Accrued taxes	405	18,653	—	41,661	(1,761)	58,958
Accrued salaries, wages and benefits	—	29,227	1,131	—	—	30,358
Self-insurance reserves	—	12,490	1,321	13,252	—	27,063
Other accrued liabilities	2,282	3,018	193	4,434	—	9,927

	435,696	212,425	11,107	157,230	(573,775)	242,683
Deferred Tax Liability	—	—	12,838	125,350	(33,303)	104,885
Derivative Liability	10,633	7,088	—	—	—	17,721
Other Liabilities	—	1,236	—	11,926	—	13,162
Long-Term Debt:
Term debt	—	123,672	13,598	456,958	—	594,228
Notes	292,075	203,140	444,768	—	—	939,983

	292,075	326,812	458,366	456,958	—	1,534,211
Equity	60,519	428,417	63,048	1,768,594	(2,260,059)	60,519

	$798,923	$975,978	$545,359	$2,520,058	$(2,867,137)	$1,973,181

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE

INCOME

For the Year Ended December 31, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
Net revenues	$104,080	$317,496	$127,929	$1,239,067	$(466,605)	$1,321,967
Costs and expenses:
Cost of food, merchandise and games revenues	—	—	11,483	99,328	—	110,811
Operating expenses	—	313,654	44,990	666,063	(466,605)	558,102
Selling, general and administrative	3,007	67,872	10,497	112,394	—	193,770
Depreciation and amortization	—	33	15,654	137,535	—	153,222
Loss on impairment / retirement of fixed assets, net	—	—	656	12,072	—	12,728
Gain on sale of investment	—	(1,877)	—	—	—	(1,877)

	3,007	379,682	83,280	1,027,392	(466,605)	1,026,756

Operating income (loss)	101,073	(62,186)	44,649	211,675	—	295,211
Interest expense, net	23,739	18,837	24,839	17,333	—	84,748
Net effect of swaps	(150)	105	—	—	—	(45)
Loss on early debt extinguishment	11,773	8,188	205	2,955	—	23,121
Gain on foreign currency	—	(25)	(29,061)	—	—	(29,086)
Other (income) expense	250	(73,581)	3,460	69,756	—	(115)
Income from investment in affiliates	(160,925)	(176,698)	(38,057)	(84,398)	460,078	—

Income before taxes	226,386	160,988	83,263	206,029	(460,078)	216,588
Provision (benefit) for taxes	10,910	60	(1,134)	(8,724)	—	1,112

Net income	$215,476	$160,928	$84,397	$214,753	$(460,078)	$215,476

Other comprehensive income (loss), (net of tax):
Cumulative foreign currency translation adjustment	(14,849)	—	(14,849)	—	14,849	(14,849)
Unrealized gain on cash flow hedging derivatives	7,975	2,422	—	—	(2,422)	7,975

Other comprehensive income (loss), (net of tax)	(6,874)	2,422	(14,849)	—	12,427	(6,874)

Total comprehensive income	$208,602	$163,350	$69,548	$214,753	$(447,651)	$208,602

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE

INCOME

For the Year Ended December 31, 2016

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
Net revenues	$144,042	$320,945	$117,962	$1,234,075	$(528,303)	$1,288,721
Costs and expenses:
Cost of food, merchandise and games revenues	—	—	9,868	96,740	—	106,608
Operating expenses	—	303,974	42,820	720,390	(528,303)	538,881
Selling, general and administrative	3,029	68,422	10,151	100,228	—	181,830
Depreciation and amortization	—	35	14,816	117,025	—	131,876
Loss on impairment / retirement of fixed assets, net	—	—	159	12,428	—	12,587

	3,029	372,431	77,814	1,046,811	(528,303)	971,782

Operating income (loss)	141,013	(51,486)	40,148	187,264	—	316,939
Interest expense, net	32,643	24,114	25,403	1,526	—	83,686
Net effect of swaps	(473)	(724)	—	—	—	(1,197)
(Gain) loss on foreign currency	—	—	(14,660)	4	—	(14,656)
Other (income) expense	250	(83,657)	3,925	79,482	—	—
Income from investment in affiliates	(80,295)	(73,132)	(20,545)	(27,628)	201,600	—

Income before taxes	188,888	81,913	46,025	133,880	(201,600)	249,106
Provision for taxes	11,200	1,621	18,396	40,201	—	71,418

Net income	$177,688	$80,292	$27,629	$93,679	$(201,600)	$177,688

Other comprehensive income (loss), (net of tax):
Cumulative foreign currency translation adjustment	(3,700)	—	(3,700)	—	3,700	(3,700)
Unrealized gain on cash flow hedging derivatives	3,350	1,060	—	—	(1,060)	3,350

Other comprehensive income (loss), (net of tax)	(350)	1,060	(3,700)	—	2,640	(350)

Total comprehensive income	$177,338	$81,352	$23,929	$93,679	$(198,960)	$177,338

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE

INCOME

For the Year Ended December 31, 2015

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
Net revenues	$145,571	$240,817	$112,217	$1,118,384	$(381,211)	$1,235,778
Costs and expenses:
Cost of food, merchandise and games revenues	—	372	8,878	95,577	—	104,827
Operating expenses	1,063	179,139	42,814	675,821	(381,211)	517,626
Selling, general and administrative	3,081	55,551	10,358	102,500	—	171,490
Depreciation and amortization	—	37	14,326	111,268	—	125,631
Loss on impairment / retirement of fixed assets, net	—	—	417	20,456	—	20,873

	4,144	235,099	76,793	1,005,622	(381,211)	940,447

Operating income	141,427	5,718	35,424	112,762	—	295,331
Interest expense, net	34,204	28,210	25,381	(1,010)	—	86,785
Net effect of swaps	(3,820)	(3,064)	—	—	—	(6,884)
Loss on foreign currency	—	—	81,016	—	—	81,016
Other (income) expense	750	(18,649)	3,883	14,016	—	—
(Income) loss from investment in affiliates	(13,523)	(15,141)	(20,100)	27,480	21,284	—

Income (loss) before taxes	123,816	14,362	(54,756)	72,276	(21,284)	134,414
Provision (benefit) for taxes	11,594	840	(27,274)	37,032	—	22,192

Net income (loss)	$112,222	$13,522	$(27,482)	$35,244	$(21,284)	$112,222

Other comprehensive income (loss), (net of tax):
Cumulative foreign currency translation adjustment	16,655	—	16,655	—	(16,655)	16,655
Unrealized loss on cash flow hedging derivatives	(2,734)	(1,021)	—	—	1,021	(2,734)

Other comprehensive income (loss), (net of tax)	13,921	(1,021)	16,655	—	(15,634)	13,921

Total comprehensive income (loss)	$126,143	$12,501	$(10,827)	$35,244	$(36,918)	$126,143

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
NET CASH FROM (FOR) OPERATING ACTIVITIES	$93,378	$(10,710)	$40,569	$209,780	$(1,838)	$331,179

CASH FLOWS FROM (FOR) INVESTING ACTIVITIES
Intercompany receivables (payments) receipts	—	—	—	(278,051)	278,051	—
Proceeds from returns on investments	338,000	15,500	—	146,500	(500,000)	—
Purchase of identifiable intangible assets	—	—	—	(66)	—	(66)
Proceeds from sale of preferred equity investment	—	3,281	—	—	—	3,281
Capital expenditures	—	(25)	(10,160)	(177,899)	—	(188,084)

Net cash from (for) investing activities	338,000	18,756	(10,160)	(309,516)	(221,949)	(184,869)

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Intercompany payables (payments) receipts	69,160	208,891	—	—	(278,051)	—
Payments for returns of capital	—	—	—	(500,000)	500,000	—
Term debt borrowings	—	131,000	—	619,000	—	750,000
Note borrowings	—	—	—	500,000	—	500,000
Term debt payments	—	(126,619)	(13,854)	(477,377)	—	(617,850)
Note payments, including amounts paid for early termination	(304,014)	(211,444)	—	—	—	(515,458)
Distributions paid to partners	(196,524)	—	—	—	1,768	(194,756)
Payment of debt issuance costs	—	(1,326)	—	(18,483)	—	(19,809)
Exercise of limited partnership unit options	—	65	—	—	—	65
Tax effect of units involved in treasury unit transactions	—	(4,440)	—	—	—	(4,440)
Payments related to tax withholding for equity compensation	—	(4,173)	—	—	—	(4,173)

Net cash from (for) financing activities	(431,378)	(8,046)	(13,854)	123,140	223,717	(106,421)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	3,640	—	—	3,640

CASH AND CASH EQUIVALENTS
Net increase for the year	—	—	20,195	23,404	(70)	43,529
Balance, beginning of year	—	—	65,563	58,178	(1,025)	122,716

Balance, end of year	$—	$—	$85,758	$81,582	$(1,095)	$166,245

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2016

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
NET CASH FROM (FOR) OPERATING ACTIVITIES	$118,833	$(28,315)	$33,918	$237,262	$(3,351)	$358,347

CASH FLOWS FOR INVESTING ACTIVITIES
Intercompany receivables (payments) receipts	—	—	—	(24,562)	24,562	—
Purchase of identifiable intangible assets	—	—	(29)	(548)	—	(577)
Capital expenditures	—	—	(7,863)	(152,793)	—	(160,656)

Net cash for investing activities	—	—	(7,892)	(177,903)	24,562	(161,233)

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Term debt payments	—	(1,237)	(138)	(4,625)	—	(6,000)
Intercompany payables (payments) receipts	(6,332)	30,894	—	—	(24,562)	—
Distributions paid to partners	(189,508)	—	—	—	2,326	(187,182)
Tax effect of units involved in treasury unit transactions	—	(422)	—	—	—	(422)
Payments related to tax withholding for equity compensation	—	(920)	—	—	—	(920)

Net cash from (for) financing activities	(195,840)	28,315	(138)	(4,625)	(22,236)	(194,524)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	569	—	—	569
CASH AND CASH EQUIVALENTS
Net increase (decrease) for the year	(77,007)	—	26,457	54,734	(1,025)	3,159
Balance, beginning of year	77,007	—	39,106	3,444	—	119,557

Balance, end of year	$—	$—	$65,563	$58,178	$(1,025)	$122,716

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2015

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Guarantor Subsidiaries	Eliminations	Total
NET CASH FROM (FOR) OPERATING ACTIVITIES	$89,637	$(1,120)	$38,579	$221,001	$(2,147)	$345,950

CASH FLOWS FOR INVESTING ACTIVITIES
Intercompany receivables (payments) receipts	—	—	(3,252)	(55,294)	58,546	—
Purchase of preferred equity instrument	—	(2,000)	—	—	—	(2,000)
Capital expenditures	—	—	(7,663)	(168,202)	—	(175,865)
Net cash for investing activities	—	(2,000)	(10,915)	(223,496)	58,546	(177,865)
CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Intercompany payables (payments) receipts	82,131	8,060	(31,645)	—	(58,546)	—
Distributions paid to partners	(174,761)	—	—	—	2,147	(172,614)
Tax effect of units involved in treasury unit transactions	—	(1,589)	—	—	—	(1,589)
Payments related to tax withholding for equity compensation	—	(3,733)	—	—	—	(3,733)

Net cash from (for) financing activities	(92,630)	2,738	(31,645)	—	(56,399)	(177,936)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	(2,432)	—	—	(2,432)

CASH AND CASH EQUIVALENTS
Net decrease for the year	(2,993)	(382)	(6,413)	(2,495)	—	(12,283)
Balance, beginning of year	80,000	382	45,519	5,939	—	131,840

Balance, end of year	$77,007	$—	$39,106	$3,444	$—	$119,557

(14) Consolidating Financial Information of Guarantors and Issuers of April 2017 Notes:

Cedar Fair, L.P., Canada’s Wonderland Company (“Cedar Canada”), Magnum Management Corporation (“Magnum”), and Millennium Operations LLC (“Millennium”) are the co-issuers of the Partnership’s April 2017 Notes (see Note 5 to the Consolidated Financial Statements). The notes have been fully and unconditionally guaranteed, on a joint and several basis, by each 100% owned subsidiary of Cedar Fair (other than Cedar Canada, Magnum and Millennium) that guarantees the Partnership’s senior secured credit facilities. There are no non-guarantor subsidiaries.

The following consolidating schedules present condensed financial information for Cedar Fair, L.P., Cedar Canada, Magnum, and Millennium, the co-issuers, and each 100% owned subsidiary of Cedar Fair (other than Cedar Canada, Magnum and Millennium), the guarantors (on a combined basis), as of December 31, 2017 and December 31, 2016 and for the years ended December 31, 2017, December 31, 2016, and December 31, 2015 . In lieu of providing separate audited financial statements for the guarantor subsidiaries, the accompanying condensed consolidating financial statements have been included.

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$85,758	$80,430	$1,152	$(1,095)	$166,245
Receivables	—	1,184	15,574	26,130	831,075	(836,241)	37,722
Inventories	—	—	1,891	22,528	5,300	—	29,719
Other current assets	164	28,297	3,454	9,341	1,642	(29,601)	13,297

	164	29,481	106,677	138,429	839,169	(866,937)	246,983
Property and Equipment, net	—	835	181,673	—	1,403,264	—	1,585,772
Investment in Park	588,684	1,045,640	238,132	1,392,761	234,237	(3,499,454)	—
Goodwill	674	—	63,551	8,387	111,218	—	183,830
Other Intangibles, net	—	—	14,177	—	23,887	—	38,064
Deferred Tax Asset	—	20,956	—	—	—	(20,956)	—
Other Assets	—	—	40	402	9,068	—	9,510

	$589,522	$1,096,912	$604,250	$1,539,979	$2,620,843	$(4,387,347)	$2,064,159

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Accounts payable	$497,558	$344,410	$1,379	$13,572	$5,038	$(837,336)	$24,621
Deferred revenue	—	—	6,237	59,307	20,587	—	86,131
Accrued interest	27	18	2,055	6,024	—	—	8,124
Accrued taxes	352	—	—	6,176	67,048	(29,601)	43,975
Accrued salaries, wages and benefits	—	17,498	1,242	—	—	—	18,740
Self-insurance reserves	—	10,947	1,618	10,156	2,386	—	25,107
Other accrued liabilities	3,406	5,094	157	5,649	4,490	—	18,796

	501,343	377,967	12,688	100,884	99,549	(866,937)	225,494
Deferred Tax Liability	—	—	13,809	—	81,945	(20,956)	74,798
Derivative Liability	5,233	3,489	—	—	—	—	8,722
Other Liabilities	—	873	—	120	10,691	—	11,684
Long-Term Debt:
Term debt	—	127,437	—	596,351	—	—	723,788
Notes	—	—	445,156	491,571	—	—	936,727

	—	127,437	445,156	1,087,922	—	—	1,660,515
Equity	82,946	587,146	132,597	351,053	2,428,658	(3,499,454)	82,946

	$589,522	$1,096,912	$604,250	$1,539,979	$2,620,843	$(4,387,347)	$2,064,159

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2016

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$65,563	$57,825	$353	$(1,025)	$122,716
Receivables	—	1,409	28,019	25,218	551,757	(570,989)	35,414
Inventories	—	—	1,371	20,891	4,014	—	26,276
Other current assets	173	796	2,229	8,369	1,464	(1,761)	11,270

	173	2,205	97,182	112,303	557,588	(573,775)	195,676
Property and Equipment, net	—	844	175,358	—	1,363,018	—	1,539,220
Investment in Park	798,076	937,626	200,075	1,145,326	324,282	(3,405,385)	—
Goodwill	674	—	59,381	8,387	111,218	—	179,660
Other Intangibles, net	—	—	13,255	—	24,582	—	37,837
Deferred Tax Asset	—	33,303	—	—	—	(33,303)	—
Other Assets	—	2,000	108	1,240	17,440	—	20,788

	$798,923	$975,978	$545,359	$1,267,256	$2,398,128	$(4,012,463)	$1,973,181

LIABILITIES AND PARTNERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$—	$572	$64	$2,139	$—	$—	$2,775
Accounts payable	428,396	145,258	740	15,845	2,626	(572,014)	20,851
Deferred revenue	—	—	5,601	55,497	21,667	—	82,765
Accrued interest	4,613	3,207	2,057	109	—	—	9,986
Accrued taxes	405	18,653	—	5,950	35,711	(1,761)	58,958
Accrued salaries, wages and benefits	—	29,227	1,131	—	—	—	30,358
Self-insurance reserves	—	12,490	1,321	11,162	2,090	—	27,063
Other accrued liabilities	2,282	3,018	193	2,464	1,970	—	9,927

	435,696	212,425	11,107	93,166	64,064	(573,775)	242,683
Deferred Tax Liability	—	—	12,838	—	125,350	(33,303)	104,885
Derivative Liability	10,633	7,088	—	—	—	—	17,721
Other Liabilities	—	1,236	—	337	11,589	—	13,162
Long-Term Debt:
Term debt	—	123,672	13,598	456,958	—	—	594,228
Notes	292,075	203,140	444,768	—	—	—	939,983

	292,075	326,812	458,366	456,958	—	—	1,534,211
Equity	60,519	428,417	63,048	716,795	2,197,125	(3,405,385)	60,519

	$798,923	$975,978	$545,359	$1,267,256	$2,398,128	$(4,012,463)	$1,973,181

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE

INCOME

For the Year Ended December 31, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
Net revenues	$104,080	$317,496	$127,929	$960,108	$395,745	$(583,391)	$1,321,967

Costs and expenses:
Cost of food, merchandise and games revenues	—	—	11,483	80,942	18,386	—	110,811
Operating expenses	—	313,654	44,990	738,719	44,130	(583,391)	558,102
Selling, general and administrative	3,007	67,872	10,497	92,527	19,867	—	193,770
Depreciation and amortization	—	33	15,654	—	137,535	—	153,222
Loss on impairment / retirement of fixed assets, net	—	—	656	3,102	8,970	—	12,728
Gain on sale of investment	—	(1,877)	—	—	—	—	(1,877)

	3,007	379,682	83,280	915,290	228,888	(583,391)	1,026,756

Operating income (loss)	101,073	(62,186)	44,649	44,818	166,857	—	295,211
Interest expense, net	23,739	18,837	24,839	39,768	(22,435)	—	84,748
Net effect of swaps	(150)	105	—	—	—	—	(45)
Loss on early debt extinguishment	11,773	8,188	205	2,955	—	—	23,121
Gain on foreign currency	—	(25)	(29,061)	—	—	—	(29,086)
Other (income) expense	250	(73,581)	3,460	—	69,756	—	(115)
Income from investment in affiliates	(160,925)	(176,698)	(38,057)	—	(84,398)	460,078	—

Income before taxes	226,386	160,988	83,263	2,095	203,934	(460,078)	216,588
Provision (benefit) for taxes	10,910	60	(1,134)	2,095	(10,819)	—	1,112

Net income	$215,476	$160,928	$84,397	$—	$214,753	$(460,078)	$215,476

Other comprehensive income (loss), (net of tax):
Cumulative foreign currency translation adjustment	(14,849)	—	(14,849)	—	—	14,849	(14,849)
Unrealized gain on cash flow hedging derivatives	7,975	2,422	—	—	—	(2,422)	7,975

Other comprehensive income (loss), (net of tax)	(6,874)	2,422	(14,849)	—	—	12,427	(6,874)

Total comprehensive income	$208,602	$163,350	$69,548	$—	$214,753	$(447,651)	$208,602

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE

INCOME

For the Year Ended December 31, 2016

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
Net revenues	$144,042	$320,945	$117,962	$962,363	$378,556	$(635,147)	$1,288,721

Costs and expenses:
Cost of food, merchandise and games revenues	—	—	9,868	78,984	17,756	—	106,608
Operating expenses	—	303,974	42,820	777,841	49,393	(635,147)	538,881
Selling, general and administrative	3,029	68,422	10,151	85,170	15,058	—	181,830
Depreciation and amortization	—	35	14,816	—	117,025	—	131,876
Loss on impairment / retirement of fixed assets, net	—	—	159	2,686	9,742	—	12,587

	3,029	372,431	77,814	944,681	208,974	(635,147)	971,782

Operating income (loss)	141,013	(51,486)	40,148	17,682	169,582	—	316,939
Interest expense, net	32,643	24,114	25,403	15,695	(14,169)	—	83,686
Net effect of swaps	(473)	(724)	—	—	—	—	(1,197)
(Gain) loss on foreign currency	—	—	(14,660)	4	—	—	(14,656)
Other (income) expense	250	(83,657)	3,925	—	79,482	—	—
Income from investment in affiliates	(80,295)	(73,132)	(20,545)	—	(27,628)	201,600	—

Income before taxes	188,888	81,913	46,025	1,983	131,897	(201,600)	249,106
Provision for taxes	11,200	1,621	18,396	1,983	38,218	—	71,418

Net income	$177,688	$80,292	$27,629	$—	$93,679	$(201,600)	$177,688

Other comprehensive income (loss), (net of tax):
Cumulative foreign currency translation adjustment	(3,700)	—	(3,700)	—	—	3,700	(3,700)
Unrealized gain on cash flow hedging derivatives	3,350	1,060	—	—	—	(1,060)	3,350

Other comprehensive income (loss), (net of tax)	(350)	1,060	(3,700)	—	—	2,640	(350)

Total comprehensive income	$177,338	$81,352	$23,929	$—	$93,679	$(198,960)	$177,338

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE

INCOME

For the Year Ended December 31, 2015

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
Net revenues	$145,571	$240,817	$112,217	$904,376	$418,394	$(585,597)	$1,235,778

Costs and expenses:
Cost of food, merchandise and games revenues	—	372	8,878	77,093	18,484	—	104,827
Operating expenses	1,063	179,139	42,814	733,446	146,761	(585,597)	517,626
Selling, general and administrative	3,081	55,551	10,358	77,795	24,705	—	171,490
Depreciation and amortization	—	37	14,326	—	111,268	—	125,631
Loss on impairment / retirement of fixed assets, net	—	—	417	3,389	17,067	—	20,873

	4,144	235,099	76,793	891,723	318,285	(585,597)	940,447

Operating income	141,427	5,718	35,424	12,653	100,109	—	295,331
Interest expense, net	34,204	28,210	25,381	10,721	(11,731)	—	86,785
Net effect of swaps	(3,820)	(3,064)	—	—	—	—	(6,884)
Loss on foreign currency	—	—	81,016	—	—	—	81,016
Other (income) expense	750	(18,649)	3,883	—	14,016	—	—
(Income) loss from investment in affiliates	(13,523)	(15,141)	(20,100)	—	27,480	21,284	—

Income (loss) before taxes	123,816	14,362	(54,756)	1,932	70,344	(21,284)	134,414
Provision (benefit) for taxes	11,594	840	(27,274)	1,932	35,100	—	22,192

Net income (loss)	$112,222	$13,522	$(27,482)	$—	$35,244	$(21,284)	$112,222

Other comprehensive income (loss), (net of tax):
Cumulative foreign currency translation adjustment	16,655	—	16,655	—	—	(16,655)	16,655
Unrealized loss on cash flow hedging derivatives	(2,734)	(1,021)	—	—	—	1,021	(2,734)

Other comprehensive income (loss), (net of tax)	13,921	(1,021)	16,655	—	—	(15,634)	13,921

Total comprehensive income (loss)	$126,143	$12,501	$(10,827)	$—	$35,244	$(36,918)	$126,143

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2017

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
NET CASH FROM (FOR) OPERATING ACTIVITIES	$93,378	$(10,710)	$40,569	$48,979	$160,801	$(1,838)	$331,179

CASH FLOWS FROM (FOR) INVESTING ACTIVITIES
Intercompany receivables (payments) receipts	—	—	—	—	(278,051)	278,051	—
Proceeds from returns on investments	338,000	15,500	—	—	146,500	(500,000)	—
Purchase of identifiable intangible assets	—	—	—	(66)	—	—	(66)
Proceeds from sale of preferred equity investment	—	3,281	—	—	—	—	3,281
Capital expenditures	—	(25)	(10,160)	(149,448)	(28,451)	—	(188,084)

Net cash from (for) investing activities	338,000	18,756	(10,160)	(149,514)	(160,002)	(221,949)	(184,869)

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Intercompany payables (payments) receipts	69,160	208,891	—	—	—	(278,051)	—
Payments for returns of capital	—	—	—	(500,000)	—	500,000	—
Term debt borrowings	—	131,000	—	619,000	—	—	750,000
Note borrowings	—	—	—	500,000	—	—	500,000
Term debt payments	—	(126,619)	(13,854)	(477,377)	—	—	(617,850)
Note payments, including amounts paid for early termination	(304,014)	(211,444)	—	—	—	—	(515,458)
Distributions paid to partners	(196,524)	—	—	—	—	1,768	(194,756)
Payment of debt issuance costs	—	(1,326)	—	(18,483)	—	—	(19,809)
Exercise of limited partnership unit options	—	65	—	—	—	—	65
Tax effect of units involved in treasury unit transactions	—	(4,440)	—	—	—	—	(4,440)
Payments related to tax withholding for equity compensation	—	(4,173)	—	—	—	—	(4,173)

Net cash from (for) financing activities	(431,378)	(8,046)	(13,854)	123,140	—	223,717	(106,421)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	3,640	—	—	—	3,640

CASH AND CASH EQUIVALENTS
Net increase for the year	—	—	20,195	22,605	799	(70)	43,529
Balance, beginning of year	—	—	65,563	57,825	353	(1,025)	122,716

Balance, end of year	$—	$—	$85,758	$80,430	$1,152	$(1,095)	$166,245

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2016

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
NET CASH FROM (FOR) OPERATING ACTIVITIES	$118,833	$(28,315)	$33,918	$189,534	$47,728	$(3,351)	$358,347

CASH FLOWS FOR INVESTING ACTIVITIES
Intercompany receivables (payments) receipts	—	—	—	—	(24,562)	24,562	—
Purchase of identifiable intangible assets	—	—	(29)	(74)	(474)	—	(577)
Capital expenditures	—	—	(7,863)	(129,815)	(22,978)	—	(160,656)

Net cash for investing activities	—	—	(7,892)	(129,889)	(48,014)	24,562	(161,233)

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Term debt payments	—	(1,237)	(138)	(4,625)	—	—	(6,000)
Intercompany payables (payments) receipts	(6,332)	30,894	—	—	—	(24,562)	—
Distributions paid to partners	(189,508)	—	—	—	—	2,326	(187,182)
Tax effect of units involved in treasury unit transactions	—	(422)	—	—	—	—	(422)
Payments related to tax withholding for equity compensation	—	(920)	—	—	—	—	(920)

Net cash from (for) financing activities	(195,840)	28,315	(138)	(4,625)	—	(22,236)	(194,524)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	569	—	—	—	569

CASH AND CASH EQUIVALENTS
Net increase (decrease) for the year	(77,007)	—	26,457	55,020	(286)	(1,025)	3,159
Balance, beginning of year	77,007	—	39,106	2,805	639	—	119,557

Balance, end of year	$—	$—	$65,563	$57,825	$353	$(1,025)	$122,716

CEDAR FAIR, L.P.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2015

(In thousands)

	Cedar Fair L.P. (Parent)	Co-Issuer Subsidiary (Magnum)	Co-Issuer Subsidiary (Cedar Canada)	Co-Issuer Subsidiary (Millennium)	Guarantor Subsidiaries	Eliminations	Total
NET CASH FROM (FOR) OPERATING ACTIVITIES	$89,637	$(1,120)	$38,579	$91,714	$129,287	$(2,147)	$345,950

CASH FLOWS FOR INVESTING ACTIVITIES
Intercompany receivables (payments) receipts	—	—	(3,252)	—	(55,294)	58,546	—
Purchase of preferred equity investment	—	(2,000)	—	—	—	—	(2,000)
Capital expenditures	—	—	(7,663)	(94,443)	(73,759)	—	(175,865)

Net cash for investing activities	—	(2,000)	(10,915)	(94,443)	(129,053)	58,546	(177,865)

CASH FLOWS FROM (FOR) FINANCING ACTIVITIES
Intercompany payables (payments) receipts	82,131	8,060	(31,645)	—	—	(58,546)	—
Distributions paid to partners	(174,761)	—	—	—	—	2,147	(172,614)
Tax effect of units involved in treasury unit transactions	—	(1,589)	—	—	—	—	(1,589)
Payments related to tax withholding for equity compensation	—	(3,733)	—	—	—	—	(3,733)

Net cash from (for) financing activities	(92,630)	2,738	(31,645)	—	—	(56,399)	(177,936)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	—	—	(2,432)	—	—	—	(2,432)

CASH AND CASH EQUIVALENTS
Net increase (decrease) for the year	(2,993)	(382)	(6,413)	(2,729)	234	—	(12,283)
Balance, beginning of year	80,000	382	45,519	5,534	405	—	131,840

Balance, end of year	$77,007	$—	$39,106	$2,805	$639	$—	$119,557

PROSPECTUS

Offer to exchange

$500,000,000 principal amount of our 5.375% Senior Notes due 2027, which have been registered under the Securities Act of 1933, for any and all of our outstanding 5.375% Senior Notes due 2027.

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions or otherwise.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Nova Scotia Registrant

Canada’s Wonderland Company

Under applicable Nova Scotia law, a director owes a duty of care and a duty of loyalty and good faith (also referred to as a fiduciary duty).

Article 147 of the articles of association of Canada’s Wonderland Company provide that every director, manager, President, Secretary, Treasurer, and other officer or servant of Canada’s Wonderland Company shall be indemnified by Canada’s Wonderland Company against, and it shall be the duty of the directors out of the funds of Canada’s Wonderland Company to pay, all costs, losses and expenses which any director, manager, Secretary, Treasurer or other officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer or servant, or in any way in the discharge of his duties, including travelling expenses, and the amount for which such indemnity is proved shall immediately attach as a lien on the property of Canada’s Wonderland Company and have priority as against the members over all other claims.

Delaware Registrants

Carowinds LLC, Cedar Point Park LLC, Dorney Park LLC, Geauga Lake LLC, Kings Dominion LLC, Kings Island Park LLC, Knott’s Berry Farm LLC, Michigan’s Adventure Park LLC, Millennium Operations LLC, Valleyfair LLC and Worlds of Fun LLC are formed under the laws of Delaware.

Cedar Fair, L.P. is a limited partnership formed under the laws of Delaware.

Cedar Fair Southwest Inc., Kings Island Company and Wonderland Company Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The Restated Certificate of Incorporation of Kings Island Company (f.k.a. Kings Entertainment Company) and the By-Laws of Cedar Fair Southwest Inc. and Wonderland Company Inc. (collectively, “By-Laws”) give to the corporations to the fullest extent permitted by Section 145 of the DGCL the right to indemnify any and all persons whom they shall have the power to indemnify under said Section from and against any and all of expenses, liabilities or other matters referenced in or covered by said Section, and the indemnification provided for in the By-Laws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacities and as to action in other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The By-Laws also eliminate the liability of the directors of the corporations for monetary damages to the fullest extent permissible under Delaware law for breach of their fiduciary duties as directors.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The partnership agreement of Cedar Fair, L.P. provides that the partnership will, to the fullest extent permitted by law, indemnify and hold harmless the general partner and its affiliates and any partner, director, officer, employee, member or agent thereof, any officer, employee or agent of the partnership or its affiliates, and the trustee from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved, as a party or otherwise. Such indemnification is also provided to such persons by reason of his or its management of the affairs of the partnership, any subsidiary of the partnership or the general partner or his or its status as the general partner, an affiliate thereof, a partner, director, officer, employee, member or agent thereof or a person serving at the request of the partnership, a general partner or any affiliate thereof in another entity in a similar capacity, which relates to or arises out of the partnership, its property, business or affairs or the general partner, their properties, businesses or affairs or any document filed with or submitted to the SEC or any indemnification of underwriters given in connection therewith, regardless of whether the indemnitee continues to be the general partner, an affiliate thereof or a partner, director, officer, employee, member or agent thereof or a director, officer, employee or agent of the partnership at the time of such liability or expense is paid or incurred, and regardless of whether the liability or expense accrued at or relates to, in whole or in part, any time before, on or after the date hereof, if the indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe his or its conduct was unlawful.

The Limited Liability Company Operating Agreements of Carowinds LLC, Cedar Point Park LLC, Dorney Park LLC, Geauga Lake LLC, Kings Dominion LLC, Kings Island Park LLC, Knott’s Berry Farm LLC, Michigan’s Adventure Park LLC, Millennium Operations LLC, Valleyfair LLC and Worlds of Fun LLC (collectively, the “LLC Agreements”) give to the limited liability companies to the fullest extent permitted by Section 18-108 of the Delaware Limited Liability Company Act the right to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever and the indemnification provided for in each of the LLC Agreements states that to the fullest extent permitted by applicable law, the company shall indemnify a member, manager, an officer, a person to whom the managers delegate management responsibilities, any affiliate, officer, director or shareholder of a member, or manager, or any employee or agent of the company or of the indemnified party from any loss, damage or claim incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in good faith in connection with the business of the company including expenses (including legal fees) incurred by such indemnified person in defending any claim, demand, action, suit or proceeding; provided however, that an indemnified party shall not be indemnified for any loss, damage or claim incurred by such party by reason of gross negligence or willful misconduct with such acts or omissions.

Ohio Registrant

Magnum Management Corporation is incorporated under the laws of Ohio.

Section 1701.13(E) of the Ohio General Corporation Law (“OGCL”) provides that an Ohio corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of that corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another entity or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. However, no indemnification shall be made in respect of a claim against such person by or in the right of the corporation if the person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation, except to the extent the court determines such indemnification to be fair and reasonable. Indemnification may be made only if ordered by a court or authorized in each specific case by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by written opinion of independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified during the five years preceding the date of determination. Alternatively, such determination may be made by the corporation’s shareholders.

Section 1701.13(E) of the OGCL provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights provided by contract, under the corporation’s articles or regulations, or by a vote of shareholders or disinterested directors, or under insurance purchased by the corporation.

Michigan Registrant

Michigan’s Adventure, Inc. is incorporated under the laws of Michigan.

Sections 561 through 571 of the Michigan Business Corporation Act (“MBCA”) contain provisions governing the indemnification of directors, officers, employees, and agents by Michigan corporations. That statute provides that a corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Indemnification of expenses (including attorneys’ fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue, or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful on the merits or otherwise in defense of an action, suit, or proceeding, or in defense of a claim, issue or matter in the action, suit, or proceeding, the corporation shall indemnify him or her against actual and reasonable expenses (including attorneys’ fees) incurred by him or her in connection with the action, suit, or proceeding, and any action, suit, or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys’ fees), judgments, penalties, fines, and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

A determination that the person to be indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made: (i) by a majority vote of a quorum of the board of directors who were not parties or threatened to be made parties to the action, suit, or proceeding, (ii) if a quorum cannot be so obtained, by a majority vote of a committee of not less than two disinterested directors, (iii) by independent legal counsel, (iv) by all independent directors not parties or threatened to be made parties to the action, suit, or proceeding, or (v) by the shareholders (excluding shares held by interested directors, officers, employees, or agents). An authorization for payment of indemnification may be made by: (i) the board of directors by (a) a majority vote of all directors who are not parties or threatened to be made parties to the action, suit, or proceeding, provided that there are more than two such directors (b) a majority vote of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit, or proceeding, (c) a majority vote of all “independent directors” who are not parties or threatened to be made parties to the action, suit, or proceeding, provided that there is at least one such director, or (d) if the corporation lacks the appropriate persons for alternatives (a) through (c), by a majority vote of the entire board of directors, or (ii) the shareholders (excluding shares held by interested directors, officers, employees, or agents).

In certain circumstances, the MBCA further permits advances to cover such expenses before a final disposition of the proceeding, upon receipt of an undertaking, which need not be secured and which may be accepted without reference to the financial ability of the person to make repayment, by or on behalf of the director, officer, employee, or agent to repay such amounts if it shall ultimately be determined that he or she has not met the applicable standard of conduct. If a provision in the articles of incorporation or bylaws, a resolution of the board or shareholders, or an agreement makes indemnification mandatory, then the advancement of expenses is also mandatory, unless the provision, resolution, or agreement specifically provides otherwise.

A director, officer, employee, or agent of the corporation who is a party or threatened to be made a party to an action, suit, or proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice it considers necessary may order indemnification if it determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the applicable standard of conduct set forth above or was found liable, but if he or she was found liable, his or her indemnification is limited to reasonable expenses incurred.

The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation’s articles of incorporation or bylaws or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for under the MBCA continues as to a person that ceases to be a director, officer, employee, or agent and inures to the benefit of the heirs, personal representatives, and administrators of the person if the person is an individual.

Michigan’s Adventure, Inc. is obligated under its bylaws to indemnify its current and former directors and officers, and persons who serve or have served at the request of Michigan’s Adventure, Inc. as directors or officers of another corporation in which Michigan’s Adventure, Inc. owns shares of capital stock or of which

Michigan’s Adventure, Inc. is a creditor, against reasonable expenses (including attorneys’ fees) actually and necessarily incurred by such person in connection with the defense of any civil, criminal, or administrative action, suit or proceeding in which he is made a party to which he is threatened by reason of being or having been or because of any act as a director or office within the course of his duties. However, the bylaws of Michigan’s Adventure, Inc. exclude from such obligation matters as to which such person is found liable for negligence or misconduct in the performance of his or her duties. Further, Michigan’s Adventure, Inc.’s bylaws permit Michigan’s Adventure, Inc. to reimburse an officer or director for reasonable costs of settlement of any such action, suit, or proceeding if the majority of a committee composed of disinterested directors finds that it was in the best interests of Michigan’s Adventure, Inc. that such settlement be made and that the director or officer was not guilty of negligence or misconduct.

The MBCA permits Michigan’s Adventure, Inc. to purchase insurance on behalf of its current and former directors, officers, employees, and agents, or persons serving at the request of Michigan’s Adventure, Inc. as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liabilities arising out of such positions or service, whether or not such liabilities would be within the above indemnification provisions.

Item 21. Exhibits and Financial Statements Schedules.

Exhibit Number	Exhibit Description

3.1	Cedar Fair, L.P. Certificate of Limited Partnership (incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form S-4 (File No. 333-172773) filed on March 11, 2011).

3.2	Sixth Amended and Restated Agreement of Limited Partnership of Cedar Fair, L.P. as amended by that First Amendment to Sixth Amended and Restated Agreement of Limited Partnership, dated June 1, 2017 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-Q (File No. 001-09444) filed on May 2, 2018).

3.3	Regulations of Cedar Fair Management Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form 10-Q (File No. 001-09444) filed November 4, 2011).

3.4	Canada’s Wonderland Company Articles of Incorporation (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.5	Canada’s Wonderland Company By-Laws (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.6	Cedar Fair Southwest Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.12 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.7	Cedar Fair Southwest Inc. By-Laws (incorporated herein by reference to Exhibit 3.13 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.8	Kings Island Company Articles of Incorporation (incorporated herein by reference to Exhibit 3.14 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.9	Kings Island Company By-Laws (incorporated herein by reference to Exhibit 3.15 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

Exhibit Number	Exhibit Description

3.10	Magnum Management Corporation Articles of Incorporation (incorporated herein by reference to Exhibit 3.17 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.11	Magnum Management Corporation By-Laws (incorporated herein by reference to Exhibit 3.18 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.12	Michigan’s Adventure, Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.19 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.13	Michigan’s Adventure, Inc. By-Laws (incorporated herein by reference to Exhibit 3.20 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.14	Wonderland Company Inc. Articles of Incorporation (incorporated herein by reference to Exhibit 3.23 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.15	Wonderland Company Inc. By-Laws (incorporated herein by reference to Exhibit 3.24 to the Registration Statement on Form S-4 (File No. 333-172773) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on March 11, 2011).

3.16	Carowinds LLC Certificate of Formation (incorporated herein by reference to Exhibit 3.16 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.17	Carowinds LLC Limited Liability Company Agreement (incorporated herein by reference to Exhibit 3.17 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.18	Cedar Point Park LLC Certificate of Formation (incorporated herein by reference to Exhibit 3.18 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.19	Cedar Point Park LLC Amended and Restated Limited Liability Company Agreement (incorporated herein by reference to Exhibit 3.19 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.20	Dorney Park LLC Certificate of Formation (incorporated herein by reference to Exhibit 3.20 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.21	Dorney Park LLC Amended and Restated Limited Liability Company Agreement (incorporated herein by reference to Exhibit 3.21 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.22	Geauga Lake LLC Certificate of Formation (incorporated herein by reference to Exhibit 3.22 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.23	Geauga Lake LLC Limited Liability Company Agreement (incorporated herein by reference to Exhibit 3.23 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

Exhibit Number	Exhibit Description

3.24	Kings Dominion LLC Certificate of Formation (incorporated herein by reference to Exhibit 3.24 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.25	Kings Dominion LLC Limited Liability Company Agreement (incorporated herein by reference to Exhibit 3.25 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.26	Kings Island Park LLC Certificate of Formation (incorporated herein by reference to Exhibit 3.26 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.27	Kings Island Park LLC Limited Liability Company Agreement (incorporated herein by reference to Exhibit 3.27 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.28	Knott’s Berry Farm LLC Certificate of Formation (incorporated herein by reference to Exhibit 3.28 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.29	Knott’s Berry Farm LLC Amended and Restated Limited Liability Company Agreement (incorporated herein by reference to Exhibit 3.29 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.30	Michigan’s Adventure Park LLC Certificate of Formation (incorporated herein by reference to Exhibit 3.30 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.31	Michigan’s Adventure Park LLC Certificate of Amendment of Certificate of Formation (incorporated herein by reference to Exhibit 3.31 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.32	Michigan’s Adventure Park LLC Amended and Restated Limited Liability Company Agreement (incorporated herein by reference to Exhibit 3.32 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.33	Millennium Operations LLC Certificate of Formation (incorporated herein by reference to Exhibit 3.33 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.34	Millennium Operations LLC Operating Agreement (incorporated herein by reference to Exhibit 3.34 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.35	Valleyfair LLC Certificate of Formation (incorporated herein by reference to Exhibit 3.35 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.36	Valleyfair LLC Amended and Restated Limited Liability Company Agreement (incorporated herein by reference to Exhibit 3.36 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

3.37	Worlds of Fun LLC Certificate of Formation (incorporated herein by reference to Exhibit 3.37 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

Exhibit Number	Exhibit Description

3.38	Worlds of Fun LLC Amended and Restated Limited Liability Company Agreement (incorporated herein by reference to Exhibit 3.38 to the Registration Statement on Form S-4 (File No. 333-202695) filed by Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation on April 24, 2015).

4.1	Rights Agreement between Cedar Fair, L.P. and American Stock Transfer and Trust Co., LLC, dated April 5, 2010 (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on April 6, 2010).

4.2	Indenture, dated as of April 13, 2017, by and among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation and Millennium Operations LLC, as issuers, the guarantors named therein, and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on April 13, 2017).

4.3	Form of 5.375% Senior Note due 2027 (included in Exhibit 4.2).

4.4	Registration Rights Agreement, dated April 13, 2017, by and among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation and Millennium Operations LLC, as issuers, the guarantors named therein, and J.P. Morgan Securities LLC, on behalf of itself and as representative of the initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 8-K filed on April 13, 2017).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of Squire Patton Boggs (US) LLP.

5.3*	Opinion of Warner Norcross & Judd LLP.

5.4*	Opinion of McInnes Cooper.

10.1	Restatement Agreement, dated April 13, 2017, among Cedar Fair, L.P., Magnum Management Corporation, Canada’s Wonderland Company and Millennium Operations LLC, as borrowers, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, and the other parties party thereto (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on April 13, 2017).

10.2	Amendment No. 1, dated March 14, 2018, to Restatement Agreement, dated April 13, 2017, among Cedar Fair, L.P., Magnum Management Corporation, Canada’s Wonderland Company and Millennium Operations LLC, as borrowers, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A as administrative agent and collateral agent and the other parties thereto (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on March 14, 2018).

10.3	Indenture, dated as of June 3, 2014, by and among Cedar Fair, L.P., Canada’s Wonderland Company and Magnum Management Corporation, as issuers, the guarantors named therein and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on June 3, 2014).

10.4	Form of 5.375% Senior Notes due 2024 (included in Exhibit 10.2)

10.5	Cedar Fair, L.P. Amended and Restated Executive Severance Plan dated July 18, 2007 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-09444) filed on August 3, 2007).

10.6	Cedar Fair, L.P. Amended and Restated Supplemental Retirement Program dated July 18, 2007 (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-09444) filed on August 3, 2007).

10.7	Cedar Fair, L.P. 2008 Supplemental Retirement Program dated February 4, 2008 (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-09444) filed on February 29, 2008).

Exhibit Number	Exhibit Description

10.8	Cedar Fair, L.P. 2008 Omnibus Incentive Plan dated as of May 15, 2008 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-09444) filed on May 20, 2008).

10.9	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K (File No. 001-09444) filed on November 1, 2011).

10.10	2008 Omnibus Incentive Plan Form of Option Award Agreement (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form 8-K (File No. 001-09444) filed on March 28, 2012).

10.11	Cedar Fair, L.P. 2008 Omnibus Incentive Plan Performance Award Agreement, dated March 31, 2014, by and between Magnum Management Corporation and Matthew A. Ouimet (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on April 4, 2014).

10.12	2008 Omnibus Incentive Plan Form of Restricted Unit Award Agreement (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form 10-Q filed on May 9, 2014).

10.13	Cedar Fair, L.P. 2008 Omnibus Incentive Plan Form of Deferred Unit Award Agreement (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form 10-Q filed on May 9, 2014).

10.14	Cedar Fair, L.P. 2008 Omnibus Incentive Plan Form of Deferred Unit Award Agreement (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form 10-Q filed on May 9, 2014).

10.15	Section 16 Officer Standard Form of Employment Contract (non-CEO) (December 2014) (incorporated herein by reference to Exhibit 10.31 to the Registrant’s Form 10-K filed on February 26, 2015).

10.16	Cedar, L.P. 2008 Omnibus Incentive Plan Form of Performance Unit Award Agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed on May 1, 2015).

10.17	Cedar Fair, L.P. 2008 Omnibus Incentive Plan Form of Deferred Unit Award Agreement (2016 Version) (incorporated herein by reference to Exhibit 10.21 to the Registrant’s Form 10-K filed on February 26, 2016).

10.18	Amended and Restated Employment Agreement, dated June 8, 2016, by and among Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation and Matthew A. Ouimet (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 9, 2016).

10.19	Cedar Fair L.P., 2016 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 14, 2016).

10.20	2016 Omnibus Incentive Plan Form of Restricted Unit Award Agreement (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on October 26, 2016).

10.21	2016 Omnibus Incentive Plan Form of Performance Award Agreement (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on October 26, 2016).

10.22	Employment Agreement, dated October 4, 2017, by and among Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation and Richard A. Zimmerman (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on October 5, 2017).

10.23	Employment Agreement, dated October 4, 2017, by and among Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation and Matthew A Ouimet (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on October 5, 2017).

10.24	2016 Omnibus Incentive Plan (Fall 2017 Version) Form of Restricted Unit Award Declaration (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form 10-Q filed November 2, 2017).

Exhibit Number	Exhibit Description

10.25	Employment Agreement, dated December 18, 2017, by and among Cedar Fair, L.P., Cedar Fair Management, Inc., Magnum Management Corporation, and Tim Fisher (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on December 19, 2017).

10.26	2016 Omnibus Incentive Plan (Fall 2017 version) Form of Performance Unit Award Declaration (incorporated herein by reference to Exhibit 10.22 to the Registrant’s Form 10-K filed on February 23, 2018).

12.1	Computation of Ratio of Earnings to Fixed Charges. (incorporated herein by reference to Exhibit 12.1 to the Registrant’s Form 10-K filed on February 23, 2018).

21.1	Subsidiaries of Cedar Fair, L.P. (incorporated by reference to Exhibit 21 to the Registrant’s Annual Report on Form 10-K filed on February 23, 2018).

23.1*	Consent of Simpson Thacher & Bartlett LLP (included as part of the Opinion filed as Exhibit 5.1).

23.2*	Consent of Squire Patton Boggs (US) LLP (included as part of the Opinion filed as Exhibit 5.2).

23.3*	Consent of Warner Norcross & Judd LLP (included as part of the Opinion filed as Exhibit 5.3).

23.4*	Consent of McInnes Cooper (included as part of the Opinion filed as Exhibit 5.4).

23.5**	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included in signature page of this registration statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon as trustee under the Indenture, dated as of April 13, 2017, by and among Cedar Fair, L.P., Canada’s Wonderland Company, Magnum Management Corporation and Millennium Operations LLC, as issuers, the guarantors named therein and The Bank of New York Mellon as Trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

101.1**	The following materials from the Company’s and its subsidiaries’ unaudited interim condensed consolidated financial statements and audited consolidated financial statements formatted in Extensible Business Reporting Language (XBRL): (i) the Unaudited Condensed Consolidated Statements of Income for the Quarters Ended March 25, 2018 and March 26, 2017, (ii) the Unaudited Condensed Consolidated Balance Sheets for the Quarters Ended as of March 25, 2018 and March 26, 2017, (iii) the Unaudited Condensed Consolidated Statements of Cash Flow for the Quarters Ended March 25, 2018 and March 26, 2017, (iv) the Unaudited Condensed Consolidated Statement of Equity for the Quarters Ended March 25, 2018 and March 26, 2017, and (v) the related Notes to the Unaudited Condensed Consolidated Interim Financial Statements, (vi) the Consolidated Balance Sheets as of December 31, 2017 and 2016, (vii) the Consolidated Statements of Operations and Comprehensive Income for the Years Ended December 31, 2017, 2016 and 2015, (viii) the Consolidated Statements of Cash Flows for the Years Ended December 31, 2017, 2016 and 2015, (ix) the Consolidated Statements of Partners’ Equity for the Years Ended December 31, 2017, 2016 and 2015, and (x) the related Notes to the Consolidated Financial Statements.

*	Previously filed.
**	Filed herewith.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(b) that, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Cedar Fair, L.P.

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President and Chief Executive Officer (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

* Matthew A. Ouimet	Executive Chairman and Director	May 15, 2018

* Eric L. Affeldt	Director	May 15, 2018

* Gina D. France	Director	May 15, 2018

* Daniel J. Hanrahan	Director	May 15, 2018

* Scott Olivet	Director	May 15, 2018

* Tom Klein	Director	May 15, 2018

* Debra Smithart-Oglesby	Director	May 15, 2018

Signature		Title	Date

* John M. Scott III		Director	May 15, 2018

* Lauri M. Shanahan		Director	May 15, 2018

*By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Canada’s Wonderland Company

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Secretary and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Secretary and Chief Financial Officer (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

* Cedar Fair, L.P. By Richard A. Zimmerman President, Chief Executive Officer	Authorized U.S. Representative	May 15, 2018

*By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Magnum Management Corporation

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Treasurer, Chief Financial Officer and Director, MMC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no.1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President, Chief Executive Officer and Director, MMC (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Treasurer, Chief Financial Officer and Director, MMC (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

* Richard A. Zimmerman	Director, MMC	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Director, MMC	May 15, 2018

* Tim V. Fisher	Director, MMC	May 15, 2018

* Duffield E. Milkie	Director, MMC	May 15, 2018

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Millennium Operations LLC

By:	Magnum Management Corporation, its Managing Member

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Treasurer, Chief Financial Officer and Director, MMC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no.1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President, Chief Executive Officer and Director, MMC (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Carowinds LLC

By:	Millennium Operations LLC, its Sole Member

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President and Chief Executive Officer (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Cedar Fair Southwest Inc.

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Treasurer, Chief Financial Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Treasurer, Chief Financial Officer and Director (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Cedar Point Park LLC

By:	Millennium Operations LLC, its Sole Member

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President and Chief Executive Officer	May 15, 2018
(Principal Executive Officer)

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	May 15, 2018
(Principal Financial Officer)

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	May 15, 2018
(Principal Accounting Officer)

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Dorney Park LLC

By:	Millennium Operations LLC, its Sole Member

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President and Chief Executive Officer	May 15, 2018
(Principal Executive Officer)

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	May 15, 2018
(Principal Financial Officer)

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	May 15, 2018
(Principal Accounting Officer)

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Geauga Lake LLC

By:	Millennium Operations LLC, its Sole Member

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President and Chief Executive Officer	May 15, 2018
(Principal Executive Officer)

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	May 15, 2018
(Principal Financial Officer)

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	May 15, 2018
(Principal Accounting Officer)

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Kings Dominion LLC

By:	Millennium Operations LLC, its Sole Member

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President and Chief Executive Officer (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Kings Island Company

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Treasurer, Chief Financial Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Treasurer, Chief Financial Officer and Director (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Kings Island Park LLC

By:	Kings Island Company, its Sole Member

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Treasurer, Chief Financial Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President and Chief Executive Officer	May 15, 2018
(Principal Executive Officer)

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	May 15, 2018
(Principal Financial Officer)

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	May 15, 2018
(Principal Accounting Officer)

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Knott’s Berry Farm LLC

By:	Millennium Operations LLC, its Sole Member

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer	May 15, 2018
Richard A. Zimmerman	(Principal Executive Officer)

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer	May 15, 2018
(Principal Financial Officer)

* David R. Hoffman	Senior Vice President and Chief Accounting Officer	May 15, 2018
(Principal Accounting Officer)

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Michigan’s Adventure, Inc.

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Treasurer, Chief Financial Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Treasurer, Chief Financial Officer and Director (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Michigan’s Adventure Park LLC

By:	Millennium Operations LLC, its Sole Member

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President and Chief Executive Officer (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Valleyfair LLC

By:	Millennium Operations LLC, its Sole Member

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President and Chief Executive Officer (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Wonderland Company Inc.

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Treasurer, Chief Financial Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Treasurer, Chief Financial Officer and Director (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrants have duly caused this amendment no. 1 to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on this 15th day of May, 2018.

Worlds of Fun LLC

By:	Millennium Operations LLC, its Sole Member

/s/ Brian C. Witherow
Name:	Brian C. Witherow
Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard A. Zimmerman	President and Chief Executive Officer (Principal Executive Officer)	May 15, 2018

/s/ Brian C. Witherow Brian C. Witherow	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2018

* David R. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2018

*By:	/s/ Brian C. Witherow
	Name:	Brian C. Witherow
	Title:	Attorney-in-Fact